UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Schedule 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(g))

☐	Definitive Information Statement

JETPAY CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which Transaction applies:

2)	Aggregate number of securities to which Transaction applies:

3)	Per unit price or other underlying value of Transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of Transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

JETPAY CORPORATION

1175 Lancaster Avenue, Suite 100

Berwyn, PA 19312

(484) 324-7982

Dear Stockholder:

This letter and accompanying amended information statement is being furnished to the stockholders of JetPay Corporation, a Delaware corporation (the “Company,” “we,” or “our”), to inform them of certain corporate actions intended to be taken by the Company by written consent of its stockholders in order to consummate the transactions contemplated by a Securities Purchase Agreement, dated as of August 22, 2013, with Flexpoint Fund II, L.P (“Flexpoint”) that could result in the issuance by the Company of up to $40,000,000 worth of convertible preferred stock in a private placement transaction (the “Private Placement”). We are seeking stockholder approval of the Private Placement because our common stock is listed on the NASDAQ Capital Market and the rules of the NASDAQ Stock Market require us to do so.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.  The corporate actions described in the accompanying information statement were recommended and approved by our Board of Directors (the “Board”) and by the written consent of stockholders who collectively beneficially own approximately 8,111,426 shares, or approximately 70.4%, of our issued and outstanding common stock as of July 31, 2013, including, but not limited to, WLES, L.P., Bipin C. Shah, the Chairman of the Board and the our Chief Executive Officer, C. Nicholas Antich, Chief Executive Officer of AD Computer Corporation, Peter Davidson, our Chief Marketing Officer and Secretary, Jonathan M. Lubert, Arthur F. Ryan, Richard S. Braddock, Frederick S. Hammer and Robert Palmer, each members of the Board, Bipin C. Shah Trust U/A dated July 31, 2001 and Ira Lubert. Under applicable law and our Amended and Restated Bylaws and Restated Certificate of Incorporation, we may effect the corporate actions described in the accompanying information statement without a meeting or vote of our stockholders if stockholders possessing a majority of our issued and outstanding common stock have consented to such actions in writing.  Accordingly, we are not asking for your vote on these matters and the accompanying information statement is being furnished solely for the purpose of informing you of the corporate actions described therein before they take effect.

As described in the accompanying information statement, the Private Placement includes the issuance of up to 133,333 shares of a new class of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), granting to Flexpoint the right to designate members to the Board, granting to Flexpoint certain controls over our governance and granting to Flexpoint certain registration rights with respect to shares issuable upon conversion of the Preferred Stock.

The accompanying information statement contains details of the corporate actions described above.  You are urged to read it carefully and in its entirety.

The accompanying information statement was first mailed to our stockholders on or after September              , 2013 to stockholders of record as of that date.

Thank you for your continued support.

Sincerely,

Bipin C. Shah

Chairman and Chief Executive Officer

September     , 2013

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE CORPORATE ACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE CORPORATE ACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

JETPAY CORPORATION

1175 Lancaster Avenue, Suite 100

Berwyn, PA 19312

(484) 324-7982

INFORMATION STATEMENT

INTRODUCTION

This information statement (the “Information Statement”) is furnished to the holders of common stock, par value $0.001 per share (“Common Stock”), of JetPay Corporation, a Delaware corporation (the “Company”, “we”, “our” or “JetPay”), having an address at 1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312, in connection with the approval of the issuance of up to 133,333 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) pursuant to the terms and conditions of a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 22, 2013, by and among the Company and Flexpoint Fund II, L.P. (“Flexpoint”), which has been unanimously recommended and approved by the board of directors of the Company (the “Board”) on August 22, 2013, and approved by the written consent in lieu of a meeting of stockholders who collectively beneficially own approximately 8,111,426 shares, or approximately 70.4%, of our issued and outstanding common stock as of July 31, 2013, including, but not limited to, WLES, L.P., Bipin C. Shah, the Chairman of the Board and our Chief Executive Officer, C. Nicholas Antich, Chief Executive Officer of AD Computer Corporation, Peter Davidson, our Chief Marketing Officer and Secretary, Jonathan M. Lubert, Arthur F. Ryan, Richard S. Braddock, Frederick S. Hammer and Robert Palmer, each members of the Board, Bipin C. Shah Trust U/A dated July 31, 2001 and Ira Lubert.

We refer to the entry into the agreement with Flexpoint, issuance of the Preferred Stock, consummation of the transactions contemplated thereby and filing of a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware as the “Private Placement.”

The Private Placement will be consummated on the date that is 20 days after the date on which we mail the Definitive Information Statement of Schedule 14C to our stockholders. We refer to the date and time that the Private Placement becomes effective as the “effective time of the Private Placement.”

The Securities Purchase Agreement is attached as Appendix A to this Information Statement and the Certificate of Designation is attached as Appendix B to this Information Statement.

This document provides you with detailed information about the Private Placement.  Please see “Where You Can Find More Information” for additional information about JetPay on file with the Securities and Exchange Commission (the “SEC”).

The information statement was first mailed to stockholders on or after September              , 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE CORPORATE ACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE CORPORATE ACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	1
THE PRIVATE PLACEMENT	3
SOURCES AND USES OF FUNDS FOR THE PRIVATE PLACEMENT	8
MANAGEMENT OF JETPAY	9
ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	11
EXECUTIVE COMPENSATION	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
FINANCIAL INFORMATION	20
COST OF THIS INFORMATION STATEMENT	20
WHERE YOU CAN FIND MORE INFORMATION	20
DOCUMENTS INCORPORATED BY REFERENCE	21
HOUSEHOLDING	21
EXPERTS	21
APPENDIX A SECURITIES PURCHASE AGREEMENT	A-1
APPENDIX B FORM OF CERTIFICATE OF DESIGNATION	B-1
APPENDIX C FORM OF REGISTRATION RIGHTS AGREEMENT	C-1
APPENDIX D TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD ENDED 12/31/12	D-1
APPENDIX E QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED 06/30/13	E-1
APPENDIX F INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT	F-1

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET PRICES OF THE COMMON STOCK

The Company’s common stock is traded on the NASDAQ Capital Market under the symbol JTPY.

The table below sets forth, for the calendar quarter indicated, the high and low bid prices of the Company’s common stock as reported on the NASDAQ Capital Market. The following table sets forth the high and low bid prices for Company’s common stock for the period from September 30, 2011, through June 30, 2013.

	Common Stock
Quarter Ended	Low	High
September 30, 2011	$5.75	$5.75
December 31, 2011	$5.75	$6.00
March 31, 2012	$5.75	$6.15
June 30, 2012	$5.80	$6.08
September 30, 2012	$4.98	$6.08
December 31, 2012	$4.55	$6.09
March 31, 2013	$2.80	$4.60
June 30, 2013	$2.47	$3.77

Holders

On August 27, 2013, there were approximately 107 holders of record and approximately 350 additional beneficial holders of the Company’s common stock.

DIVIDEND POLICY

The Company has not paid any cash dividends on its common stock to date. The payment of any cash dividends in the future will depend upon its revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent in the future will be made at the discretion of the Company’s then board of directors. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

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TRANSFER AGENT

Continental Stock Transfer & Trust Company, the Company’s transfer agent, is located at 17 Battery Place, 8th Floor, New York NY 10004.  Their telephone number is 800.509.5586 and their website is http://www.continentalstock.com.

CERTAIN REPURCHASES OF SECURITIES

Pursuant to a share repurchase plan between the Company and Morgan Stanley & Co. Incorporated, which was terminated by mutual agreement of the parties on August 8, 2011 and a new share repurchase plan, which was simultaneously entered into between the Company and Ladenberg Thalmann and terminated on May 18, 2012, the Company repurchased a total of 680,307 shares at a cost of $3,925,393 from May 13, 2011 to May 18, 2012.

SECURITIES TRANSACTIONS INVOLVING AFFILIATES

To the best of the Company’s knowledge, no executive officer or director of the Company, nor any other person in control of the Company has engaged in any transactions involving its common stock within the past sixty days.

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THE PRIVATE PLACEMENT

The following is a summary of the terms of the Private Placement and the provisions of the related transaction documents. The Private Placement of the Preferred Stock is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and we expect to rely upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder for an exemption from registration.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PRIVATE PLACEMENT. HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE SPA AND THE CERTIFICATE OF DESIGNATION IN THEIR ENTIRETY, EACH OF WHICH IS ATTACHED AS APPENDICES A AND B, RESPECTIVELY. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THOSE DOCUMENTS.

Securities Purchase Agreement

General

On August 22, 2013, we entered into the Securities Purchase Agreement, pursuant to which we agreed to sell to Flexpoint, upon the satisfaction of certain conditions, up to approximately 133,333 shares of Preferred Stock for an aggregate purchase price of up to $40,000,000. In addition, the Preferred Stock will be convertible into shares of our Common Stock. The initial conversion ratio will be set at $100 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. The following discussion of the Securities Purchase Agreement provides only a summary of the material terms and conditions of the Securities Purchase Agreement. For a more complete understanding of the Securities Purchase Agreement, we urge you to review the copy of the Securities Purchase Agreement attached hereto as Appendix A, which is incorporated herein by reference.

The Preferred Stock Purchase

Our obligation to issue and sell, and Flexpoint’s obligation to purchase, the Preferred Stock is divided into three separate tranches: Tranche A, Tranche B and Tranche C. Tranche A consists of $10 million worth of shares of Preferred Stock and will, subject to satisfaction of certain conditions, be issued at the initial closing of the transactions contemplated by the Securities Purchase Agreement (the “Initial Closing”), which such date will be no sooner than 20 days after the date we mail this Information Statement to our stockholders. Tranche B consists of up to $10 million worth of shares of Preferred Stock, which Flexpoint will be obligated to purchase from us, subject to satisfaction of certain conditions, if we are able to consummate a redemption any time after December 1, 2014 of the secured convertible notes that were issued pursuant to a Secured Convertible Note Agreement (the “Note Agreement”), dated December 28, 2012, we entered into with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. Such obligation to purchase will expire on the earlier to occur of (i) December 29, 2014 and (ii) the date on which such secured convertible notes are no longer outstanding. Tranche C consists of up to $20 million worth of shares of Preferred Stock, plus any amounts not purchased under Tranche B, which Flexpoint has the option to purchase at any time until the third anniversary of the Initial Closing. The shares of Preferred Stock issuable with respect to Tranche A, Tranche B and Tranche C all have a purchase price of $300 per share.

Governance Arrangements

Pursuant to the Securities Purchase Agreement and the Certificate of Designation, Flexpoint will be entitled to appoint the number of directors proportionate to its percentage ownership of the total number of shares of Common Stock, on an as-converted basis. At the Initial Closing, Flexpoint will be entitled to designate two individuals to the Board. Flexpoint intends to appoint Donald J. Edwards and Steven M. Michienzi, as its initial designees.

In addition, until the date on which Flexpoint or its affiliates no longer collectively hold the lesser of (i) 50% of the number shares of Preferred Stock purchased by Flexpoint as of such date and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock:

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•	Flexpoint is entitled to receive certain financial information, including but not limited to monthly and annual financial statements and annual budgets.

•	Flexpoint is entitled to certain inspection rights.

•	Without Flexpoint’s consent, we cannot take certain actions, including, but not limited to, paying dividends, selling or disposing of assets in excess of $1.5 million, acquiring any business for consideration exceeding $2.5 million, incurring certain indebtedness in excess of $2.5 million in any consecutive 12 month period, merging with any entity the result of which is that the holders of the Preferred Stock would receive less in transaction proceeds than the then-applicable liquidation preference, amending our bylaws, certificate of incorporation or the Certificate of Designation; modifying the secured convertible notes issued pursuant to the Note Agreement, settling certain litigation, amending any employee incentive plans or increasing the size of the Board.

•	Prior to selling any of our capital stock to a third party, we must first offer Flexpoint the opportunity to purchase such securities on the same terms as offered to such third party.

Restrictions on Transfer

Subject to certain exceptions, Flexpoint is prohibited from transferring any shares of Preferred Stock or shares of Common Stock into which such shares of Preferred Stock are converted until January 1, 2015.

Representations and Warranties

The Securities Purchase Agreement contains representations and warranties by us relating to, among other things, our corporate organization and capitalization, the due authorization of the Securities Purchase Agreement and the transactions contemplated thereby, our filings with the SEC, including the financial statements included therein, litigation, environmental compliance, taxes, insurance, employee benefits, the absence of undisclosed liabilities, the absence of a material adverse change in our business since December 31, 2012, internal controls, compliance with laws and permits and the absence of conflicts and third party approval rights in connection with the transactions contemplated by the Securities Purchase Agreement.

Conditions to Closing

Closing of the transactions contemplated by the Securities Purchase Agreement is subject to certain conditions, including:

•	the accuracy of certain representations and warranties made by us;

•	effectiveness of the Registration Rights Agreement;

•	appointment of Flexpoint’s designees to the Board;

•	effectiveness of Indemnification Agreements with Flexpoint’s designees to the Board; and

•	certain other customary closing conditions.

Termination

The Securities Purchase Agreement may be terminated at any time prior to the Initial Closing in certain circumstances, including:

•	by mutual written consent;

•	by either us or Flexpoint if the Initial Closing has not occurred prior to November 22, 2013;

•	by Flexpoint if there has been a breach of the representations or covenants made by us resulting in a closing condition not being satisfied and which such breach has not been cured within 30 days;

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•	by Flexpoint if we are subject to certain judgments, verdicts or settlements in excess of certain amounts; and

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions.

Survival and Indemnification

Other than certain fundamental representations which survive for the applicable statute of limitations, Flexpoint’s and our representations and warranties survive for 18 months after the applicable closing in which such representations and warranties were made. We have agreed to indemnify Flexpoint for any breaches of our representations and warranties, certain specified matters and for any breaches of our covenants in the Securities Purchase Agreement. Other than with respect to breaches of certain fundamental representations, Flexpoint is only entitled to indemnification for breaches of our representations and warranties if its damages exceed the greater of $200,000 and 1% of the aggregate purchase price of all Preferred Stock (the “Deductible”), and Flexpoint is not entitled to indemnification for any damages resulting from breaches of our representations and warranties in excess of the aggregate purchase price for Preferred Stock purchased pursuant to the Securities Purchase Agreement (the “Cap”). Flexpoint’s entitlement to indemnification for breaches of our covenants and for certain specified matters is not subject to the Deductible or the Cap. Any amounts that Flexpoint is entitled to as a result of our indemnification obligations are structured as a reduction in the conversion price of the Preferred Stock based on the diminution in the pre-money equity value of the Common Stock as a result of the breach, other than with respect to breaches of the Company’s covenants, with respect to which Flexpoint can elect to receive in cash.

Certificate of Designation

General

We do not currently have any shares of preferred stock issued and outstanding, and, therefore, the Preferred Stock will be our most senior equity security. The Preferred Stock will be convertible into shares of the Company’s Common Stock at the rates described below. The Preferred Stock has no stated maturity; however, the shares of Preferred Stock are subject to redemption by the Company and may be required to be redeemed by the holders in certain circumstances as described below. For a more complete understanding of the Certificate of Designation, we urge you to review the copy of the form of Certificate of Designation attached hereto as Appendix B, which is incorporated herein by reference.

Ranking

The Preferred Stock will have an initial liquidation preference of $600 per share and will rank senior to our common stock and any other stock that ranks junior to the Preferred Stock with respect to distributions of assets upon our liquidation, dissolution or winding up. So long as the Preferred Stock is outstanding, without the consent of a majority of the shares of Preferred Stock no dividends, repurchases or other payments, subject to certain exclusions, may be made on any junior stock. Additionally, we may not repurchase any class of stock ranking junior to the Preferred Stock and may only pay dividends on such stock if all accumulated and accrued but unpaid dividends on the Preferred Stock are paid.

The shares of Preferred Stock will be equity interests and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, indebtedness will effectively rank senior to the Preferred Stock, and the holders of indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the Preferred Stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs or undergo a change of control, each holder of the Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Common Stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Stock, a liquidating distribution in the amount that is the greater of (a) the aggregate liquidation preference of all such holder’s shares of Preferred Stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of Common Stock assuming the prior conversion of each of its shares of Preferred Stock.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Stock, the amounts paid to the holders of Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Stock means the initial liquidation preference of $600 subject to certain adjustments. If the liquidation preference has been paid in full to all holders of the Preferred Stock then the holders of our other stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

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Conversion; Anti-Dilution Adjustments

Any holder of Preferred Stock may at any time convert such holder’s shares of Preferred Stock into that number of shares of Common Stock equal to the number of shares of Preferred Stock being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. Additionally, the holders of a majority of the outstanding shares of Preferred Stock can elect to force conversion of all outstanding shares of Preferred Stock by providing written notice to us of such election. If at any time after the Initial Closing, subject to certain exceptions, we issue shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward to equal the issue price of such stock or exercise or conversion price of such securities for so long as secured convertible notes issued under the Note Agreement remain outstanding. Thereafter, any issuances of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price will result in a downward adjustment of the then-applicable conversion price based on a weighted average calculation. Additionally, the conversion price is subject to adjustment for any stock split, stock dividend or other similar proportionate reduction or increase of the authorized number of shares of Common Stock.

Redemption

Holders of Preferred Stock will have the right to request redemption of any shares of Preferred Stock issued at least five years prior to the date of such request by delivering written notice to us at the then applicable liquidation value per share, unless holders of a majority of the outstanding Preferred Stock elect to waive such redemption request on behalf of all holders of Preferred Stock. The liquidation value will initially be $600 per share and will be subject to adjustment for any stock split, stock dividend or other similar proportionate reduction or increase of the authorized number of shares of Common Stock.

Voting Rights

The holders of the Preferred Stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Preferred Stock will be entitled to the number of votes as the number of shares of Common Stock as the Preferred Stock is convertible into, assuming a conversion price of $3.10 per share, the closing price of the Common Stock on August 21, 2013, the date immediately preceding the Securities Purchase Agreement.

Consent Rights

For so long as Flexpoint or its affiliates collectively hold the lesser of (i) 50% of the number shares of Preferred Stock purchased by Flexpoint as of such date and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock, without the consent of the holders of a majority of the outstanding Preferred Stock, we cannot (a) liquidate, dissolve or wind-up our affairs, (b) amend or replay any provision of the Certificate of Designation, our Restated Certificate of Incorporation or our Amended and Restated Bylaws in a manner that would have a material adverse effect on any right of the Preferred Stock, (c) change the size of the Board or (d) agree to take any of the foregoing actions.

Events of Noncompliance

An “Event of Noncompliance” shall have occurred if:

•	we fail to make any required redemption payment with respect to the Preferred Stock;

•	we breach the Securities Purchase Agreement after the Initial Closing, and such breach has not been cured with thirty days after receipt of notice thereof;

•	we or any subsidiary makes an assignment for the benefit of creditors, admits its insolvency or is the subject of an order, judgment or decree adjudicating such entity as insolvent, among other similar actions;

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•	a final judgment in excess of $5,000,000 is rendered against us or any subsidiary that is not discharged within 60 days thereafter; or

•	an event of default has occurred under either the Note Agreement or the Loan and Security Agreement, dated as of December 28, 2012, by and among ADC, PTFS and Metro Bank and such event of default has not been cured within thirty days after receipt of notice thereof.

Upon the occurrence of an Event of Noncompliance, the holders of a majority of the Preferred Stock may demand immediate redemption of all or a portion of the Preferred Stock at the then-applicable liquidation value. Such holders may also exercise a right to have the holders of the Preferred Stock elect a majority of the Board by increasing the size of the Board and filling such vacancies. Such right to control a minimum majority of the Board would exist for so long as the Event of Noncompliance was continuing.

Registration Rights Agreement

In connection with the Private Placement, we will enter into a Registration Rights Agreement with Flexpoint at the Initial Closing (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to use reasonable efforts to file a registration statement covering the shares of Common Stock issuable upon conversion of the Preferred Stock and any shares of Common Stock issued by virtue of the Securities Purchase Agreement or dividend, merger, reorganization or other similar transaction (such securities collectively the “Registrable Securities”). In addition, at any time, up to five times, the holders of a majority of the Registrable Securities may demand that we register the Registrable Securities on Form S-1 in an underwritten offering. Such holders may also demand at any time, and up to five times, that we register the Registrable Securities on Form S-3, if available. Finally, the holders of the Registrable Securities are entitled to unlimited “piggy-back” registrations, subject to certain exceptions. In all cases, we are obligated to reimburse the holders of Registrable Securities for their expenses incurred with such registration. For a more complete understanding of the Registration Rights Agreement, we urge you to review the copy of the Form of Registration Rights Agreement attached hereto as Appendix C, which is incorporated herein by reference.

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SOURCES AND USES OF FUNDS FOR THE PRIVATE PLACEMENT

Up to $6,000,000 shall be used to redeem that certain promissory note payable to Ten Lords, Ltd. pursuant to the Loan Agreement, dated as of May 31, 2010 by and among Ten Lords, Ltd., certain predecessors-in-interest of the Company and/or its Subsidiaries and certain other parties and the proceeds from the sale of Preferred Stock at the Initial Closing less the amount paid to redeem the Ten Lords, Ltd. promissory note, (but in no event less than $4,000,000) shall be used for general corporate purposes; (b) the entirety of the proceeds of the sale of Preferred Stock to Purchaser at the Tranche B Closing shall be used to redeem the Existing Secured Convertible Notes; and (c) the proceeds of the sale of Preferred Stock to Purchaser at the Tranche C Closing shall be used for acquisitions or general corporate purposes.

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MANAGEMENT OF JETPAY

Set forth below is information about the directors and executive officers of the Company.

Name	Age	Position
Bipin C. Shah	75	Chairman of the Board of Directors and Chief Executive Officer
Richard S. Braddock	71	Director
Frederick S. Hammer	77	Director
Jonathan M. Lubert	33	Director
Robert Palmer	73	Director
Arthur F. Ryan	70	Director
Gregory M. Krzemien	54	Chief Financial Officer
Peter Davidson	60	Chief Marketing Officer and Secretary

Bipin C. Shah has been the Chairman of the Board and Chief Executive Officer since inception and is 75 years of age. Since the sale of Genpass, Inc. to U.S. Bancorp in 2005, Mr. Shah has been a private investor, focusing on opportunities in the payments business. From 2000 to 2005, Mr. Shah was the Chief Executive Officer of Genpass, Inc. where he led the development of the MoneyPass, a surcharge-free ATM network, as well as a payroll debit card used by several large payroll companies. From 1992 until its sale to Paymentech in 1996, he was the Chief Executive Officer of Gensar, Inc., a company that specialized in the processing of restaurant debit and credit card transaction. During his tenure at Gensar, Inc., he led development of the “Tip Management System” along with other technology enhancements. From 1980 to 1991, Mr. Shah was employed by CoreStates Financial Corporation and its predecessor, Philadelphia National Bank, ultimately serving as Vice Chairman and Chief Operating Officer. While at CoreStates, Mr. Shah oversaw the acquisitions of seven ATM and point of sale businesses and was active in the development of several products for the financial services industry’s payments infrastructure, including the Money Access Center network, the introduction of debit to the point-of-sale, cash-back, and pay-at-the-pump. From 1985 to 1992, Mr. Shah served as a director of VISA USA and VISA INTERNATIONAL. Earlier in his career, he was a Senior Vice President at the Federal Reserve Bank of Philadelphia and a Senior Vice President at American Express, as well as the President of Vertex Division of MAI. Mr. Shah holds a Bachelor of Arts in Philosophy from Baldwin-Wallace College and a Masters in Philosophy from the University of Pennsylvania. The Company believes that Mr. Shah’s career as an executive in the payment processing industry and as an investor generally provides him with the necessary skills to chair the Board and lead the Company’s management team with respect to operational, strategic and management issues as well as general industry trends.

Richard S. Braddock has been on the Board since February 2, 2011 and is 71 years of age. Mr. Braddock is currently the Chairman and Chief Executive Officer of Mozido, a mobile payments company. He previously served as Chairman and Chief Executive Officer of Fresh Direct, an internet-based service for the purchase of grocery and household products from 2005 until he stepped down in March 2011. Mr. Braddock began his business career in 1965 spending a number of years in product management at General Foods. He joined Citicorp in 1973, was elected to the board of directors in 1985 and was elected President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. in January 1990. Mr. Braddock resigned from Citicorp in November 1992, and subsequently served as Chief Executive Officer of Medco Containment Services, Inc., a prescription drug services company, until its acquisition by Merck & Co., Inc., and then spent a year as a principal at Clayton, Dubilier & Rice, Inc., a private equity firm. He served as Chairman (non-executive) of True North Communications Inc. from December 1997 to January 1999. He served as Chairman and Chief Executive Officer of priceline.com from August 1998 to April 2004. Mr. Braddock served as Chairman of MidOcean Partners, a private investment firm, from April 2003 until December 2007. Mr. Braddock serves on the Board of Directors of Eastman Kodak Company. The Company believes that Mr. Braddock’s experience as an executive in the financial services industry and his knowledge of the payment processing industry generally provide him with the necessary skills to serve as a member of the Board and will enable him to provide valuable insight to the Board regarding operational and management issues as well as general industry trends.

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Frederick S. Hammer has been on the board of directors since February 2, 2011 and is 77 years of age. Mr. Hammer has been Co-Chairman of Inter-Atlantic Group since 1994. Prior thereto Mr. Hammer served as Chairman, President and Chief Executive Officer of Mutual of America Capital Management Corporation. Mr. Hammer is a Director of Inter-Atlantic Group Homeowners of America Holding Corporation. In addition, he currently serves as a Director on the Board of CBRE Clarion Realty Funds and is a former director of several public and private companies, including VISA USA and VISA International. He received his A.B. from Colgate University, magna cum laude, and his M.S. and Ph.D. degrees from Carnegie Mellon University. The Company believes that Mr. Hammer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of the Board and will enable him to provide valuable insight to the Board regarding operational and management issues.

Jonathan M. Lubert has been on the Board since February 2, 2011 and is 33 years of age. Since its founding in 2003, Mr. Lubert has been the Chief Executive Officer of I.L. Hedge Investments, a mid-sized alternative investment company, where his primary responsibility is to manage the portfolio of underlying funds and other assets owned by I.L. Hedge Investments. Mr. Lubert is the founder of Next Generation Lending, a small real estate investment and lending company, Ex Capital Partners LLC and IL Hedge Investments LLC. Mr. Lubert was a director of Global Affiliates, Inc. from 2004 until 2010. Mr. Lubert’s previous experience includes a leveraged finance investment banking analyst position at Bear Stearns and a minority ownership in Spencer Capital Management, a value based, event driven fund that focused on long term risk adjusted returns. Mr. Lubert is currently an advisory board member of the American Infrastructure MLP Fund and serves on the Board of the Valley Forge Casino and Resort. In addition, Mr. Lubert serves on the Dragon Fund Advisory Council, an advisory board for the Drexel student run investment fund. Mr. Lubert is currently involved with the Young Friends of Children’s Hospital, the Make-A-Wish Foundation and The Lubert Family Foundation. Mr. Lubert’s educational background includes a B.S. in Business Administration which was earned with highest distinction from the University of North Carolina at Chapel Hill. The Company believes that Mr. Lubert’s experience as the Chief Executive Officer of I.L. Hedge Investments provides him with the necessary skills to serve as a member of the Board of directors and will enable him to provide valuable insight to the Board regarding general investor trends.

Robert B. Palmer has been on the Board since February 2, 2011 and is 73 years of age. Mr. Palmer worked for CoreStates Financial Group for 31 years, with titles including Executive Vice President for Retail Banking, Operations and Data Processing, and President and Chief Executive Officer of the Philadelphia National Bank. He also served as Vice Chairman of CoreStates and Chairman of its First Pennsylvania Bank. He retired from CoreStates in 1995 and later served as Vice Chairman of the newly-formed Asian Bank in Philadelphia. Mr. Palmer has been a board member of VISA, U.S.A. and Schramm, Inc., West Chester, Pennsylvania. He has been Chairman of The World Affairs Council and International Visitors Council and Vice Chair of the Police Athletic League, all of Philadelphia, and has served on numerous civic boards. The Company believes that Mr. Palmer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of the Board and will enable him to provide valuable insight to the Board regarding operational and management issues.

Arthur F. Ryan has been on the Board since February 2, 2011 and is 70 years of age. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990. Mr. Ryan is a non-executive director of the Royal Bank of Scotland Group plc, Citizens Bank, and Regeneron Pharmaceuticals, Inc. The Company believes that Mr. Ryan’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of the Board and will enable him to provide valuable insight to the Board regarding operational and management issues.

Gregory M. Krzemien has served as our Chief Financial Officer since February 7, 2013. From 1999 to October, 2012, Mr. Krzemien served as Chief Financial Officer, Treasurer and Corporate Secretary of Mace Security International, Inc., a publically traded company that is a manufacturer of personal defense sprays, personal protection products and electronic surveillance equipment, and the operator of a UL rated wholesale security monitoring station. From 1992 to 1999, Mr. Krzemien served as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc., a publically traded solid waste company. From 1981 to 1992 Mr. Krzemien held various positions at Ernst & Young LLP, including Senior Audit Manager from October 1988 to August 1992. Mr. Krzemien has significant experience in the areas of mergers and acquisitions, Securities and Exchange Commission reporting, strategic planning and analysis, financings, corporate governance, risk management and investor relations. Mr. Krzemien holds a B.S. Honors Degree in Accounting from the Pennsylvania State University.

Peter B Davidson served as our Chief Administrative Officer and Secretary since inception and is now our Vice-Chairman and Chief Marketing Officer, while still retaining his duties as Secretary. Mr. Davidson was formerly Chief Executive Officer of Brooks FI Solutions, LLC, an entity that provides retail banking and payment solutions that he founded in 2006. Immediately prior to founding Brooks FI Solutions, Mr. Davidson was Executive Vice President of Genpass, Inc. where, from 2002 until its acquisition and subsequent integration by U.S. Bancorp in 2005, he led its efforts to bring stored value products to market. While at Genpass, Inc., he was also involved in the development and implementation of MoneyPass, a surcharge-free ATM network. Earlier in his career, Mr. Davidson served as President of Speer & Associates, leading domestic and international consulting engagements in the retail banking and electronic funds transfer industry; Executive Vice President at HSBC USA and President of HSBC Mortgage, where he was responsible for managing its consumer businesses; and Senior Vice President at CoreStates Financial, where he managed the credit card and consumer lending businesses and developed remote banking strategies. Mr. Davidson holds a B.S. in Economics from the Wharton School of the University of Pennsylvania in Finance and Accounting, and an MBA from Widener University in Finance. We believe that Mr. Davidson’s experience as an executive in and knowledge of the payment processing industry provides him with the necessary skills to serve as an officer of the Company and will enable him to provide valuable insight regarding operational issues and general industry trends.

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ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

About the Board and its Committees

JetPay’s Board is currently comprised of six directors: Richard S. Braddock, Frederick S. Hammer, Jonathan M. Lubert, Robert B. Palmer, Arthur F. Ryan, and Bipin C. Shah. The Chairman of the Board and Chief Executive Officer the Board is Mr. Bipin C. Shah.

The Board has determined that Messrs. Braddock, Hammer, Lubert, Palmer, and Ryan are independent under the rules and regulations of The NASDAQ Stock Market.

The Board has a Nominating Committee, an Audit Committee, and a Compensation Committee. All of the committees of the Board are governed by a charter and such charters, along with the Company’s Corporate Governance Guidelines and Bylaws, are posted on the Company’s website at www.jetpaycorp.com.

Board Leadership Structure and Role in Risk Oversight.

Mr. Shah serves as our principal executive officer and chairman of our board. We do not currently have a lead independent director. Our Board of Directors has determined that this leadership structure was appropriate since until we completed a business combination, we had minimal day to day operations, lessening the possibility of a conflict between the board and our officers. Further, the Board of Directors believes that its other structural features, including five independent directors, non-employee directors on a board consisting of six directors and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Risk Oversight

Management is responsible for the day-to-day management of risks faced by our company, while the Board of Directors currently has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors also reviews with management our strategic objectives which may be affected by identified risks, our plans for monitoring and controlling risk, the effectiveness of such plans, appropriate risk tolerance and our disclosure of risk. Our Audit Committee is responsible for periodically reviewing with management and independent auditors the adequacy and effectiveness of our policies for assessing and managing risk. The other committees of the Board of Directors also monitor certain risks related to their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Meetings of the Board and its Committees During 2012

JetPay’s Board of Directors held three formal meetings and took action by unanimous written consent two times during 2012. The Chairman of the Board is Bipin C. Shah. Committees of the Board of Directors held three formal meetings during 2012, as set forth on the following chart. All directors attended more than 95% of the aggregate of JetPay’s Board meetings and the meetings of the committees of the Board on which they served. The Company does not have a policy with respect to attendance of members of the Board of Directors at annual meetings.

The following chart describes the calendar year 2012 composition and the functions of the standing committees of the Board of Directors and of the Independent Directors.

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BOARD COMMITTEES

Committee	Members	No. of Meetings Held in 2012	Functions

Audit	Robert B. Palmer* Frederick S. Hammer Jonathan M. Lubert	3

•    Selects independent registered public accounting firm.

•    Confers with independent registered public accounting firm and internal personnel on the scope of registered public accounting firm’s examinations.

•    Reviews internal controls and procedures.

•    Reviews related party transactions.

Nominating	Arthur F. Ryan* Richard S. Braddock Robert B. Palmer	-

•    Develops and recommends to the Board criteria for the selection of new directors to the Board.

•    Seeks candidates to fill vacancies in the Board.

•    Retains and terminates search firms to be used to identify director candidates.

•    Recommends to the Board processes for evaluating the performance of the Board.

•    Recommends to the Board nominees for election as directors at the annual meeting of stockholders.

Compensation	Frederick S. Hammer* Jonathan M. Lubert Arthur F. Ryan	-

•    Annually reviews CEO compensation and performance.

•    Annually establishes goals for CEO.

•    Annually reviews CFO and Chief Marketing Officer compensation.

•    Annually approves compensation for CEO, CFO and Chief Marketing Officer.

•    Reviews and determines director compensation.

•    Hires compensation consultants.

•    Recommends executive compensation to the Board.

•    Administers Stock Incentive Plans.

•    Administers director compensation.

* Chairman of Committee

Director Compensation

Currently, our directors are not compensated for their services other than reimbursement for out-of-pocket expenses. We will continue to evaluate the possibility of paying standard meeting fees to our directors in the future in order to attract and retain highly qualified individuals. We expect that non-employee directors will receive varying levels of compensation for their services as directors based on their eligibility as members of the Company’s audit, nominating, and compensation committees. We anticipate determining director compensation in accordance with industry practice and standards.

Our directors purchased shares of our common stock in a private placement prior to our initial public offering. In addition, we issued warrants to our directors, in a private placement occurring concurrently with that offering. We believe that, because our directors own such shares including shares from warrant conversions, no compensation (other than reimbursement of out-of-pocket expenses) was necessary in 2012, and our directors agreed to serve in their respective roles without compensation.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Ryan (Chair), Braddock and Palmer, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The nominating committee operates pursuant to a charter that complies with current federal and NASDAQ Capital Market rules relating to corporate governance matters. Our nominating committee charter has been posted on our website and can be found at www.jetpaycorp.com. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications and factors relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not have a policy with regard to consideration of candidates for directors recommended by stockholders and does not distinguish among nominees recommended by stockholders and other persons. The nominating committee held one meeting since our inception. Stockholders wishing to recommend a nominee for director are to submit such nomination in writing, along with any other supporting materials the stockholder deems appropriate, to the Secretary of the Company, Peter B. Davidson, at our corporate offices at 1175 Lancaster Avenue, Suite 100, Berwyn, Pennsylvania 19312.

Audit Committee

We have established an audit committee of the board of directors. As required by the rules of The NASDAQ Stock Market, each of the members of our audit committee are able to read and understand fundamental financial statements. In addition, we consider Mr. Palmer to qualify as an “audit committee financial expert” and as “financially sophisticated,” as defined under the rules of the SEC and The NASDAQ Stock Market, respectively. Our audit committee charter has been posted on our website and can be found at www.jetpaycorp.com. The audit committee’s duties, which are specified in our audit committee charter, which complies with current federal and NASDAQ Capital Market rules relating to corporate governance matters, include:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full board of directors whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The audit committee consists of Messrs. Palmer (Chair), Hammer and Lubert, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market.

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Audit Committee Report

JetPay’s management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, JetPay’s independent registered public accounting firm, is responsible for performing an independent audit of JetPay’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and review all related party transactions. In this context, the Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited consolidated financial statements. Management has represented to the Audit Committee that JetPay’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Marcum LLP. The Audit Committee discussed with Marcum LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board. Marcum LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Marcum LLP that firm’s independence. Based on the Audit Committee’s discussion with management and Marcum LLP, and the Audit Committee’s review of management’s representation and Marcum LLP’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in JetPay’s Annual Report on Form 10-K for the transition period ended December 31, 2012.

The Audit Committee of the Board of Directors

Robert B. Palmer, Chairman
Frederick S. Hammer
Jonathan M. Lubert

Audit Fees and Related Matters

Audit Fees

During the period from November 12, 2010 (Inception) through September 30, 2011, fees for our independent registered public accounting firm were $70,872, $50,000 for the fiscal year ended September 30, 2012, and $306,000 for the three months ended December 31, 2012, for a total of $426,872. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by Marcum LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

During the period from November 12, 2010 (Inception) through December 31, 2012, we did not incur any audit-related fees.

Tax Fees

During the period from November 12, 2010 (Inception) through December 31, 2012, there were no fees billed for income tax preparation services by our independent registered public accounting firm.

All Other Fees

During the fiscal year ended September 30, 2012, fees from our independent registered public accounting firm for other services were $120,000 for target due diligence.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee approved all of the Company’s Audit Related Fees, Tax Fees and All Other Fees incurred by the Company in 2012.

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Compensation Committee

We have recently formed a compensation committee comprised of Messrs. Hammer (Chair), Lubert, and Ryan. We did not believe a compensation committee was necessary prior to the completed acquisitions as there was no compensation being paid to our Named Executive Officers prior to the completed acquisitions.

Our compensation committee is composed of three members of our board of directors, all of whom are independent under the rules of the NASDAQ Stock Market, and are “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and are an “outside director” for purposes of Code Section 162(m). The compensation committee is charged with performing an annual review of our executive officers’ salary, incentive opportunities and equity holdings to determine whether they provide adequate incentives and motivation to the executive officers and whether they adequately compensate the executive officers relative to officers in other comparable companies.

•	The Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation.

•	The Compensation Committee annually makes recommendations to the Board with respect to the compensation of the Corporation’s Chief Financial Officer and Chief Marketing Officer. The Compensation Committee has the authority to review the compensation of any employee, which the Committee, in its judgment, deems to be an executive officer. The CEO advises the Compensation Committee on the annual performance of the executive officers. The CEO also provides the Compensation Committee his opinion on appropriate levels of compensation for each executive officer.

•	The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO and executive officer compensation. No compensation study was commissioned for 2012 or 2011.

•	The Compensation Committee has the authority to form and delegate authority to subcommittees.

There are no interlocking relationships between our executive officers and board of directors and the board of directors or compensation committees of any other company.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers for 2012 and 2011

The following table provides summary information concerning cash and certain other compensation paid or accrued by JetPay to, or on behalf of the Named Executive Officers for the years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Any Other Compensation ($)	Total ($)

Bipin C. Shah, Chairman of the	2012	-	-	-	-	-	-	-	-
Board and Chief Executive Officer	2011	-	-	-	-	-	-	-	-

Peter B. Davidson,	2012	-	-	-	-	-	-	-	-
Chief Administrative Officer	2011	-	-	-	-	-	-	-	-

Potential Payments upon Termination or Change of Control

Currently, we do not have employment agreements with either of our Named Executive Officers, nor any other contract, agreement, plan or arrangement that provides for payments to such Named Executive Officer in connection with any termination of employment, a change in control of the Company or a change in the Named Executive Officer’s responsibilities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following beneficial ownership table sets forth information as of July 31, 2013 regarding ownership of shares of the Company common stock by the following persons:

•	each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company common stock, based upon the Company’s records or the records of the SEC;
•	each director of the Company;
•	each Named Executive Officer; and
•	all directors and executive officers of the Company, as a group.

Unless otherwise indicated, to the Company’s knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of the Company common stock. There were no shares of the Company common stock subject to options or warrants exercisable within 60 days of July 31, 2013. Unless otherwise indicated, the address of the holder is c/o the Company, 1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned (8)

WLES, L.P. (1)	3,666,667	31.8%
Ira Lubert (2)	1,397,448	11.7%
Wellington Management Company, LLP (3)	1,150,428	10.0%
Ten Lords Ltd. (4)	1,000,000	8.0%
C. Nicholas Antich (5)	838,840	7.3%
Carol A. Antich (5)	838,840	7.3%
R8 Capital Partners, LLC (6)	857,143	7.1%
Bipin C. Shah Trust U/A dated July 31, 2001(7)	733,171	6.4%
Mendota Insurance Company (6)	638,350	5.4%
Bipin C. Shah (7)	158,696	1.4%
Peter Davidson (7)	167,495	1.5%
Arthur F. Ryan (7)	34,180	*
Frederick S. Hammer (7)	33,180	*
Robert Palmer (7)	33,180	*
Richard S. Braddock (7)	33,180	*
Jonathan M. Lubert (7)	136,576	1.2%
Gregory M. Krzemien (7)	*	*
All current directors and executive officers as a group (8 persons)	596,487	5.2%

* Represents less than 1%

(1)	The business address of WLES, L.P. is 3361 Boyington Drive, Carrollton, TX 75006. The general partner of WLES, L.P is Transaction Guy & The Triumphant Ones, L.L.C., a Texas limited liability company. The controlling members of the general partner are Trent R. Voigt and Sue Lynn Voigt, husband and wife and individual residents of the State of Texas.

(2)	The business address of the individual is 2929 Arch Street, 29th Floor, and Philadelphia, PA 19104. Excludes 107,314 shares of common stock eligible to be purchased by Wellington at their option under Note 3 and includes 388,350 shares subject to conversion of secured convertible notes at the individual’s option. Ira Lubert is the father of Jonathan M. Lubert.

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(3)	Based solely on the information contained in Schedule 13D filed by Wellington Management Company, LLP on January 10, 2013. The business address of the entity is 80 Congress Street, Boston, Massachusetts 02210. Assumes that the exclusion of 386,811 shares of common stock issuable upon exercise of options held by certain investment advisory clients because each of the options provides that the holder thereof does not have the right to exercise the option to the extent (but only to the extent) that such exercise would result in it or any of its affiliates beneficially owning more than 9.9% of the common stock.

(4)	The business address of Ten Lords Ltd. is 5121 Mariners Drive, Plano, TX 75093. Includes 1,000,000 shares issuable upon conversion of a secured convertible note at the individual’s option. Ten Lords Ltd. is controlled by John Paine, a resident of the State of Texas.

(5)	The business address of each of the individuals is 3939 West Drive, Center Valley PA 18034. Includes 204,420 shares beneficially owned by Mrs. Carol A. Antich, the wife of Mr. C. Nicholas Antich, 404,480 shares owned by Mr. C. Nicholas Antich and Carol A. Antich, as Tenants by the Entireties and 25,520 shares owned by Brittany N. McCausland Trust u/a 2/17/99, of which Mr. and Mrs. Antich are the trustees and on whose behalf Mr. and Mrs. Antich have the right to act.

(6)	Includes shares subject to conversion of secured convertible notes in the amounts of 388,350 for Mendota Insurance Company and 582,524 by R8 Capital Partners, LLC, each at such individual’s option. The business address of each of the individuals is 2805 Dodd Road, Suite 300, Eagan, MN 55121 and 180 North Stetson, Suite 3500, Chicago, IL 60601, respectively.

(7)	The business address of each of the individuals is c/o JetPay Corporation, 1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312.

(8)	Percentage calculations based on 11,529,094 shares outstanding on July 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the SEC, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of common stock and other equity securities of the Company. Based upon the Company’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company’s knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 2012 were made on a timely basis, except that each of our directors and Peter Davidson filed one late report. Ira Lubert has failed to file one report as required under Section 16(a).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From December 2010 through December 2012, the Company issued a series of principal amount unsecured promissory notes to UBPS Services, LLC (“UBPS Services”), an entity controlled by Mr. Shah, CEO and Chairman of the Company, totaling $425,880. These notes were non-interest bearing and, except for $15,000, were paid upon consummation of the acquisitions of JetPay, LLC and ADC on December 28, 2012. Additionally, in February 2013 and June 2013, the Company issued unsecured promissory notes to UBPS Services for $72,000 and $60,000, respectively. The June 7, 2013 promissory note matures on July 31, 2014 and bears interest at an annual rate of 4%. The February 2013 promissory note is non-interest bearing. Total outstanding notes to UBPS Services at June 30, 2013 were $147,000. All such transactions were approved upon resolution and review by the Company’s Audit Committee of the terms of the notes to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

On June 7, 2013, the Company issued an unsecured promissory note to Trent Voigt, Chief Executive Officer of JetPay, LLC, its wholly owned subsidiary, in the amount of $491,693. The note matures on July 31, 2014 and bears interest at an annual rate of 4%. The transaction was approved upon resolution and review by the Company’s Audit Committee of the terms of the notes to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

ADC’s headquarters are located in Center Valley, Pennsylvania and consist of approximately 22,500 square feet leased from C. Nicholas Antich and Carol A. Antich. Mr. Antich is the President of ADC. The rent is approximately $40,000 per month with annual 4% increases, on a net basis. The office lease has an initial 10-year term expiring May 31, 2016. Rent expense under this lease was $242,450 for the six months ended June 30, 2013.

Payroll Tax Filing Services, Inc. (“PTFS”) shares office space and related facilities with Serfass & Cremia, LLC, the accounting firm of which Joel E. Serfass, a previous shareholder of PTFS, is a member. Such office space consists of 4,300 square feet, located on one floor of a multi-tenant building in Bethlehem, Pennsylvania. Pursuant to a cost sharing agreement among PTFS, Joel E. Serfass and Serfass & Cremia, LLC, PTFS pays an 85% share of the total expenses of operating such facilities (which total expenses include office rental, equipment rental, telephone, utilities, maintenance, repairs and other operating costs and a 15% administrative fee payable to Joel E. Serfass), which amounted to $16,432 for the six months ended June 30, 2013. The cost sharing agreement is terminable by any party with a 90 day notice.

JetPay, LLC retains a small backup center in Sunnyvale, Texas consisting of 1,600 square feet, rented for approximately $3,000 per month from JT Holdings, an entity controlled by Trent Voigt, Chief Executive Officer of JetPay, LLC. The terms of the lease are commercial. Rent expense was $18,000 for the six months ended June 30, 2013 and 2012.

The above transactions with respect to ADC, PTFS and JetPay, LLC were approved prior to the acquisition of ADC, PTFS and JetPay, LLC. Going forward, all related party transactions with respect to such entities will be reviewed and approved by the Company’s Audit Committee to ensure that the terms of such transactions are no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

At the closing of the business acquisition of ADC, funds were paid to the ADC stockholders as a result of a preliminary working capital calculation. Prepaid expenses at December 31, 2012 included a receivable from the stockholders of ADC of $450,776 for an overpayment related to this preliminary calculation. The funds were repaid to the Company in February 2013.

In connection with the closing of the JetPay, LLC acquisition, the Company entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, the Company agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum, and is payable quarterly. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, the Company and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

19

FINANCIAL INFORMATION

The Company’s historical financial information is located at “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Item 8 — Financial Statements and Supplementary Data” of the Company’s transition report on Form 10-K, as amended, for the transition period ended December 31, 2012 (filed with the SEC on April 12, 2013), and in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013 (filed with the SEC on August 13, 2013). A copy of the Transition Report and the Quarterly Report are attached as Appendices D and E, respectively, to this Information Statement.

Book Value Per Share

The Company’s book value per share as of December 31, 2012 was $2.83 based on a stockholder’s equity of $32,588,000 and 11,519,094 shares of common stock outstanding.

COST OF THIS INFORMATION STATEMENT

The costs associated with the preparation, filing, printing and distribution of this information statement will be paid by the Company.

WHERE YOU CAN FIND MORE INFORMATION

JetPay is currently subject to the information requirements of the Exchange Act and files periodic reports, Proxy Statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters.

Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549.  For further information concerning the SEC’s public reference rooms, you may call the SEC at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at “http://www.sec.gov.”  The Company’s common stock is listed for quotation on the Nasdaq Capital Market under the symbol “JTPY.”

20

DOCUMENTS INCORPORATED BY REFERENCE

The following documents that we previously filed with the SEC (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) are incorporated by reference in this Information Statement:

•	JetPay’s Transition Report (the “Transition Report”), as amended, on Form 10-K for the transition period ended December 31, 2012, filed with the SEC on April 12, 2013; and

•	JetPay’s Quarterly Report (the “Quarterly Report”) on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 13, 2013.

The Transition Report and the Quarterly Report contain important information about JetPay and its financial condition.

We have not authorized anyone to give any information or make any representation about the Private Placement or us that differs from, or adds to, the information in this Information Statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely on it.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements and annual reports. This means that only one copy of the Company’s Information Statement may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of this document to you if you request one by writing as follows: Peter Davidson, Secretary, JetPay Corporation, 1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312; Telephone: 484-324-7982.  If you want to receive separate copies of the Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

 EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Transition Report on Form 10-K for the transition period ended December 31, 2012, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and attached here to as Appendix D. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

21

Appendix A

EXECUTION VERSION

JETPAY CORPORATION

SECURITIES PURCHASE AGREEMENT

August 22, 2013

A-1

A-2

Section 6.	Covenants	19
6.1.	Financial Statements and Other Information	19
6.2.	Inspection Rights	21
6.3.	Designation of Directors	21
6.4.	Restrictions	21
6.5.	Compliance with Agreements	25
6.6.	Reservation of Common Stock	25
6.7.	Use of Proceeds	25
6.8.	Issuance of New Securities	26
6.9.	Listing	27
6.10.	Section 203 of the Delaware General Corporation Law	27
6.11.	Conversion of Preferred Stock	27
6.12.	Filing of Information Statement	28
6.13.	Public Disclosures	28
6.14.	Restrictions on Transfer	29
6.15.	Further Assurances; Cooperation	29

Section 7.	Transfer of Restricted Securities	29
7.1.	General Provisions	29
7.2.	Opinion Delivery	29
7.3.	Legend; Legend Removal	29
7.4.	Rule 144A	30

Section 8.	Representations and Warranties of the Company	30
8.1.	Organization and Corporate Power	30
8.2.	Capital Stock and Related Matters	31
8.3.	Subsidiaries; Investments	32
8.4.	Authorization	32
8.5.	No Breach	32
8.6.	Licenses	33
8.7.	Company Filings; Financial Statements	33
8.8.	Internal Controls	34
8.9.	Absence of Undisclosed Liabilities	34
8.10.	No Material Adverse Change	34
8.11.	Absence of Certain Developments	35
8.12.	Property	36
8.13.	Tax Matters	36
8.14.	Contracts and Commitments	37
8.15.	Intellectual Property Rights	38
8.16.	Litigation, etc.	38
8.17.	Brokerage	38
8.18.	Governmental Consent, etc.	38
8.19.	Insurance	38
8.20.	Employees	39
8.21.	Employee Benefits	39
8.22.	Compliance with Laws; Card Associations	40
8.23.	Affiliated Transactions	40

A-3

8.24.	Private Placement	40
8.25.	Application of Takeover Protections	40
8.26.	Customers and Suppliers	41
8.27.	Closing Date	41

Section 9.	Representations and Warranties of Purchaser	41
9.1.	Organization and Existence	41
9.2.	Authorization	41
9.3.	Private Placement	41
9.4.	No Conflict, Breach, Violation or Default	42
9.5.	No Reliance	42
9.6.	Financial Capability	42
9.7.	Brokers and Finders	43

Section 10.	Survival of Representations and Warranties; Indemnification	43
10.1.	Survival of Representations and Warranties	43
10.2.	Indemnification	43

Section 11.	Termination Prior to the Initial Closing	45

Section 12.	General Provisions	46
12.1.	Expenses	46
12.2.	Amendments and Waivers	47
12.3.	Severability	47
12.4.	Remedies	47
12.5.	Successors and Assigns	47
12.6.	Notices	48
12.7.	Business Days	49
12.8.	Governing Law	49
12.9.	Mutual Waiver of Jury Trial	49
12.10.	CONSENT TO JURISDICTION AND SERVICE OF PROCESS	49
12.11.	Effective Date	49
12.12.	Descriptive Headings; Interpretation	50
12.13.	No Strict Construction	50
12.14.	Electronic Delivery	50
12.15.	Entire Agreement	50
12.16.	Counterparts	50
12.17.	Capital and Surplus; Special Reserves	51
12.18.	Treatment of the Preferred Stock	51
12.19.	Generally Accepted Accounting Principles	51
12.20.	Third Party Beneficiaries	51

A-4

LIST OF EXHIBITS

Exhibit A	-	Certificate of Designation

Exhibit B	-	Bylaws

Exhibit C	-	Registration Agreement

Exhibit D	-	Indemnification Agreement

Exhibit E	-	Opinion of Counsel

Exhibit F	-	Form of Stockholder Consent

A-5

LIST OF SCHEDULES

Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Contracts Schedule
Leased Real Property Schedule
Taxes Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employees Schedule
Employee Benefits Schedule
Compliance Schedule
Affiliated Transactions Schedule
Customers Schedule

A-6

JETPAY CORPORATION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of August 22, 2013, among JetPay Corporation (f/k/a Universal Business Payment Solutions Acquisition Corporation), a Delaware corporation (the “Company”), and Flexpoint Fund II, L.P., a Delaware limited partnership (“Purchaser”). Except as otherwise indicated herein, all capitalized terms used are defined in Section 1.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.          Definitions. For the purposes of this Agreement, the following capitalized terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday, or any other date in which banks located in Philadelphia, Pennsylvania are closed for business as a result of federal, state or local holiday.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights or options to purchase any of the foregoing.

“Card Association” means MasterCard International, Inc., VISA U.S.A., Inc., VISA International, Inc., Discover, JCB, American Express, Diners Club, Voyager, Carte Blanche and any other material card association, debit card network or similar entity with whom the Company and/or any of its Subsidiaries may directly or indirectly have a sponsorship agreement.

“Certificate of Designation” has the meaning set forth in Section 3.2.

A-7

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation dated as of December 28, 2012, as amended.

“Closing” has the meaning set forth in Section 2.3(c).

“Closing Price” means the closing price published by NASDAQ.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Common Stock” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the preamble.

“Company Filings” has the meaning set forth in Section 8.7(a).

“Company Funding Right” has the meaning set forth in Section 2.3(b).

“Company Funding Right Expiration” has the meaning set forth in Section 2.3(b).

“Deemed Common Equity Value” means $34,587,282.

“Designated Assets” means those funds being held as of the date hereof by Merrick belonging to the Company’s JetPay, LLC Subsidiary in each case in the amounts and pursuant to the agreements as set forth on Schedule 1 hereto.

“Direct Air Matter” means the cessation of operations of Southern Sky Air & Tours, LLC d/b/a Direct Air and a/k/a Myrtle Beach Direct Air and Tours and any chargebacks from customers arising therefrom or related thereto and any obligations or liabilities to Merrick Bank Corporation or its Affiliates or insurers arising therefrom or related thereto (whether pursuant to a sponsorship agreement or otherwise), together with all costs, expenses and fees arising out of, related to, or sustained in connection with any of the foregoing, including, without limitation any fees and expenses incurred by Merrick Bank Corporation and any fees and expenses of counsel related thereto.

“Disclosure Schedules” shall mean, collectively, the Capitalization Schedule, the Subsidiary Schedule, the Restrictions Schedule, the Liabilities Schedule, the Adverse Change Schedule, the Developments Schedule, the Contracts Schedule, the Leased Real Property Schedule, the Taxes Schedule, the Intellectual Property Schedule, the Litigation Schedule, the Brokerage Schedule, the Consents Schedule, the Insurance Schedule, the Employees Schedule, the Employee Benefits Schedule, the Compliance Schedule, the Affiliated Transactions Schedule and the Customers Schedule.

“Employee Benefit Plan” has the meaning set forth in Section 8.21.

A-8

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of Law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, in each case as amended from time to time, and judicial rulings and interpretations thereof.

“Escrowed Shares” means 3,333,333 shares of the Company’s Common Stock held as of the date hereof in escrow pursuant to the JetPay Escrow Agreement.

“Event of Noncompliance” has the meaning set forth in the Certificate of Designation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force.

“Existing Secured Convertible Notes” means the Company’s secured convertible promissory notes issued pursuant to that certain Secured Convertible Note Agreement, dated as of December 28, 2012, by and among the Company and the purchasers of such notes.

“Fundamental Representations” means the representations and warranties set forth in Sections 8.1, 8.2, 8.4, 8.5, 8.25, 9.1, 9.2, 9.3(a) and 9.4.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Entity” means a domestic (federal, state, municipal or local) or foreign government or governmental, regulatory, political, judicial or quasi-judicial authority or administrative subdivision, department, agency, commission, board, bureau, court or instrumentality thereof.

“Implied Value” means as to each Escrowed Share, the deemed value of such share used by the parties to the JetPay Escrow Agreement for purposes of satisfying a claim thereunder; provided, however, that if such parties do not specify or otherwise agree upon a deemed value of such share, the deemed value for purposes of this Agreement shall be the fair market value.

“Incentive Plan” means any stock option plan, employee stock ownership plan, stock appreciation plan or phantom stock plan of the Company that is approved by the Board.

A-9

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person’s assets and (viii) any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA.

“Indemnification Agreement” has the meaning set forth in Section 3.6.

“Indemnified Liabilities” means any and all actions, causes of action, suits, claims, losses, diminutions in value, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements.

“Indemnitees” has the meaning set forth in Section 10.2(a).

“Information Statement” has the meaning set forth in Section 6.12.

“Initial Closing” has the meaning set forth in Section 2.3(a).

“Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information) and (vii) copies and tangible embodiments thereof (in whatever form or medium).

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“IRS” means the United States Internal Revenue Service.

A-10

“Issuance Closing” has the meaning set forth in Section 6.8(c).

“Issuance Notice” has the meaning set forth in Section 6.8(b).

“JetPay Escrow Agreement” means that certain Escrow Agreement, dated as of December 28, 2012, by and among Merrick, the Company, JetPay, LLC, WLES and JPMorgan Chase Bank, N.A., as may be amended from time to time

“JetPay Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, JP Merger Sub, LLC, JetPay, LLC, WLES and Trent Voigt.

“Knowledge” of the Company and its Subsidiaries shall mean the actual knowledge or awareness of Bipin C. Shah, Peter Davidson, Nick Antich, Trent Voigt and Gregory Krzemien after due inquiry of their direct reports who would reasonably be expected to have knowledge of the relevant subject matter.

“Latest Balance Sheet” means the Company’s unaudited consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

“Law” shall mean any national, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and all other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries pursuant to any Lease.

“Leases” means all leases, subleases, licenses, concessions and other contracts pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property (including the rights to all security deposits and other amounts and instruments deposited by or on behalf of the Company and/or and of its Subsidiaries thereunder) and all material amendments, extensions, renewals, guaranties and other agreements with respect thereto.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business) or any restriction on transfer.

A-11

“Material Adverse Effect” means any change, event, development or effect that is, has been or would reasonably be expected to be materially adverse to the business, assets, liabilities, operations, condition (financial or otherwise), operating results, employee relations, customer relations or supplier relations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse change, event, development or effect can be or has been cured at any time or whether Purchaser has knowledge of such change, event, development or effect on the date hereof); provided, however, that the term “Material Adverse Effect” shall not include, alone or in combination, and no change, event, development or effect arising from or relating to any of the following shall be taken into account in determining whether there has been a “Material Adverse Effect”: (i) general conditions affecting the industries in which the Company or any of its Subsidiaries operates or participates, the U.S. economy or financial markets or any foreign markets or any foreign economy or financial markets in any location where the Company or any of its Subsidiaries has material operations or sales, (ii) any national or international political or social conditions, including an outbreak or escalation of hostilities, acts of terrorism, military acts or other national or international calamity, crisis or emergency, or any governmental or other response to the foregoing, in each case whether or not involving the United States, (iii) the public announcement or pendency of this Agreement or any transactions contemplated by this Agreement, (iv) changes in GAAP or applicable Law after the date of this Agreement, (v) any hurricane, earthquake, flood or other natural disaster, (vi) actions or omissions of the Company and its Subsidiaries taken with Purchaser’s express written consent, or (vii) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; provided, further, that any effect, change, event, occurrence, circumstance, state of facts or development arising from or relating to the matters set forth in clauses (i), (ii), (iv) and (v) may be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent that such matter has had or would reasonably be expected to have, individually or in the aggregate, a disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated entities in the industries in which the Company and its Subsidiaries operate; provided, further, that the underlying causes of any failure described in clause (vii), to the extent not otherwise excluded from the definition of “Material Adverse Effect” shall be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur.

A-12

“Material Contract” means any (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other material compensation to employees, or any collective bargaining agreement or any other agreement with any labor union, or severance agreements, programs, policies or arrangements, in each case, other than an employment or consulting agreement; (ii) agreement for the employment of any officer, employee or other individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or agreement relating to loans to officers, directors or Affiliates; (iii) agreement under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000; (iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries; (v) agreement with any holder of Existing Secured Convertible Notes; (vi) agreement with any current or, within the past three years, prior sponsoring bank; (vii) agreement with any Card Association; (viii) guarantee of any obligation (other than by the Company of a Wholly-Owned Subsidiary’s debts or a guarantee by a Subsidiary of the Company’s debts or another Subsidiary’s debts); (ix) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $100,000; (x) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any personal property, owned or controlled by the Company or any Subsidiary; (xi) agreement or group of related agreements with the same party or group of affiliated parties the performance of which involves consideration in excess of $500,000; (xii) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property Rights); (xiii) software license with an annual license or maintenance fee in excess of $100,000; (xiv) except for the Registration Agreement, agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights); (xv) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty greater than $250,000; (xvi) agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or (xvii) any other agreement which is material to its operations or business prospects or the listing of its securities on NASDAQ or involves a consideration in excess of $250,000 annually.

“Minimum Ownership Condition” means the lesser of (i) 50% of the number of shares of Preferred Stock purchased by Purchaser as of such date and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable).

“NASDAQ” means The NASDAQ Stock Market LLC.

“New Securities” means any Capital Stock of the Company or any of its Subsidiaries, whether or not presently authorized, and any rights, options and warrants to purchase any Capital Stock of the Company or any of its Subsidiaries, and securities of any type whatsoever which are, or may become, convertible or exchangeable into Capital Stock of the Company or any of its Subsidiaries; provided that the term “New Securities” shall not include: (i) securities offered to the public pursuant to a registration statement filed by the Company or any of its Subsidiaries under the Securities Act; (ii) to the extent otherwise permitted by this Agreement, securities issued as consideration for the acquisition of assets or securities of another business or Person by the Company or any of its Subsidiaries by means of merger, purchase of securities, purchase of all or substantially all of the assets of such business or Person or reorganization resulting in the ownership by the Company or such Subsidiary of not less than a majority of the voting power of such business or Person and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, in the case of convertible or exchangeable securities, the securities issued or issuable upon the conversion or exchange thereof; (iii) securities issued to directors or employees of or consultants or other service providers to the Company or any of its Subsidiaries pursuant to any Qualified Incentive Plan and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, in the case of convertible or exchangeable securities, the securities issued or issuable upon the conversion or exchange thereof; (iv) securities issued as a result of any stock split, stock dividend, capital reorganization, recapitalization or reclassification of the Company’s or such Subsidiary’s Capital Stock, distributable on a pro rata basis to all holders of the applicable class of the Company’s or such Subsidiary’s Capital Stock; and (v) securities issued or issuable upon the conversion or exchange of any securities, options, warrants or convertible notes that are outstanding as of the date hereof and listed on the Capitalization Schedule.

A-13

“Officer’s Certificate” means a certificate signed by the Company’s president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“Organizational Documents” means, with respect to any entity, (i) the certificate or articles of incorporation and the bylaws, the certificate of formation and partnership agreement or operating agreement, as applicable, and (ii) any documents comparable to those described above as may be applicable to such entity pursuant to any applicable Law or by contract.

“Permitted Liens” means (a) mechanics’, materialman’s, workmens’, repairmen’s, warehousemen’s, supplier’s, vendor’s, carrier’s and other similar Liens arising or incurred in the ordinary course of business by operation of Law securing amounts that are not yet due and payable, (b) Liens for Taxes, assessments and other charges of Governmental Entities not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP on the books and financial statements of the Company and its Subsidiaries, (c) pledges or deposits to secure obligations under workers or unemployment compensation Laws or to secure other statutory obligations, (d) easements, covenants, conditions and restrictions of record affecting Leased Real Property which do not or would not materially impair the use or occupancy of any Leased Real Property in the operation of the business conducted thereon, and (e) any zoning, or other governmentally established restrictions of encumbrances which are not violated by the current use or occupancy of any Leased Real Property or the operation of the business of the Company or any of its Subsidiaries conducted thereon.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

“Per Share Purchase Price” has the meaning set forth in Section 2.2

“Preferred Director” has the meaning set forth in Section 6.3.

“Preferred Stock” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the preamble.

“Qualified Holder” has the meaning set forth in Section 6.8(a).

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“Qualified Incentive Plan” means any Incentive Plan that is (i) in existence as of the date hereof and listed on the Capitalization Schedule and has not been modified or amended, except as approved by the Board after the Initial Closing, including by at least one director appointed by Purchaser or (ii) approved by the Board after the Initial Closing, including by at least one director appointed by Purchaser.

“Registration Agreement” has the meaning set forth in Section 3.4.

“Release” has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Restricted Securities” means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of Preferred Stock and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been sold pursuant to Rule 144 under the Securities Act or become eligible for sale pursuant to Rule 144 under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing a restrictive Securities Act legend have been delivered by the Company. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing such restrictive Securities Act legend.

“Sarbanes-Oxley Act” has the meaning set forth in Section 8.7(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal Law then in force.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, or any Governmental Entity succeeding to the functions thereof.

“Stockholder Consent” has the meaning set forth in Section 8.4.

“Subsequent Closing” has the meaning set forth in Section 2.3(c).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control any board of managers, managing member, managing director or general partner or similar governing body of such limited liability company, partnership, association or other business entity.

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“Tax” or “Taxes” means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, Capital Stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, unclaimed property or escheatment, and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, claim or refund, declaration, information report or filing with respect to Taxes, filed or required to be filed with any Governmental Entity or taxing authority, including any schedules attached thereto and including any amendment thereof.

“Termination Date” has the meaning set forth in Section 11(b).

“Trading Day” means any Business Day on which the Common Stock is traded, or able to be traded, on NASDAQ.

“Tranche B Closing” has the meaning set forth in Section 2.3(b).

“Tranche B Preferred Stock” has the meaning set forth in Section 2.3(b).

“Tranche C Closing” has the meaning set forth in Section 2.3(c).

“Tranche C Preferred Stock” has the meaning set forth in Section 2.3(c).

“Tranche C Purchase Right” has the meaning set forth in Section 2.3(c).

“Transaction Agreements” means, collectively, the Registration Agreement, the Certificate of Designation, the Indemnification Agreements and all other agreements entered into by the Company in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

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“Underlying Common Stock” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock or other securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

“Updated Disclosure Schedules” means, with respect to each Subsequent Closing, Disclosure Schedules dated as of such Subsequent Closing, which reflect only changes that have occurred in the ordinary course of the Company’s and its Subsidiaries business (and none of which relate to any breach of contract, violation of Law or tort that is, individually or in the aggregate, material) since the date of the prior Disclosure Schedules or Updated Disclosure Schedules, as applicable, relating to such prior Closing, in a form reasonably acceptable to Purchaser. The foregoing to the contrary notwithstanding, any update to any Disclosure Schedule will not cure or remedy the effect of any prior untrue statement or omission of fact nor shall any such Disclosure Schedule update have the affect of amending or modifying this Agreement.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding Capital Stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

Section 2.          Authorization and Closing.

2.1.          Authorization of the Preferred Stock and the Common Stock. The Company shall authorize the issuance and sale to Purchaser of 134,000 shares of its Class A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the terms and relative rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A. The Preferred Stock is convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) at the conversion price set forth in the Certificate of Designation, as may be adjusted from time to time, including pursuant to Section 10.2(d) hereof. In addition, the Company shall authorize the issuance of the shares of Common Stock that are issuable upon the conversion of the Preferred Stock.

2.2.          Purchase and Sale of the Preferred Stock. At each Closing, the Company shall sell to Purchaser and, subject to the terms and conditions set forth herein, Purchaser shall purchase from the Company the number of shares of Preferred Stock to be purchased by Purchaser at such Closing pursuant to Section 2.3(a), (b) or (c), as applicable, in each case, at a price of $300.00 per share (subject to appropriate adjustments for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) (the “Per Share Purchase Price”).

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2.3.         The Closings.

(a)          The Initial Closing. The initial closing of the purchase and sale of the Preferred Stock (the “Initial Closing”) shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle Street, Chicago, Illinois at 10:00 a.m. local time on the second Business Day following full satisfaction or due waiver of all of the closing conditions set forth in Section 3, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser. At the Initial Closing, the Company shall cause its transfer agent to deliver to Purchaser stock certificates evidencing 33,333 shares of Preferred Stock to be purchased by such Purchaser, registered in such Purchaser’s or its nominee’s name, upon payment of the purchase price in the aggregate amount of $9,999,900 by wire transfer of immediately available funds to the Company’s account specified in writing by the Company which such account shall be specified not less than two Business Days prior to the Initial Closing.

(b)          Tranche B Closing. After the Initial Closing, the Company shall have the right (the “Company Funding Right”) to require Purchaser, subject to Section 4 hereof, to purchase up to that number of newly issued shares of Preferred Stock having an aggregate purchase price (based on the Per Share Purchase Price) of $10,000,000 (the “Tranche B Preferred Stock”); provided, however, that the Company Funding Right shall not be exercisable by the Company earlier than December 1, 2014, nor later than December 29, 2014 (and no Tranche B Closing may take place thereafter), and then only to the extent that the holders of the Existing Secured Convertible Notes have not given and do not give notice of conversion to the Company pursuant to Section 3(b) of the Existing Secured Convertible Notes; provided, further, that the Company’s right to exercise the Company Funding Right is contingent upon the Company using the proceeds of such issuance and sale solely for purposes of redeeming the Company’s outstanding Existing Secured Convertible Notes. The Company Funding Right shall expire upon the earlier of (i) December 29, 2014, and (ii) the date that the Existing Secured Convertible Notes are no longer outstanding (the “Company Funding Right Expiration”). The Closing described in this Section 2.3(b), shall be referred to herein as the “Tranche B Closing.” The Tranche B Closing shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle Street, Chicago, Illinois at 10:00 a.m. local time on the second Business Day following full satisfaction or due waiver of all of the closing conditions set forth in Section 4 hereof, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser. At the Tranche B Closing, the Company shall cause its transfer agent to deliver to Purchaser stock certificates evidencing the Tranche B Preferred Stock to be purchased by Purchaser, registered in Purchaser’s or its nominee’s name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company’s account, which such account shall be specified in writing by the Company not less than two Business Days prior to such Tranche B Closing, in the aggregate amount equal to the number of shares of Tranche B Preferred Stock purchased by Purchaser at the Tranche B Closing times the Per Share Purchase Price.

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(c)          Tranche C Closing. After the Initial Closing, and regardless of whether or not the Company has exercised the Company Funding Right but subject to Section 4 hereof, Purchaser shall have the right to purchase in one or more Tranche C Closings (as defined herein), upon written notice to the Company of its intent to exercise such right, and the Company shall have the obligation to issue and sell to Purchaser, up to that number of newly issued shares of Preferred Stock set forth in Purchaser’s notice of exercise having an aggregate purchase price (based on the Per Share Purchase Price) of up to an aggregate of (i) $20,000,000, plus (ii) after the Company Funding Right Expiration, the amount by which the purchase price (based on the Per Share Purchase Price) (when issued) of Tranche B Preferred Stock issued to Purchaser pursuant to the Company’s exercise of the Company Funding Right is less than $10,000,000 (the “Tranche C Preferred Stock”) (such Purchaser right being referred to herein as the “Tranche C Purchase Right”). Purchaser’s Tranche C Purchase Right shall expire on the third anniversary of the Initial Closing (and no Tranche C Closing may take place thereafter). Any closing described in this Section 2.3(c), shall be referred to herein as a “Tranche C Closing.” Each Tranche C Closing shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle Street, Chicago, Illinois at 10:00 a.m. local time on the second Business Day following full satisfaction or due waiver of all of the closing conditions set forth in Section 4 hereof, or at such other place or on such other date as may be mutually agreeable to the Company and Purchaser. At each Tranche C Closing, the Company shall cause its transfer agent to deliver to Purchaser stock certificates evidencing the Tranche C Preferred Stock to be purchased by Purchaser, registered in Purchaser’s or its nominee’s name, upon payment of the purchase price thereof by wire transfer of immediately available funds to the Company’s account, which such account shall be specified in writing by the Company not less than two Business Days prior to such Tranche C Closing, in the aggregate amount equal to the number of shares of Tranche C Preferred Stock purchased by Purchaser at such Tranche C Closing times the Per Share Purchase Price. The term “Closing” shall refer to the Initial Closing, the Tranche B Closing and any Tranche C Closing, as the context requires, and the term “Subsequent Closing” shall refer to the Tranche B Closing or any Tranche C Closing, as the context requires.

Section 3.          Conditions of Purchaser’s Obligation at the Initial Closing. The obligation of Purchaser to purchase and pay for the Preferred Stock at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions:

3.1.         Representations and Warranties; Covenants.

(a)          Other than with respect to the Fundamental Representations, the representations and warranties contained in Section 8 shall be true, complete and correct in all material respects at the Initial Closing (without giving effect to any references to Material Adverse Effect other than with respect to Section 8.10) as though such representation or warranty had been made at the Closing (except that those representations and warranties which address matters only as of a particular date shall remain true, complete and correct as of such date).

(b)          The Fundamental Representations applicable to the Company and its Subsidiaries shall be true and correct in all material respects at and as of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

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(c)          The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Initial Closing.

3.2.          Certificate of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A (the “Certificate of Designation”), and the Company shall not have adopted or filed any other document designating terms and relative rights and preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Initial Closing under the Laws of the State of Delaware and shall not have been amended or modified.

3.3.          Amendment of the Company’s Bylaws. The Company’s bylaws shall have been duly amended in form and substance as set forth in Exhibit B. The Company’s bylaws shall be in full force and effect as of the Initial Closing as so amended and shall not have been further amended or modified.

3.4.          Registration Agreement. The Company and Purchaser shall have entered into a registration agreement in form and substance as set forth in Exhibit C (the “Registration Agreement”), and the Registration Agreement shall be in full force and effect as of the Initial Closing.

3.5.          Board of Directors. As of the Initial Closing, the authorized size of the Board shall be eight directors, and the Board shall be comprised of Bipin C. Shah, Jon Lubert, Frederick Hammer, Arthur Ryan, Richard Braddock, Robert Palmer, Donald J. Edwards and Steven M. Michienzi.

3.6.          Indemnification Agreements. The Company shall have entered into an indemnification agreement, in form and substance as set forth in Exhibit D (an “Indemnification Agreement”), with each of Donald J. Edwards and Steven M. Michienzi and each such Indemnification Agreement shall not have been amended or modified and shall be in full force and effect as of the Initial Closing.

3.7.          Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities Laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such Laws, except to the extent such filings may properly be made subsequent to the Initial Closing.

3.8.          Opinion of the Company’s Counsel. Purchaser shall have received from Dechert LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit E, which shall be addressed to Purchaser, dated the date of the Initial Closing and in form and substance reasonably satisfactory to Purchaser.

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3.9.          Closing Documents. The Company shall have delivered to Purchaser all of the following documents:

(a)          an Officer’s Certificate, dated the date of the Initial Closing, stating that the conditions specified in Section 2 and Sections 3.1 through 3.7, inclusive, and Sections 3.9 through 3.13, inclusive, have been fully satisfied;

(b)          certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Agreements, the filing of the Certificate of Designation referred to in Section 3.2, the amendment to the Company’s bylaws referred to in Section 3.3, the issuance and sale of the Preferred Stock, the reservation for issuance upon conversion of the Preferred Stock of an aggregate of 15,000,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement and each of the other Transaction Agreements;

(c)          certified copies of the Certificate of Incorporation, the Certificate of Designation and the Company’s bylaws, each as in effect at the Initial Closing;

(d)          certificates of good standing for the Company and each of its Subsidiaries from the respective jurisdictions of their organization;

(e)          an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treas. Reg. Section 1.897-2(h);

(f)          copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all federal securities Law and blue sky Law filings and waivers of all preemptive rights, anti-dilution rights and rights of first refusal);

(g)          a duly and validly executed waiver by WLES, L.P. (“WLES”) waiving WLES’s right to any vesting, inuring or acceleration of payment of the Contingency Merger Consideration (as defined in the JetPay Merger Agreement) pursuant to Section 2.9 of the JetPay Merger Agreement as a result of the execution, delivery or performance or the consummation of the transactions contemplated by this Agreement, in a form reasonably acceptable to Purchaser;

(h)          copies of all other agreements, documents and materials contemplated by this Section 3; and

(i)          such other documents relating to the transactions contemplated by this Agreement as Purchaser may reasonably request.

3.10.        Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser.

3.11.        Expenses. At the Initial Closing, the Company shall reimburse Purchaser for the fees and expenses as provided in Section 12.1.

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3.12.        No Material Adverse Effect. From the date of this Agreement, there shall not have been a Material Adverse Effect.

3.13.        Compliance with Applicable Laws; Card Association. The purchase of Preferred Stock by Purchaser hereunder shall not be prohibited by any applicable Law or governmental rule or regulation and shall not subject Purchaser to any penalty, liability or, in Purchaser’s reasonable judgment, other onerous condition under or pursuant to any applicable Law or governmental rule or regulation, and the purchase of the Preferred Stock by Purchaser hereunder shall be permitted by Laws, rules and regulations of the jurisdictions and Governmental Entities to which Purchaser is subject. The Company’s and its Subsidiaries’ participation in any of the Card Association networks shall not, either directly or indirectly including, without limitation through any sponsoring banks, be prohibited or materially and adversely restricted.

3.14.        Authorization; Listing. The Common Stock issuable upon conversion of the Preferred Stock, whether issued on the date hereof or in the future, shall have been duly authorized and reserved for issuance and such Common Stock shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

3.15.        Stockholder Consent. The Stockholder Consent shall have become effective in accordance with the Laws of the State of Delaware and Section 14(c) and Regulation 14C of the Exchange Act.

Any condition specified in this Section 3 may be waived if consented to by Purchaser; provided that no such waiver shall be effective against Purchaser unless it is set forth in a writing executed by Purchaser; provided, further, that the condition specified in Section 3.15 may not be waived by Purchaser prior to the date that is 75 days following the date of this Agreement.

Section 4.          Conditions of Purchaser’s Obligations at the Tranche B Closing and Tranche C Closing. The obligation of Purchaser to purchase and pay for the Tranche B Preferred Stock and Tranche C Preferred Stock at the Tranche B Closing and Tranche C Closing, as applicable, is subject to the satisfaction as of such Closing of the following conditions:

4.1.         Representations and Warranties; Covenants. Upon delivery to Purchaser of Updated Disclosure Schedules dated as of such Subsequent Closing:

(a)          (i) in the case of the Tranche B Closing, other than with respect to the Fundamental Representations, the representations and warranties contained in Section 8 shall be true, complete and correct in all material respects at such Tranche B Closing (without giving effect to any references to Material Adverse Effect other than with respect to Section 8.10) as though such representation or warranty had been made at such Tranche B Closing (except that those representations and warranties which address matters only as of a particular date shall remain true, complete and correct as of such date) and (ii) in the case of a Tranche C Closing, the representations and warranties contained in Section 8 shall be true, complete and correct in all respects at such Tranche C Closing (without giving effect to any references to Material Adverse Effect other than with respect to Section 8.10) as though such representation or warranty had been made at such Tranche C Closing (except that those representations and warranties which address matters only as of a particular date shall remain true, complete and correct as of such date); provided, however, that the conditions set forth in this Section 4.1(a)(ii) shall be deemed satisfied unless the effect of all such failures of such representations and warranties to be true, complete and correct, taken together, has had, or would reasonably be expected to have, a Material Adverse Effect.

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(b)          (i) in the case of a Tranche B Closing, the Fundamental Representations applicable to the Company and its Subsidiaries shall be true and correct in all material respects at and as of such Tranche B Closing as though then made and (ii) in the case of a Tranche C Closing, the Fundamental Representations shall be true and correct in all material respects at and as of such Tranche C Closing as though then made.

(c)          The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of such Subsequent Closing.

4.2.         Certificate of Designation. The Certificate of Designation shall be in full force and effect as of such Subsequent Closing under the Laws of the State of Delaware and shall not have been amended or modified.

4.3.         Company Documents. Each of the Company’s bylaws, Registration Agreement and Indemnification Agreements shall be in full force and effect as of such Subsequent Closing as were in effect at the Initial Closing.

4.4.         Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities Laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such Laws, except to the extent such filings may properly be made subsequent to such Subsequent Closing.

4.5.         Opinion of the Company’s Counsel. Purchaser shall have received from Dechert LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit E, which shall be addressed to Purchaser, dated the date of such Subsequent Closing and in form and substance reasonably satisfactory to Purchaser.

4.6.         Closing Documents. The Company shall have delivered to Purchaser all of the following documents:

(a)          an Officer’s Certificate, dated the date of such Subsequent Closing, stating that the conditions specified in Section 2 and Sections 4.1 through 4.4, inclusive, and Sections 4.6 through 4.10, inclusive, have been fully satisfied;

(b)          certificates of good standing for the Company and each of its Subsidiaries from the respective jurisdictions of their organization;

(c)          an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treas. Reg. Section 1.897-2(h);

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(d)          copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all federal securities Law and blue sky Law filings and waivers of all preemptive rights, anti-dilution rights and rights of first refusal); and

(e)          such other documents relating to the transactions contemplated by this Agreement as Purchaser may reasonably request.

4.7.         Expenses. At such Subsequent Closing, the Company shall reimburse Purchaser for the fees and expenses as provided in Section 12.1.

4.8.         No Material Adverse Effect. From the date of the Initial Closing until such Subsequent Closing, there shall not have been a Material Adverse Effect.

4.9.         Compliance with Applicable Laws. The purchase of Preferred Stock by Purchaser hereunder shall not be prohibited by any applicable Law or governmental rule or regulation and shall not subject Purchaser to any penalty, liability or, in Purchaser’s reasonable judgment, other onerous condition under or pursuant to any applicable Law or governmental rule or regulation, and the purchase of the Preferred Stock by Purchaser hereunder shall be permitted by Laws, rules and regulations of the jurisdictions and Governmental Entities to which Purchaser is subject. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority shall have been obtained or made and no such consent, approval, order or authorization shall have been revoked.

4.10.       No Judgments or Settlements. From the date of the Initial Closing until such Subsequent Closing, neither the Company nor any of its Subsidiaries shall (a) become subject to any judgment, order, ruling or verdict, or settle or agree to settle any claim, dispute or litigation, in each case that results in the Company or any of its Subsidiaries becoming liable, net of any insurance proceeds actually received, (i) with respect to Merrick Bank Corporation or any of its Affiliates (collectively, “Merrick”) and arising out of or related to the Direct Air Matter, for an amount that, individually or in the aggregate, is not solely satisfied out of the Escrowed Shares (and without the payment of cash by the Company or any of its Subsidiaries) and/or the Designated Assets or (ii) in the case of any other third-party (including, without limitation, any sponsoring bank other than Merrick) or Merrick for any matter not arising out of or related to the Direct Air Matter, for an amount, individually or in the aggregate, equal to or exceeding $2,500,000 or (b) become subject to any claim made by any sponsoring bank or other third party which would reasonably be expected to cause the Company or its Subsidiaries to be liable, individually or in the aggregate, for an amount that is not solely satisfied out of the Escrowed Shares (and without the payment of cash by the Company or any of its Subsidiaries) and/or the Designated Assets (in the case of any claims by Merrick arising out of or related to the Direct Air Matter) or $2,500,000 (in the case of any other claim by any third party, including by Merrick for any claim not arising out of or related to the Direct Air Matter), as applicable.

4.11.       Authorization; Listing. The Common Stock issuable upon conversion of the Preferred Stock, whether issued on the date hereof or in the future, shall have been duly authorized and reserved for issuance and such Common Stock shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

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Any condition specified in this Section 4 may be waived if consented to by Purchaser; provided that no such waiver shall be effective against Purchaser unless it is set forth in a writing executed by Purchaser.

Section 5.          Conditions to the Company’s Obligations at Closing. The obligation of the Company to issue and sell the Preferred Stock at each Closing is subject to the satisfaction as of each such Closing of the following conditions:

5.1.         Representations and Warranties. Each of (i) representations and warranties of Purchaser contained in Section 9 shall be true and correct as of the date hereof and as of the Closing as though made on and as of the Closing (other than representations and warranties that by their terms speak as of a certain date, which shall continue to be true and correct as of such certain date) except where the failure of any of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to materially delay or impair Purchaser’s ability to effect the Closing or to perform its obligations under this Agreement and the Transaction Documents and (ii) the Fundamental Representations applicable to Purchaser shall be true and correct in all respects on and as of the Closing.

5.2.         Performance. Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

Section 6.          Covenants.

6.1.         Financial Statements and Other Information. For so long as Purchaser holds at least the number of shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) equal to the Minimum Ownership Condition, the Company shall deliver to Purchaser and to each holder of at least 10% of the outstanding Preferred Stock and each holder of at least 10% of the Underlying Common Stock:

(a)          as soon as available but in any event within 35 days (or with respect to monthly accounting periods coinciding with the Company’s fiscal quarter- or year-ends, within 45 days) after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, and shall be certified by the Company’s chief financial officer that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP, consistently applied (excluding non-recurring adjustments, including intangible asset valuation or derivative valuation adjustments, that will be made on a quarterly basis), subject to the absence of footnote disclosures and to normal quarter-end adjustments for recurring accruals which are not, individually or in the aggregate, materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole);

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(b)          within 30 days after the end of each quarterly accounting period in each fiscal year, an Officer’s Certificate stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

(c)          within 90 days after the end of each fiscal year, consolidating and consolidated statements of income, cash flows and stockholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm registered with the Public Company Accounting Oversight Board that is unqualified with respect to the scope of such firm’s examination and the Company’s status as a going concern and (ii) a copy of such firm’s annual management letter to the Board, it being understood that the obligations under this subsection (c) with respect to a particular fiscal year shall be deemed to be satisfied as to that fiscal year if the Company files its Annual Report on Form 10-K through the Electronic Data-Gathering, Analysis, and Retrieval system within the time periods prescribed by the Securities and Exchange Commission and such Annual Report contains the information required to be set forth therein;

(d)          promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or its Subsidiaries’ operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

(e)          beginning with the fiscal year ending in the 2014 calendar year, at least 15 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets); and

(f)          promptly (but in any event within five Business Days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement, including but not limited to any agreement related to any material indebtedness, to which it or any of its Subsidiaries is a party or any Material Adverse Effect affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), a written notice specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

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(g)          with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 6.1 may reasonably request and which would not be unduly burdensome for the Company to provide.

6.2.          Inspection Rights. For so long as Purchaser holds at least the number of shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) equal to the Minimum Ownership Condition, the Company shall permit any representatives designated by Purchaser at their sole expense, upon reasonable advance notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such company with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided, however, that such investigation and preparation of responses shall not unreasonably interfere with the operations of the Company or its Subsidiaries, as applicable. The presentation of an executed copy of this Agreement by Purchaser to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

6.3.          Designation of Directors. The holders of shares of Preferred Stock, in addition to any other voting rights available to such holders, shall be entitled to elect the number of directors to the Board as provided in Sections 10(b) and 12(c) of the Certificate of Designation (each a “Preferred Director”). Each Preferred Director shall be entitled to receive the same directors’ fees or stipends as are paid by the Company to any other non-employee director of the Company. In addition, all reasonable and documented out-of-pocket expenses of each Preferred Director incurred in connection with attending regular and special board meetings, any meeting of any board committee, and any other meeting or activity attended or taken on behalf of or for the benefit of the Company or its Subsidiaries shall be promptly paid by the Company upon request by such Preferred Director (or Purchaser).

6.4.          Restrictions. From (x) the date of this Agreement until the earlier of (1) the termination of this Agreement in accordance with Section 11 and (2) the Initial Closing and (y) the Initial Closing until the date upon which Purchaser no longer holds at least the number of shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) equal to the Minimum Ownership Condition, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Purchaser:

(a)          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its Capital Stock (other than dividends and distributions by a direct or indirect Wholly-Owned Subsidiary of the Company to its parent); (ii) adjust, split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock or any of its other equity securities; or (iii) purchase, redeem or otherwise acquire any shares of its Capital Stock or any other of its equity securities or any rights, warrants or options to acquire any such shares or other equity securities, other than repurchases of Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreements or plans existing on the date of this Agreement and disclosed in the Disclosure Schedules hereto or any employment or consulting agreements entered into after the date of this Agreement in the ordinary course of business and approved by the Board;

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(b)          except as expressly contemplated by this Agreement, authorize, issue, create, assume or enter into any agreement providing for the authorization, issuance (contingent or otherwise), creation or assumption of (i) any Indebtedness or debt securities (including, without limitation, any debt securities convertible into or exchangeable for Capital Stock or other equity securities, issued in connection with the issuance of Capital Stock or other equity securities or containing profit participation features), in all such cases in excess of $2,500,000 in aggregate loan amount or purchase price in any consecutive twelve-month period or (ii) any Capital Stock or other equity securities (or any securities convertible into or exchangeable for any Capital Stock or other equity securities), other than any issuance of (A) Common Stock upon exercise of any stock options or warrants outstanding on the date of this Agreement and set forth on the Capitalization Schedule or upon conversion of any of the Existing Secured Convertible Notes, (B) Common Stock or compensatory stock options to employees or directors of the Company or any of its Subsidiaries in accordance with any Qualified Incentive Plan or (C) in any consecutive twelve-month period, Common Stock not in excess of the lesser of $2,500,000 in aggregate purchase price and 7.5% of the issued and outstanding Common Stock as of the beginning of such period; provided, however that no such issuance described in the foregoing clauses (i) or (ii) shall be permitted if the result of such issuance would, directly or indirectly, cause the number of directors which the holders of Preferred Stock are entitled to elect pursuant to Section 10(b) of the Certificate of Designation to be fewer than two.

(c)          make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary), except for (i) reasonable advances to employees in the ordinary course of business, and (ii) Investments having a stated maturity no greater than one year from the date the Company or any Subsidiary makes such Investment in (A) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (B) certificates of deposit of commercial banks having combined capital and surplus of at least $100,000,000 or (C) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc. (or the analogous rating by any other nationally recognized rating agency);

(d)          merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary), the result of which would reasonably be expected to result in the holders of Preferred Stock receiving as consideration in such transaction proceeds in an aggregate amount less than the Liquidation Preference (as defined in the Certificate of Designation);

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(e)         sell, lease, mortgage, pledge, grant a Lien on, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and in an aggregate amount not exceeding $1,500,000;

(f)          other than with respect to Enzo Merger Sub, Inc., liquidate, dissolve or effect a recapitalization or other exchange of the Company’s Capital Stock or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income Tax purposes);

(g)         acquire, or permit any Subsidiary to acquire, any interest in any entity or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into, or permit any Subsidiary to enter into, any joint venture in all such cases, involving an aggregate consideration by the Company and its Subsidiaries (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $2,500,000 in any consecutive twelve-month period;

(h)         enter into any line of business other than the lines of business in which the Company and/or its Subsidiaries are engaged as of the date of this Agreement and other activities or lines of business reasonably related thereto;

(i)          become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument (including, without limitation, by way of amendment thereto or modification, extension or renewal thereof) which by its terms would (under any circumstances) restrict the Company’s right or ability to perform the provisions of this Agreement, any of the Transaction Agreements or the Certificate of Designation (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Preferred Stock and conversions of the Preferred Stock), unless the consummation or effectiveness of such agreement or instrument is conditioned upon receipt of written consent of Purchaser pursuant to this Agreement;

(j)          except as expressly contemplated by this Agreement, alter, amend, modify or repeal (including, without limitation, by merger, consolidation or otherwise) the Certificate of Incorporation, the Certificate of Designation or the Company’s bylaws, or file any resolution of the board of directors with the Secretary of State of the State of Delaware creating any new class or series of preferred stock or modifying any existing class or series of preferred stock or containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Certification of Designation, the Company’s bylaws, or the Registration Agreement;

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(k)         enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

(l)          establish, acquire or permit to exist (i) any Subsidiaries other than Wholly-Owned Subsidiaries or (ii) any Subsidiaries organized outside of the United States and its territorial possessions;

(m)        enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement the Existing Secured Convertible Notes or the related purchase agreement, other than with respect to the redemption of such Existing Secured Convertible Notes so long as the consideration payable by the Company in such redemption is in cash and in an amount no greater than is necessary to pay the outstanding principal and accrued interest thereon;

(n)         except as contemplated pursuant to Section 6.3 hereof, increase the authorized size of its board of directors;

(o)         except as required by applicable Law, materially amend or modify any stock option plan, employee stock ownership plan, stock appreciation plan or phantom stock plan as in existence as of the Initial Closing, adopt any new stock option plan, employee stock ownership plan, stock appreciation plan or phantom stock plan or issue any shares of Common Stock to its or its Subsidiaries’ employees other than pursuant to the Company’s existing stock option and employee stock ownership plans;

(p)         settle or agree to settle any claim, dispute or litigation, in each case that results in the Company or any of its Subsidiaries becoming liable, net of any insurance proceeds actually received, (i) with respect to Merrick and arising out of or related to the Direct Air Matter, for an amount that, individually or in the aggregate, is not solely satisfied out of the Escrowed Shares (and without the payment of cash by the Company or any of its Subsidiaries) and/or the Designated Assets or (ii) with respect to any other third-party (including, without limitation any sponsoring bank other than Merrick) or Merrick but not arising out of or related to the Direct Air Matter, for an amount, individually or in the aggregate, equal to or exceeding $2,500,000;

(q)         (i) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (ii) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (iv) take any corporate action for the purpose of any of the foregoing;

(r)          voluntarily delist from any trading market; or

(s)         authorize, or commit to agree to take, any of the foregoing actions.

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6.5.          Compliance with Agreements. The Company shall perform and observe all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Incorporation, the Certificate of Designation, the Company’s bylaws and the Transaction Agreements.

6.6.          Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock and all Preferred Stock at any time issuable pursuant to Section 2.3 of this Agreement. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes, Liens and charges. The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance and change in the number of shares of Common Stock outstanding, each of which shall be immediately transmitted by the Company upon issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

6.7.          Use of Proceeds. Unless otherwise consented to in writing by Purchaser, the Company shall use the proceeds from the sale of the Preferred Stock to Purchaser for no purpose other than as follows: (a) from the proceeds of the sale of Preferred Stock to Purchaser at the Initial Closing, (i) up to $6,000,000 shall be used to redeem in full for cash that certain promissory note payable to Ten Lords, Ltd. pursuant to the Loan Agreement, dated as of May 31, 2010 by and among Ten Lords, Ltd., certain predecessors-in-interest of the Company and/or its Subsidiaries and certain other parties and (ii) the remainder (but in no event less than $4,000,000) shall be used for general corporate purposes; (b) the entirety of the proceeds of the sale of Preferred Stock to Purchaser at the Tranche B Closing shall be used to redeem the Existing Secured Convertible Notes; and (c) the proceeds of the sale of Preferred Stock to Purchaser at the Tranche C Closing shall be used for acquisitions or general corporate purposes.

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6.8.         Issuance of New Securities.

(a)          Offer to Qualified Holders. For so long as Purchaser holds at least the number of shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) equal to the Minimum Ownership Condition, if the Company or any of its Subsidiaries authorizes the issuance or sale of any New Securities (other than (i) pursuant to the granting or exercise of stock options or other equity-based awards pursuant to any Qualified Incentive Plan, (ii) issuances made as consideration in the acquisition of assets or securities of another unaffiliated business or Person approved by the Board by means of merger, purchase of securities, purchase of all or substantially all of the assets of such business or Person or reorganization resulting in the ownership by the Company directly or indirectly of not less than a majority of the voting power of such business or Person, (iii) issuances upon conversion of, or as a dividend on, any convertible or exchangeable securities of the Company issued either (A) pursuant to the transactions contemplated hereby or (B) prior to the date hereof and (iv) issuances as part of a bona fide public offering pursuant to a registration statement under the Securities Act underwritten on a firm commitment basis), the Company shall first offer to sell to each holder of Underlying Common Stock (a “Qualified Holder”) such Qualified Holder’s pro rata allotment of such New Securities equal to the number of New Securities to be issued or sold multiplied by the quotient determined by dividing (i) the number of shares of Underlying Common Stock held by such holder at such time, by (ii) the number of shares of Common Stock then issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock). Each Qualified Holder shall be entitled to purchase all or any portion of such Qualified Holder’s pro rata allotment of such New Securities on the same price and same terms and conditions as such New Securities are to be offered to other Persons; provided that if other Persons acquiring the New Securities are also required to purchase other securities of the Company, the Qualified Holders exercising their rights pursuant to this Section 6.8 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price payable for the New Securities offered to the Qualified Holders hereunder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company or, to the extent otherwise permitted by the Company, by notes issued by such holders.

(b)          Issuance Notice. At least 15 days prior to any issuance by the Company of any New Securities, the Company shall give written notice (the “Issuance Notice”) to each Qualified Holder specifying in reasonable detail the total amount of New Securities to be issued, the purchase price thereof, the other material terms and conditions of the issuance and such Qualified Holder’s pro rata allotment of the New Securities. In order to exercise such holder’s purchase rights hereunder, each Qualified Holder must, within ten days after the Issuance Notice has been given to the Qualified Holders, give written notice to the Company describing such holder’s election to purchase all or any portion of the amount of New Securities available for purchase by such Qualified Holder. The failure of a Qualified Holder to respond within 15 days of its receipt of the Issuance Notice shall be deemed a waiver of such Qualified Holder’s rights under this Section 6.8, only with respect to the offering described in the applicable Issuance Notice.

(c)          Issuance Closing. Within 15 days after the Issuance Notice has been given, the Company shall sell, and each Qualified Holder electing to participate in such issuance shall purchase, the amount of New Securities determined pursuant to this Section 6.8 at a mutually agreeable place and time (the “Issuance Closing”). At the Issuance Closing, the Company shall deliver to each such participating Qualified Holder the certificates or other instruments representing the issued New Securities (if certificated), free and clear of all Liens, and each such participating Qualified Holder shall deliver the purchase price for such New Securities to the Company and shall make customary investment representations to the Company.

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(d)          Sale to Other Persons. To the extent that the Qualified Holders have not elected to purchase all of the New Securities being offered, the Company may, within 90 days after the Issuance Notice was given, sell such New Securities to one or more third parties at a price no less than the price per share, and on other material terms and conditions no more favorable to such third party purchaser(s) than the material terms and conditions, offered to the Qualified Holders in the Issuance Notice. Notwithstanding the foregoing, if such sale of New Securities is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period be extended for more than 30 additional days from the expiration of the initial 90-day period. Any New Securities not sold within such 90-day period (or 120-day period, as applicable) shall be reoffered to the Qualified Holders under this Section 6.8 prior to any subsequent sale.

6.9.         Listing. The Company shall use reasonable best efforts to continue to have its Common Stock listed on the NASDAQ Capital Market or other national securities exchange so long as any Preferred Stock is outstanding. Prior to the Initial Closing, the Company shall prepare and submit to NASDAQ an application to list additional shares covering the shares of Common Stock issuable upon the conversion of the Preferred Stock purchased by Purchaser at the Initial Closing. Prior to each Subsequent Closing, the Company shall prepare and submit to NASDAQ an application to list additional shares covering the shares of Common Stock issuable upon conversion of the Preferred Stock purchased by Purchaser at such Subsequent Closing.

6.10.        Section 203 of the Delaware General Corporation Law. The Company shall not adopt any resolution containing any provisions relating to the exemption from Section 203 of the Delaware General Corporation Law granted to Purchaser or its Affiliates which would adversely affect or otherwise impair the rights of Purchaser or its Affiliates thereunder.

6.11.        Conversion of Preferred Stock. The Company shall not take any action that would adversely affect or limit the rights of Purchaser to convert the Preferred Stock in accordance with the terms hereof.

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6.12.         Filing of Information Statement. Promptly, but in any event within twenty days after the date hereof, the Company shall file with the Securities and Exchange Commission an information statement pursuant to Section 14(c) and Regulation 14C of the Exchange Act (an “Information Statement”) regarding the Stockholder Consent. The Company shall comply with all of its obligations pursuant to Section 14(c) and Regulation 14C of the Exchange Act in connection with the Stockholder Consent. The Company will cause the Information Statement, at the time of the mailing of the Information Statement or any amendments or supplements thereto to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Purchaser in writing specifically for inclusion in the Information Statement. The Company shall respond reasonably promptly to any comments received from the Securities and Exchange Commission with respect to the Information Statement, and the Company shall cause the Information Statement (containing the recommendation described above) to be mailed to the Company’s stockholders at the earliest reasonably practicable date. The Company shall notify Purchaser, as promptly as reasonably practicable after receipt thereof, of any comments from the Securities and Exchange Commission or any request from the Securities and Exchange Commission or its staff for amendments or supplements to the Information Statement (and shall provide copies of any such written comments or requests to Purchaser) and shall provide Purchaser with copies of all correspondence between the Company, its Subsidiaries or any of their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives, on the one hand, and the Securities and Exchange Commission or the staff of the Securities and Exchange Commission, on the other hand, relating to the Information Statement. Purchaser shall reasonably cooperate with the Company in the preparation of the Information Statement and any amendment or supplement thereto. Notwithstanding anything to the contrary herein, prior to filing or mailing the Information Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the Securities and Exchange Commission or its staff with respect thereto, the Company shall provide Purchaser with a reasonable opportunity to review and comment on such document or response and the Company shall consider any reasonable comments provided by Purchaser or its representatives. If at any time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Information Statement, the Company shall promptly inform Purchaser. Each party agrees to promptly correct any information provided by it for use in the Information Statement which shall have become false or misleading and shall cause all documents that such party is responsible for filing with the Securities and Exchange Commission in connection with transactions contemplated hereby to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.13.         Public Disclosures. Other than with respect to the Information Statement and any required filings with the Securities and Exchange Commission, the Company shall not, nor shall it permit any Subsidiary to, disclose Purchaser’s name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any Governmental Entity, without the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed) , unless such disclosure is required by applicable Law or governmental regulations or by order of a court of competent jurisdiction, in which case, prior to making such disclosure, the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit Purchaser to review and comment upon the form and substance of such disclosure.

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6.14.         Restrictions on Transfer. Purchaser shall not sell, transfer or otherwise dispose any shares of Preferred Stock or Underlying Common Stock prior to January 1, 2015; provided, that nothing in this Section 6.14 shall restrict Purchaser from transferring any shares of Preferred Stock or Underlying Common Stock to any Affiliate; provided, that such Affiliate agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, Purchaser shall not be restricted from selling, transferring or otherwise disposing of any shares of Preferred Stock or Underlying Common Stock in connection with or at any time following the occurrence of a Change of Control or Event of Noncompliance (each as defined in the Certificate of Designation) or in connection with Purchaser’s participation in a Piggyback Registration (as defined in the Registration Agreement).

6.15.         Further Assurances; Cooperation. The Company shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to obtain satisfaction of all conditions precedent to Purchaser to, or otherwise to effectuate, the consummation of any of the transactions contemplated hereby, including, without limitation, reasonably cooperating with Purchaser in connection with any filing or approval required to be made or obtained by Purchaser pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (or any successor act, rules or regulations).

Section 7.          Transfer of Restricted Securities.

7.1.          General Provisions. Restricted Securities are transferable only pursuant to (a)  public offerings registered under the Securities Act, (b)  Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (c)  subject to the conditions and restrictions specified in Section 7.2 and in the other Transaction Agreements, any other legally available means of transfer.

7.2.          Opinion Delivery. In connection with the transfer of any Restricted Securities under Section 7.1, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities Law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act; provided, however, that no such opinion need be delivered by such holder for any transfer of any Restricted Securities under Section 7.1 to any Affiliate of such holder or any of its limited partners. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, promptly upon such contemplated transfer the Company shall cause its transfer agent to deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.3(a). If the Company is not required to cause its transfer agent to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 7.

7.3.         Legend; Legend Removal.

(a)          Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

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“THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. SUCH SECURITIES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF ___________, 2013, BETWEEN JETPAY CORPORATION AND THE PURCHASER IDENTIFIED THEREIN.”

(b)          If any Restricted Securities become eligible for sale pursuant to Rule 144 under the Securities Act, the Company shall, upon the request of the holder of such Restricted Securities, cause its transfer agent to remove the legend set forth in Section 7.3(a) from the certificates for such Restricted Securities.

7.4.          Rule 144A. Upon the request of Purchaser, the Company shall promptly supply to Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

Section 8.          Representations and Warranties of the Company. As a material inducement to Purchaser to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants that:

8.1.          Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified as a foreign corporation to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a Material Adverse Effect. The copies of the Company’s and each Subsidiary’s Organizational Documents which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

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8.2.         Capital Stock and Related Matters.

(a)          As of the Initial Closing and immediately thereafter, the authorized Capital Stock of the Company shall consist of (i) 1,000,000 shares of preferred stock, 134,000 of which shall be designated as Class A Preferred and (ii) 100,000,000 shares of Common Stock, of which 11,529,094 shares shall be issued and outstanding and 13,400,000 shares shall be reserved for issuance upon conversion of the Preferred Stock. As of the Initial Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its Capital Stock or other equity securities or containing any profit participation features, nor shall it have outstanding any warrants, options or other rights to subscribe for or to purchase its Capital Stock or other equity securities or any stock or securities convertible into or exchangeable for its Capital Stock or other equity securities or any stock appreciation rights or phantom stock plans, except for the Preferred Stock issued to Purchaser and except as set forth on the attached Capitalization Schedule. The Capitalization Schedule accurately sets forth the following information with respect to all outstanding warrants, options and other rights to acquire the Company’s Capital Stock and other equity securities: the holder, the number of shares covered, the issuance date, the exercise price, any applicable vesting schedule and the expiration date. As of the Initial Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or other equity securities or any warrants, options or other rights to acquire its Capital Stock or other equity securities, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of Designation with respect to the Preferred Stock. As of the Initial Closing, all of the outstanding shares of the Company’s Capital Stock shall be validly issued, fully paid and nonassessable and shall be free and clear of any Lien (other than pursuant to the Transaction Agreements), and the Common Stock issuable upon conversion of the Preferred Stock has been duly and validly authorized and reserved for issuance and, when issued in compliance with the provisions of the Certificate of Designation, shall be validly issued, fully paid and nonassessable and shall be free and clear of any Lien (other than pursuant to the Transaction Agreements); provided that the Company’s Capital Stock shall be subject to restrictions on transfer under applicable state and/or federal securities Laws. The Capitalization Schedule accurately sets forth the Closing Price of the Common Stock as of the Trading Day immediately prior to the date of this Agreement.

(b)          There are no statutory or contractual stockholders’ preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock. The Company has not violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Capital Stock. The Company is not party to any agreement, and to the Company’s Knowledge, there are no agreements between the Company’s stockholders with respect to the voting or transfer of the Company’s Capital Stock or with respect to any other aspect of the Company’s affairs, except for the Transaction Agreements.

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8.3.          Subsidiaries; Investments. The attached Subsidiary Schedule correctly sets forth the name of each Subsidiary, the jurisdiction of its organization and the Persons owning the outstanding Capital Stock or other equity securities of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, possesses all requisite corporate or other applicable entity power and authority. All of the outstanding shares of Capital Stock or other equity securities of each Subsidiary are validly issued, full paid and nonassessable, and all such shares or securities are owned by the Company or another Subsidiary free and clear of any Lien and are not subject to any option or right to purchase any such shares or securities, except as set forth on the Subsidiary Schedule. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or ownership interest in any other Person.

8.4.          Authorization. The execution, delivery and performance of this Agreement and all other Transaction Agreements, the filing of the Certificate of Designation and the amendment of the Company’s bylaws have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Certificate of Designation and all other Transaction Agreements each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors’ rights generally or general equitable principles. A majority of the holders of the Company’s issued and outstanding Common Stock have executed an action by written consent in form and substance as set forth in Exhibit F (the “Stockholder Consent”) approving the issuance of the Common Stock issuable upon conversion of all the shares of Preferred Stock, whether issued on the date hereof or in the future, and the Company has delivered such executed consent to Purchaser.

8.5.          No Breach. The Company is not in violation or default of any provision of its Certificate of Incorporation or other Organizational Documents, each as in effect as of the Closing. Except as set forth on the Restrictions Schedule, the execution, delivery, and performance of and compliance with this Agreement and the Transaction Agreements and the offering, issuance and sale of the Preferred Stock and the conversion of the Preferred Stock into shares of Common Stock and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (a) conflict with or violate any provision of the Certificate of Incorporation (including the Certificate of Designation) or other Organizational Documents, (b) conflict with or violate any applicable Law (which conflict or violation would be material to the Company and its Subsidiaries taken as a whole) or any applicable judgment, order or decree of any Governmental Authority, (c) conflict with or result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right to termination, acceleration or cancellation under any Material Contract or result in the creation of any material mortgage, pledge, Lien, encumbrance, or charge upon any of the Capital Stock, properties or assets of the Company, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties or (d) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Entity pursuant to, the Certificate of Incorporation or the other Organizational Documents of the Company or any Subsidiary, or any Law to which the Company or any Subsidiary is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends or distributions to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

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8.6.         Licenses. The Company and its Subsidiaries possess all requisite corporate power and authority, and all licenses, permits and authorizations, necessary to own and operate their respective properties, to carry on their respective businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement, except where the failure to so possess would not individually, or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of such licenses and neither the Company nor any of its Subsidiaries has received written or, to the Company’s Knowledge, oral notices from any Governmental Entity that it is in violation of any of the terms or conditions of such licenses, except where the failure to so comply would not individually, or in the aggregate, be reasonably expected to have Material Adverse Effect.

8.7.         Company Filings; Financial Statements.

(a)          Company Filings. Since December 22, 2010, the Company has filed all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission required to be filed by the Company pursuant to the Securities Act and the Exchange Act, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (collectively, the “Company Filings”). As of their respective effective dates (in the case of Company Filings that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other Company Filings), the Company Filings complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the Securities and Exchange Commission prior to the date of this Agreement, as of such respective dates, none of the Company Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, except with respect to the Company’s Registration Statement on Form S-3, Reg. No. 333-187339, there are no outstanding or unresolved comments in comment letters from the Securities and Exchange Commission staff with respect to any of the Company Filings. To the Company’s Knowledge, as of the date hereof, except with respect to the Company’s Registration Statement on Form S-3, Reg. No. 333-187339, none of the Company Filings is the subject of ongoing Securities and Exchange Commission review or outstanding Securities and Exchange Commission investigation.

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(b)          Financial Statements. Each of the audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the Company Filings when filed complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in all material respects in accordance with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the Securities and Exchange Commission or other rules and regulations of the Securities and Exchange Commission) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments and the absence of footnotes). Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), other than as disclosed in the Company Filings.

8.8.          Internal Controls. The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the Securities and Exchange Commission and other public disclosure documents, and have disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board any known (A) significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and, (B)  fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has provided to Purchaser copies of any material written materials relating to each of the foregoing.

8.9.          Absence of Undisclosed Liabilities. Except as set forth on the attached Liabilities Schedule, there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever (whether known, unknown, accrued, contingent, absolute, determined, determinable or otherwise) other than liabilities or obligations: (i) reflected in the financial statements included or otherwise disclosed in the Latest Balance Sheet, (ii) incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (other than any such liabilities related to any breach of contract, violation of Law or tort), (iii) transaction expenses incurred in connection with the Transaction Documents or (iv) that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the attached Liabilities Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation arising out of, related to, or in connection with, any contingent consideration or any broker fees or claims therefore.

8.10.         No Material Adverse Change. Except as set forth on the attached Adverse Change Schedule, since December 31, 2012, there has been no Material Adverse Effect.

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8.11.         Absence of Certain Developments. Except (i) as expressly contemplated by this Agreement, (ii) as specifically disclosed in the Company Filings filed with respect to periods ended on or after December 28, 2012 or (iii) as set forth on the attached Developments Schedule, since December 28, 2012, neither the Company nor any Subsidiary has: (i) issued any notes, bonds or other debt securities or any Capital Stock or other equity securities or any securities convertible, exchangeable or exercisable into any Capital Stock or other equity securities; (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business; (iv) declared or made any payment or distribution of cash (other than a distribution from a Subsidiary of the Company to the Company) or other property to its equityholders with respect to its Capital Stock or other equity securities or purchased or redeemed any shares of its Capital Stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its Capital Stock or other equity securities), other than repurchases of Common Stock pursuant to Qualified Incentive Plans or employment agreements existing on the date of this Agreement and disclosed in the Disclosure Schedules hereto or any employment or consulting agreements entered into in the ordinary course of business thereafter and approved by the Board; (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens; (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims; (vii) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice; (vii) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate; (ix) made any charitable contributions or pledges in excess of $50,000 in the aggregate; (x) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance; (xi) terminated, amended or modified any agreement or other contract which would be required to be set forth on the Contracts Schedule if it were in effect on the date of this Agreement (ignoring, if applicable, any such termination, amendment or modification); (xii) made any material change in the accounting principles utilized by the Company in connection with the business of the Company and its Subsidiaries, made any change in the Company’s independent public accounting firm, had any disagreement with its independent public accounting firm over the Company’s and its Subsidiaries’ application of accounting principles or with the preparation of any of their financial statements that was required to be disclosed in such Company Filings, or, given notification to the Company’s audit committee of any facts with respect to the Company’s or its Subsidiaries’ financial statements or methods of accounting that could reasonably be expected to result in a restatement of or amendment to the Company’s or its Subsidiaries’ financial statements; (xii) made or changed any Tax election, changed an annual accounting period for Tax, adopted or changed any Tax accounting method, filed any amended Tax Return, entered into any closing agreement, settled any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or took any other similar action relating to the filing of any Tax Return or the payment of any Tax; (xiii) received any written notice from the Securities and Exchange Commission in connection with any investigation or action by the Securities and Exchange Commission; (xiv) experienced any resignation or termination of employment of any of the Company’s executive officers or (xv) entered into any other material transaction, whether or not in the ordinary course of business.

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8.12.        Property. The Leased Real Property Schedule attached hereto sets forth the address of each Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property. The Company has delivered to Purchaser a true and complete copy of each such Lease. With respect to each of the Leases: (i) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any material portion thereof other than as set forth on the Leased Real Property Schedule; and (ii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company and its Subsidiaries have good and valid title to, or a valid license to use or leasehold interest in, all of their respective material assets, free and clear of all Liens (other than Permitted Liens), except as would not materially impair ability of the Company and its Subsidiaries to conduct their businesses in the ordinary course of business consistent with past practices.

8.13.        Tax Matters.

(a)          Each of the Company and its Subsidiaries has timely prepared and filed all income and other material Tax Returns required to have been filed by the Company or any of its Subsidiaries with all appropriate Governmental Entities and timely paid all Taxes (whether or not shown thereon) otherwise owed by it. All such Tax Returns are true, correct and complete in all material respects. Except as set forth on the attached Taxes Schedule, all Taxes that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Entity or third party when due (or set aside for payment when due). No claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(b)          Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Initial Closing as a result of any: (A) change in method of accounting for a taxable period ending on a period to the Initial Closing; (B) use of an improper method of accounting for a taxable period ending on or prior to the Initial Closing; (C) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Initial Closing; or (D) election by the Company or any Subsidiary under Code §108(i).

(c)          Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated, combined, or unitary federal, state, local, or foreign income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by contract, or otherwise.

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(d)          Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax Law).

(e)          Neither Target nor any of its Subsidiaries is or has been a party to any “reportable transaction,” as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b).

(f)          The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the date of the most recent Company Filings, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Filings (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Initial Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the date of the Latest Company Filings, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom practice.

8.14.       Contracts and Commitments.

(a)          Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule or the attached Employee Benefits Schedule, neither the Company nor any Subsidiary is a party to or bound by any written or oral Material Contracts.

(b)          All of the contracts, agreements and instruments required to be set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms.  The Company and each Subsidiary have performed all obligations required to be performed under the contracts, agreements and instruments required to be listed on the Contracts Schedule and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument required to be listed on the Contracts Schedule, nor, to the Company’s or any Subsidiary’s Knowledge, has such notice been threatened; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument required to be listed on the Contracts Schedule.

(c)          Purchaser has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are listed on the Contracts Schedule or the Employee Benefits Schedule, together with all amendments, waivers or other changes thereto.

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8.15.         Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to be material, neither the Company’s nor any of its Subsidiaries’ use of any Intellectual Property Rights used in or necessary for the conduct of their respective businesses as currently conducted (collectively, the “Company Intellectual Property”), nor the operation of the Company’s or any of its Subsidiaries’ respective businesses, infringes, misappropriates or otherwise violates any Intellectual Property Rights of any other Person (and no actions, suits or claims are pending or threatened alleging any of the foregoing). To the Company or any Subsidiary’s Knowledge, no Person is infringing, misappropriating or violating the Intellectual Property Rights of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to be material.

8.16.         Litigation, etc.   Except as set forth on the attached Litigation Schedule, there are no, and for the past three years there has not been any, actions, suits, proceedings, orders, investigations or claims pending or, to the Company’s Knowledge, threatened by or against or affecting the Company or any Subsidiary (or to the Company’s Knowledge, pending or threatened by or against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by or against any Governmental Entity (including, without limitation, any actions, suits, proceedings, orders, investigations or claims with respect to the transactions contemplated by this Agreement). Except as set forth on the attached Litigation Schedule, there are no, and for the past three years there has not been any judgment, order or decree of any Governmental Entity in effect against the Company or any of its Subsidiaries.

8.17.         Brokerage. Except as set forth on the attached Brokerage Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

8.18.         Governmental Consent, etc.  No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Agreements, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule or as otherwise expressly contemplated herein.

8.19.         Insurance. The attached Insurance Schedule contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses or otherwise, and each such policy is in full force and effect as of the Initial Closing. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

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8.20.         Employees. Except as set forth on the attached Employees Schedule, to the Company’s Knowledge, no executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries have any unions or, to the Company’s Knowledge, any material labor related problems. Neither the Company, its Subsidiaries nor, to the Company’s Knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company or a Subsidiary and its present and former employees.

8.21.         Employee Benefits. The attached Employee Benefits Schedule sets forth a complete and correct list of all “employee benefit plans” (as such term is defined in Section 3(3) of ERISA) and any other material employee benefit plan, program, policy or arrangement that is maintained, sponsored or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any liability or potential liability (each an “Employee Benefit Plan” and collectively, “Employee Benefit Plans”). The Company has delivered or made available to Purchasers complete and correct copies, as applicable, of the plan documents, the most recent determination letter received from the IRS, the most recent annual report (Form 5500, with all applicable attachments) and all other material documents pursuant to which each Employee Benefit Plan is maintained, funded and administered. Each Employee Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in all material respects in accordance with its terms and complies in all material respects in form and in operation with the applicable requirements of ERISA, the Code and other applicable Laws. Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter (or may rely on a favorable opinion letter) from the IRS, and nothing has occurred that could reasonably be expected to cause the disqualification of such Employee Benefit Plan. Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has any current or potential liability or obligation under or with respect to (i) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA. Neither the Company nor any of its Subsidiaries has any current or potential obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable Law and there do not exist any pending or threatened claims (other than routine undisputed claims for benefits) or Actions with respect to any Employee Benefit Plan. The transactions contemplated by the this Agreement and the Transaction Agreements will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Employee Benefit Plan and will not otherwise accelerate or increase any liability or obligation under any Employee Benefit Plan.

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8.22.         Compliance with Laws; Card Associations. Except as set forth on the attached Compliance Schedule, neither the Company nor any Subsidiary has violated any Law or any governmental regulation or requirement (including the applicable provisions of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ) in any material respect, and neither the Company nor any Subsidiary has received any written notice of any such violation. Neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any Environmental and Safety Requirements. The Company and each of its Subsidiaries is registered by a member of and is in good standing with the Card Associations, and is in compliance in all material respects with the rules of, the Card Associations, except to the extent (and only to the extent) such Person’s business does not require such registration or where the failure to be so registered or in good standing would not be material. The Company’s and its Subsidiaries’ participation in any of the Card Association networks is not, either directly or indirectly including, without limitation through any sponsoring banks, prohibited or materially and adversely restricted. To the Company’s Knowledge, there is no investigation, proceeding or disciplinary action, including fines (other than any investigation, proceeding or disciplinary action involving a maximum potential fine of less than $5,000, excluding any late fees or other penalties if such fine is not timely paid), currently pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries by a Card Association or its applicable agent.

8.23.         Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary, nor any individual related by blood, marriage or adoption to any such individual nor any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

8.24.         Private Placement. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Preferred Stock.

8.25.         Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, bylaws or the Laws of the State of Delaware (including, without limitation, Section 203 of the Delaware General Corporation Law) that is or could become applicable to Purchaser and/or its Affiliates as a result of Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement and the Transaction Agreements, including as a result of the issuance or ownership of the Preferred Stock and the Underlying Common Stock which such shares of Preferred Stock are convertible into, as the case may be, contemplated by this Agreement.

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8.26.        Customers and Suppliers. The Customers and Suppliers Schedule attached hereto sets forth (a) a list of the Company’s and its Subsidiaries’ ten largest customers for the twelve-month period ended June 30, 2013, and sets forth opposite the name of each such customer the percentage of consolidated gross revenues attributable to such customer and (b) a list of the Company’s and its Subsidiaries’ material suppliers, which includes (but is not limited to) (i) sponsoring banks, (ii) Card Associations and (iii) key providers of software or other services used by the Company and its Subsidiaries in connection with the operation of their respective businesses. Since December 30, 2012, neither the Company nor any of its Subsidiaries has received any oral or written notice from any such customer to the effect that, and neither the Company nor any of its Subsidiaries has any Knowledge that, any such customer will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, buying products and/or services from the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Since December 30, 2012, neither the Company nor any of its Subsidiaries has received any oral or written notice from any such supplier to the effect that, and neither the Company nor any of its Subsidiaries has any Knowledge that, any such suppler will stop, decrease the rate of, or change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). There are no suppliers of products or services to the Company or its Subsidiaries that are material to the Company’s business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.

8.27.        Closing Date. The representations and warranties of the Company contained in this Section 8 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to Purchaser at the Initial Closing shall be true and correct in all material respects on the date of such Initial Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

Section 9.          Representations and Warranties of Purchaser. As a material inducement to the Company to enter into this Agreement and issue the Preferred Stock hereunder, Purchaser hereby represents and warrants that:

9.1.         Organization and Existence. Purchaser has been duly formed and is validly existing and in good standing in the State of Delaware and has all requisite limited partnership power and authority to consummate the transactions contemplated by this Agreement.

9.2.         Authorization. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Agreements to which Purchaser is a party have been duly authorized by Purchaser and will each constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors’ rights generally or general equitable principles.

9.3.         Private Placement.

(a)          The Preferred Stock to be acquired by Purchaser hereunder will be acquired for Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or any applicable state securities Laws, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any applicable state securities Laws, without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Preferred Stock (or Underlying Common Stock into which such Preferred Stock may be converted) in compliance with applicable securities Laws. Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold the Preferred Stock (or Underlying Common Stock into which such Preferred Stock may be converted) for any period of time. Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

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(b)          Purchaser acknowledges that it: (i) is able to conduct its own evaluation of the transactions contemplated by this Agreement; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment contemplated hereunder; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Purchaser acknowledges that it (x) has conducted its own investigation of the Company and its Subsidiaries and the terms of the Preferred Stock and (y) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Preferred Stock. Purchaser further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Preferred Stock.

9.4.          No Conflict, Breach, Violation or Default. The execution, delivery and performance by Purchaser of this Agreement and the Transaction Agreements to which it is a party and the purchase of the Preferred Stock contemplated hereby will not: (i) conflict with or result in a violation of the certificate of incorporation (or other governing documents) of Purchaser, (ii) result in any material violation of any Law to which Purchaser or any of its assets are subject, or (iii) result in a material breach or a material violation of any of the terms and provisions of, or constitute a default under, any material contract to which Purchaser is a party. Neither the execution, delivery or performance by Purchaser of this Agreement or any Transaction Agreement to which it is a party, nor the consummation by Purchaser of the obligations and transactions contemplated thereby, in each case at the Initial Closing, requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities Laws.

9.5.          No Reliance. Except for the representations and warranties contained in Section 8 of this Agreement and in any certificate delivered hereunder, Purchaser acknowledges that neither the Company, its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries makes, and Purchaser has not relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Purchaser in connection with the transactions contemplated by this Agreement. The foregoing, however, does not limit or modify the representations and warranties contained in Section 8 of this Agreement, any certificate delivered hereunder or the right of Purchaser to rely thereon.

9.6.          Financial Capability. Purchaser currently has or will have available at the Closing the funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

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9.7.         Brokers and Finders. Neither Purchaser nor any of its Affiliates (other than the Company and its Subsidiaries) or any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fee, brokerage fee, commission or finder’s fee, and no broker or finder has acted directly or indirectly for such Purchaser or any of its Affiliates (other than the Company and its Subsidiaries) or any of their respective officers or directors in connection with this Agreement or the transactions contemplated hereby.

Section 10.         Survival of Representations and Warranties; Indemnification.

10.1.        Survival of Representations and Warranties. All of the representations and warranties (i) of the Company contained in Section 8 above (other than the Fundamental Representations applicable to the Company and the representations set forth in Section 8.13), (ii) of Purchaser contained in Section 9 (other than the Fundamental Representations applicable to Purchaser) and (iii) of the Company or Purchaser contained in any Transaction Agreements or in any certificate or other agreement delivered in connection with the transactions contemplated hereby or thereby shall survive the applicable Closing hereunder (even if Purchaser knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen months thereafter from the date made. All of the Fundamental Representations of the parties contained in this Agreement and the representations of the Company set forth in Section 8.13 shall survive the applicable Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of applicable Closing) and continue in full force and effect from the date made until 30 days following the expiration of the applicable statutes of limitations (including any extension thereto).

10.2.       Indemnification.

(a)          General. In consideration of Purchaser’s execution and delivery of this Agreement and acquiring the Preferred Stock hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Purchaser and each other holder of Preferred Stock and all of their officers, directors, managers, stockholders, partners, members, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against Indemnified Liabilities, incurred directly or indirectly by the Indemnitees or any of them as a result of, or arising out of, or relating to (i) any claims by any third party relating to (x) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or (y) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any Indemnitee, (ii) a breach of a representation or warranty by the Company or any Subsidiary hereunder, under any Transaction Agreements or in any certificate or other agreement delivered in connection with the transactions contemplated hereby or thereby, (iii) a breach of a covenant by the Company or any of its Subsidiaries under this Agreement, the Certificate of Designation or any instrument, certificate or other document executed in connection with the transactions contemplated hereby, (iv) the Direct Air Matter, including, without limitation any amounts set-off, seized or claimed by Merrick out of the Designated Assets, net of any recovery actually received in cash by the Company or any of its Subsidiaries from a third-party or by WLES’ forfeiture to the Company of Escrowed Shares, provided that for purposes of this Section 10.2(a)(iv), the value of each Escrowed Share shall be deemed to be the lesser of (1) the Implied Value and (2) $3.00 (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting such Escrowed Shares, as applicable) or (v) any of the Company’s or any of its Subsidiary’s dealings, transactions, agreements, arrangements or disputes with EarlyBirdCapital, Inc. or any of its Affiliates but only to the extent in excess of the amounts expensed and accrued in connection with the contingencies related to the dispute with EarlyBirdCapital, Inc. as set forth in the financial statements of the Company and set forth on Schedule 10.2(a) hereto; it being acknowledged and agreed that the amount of any Indemnified Liabilities sustained by the Company or any of its Subsidiaries related to the matters referenced in the foregoing clauses (i) through (v) (or any facts and circumstances underlying such matters) shall constitute indirect losses to the Indemnitees for which the Indemnitees are indemnified.

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(b)          Limitations on Indemnification. Notwithstanding Section 10.2(a), other than with respect to any breach of any Fundamental Representations or Section 8.13, (i) no claims by the Indemnitees pursuant to Section 10.2(a)(ii) may be payable unless and until the aggregate amount of Indemnified Liabilities that would otherwise be payable hereunder when claimed exceeds on a cumulative basis an amount equal to the greater of (i) one percent of the aggregate purchase price of all Preferred Stock purchased by Purchaser pursuant to this Agreement and (ii) $200,000 (the “Deductible”), and then only to the extent such Indemnified Liabilities exceed the Deductible and (ii) the aggregate amount of payments to which the Indemnitees shall be entitled in satisfaction of claims for Indemnified Liabilities pursuant to Section 10.2(a)(ii) shall in no event exceed the aggregate purchase price of all Preferred Stock purchased by Purchaser pursuant to this Agreement.

(c)          Materiality. Notwithstanding anything contained herein to the contrary, for purposes of this Section 10 of determining whether there has been a breach and the amount of Indemnified Liabilities, each representation and warranty in this Agreement, and any other instrument, certificate document or agreement executed pursuant hereto shall be read without regard and without giving effect to the terms “material” or “Material Adverse Effect” or similar phrases contained in such representation or warranty (as if such words or phrases were deleted from such representation and warranty).

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(d)           Subject to Section 10.2(b), in the event of an indemnification claim by any Indemnitee pursuant to Section 10.2(a), the then applicable conversion price with respect to the Preferred Stock set forth in the Certificate of Designation (as the same may have been adjusted from time to time) shall be automatically reduced by an amount equal to the product of (i) $3.00 (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting the Preferred Stock, as applicable), which is the conversion price in effect as of the date of this Agreement multiplied by (ii) the result of (A) the amount of Indemnified Liabilities subject to such indemnification claim divided by (B) the Deemed Common Equity Value (for illustrative purposes, if the Company has agreed to pay $5,000,000 to settle the Direct Air Matter (ignoring for purposes of this illustration any related costs and expenses), then the amount of Indemnified Liabilities is $5,000,000 and the Deemed Common Equity Value is $34,587,282, which would result in a conversion price adjustment equal to $3.00 X ($5,000,000/$34,587,282), which equals a reduction in the conversion price of ~$0.437 per share); provided, however, that if the foregoing conversion price adjustment would cause the adjusted conversion price to be zero or a negative number, then the adjusted conversion price shall be deemed to be $0.001 (as adjusted for stock splits, reverse stock splits, stock dividends, and similar actions affecting the Preferred Stock, as applicable); provided, further, that if the indemnification claim is for Indemnified Liabilities relating to or arising out of a breach of a covenant by the Company or any of its Subsidiaries under this Agreement, the Certificate of Designation or any instrument, certificate or other document executed in connection with the transactions contemplated hereby, then Purchaser may, at its sole option, elect to be paid in cash, by wire transfer of immediately available funds, for such Indemnified Liabilities.

Section 11.         Termination Prior to the Initial Closing. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Initial Closing:

(a)          by the mutual written consent of Purchaser and the Company;

(b)          by Purchaser or the Company, upon written notice to the other party, if the Initial Closing shall not have been consummated on or prior to November 22, 2013 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 11(b) shall not be available to any party whose breach of any provision of this Agreement results in or causes the failure of the Initial Closing to occur by such time;

(c)          by Purchaser or the Company, upon written notice to the other party, if a Governmental Entity of competent jurisdiction has issued a decision, injunction, judgment, order, ruling, verdict, writ or any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, and such decision, injunction, judgment, order, ruling, verdict, writ or any other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11(c) shall not be available to any party whose breach of any provision of this Agreement results in or causes such decision, injunction, judgment, order, ruling, verdict, writ or other action;

(d)          by Purchaser, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, such that the conditions to the Initial Closing set forth in Section 3 would not be satisfied and (ii) such breach is not cured (if curable) within thirty days after delivery of such notice; provided that this Section 11(d) shall only apply if Purchaser is not in material breach of any of its obligations under this Agreement; or

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(e)          by Purchaser, upon written notice to the Company, in the event the Company or any of its Subsidiaries, (a) become subject to any judgment, order, ruling or verdict, or settle or agree to settle any claim, dispute or litigation, in each case that results in the Company or any of its Subsidiaries becoming liable, net of insurance proceeds actually received (i) with respect to Merrick and arising out of or related to the Direct Air Matter, for an amount that, individually or in the aggregate, is not solely satisfied out of the Escrowed Shares (and without the payment of cash by the Company or any of its Subsidiaries) and/or the Designated Assets or (ii) in the case of any other third-party (including, without limitation, any sponsoring bank other than Merrick) or Merrick for any matter not arising out of or related to the Direct Air Matter, for an amount, individually or in the aggregate, equal to or exceeding $2,500,000 or (b) become subject to any claim made by any sponsoring bank or other third party which would reasonably be expected to cause the Company or its Subsidiaries to be liable, individually or in the aggregate, for an amount that is not solely satisfied out of the Escrowed Shares (and without the payment of cash by the Company or any of its Subsidiaries) and/or the Designated Assets (in the case of any claims by Merrick arising out of or related to the Direct Air Matter) or $2,500,000 (in the case of any other claim by any third party, including by Merrick for any claim not arising out of or related to the Direct Air Matter), as applicable.

In the event this Agreement is terminated pursuant to this Section 11, such termination shall not relieve any party of liability for any breaches of this Agreement that occurred prior to such termination and notwithstanding any such termination, the provisions of Section 12 shall not terminate and shall be deemed to survive any such termination.

Section 12.         General Provisions.

12.1.          Expenses. Except as set forth on Schedule 12.1, the Company shall pay, and hold Purchaser and all holders of Preferred Stock and Underlying Common Stock harmless against liability for the payment of, (a) Purchaser’s reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Purchaser’s legal counsel and accounting advisor arising in connection with the negotiation and execution of this Agreement, the Transaction Agreements and the consummation of the transactions contemplated by this Agreement which shall be paid at the Initial Closing or Subsequent Closing, as applicable, or, if the Initial Closing does not occur, paid upon demand, (b) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Transaction Agreements, the Certificate of Incorporation or the Certificate of Designation, (c) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock and (d) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Transaction Agreements, the Certificate of Incorporation and the Certificate of Designation. In addition, the Company shall promptly reimburse Purchaser and its directors, officers, managers, employees, agents and representatives for all reasonable and documented out-of-pocket expenses of such Persons incurred in connection with attending regular and special board meetings, any meeting of any board committee, and any other meeting or activity attended or taken on behalf of or for the benefit of the Company or its Subsidiaries.

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12.2.          Amendments and Waivers. Except as otherwise provided herein, no term of this Agreement may be amended or modified without the prior written consent of the Company and Purchaser. No provision of this Agreement may be waived except in a writing executed and delivered by the party against whom such waiver is sought to be enforced. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms.  A waiver of consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement. For purposes of this Agreement and the Transaction Agreements, shares of Preferred Stock or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

12.3.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under applicable Law in any jurisdiction, such provision shall be affected only to the extent of such prohibition, illegality, unenforceability or invalidity, without invalidating the remainder of this Agreement.

12.4.          Remedies. Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12.5.          Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser’s benefit as a purchaser or holder of Preferred Stock or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or such Underlying Common Stock.

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12.6.          Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day (provided that any such notice under this clause (ii) shall not be effective unless within one Business Day after the notice is sent, a copy of such notice is sent to the recipient by first-class mail, return receipt requested, or reputable overnight courier service (charges prepaid)), (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first-class mail, return receipt requested. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by five days’ advance written notice to the other party:

If to the Company:

JetPay Corporation

1175 Lancaster Avenue, Suite 100

Berwyn, Pennsylvania 19312

Attention: President

Facsimile: (484) 318-8370

With a copy to (which shall not constitute notice to the Company):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: James A. Lebovitz

Facsimile: (215) 994-2222

If to Purchaser:

Flexpoint Fund II, L.P.

c/o Flexpoint Ford, LLC

676 N. Michigan Ave., Suite 3300

Chicago, Illinois 60611

Attention: Charles E. Glew

Steven M. Michienzi

Facsimile: (312) 327-4525

With a copy to (which shall not constitute notice to Purchaser):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:  Sanford E. Perl, P.C.

Mark A. Fennell, P.C.

Facsimile: (312) 862-2200

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12.7.          Business Days. If any time period for giving notice or taking action under this Agreement expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

12.8.          Governing Law. The corporate Law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

12.9.          Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties hereto to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or other legal proceeding relating to or arising in any way from this Agreement, the other Transaction Agreements or the transactions contemplated herein, and any lawsuit or other legal proceeding relating to or arising in any way to this Agreement, the other Transaction Agreements or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

12.10.         CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HERETO AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.6. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

12.11.         Effective Date. This Agreement shall become effective immediately upon execution and delivery thereof by the parties hereto.

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12.12.         Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

12.13.         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word ‘‘including’’ shall mean including without limitation. For purposes of Sections 6.1, 6.4 and 6.8 and the definition of “Minimum Ownership Condition” the term “Purchaser” shall include any partner or Affiliate of Purchaser who has received shares of Preferred Stock or Underlying Common Stock pursuant to a direct or indirect distribution or transfer from, or a liquidation of, Purchaser. For purposes of this Agreement and the Transaction Agreements, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Transaction Agreements.

12.14.         Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile, or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

12.15.         Entire Agreement. Except as otherwise provided herein, this Agreement and the other agreements and instruments referred to herein contain the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements and representations by or among the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way.

12.16.         Counterparts. This Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

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12.17.         Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company’s Capital Stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of at least 50% of the outstanding Preferred Stock.

12.18.         Treatment of the Preferred Stock. The Company covenants and agrees that (a) so long as federal income Tax Laws prohibit a deduction for distributions made by the Company with respect to equity interests, it shall treat all distributions paid by it on the Preferred Stock as Non-deductible dividends on all of its Tax Returns and (b) it shall treat the Preferred Stock as equity interests in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on equity interests in such statements and reports. The Company and Purchaser mutually agree that the Preferred Stock is stock which participates in corporate growth to a significant extent within the meaning of Treasury Regulations Section 1.305-5(a), and hence will not be treated as preferred stock for purposes of Code Section 305 and the regulations thereunder.

12.19.         Generally Accepted Accounting Principles. When any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies, unless otherwise directed by the holders of at least 50% of the outstanding Preferred Stock.

12.20.         Third Party Beneficiaries. Nothing in this Agreement (implied or otherwise) is intended to confer upon any Person other than the parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

JETPAY CORPORATION

By:	/s/ Bipin C. Shah
Name:	Bipin C. Shah
Its:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

FLEXPOINT FUND II, L.P.

By:	Flexpoint Management II, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

[Signature Page to Securities Purchase Agreement]

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Appendix B

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

JETPAY CORPORATION

_______________________

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

_______________________

JETPAY CORPORATION (f/k/a Universal Business Payment Solutions Acquisition Corporation), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board”) by the FOURTH Article of the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board adopted and approved the following resolution providing for the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for two classes of shares of capital stock known as (i) common stock, par value $0.001 per share, and (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”);

WHEREAS, the Certificate of Incorporation authorizes the issuance of 1,000,000 shares of Preferred Stock; and

WHEREAS, the Board is authorized by the Certificate of Incorporation as permitted by the DGCL to provide for the issuance of the shares of Preferred Stock in series and to establish from time to time the number of shares to be included in such series and to fix the voting powers, designations, preferences and relative, participating, optional and other rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Convertible Preferred Stock and fixes and determines the voting powers, designations, preferences, rights, qualifications, limitations and restrictions relating to the Series A Convertible Preferred Stock as follows:

Section 1.          Designation. The designation of the series of Preferred Stock of the Corporation is “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred”).

Section 2.          Number of Series A Preferred Shares. The authorized number of shares of Series A Preferred is 134,000.

B-1

Section 3.            Defined Terms and Rules of Construction.

(a)         Definitions. As used herein with respect to the Series A Preferred:

“ADC Loan Agreement” means that certain Loan and Security Agreement, dated as of December 28, 2012, by and among AD Computer Corporation, Payroll Tax Filing Services, Inc., each as borrowers, the Corporation, as guarantor, and Metro Bank, as lender, as may be amended from time to time, and any agreement with respect to the refinancing of any indebtedness thereunder.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” shall have the meaning set forth in the preamble hereto.

“Business Day” means any day, other than a Saturday, Sunday, or any other date in which banks located in Philadelphia, Pennsylvania are closed for business as a result of federal, state or local holiday.

“Bylaws” shall mean the Bylaws of the Corporation in effect on the date hereof and as amended from time to time in accordance with the terms therein and herein.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case, however designated) stock issued by the Corporation.

“Certificate of Designation” shall mean this Certificate of Designation relating to the Series A Preferred, as it may be amended from time to time in accordance with the terms hereof.

“Certificate of Incorporation” shall have the meaning set forth in the preamble hereto.

“Change of Control” shall mean (a) any sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (b) any sale, transfer or issuance or series of related sales, transfers and/or issuances of shares of the Capital Stock by the Corporation or any holder thereof, other than as a result of the transactions contemplated by Section 2 of the Securities Purchase Agreement, which results in any single Person or group (as defined in Rule 13d-5 of the Exchange Act) becoming the beneficial owners of Capital Stock of the Company representing (x) 50% or more of the voting power of all outstanding voting Capital Stock of the Corporation or (y) the power to elect a majority of the Board (under ordinary circumstances, by contract or otherwise), or (c) any merger or consolidation to which the Corporation is a party; provided that the foregoing clause (c) shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for any cash, securities or other property and (iii) the holders of the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately prior to the merger continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board immediately after the merger.

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“Common Stock” means, collectively, the Corporation’s common stock, par value $0.001 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Common Stock Deemed Outstanding” shall mean, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 9(c)(1) and Section 9(c)(2) hereof, whether or not the Options or Convertible Securities are actually exercisable at such time.

“Conversion Price” shall mean $3.00, but as it may be adjusted from time to time in accordance with Section 9 and/or Section 10.2(d) of the Securities Purchase Agreement.  For the avoidance of doubt, with respect to Series A Preferred Shares issued after the initial issuance of Series A Preferred Shares, the initial conversion price for such later issued shares will be the Conversion Price as the same may have adjusted in accordance Section 10.2(d) of the Securities Purchase Agreement or with Section 9 for any issuances or deemed issuances from and after the date hereof to the date of issuance of such later issued shares.

“Conversion Stock” means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” shall mean any stock or debt or equity securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” shall have the meaning set forth in the preamble hereto.

“Deemed Conversion Price” shall have the meaning ascribed to it in Section 10(a).

“Deemed Liquidation” shall have the meaning ascribed to it in Section 5(b).

“Eligible Shares” shall have the meaning set forth in Section 6(a).

“Event of Noncompliance” shall mean have the meaning set forth in Section 12.

“Exchange Act” shall mean shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Property” shall have the meaning set forth in Section 9(e)(1).

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“Excluded Issuance” shall mean, any issuances of (1) Common Stock to any employee, officer or director of the Corporation pursuant to any Qualified Incentive Plan, (2) Common Stock of the Corporation as consideration for the acquisition of assets or securities of another unaffiliated business or Person approved by the Board by means of merger, purchase of securities, purchase of all or substantially all of the assets of such business or Person or reorganization resulting in the ownership by the Corporation directly or indirectly of not less than a majority of the voting power of such business or Person, (3) securities pursuant to a broadly-marketed underwritten public offering, to be offered and sold to the public at an issue price of not less than 90% of the closing price of the Common Stock immediately prior to the pricing of such offering, (4) Common Stock by the Corporation pursuant to options, warrants, notes or other rights to acquire Common Stock of the Corporation outstanding on the date hereof or issued pursuant to an Excluded Issuance under clauses (1) and (2) above, and (5) Conversion Stock issued by the Corporation upon conversion of the Series A Preferred Stock.

“Existing Secured Convertible Notes” means the Corporation’s secured convertible promissory notes issued pursuant to that certain Secured Convertible Note Agreement, dated as of December 28, 2012, by and among the Corporation and the purchasers of such notes.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Incentive Plans” means stock option, stock purchase plans or other equity incentive plans approved by the Board.

“Junior Securities” shall mean any class or series of Capital Stock other than the Series A Preferred.

“Liquidation Preference” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Value” shall mean, with respect to each share of Series A Preferred, $600.00 (subject to a proportionate adjustment for any stock split, stock dividend, combination, recapitalization or other proportionate reduction or increase in the Company’s Capital Stock).

“Minimum Ownership Condition” as of any date, means the lesser of (i) 50% of the number of shares of Preferred Stock purchased by the Purchaser as of such date and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) and (ii) 33,333 shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable).

“Options” shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Organic Change” shall have the meaning ascribed to it in Section 9(e).

“Original Issue Price” means $300.00 per Series A Preferred Share.

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“Person” or “person” shall mean an individual, corporation, limited liability company, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Directors” shall have the meaning ascribed to it in Section 10(b).

“Preferred Percentage” shall mean, at any time of determination, the percentage equal to (i) the number of shares of Common Stock issuable upon the conversion of all of the Series A Preferred Shares outstanding at such time of determination (without regard to any restrictions on conversion), plus the number of shares of Common Stock outstanding at such time of determination that were issued pursuant to the conversion of any Series A Preferred Shares, divided by (ii) the number of shares of Common Stock issued and outstanding at such time of determination, plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred outstanding at such time (without regard to any restrictions on conversion).

“Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Purchaser” shall mean Flexpoint Fund II, L.P.

“Qualified Incentive Plan” means any Incentive Plan that is (i) in existence as of the SPA Date and has not been modified or amended, except as approved by the Board after the initial issuance of the Series A Preferred, including by at least one director appointed by Purchaser or (ii) approved by the Board after the initial issuance of the Series A Preferred, including by at least one director appointed by Purchaser.

“Redemption Date” shall mean, as to any Series A Preferred Share, the date specified in the notice of any redemption at the holder’s option; provided, that no such date shall be a Redemption Date unless the amount payable to such Series A Preferred Share hereunder is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, or any governmental entity succeeding to the functions thereof.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement by and between the Corporation and Purchaser, dated as of August 22, 2013, as amended.

“Series A Preferred Majority Holders” means, as of any time of determination, the holders of a majority of the Series A Preferred Shares outstanding as of such time of determination.

“Series A Preferred” shall have the meaning ascribed to it in Section 1.

“Series A Preferred Share” means a share of Series A Preferred.

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“SPA Date” means August 22, 2013.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control any board of managers, managing member, managing director or general partner or similar governing body of such limited liability company, partnership, association or other business entity.

“Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by law, by contract or otherwise.

“Underlying Common Stock” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock or other securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Certificate of Designation, any Person who holds Preferred Stock shall, without limiting such Person's rights as a holder of Preferred Stock, be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

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(b)          Rules of Construction. Unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular; (ii) “including” means including without limitation; (iii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designation; (iv) any reference to a day or number of days, unless expressly referred to as a Business Day, shall mean the respective calendar day or number of calendar days; (v) references to Sections of or Rules under the Exchange Act shall be deemed to include substitute, replacement or successor Sections or Rules, and any term defined by reference to a Section of or Rule under the Exchange Act shall include the Securities and Exchange Commission and judicial interpretations of such Section or Rule; and (vi) headings are for convenience of reference only.

For purposes of Section 11 and the definitions of “Minimum Ownership Condition” and “Qualified Incentive Plan”, the term “Purchaser” shall include any partner or Affiliate of Purchaser who has received Series A Preferred Shares or Underlying Common Stock pursuant to a direct or indirect distribution or transfer from, or a liquidation of, Purchaser. For purposes of this Certificate of Designation, all holdings of Series A Preferred Shares and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Certificate of Designation.

Section 4.            Dividends. In addition to any other dividends accruing, accumulating or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the outstanding Series A Preferred Shares had all (i.e., without regard to any restrictions on conversion at such time) of such outstanding Series A Preferred Shares been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 5.            Liquidation.

(a)         Normal Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Series A Preferred Shares held by such holder and (ii) the amount to which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all (without regard to any restrictions on conversion at such time) of such holder’s Series A Preferred was converted into Conversion Stock immediately prior to such event (such greater amount, the “Liquidation Preference”). Following any liquidation, dissolution or winding up of the Corporation, upon payment of the Liquidation Preference, the holders of Series A Preferred shall not be entitled to any further payment with respect to their Series A Preferred Shares. If, upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5(a), then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series A Preferred Shares based upon the aggregate Liquidation Value of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein (or such lesser period as may be agreed by the Series A Preferred Majority Holders), the Corporation shall deliver written notice of any such liquidation, dissolution or winding up (or any event of which would constitute a Deemed Liquidation) to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A Preferred Share and each Junior Security in connection with such liquidation, dissolution or winding up.

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(b)          Deemed Liquidation. Unless otherwise determined by the Series A Preferred Majority Holders, the occurrence of a Change of Control shall be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of this Section 5(b) (a “Deemed Liquidation”), and the holders of the Series A Preferred shall be entitled to receive from the Corporation the Liquidation Preference with respect to the Series A Preferred upon such occurrence after which payment the holders of the Series A Preferred Shares shall not be entitled to any further payment with respect to their Series A Preferred Shares. The Corporation shall mail written notice of any proposed Change of Control to each record holder of Series A Preferred Shares not less than 30 days nor more than 90 days prior to the date on which such Change of Control is consummated.

Section 6.          Redemption.

(a)       Redemptions at the Option of the Holder. Any holder of Series A Preferred may, at any time and from time to time, request redemption of all or any portion of the Series A Preferred Shares held by such holder that were originally issued not less than five years prior to such redemption request (“Eligible Shares”) by delivering written notice of such request to the Corporation specifying the number of Eligible Shares to be so redeemed and the date of such redemption (which may not be earlier than 30 days after delivery of such redemption notice). Within five days after the receipt of such request, the Corporation shall give written notice to all other holders of Series A Preferred Shares, and such holders may request redemption of all or any portion of their Eligible Shares by delivering written notice to the Corporation within ten days after receipt of the Corporation’s notice. The Corporation shall be required to redeem on the date so specified in the initiating holder’s written notice delivered to the Corporation all of the Eligible Shares with respect to which such redemption requests have been made at a price per Series A Preferred Share in cash equal to the Liquidation Value thereof. Notwithstanding the foregoing, the Series A Preferred Majority Holders may, on behalf of all holders of Series A Preferred Shares, waive such redemption request upon written notice to the Corporation prior to the consummation of such redemption.

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(b)          Redemption Payments. For each Series A Preferred Share to be redeemed hereunder, the Corporation shall be obligated on the date specified in the notice of redemption delivered by the holder(s) of Series A Preferred Shares pursuant to Section 6(a) to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Preferred Share) in immediately available funds the amount required pursuant to Section 6(a). If the funds of the Corporation legally available for redemption of Series A Preferred Shares pursuant to Section 6(a) on any Redemption Date are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on such date, then without limiting any rights or remedies herein or otherwise, those funds which are legally available shall be used to redeem the maximum possible number of Series A Preferred Shares pro rata among the holders of the Series A Preferred Shares to be redeemed pursuant to Section 6(a) based upon the aggregate Liquidation Value of such Series A Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Shares pursuant to Section 6(a) such funds shall immediately be used to redeem the balance of the Series A Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. For the avoidance of doubt, references to “legally available” funds herein shall mean the amount of assets of the Corporation that may be used for a redemption of shares under Section 160 of the DGCL. For the avoidance of doubt, the Corporation shall be in breach of its obligations under this Certificate of Designation if it fails to pay in cash all amounts required to be paid by the Corporation pursuant to Section 6(a) on the redemption date specified in any redemption notice delivered by the holder of Series A Preferred in accordance with Section 6(a).

(c)          Reissuances of Certificates. In case fewer than the total number of Series A Preferred Shares represented by any certificate are redeemed, the Corporation shall cause its transfer agent to issue a new certificate representing the number of unredeemed Series A Preferred Shares to the holder thereof without cost to such holder within five Business Days after surrender of the certificate representing the redeemed Series A Preferred Shares.

(d)          Determination of the Number of Each Holder’s Series A Preferred Shares to be Redeemed. Except as otherwise provided in Section 6(b), the number of Series A Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Preferred Shares determined by multiplying the total number of Series A Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series A Preferred Shares then held by such holder and the denominator of which shall be the total number of Series A Preferred Shares then outstanding.

(e)          Redeemed or Otherwise Acquired Series A Preferred Shares. Any Series A Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

Section 7.            Priority of Series A Preferred Shares. So long as any Series A Preferred Shares remain outstanding, without the prior written consent of the Series A Preferred Majority Holders, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities other than with respect to repurchases of Junior Securities pursuant to a Qualified Incentive Plan, nor shall the Corporation directly or indirectly declare or pay any dividend or make any distribution upon any Junior Securities.

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Section 8.             Conversion.

(a)          Conversion at the Option of the Holder. Each Series A Preferred Share may be converted, at any time and from time to time, at the option of the holder thereof into the number of fully paid and nonassessable shares of Conversion Stock equal to the quotient determined by dividing (i) the Original Issue Price, by (ii) the Conversion Price then in effect.

(b)          Mandatory Conversion. In addition to the conversion rights set forth in Section 8(a), upon the Corporation’s receipt of a written election of the Series A Preferred Majority Holders (or, if so specified in such written election, upon the occurrence of such later event or date), all of the then outstanding Series A Preferred shall be converted automatically into shares of Conversion Stock, and the holders of Series A Preferred shall surrender all of their stock certificates representing Series A Preferred in exchange for certificates representing the number of shares of Conversion Stock then issuable upon conversion of such Series A Preferred in accordance with this Section 8.

(c)          Conversion Procedure. In the case of a conversion pursuant to Section 8(a) or Section 8(b) hereof, the conversion date shall be the date on which the certificate(s) representing such Series A Preferred Shares and a duly signed and completed notice of conversion of such Series A Preferred Share is received by the Corporation. As soon as possible (but in any event within five Business Days) after a conversion of Series A Preferred Shares has been effected, the Corporation shall cause its transfer agent to deliver to the converting holder, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such names or names and such denominations as the converting holder has specified. In case fewer than the total number of Series A Preferred Shares represented by any certificate are converted, a new certificate representing the number of Series A Preferred Shares not converted shall be issued to the holder thereof without cost to such holder within five Business Days after surrender of the certificate representing the redeemed Series A Preferred Shares. From and after the date of conversion, the shares of Series A Preferred Stock converted on such date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series A Preferred Stock (except as expressly contemplated hereby and except for the right to receive from the Corporation the Common Stock and any other property receivable upon conversion) shall cease and terminate with respect to such Series A Preferred Shares.

(d)          Cooperation. Subject to compliance with the Securities Act, the Corporation shall not close its books against the transfer of Series A Preferred Shares or of Conversion Stock issued or issuable upon conversion of Series A Preferred Shares in any manner which interferes with the timely conversion of the Series A Preferred Shares. Without limiting anything in the Securities Purchase Agreement, the Corporation shall assist and cooperate with any holder of Series A Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Shares hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).

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(e)          Conversion Stock Reserved for Issuance. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, the number of shares of Conversion Stock that would be issuable upon the conversion of all outstanding Series A Preferred Shares and all Series A Preferred that could potentially be issued in the future pursuant to Section 2 of the Securities Purchase Agreement. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance and change in the number of shares of Common Stock outstanding, each of which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Shares in accordance with this Section 8.

(f)          Taxes. The Corporation shall pay any and all issuance or transfer Taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Shares.

Section 9.            Adjustments.

(a)          General. The Conversion Price shall be adjusted from time to time pursuant to this Section 9 and Section 10.2(d) of the Securities Purchase Agreement.

(b)          Anti-Dilution. Other than with respect to Excluded Issuances, if and whenever the Corporation issues or sells, or in accordance with Section 9(c) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (x) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of shares of Common Stock issued upon the exercise or conversion of Convertible Securities outstanding as of the SPA Date. Notwithstanding the foregoing, so long as any of the Existing Secured Convertible Notes are outstanding, if at any time the Corporation shall have issued shares of Common Stock or securities issuable or convertible into shares of Common Stock at a price below $3.00 per share (which for the avoidance of doubt shall be measured by taking into account any transfers of Common Stock from existing holders of Common Stock to the recipient of such issuances at a price below $3.00 per share), as adjusted for any stock split, stock dividend, combination, recapitalization or other proportionate reduction or increase in the Company’s Capital Stock, the Conversion Price shall be automatically adjusted to such lower price and shall be the basis for any further adjustments as set forth herein. For the avoidance of doubt, any such downward adjustment in the Conversion Price shall not be thereafter readjusted upward, notwithstanding that following such downward adjustment the Existing Secured Convertible Notes may thereafter no longer be outstanding or otherwise.

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(c)          Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 9(b), the following shall be applicable:

(1)         Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 9(c)(1), the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options assuming exercise as of the date of issuance of such Options, plus in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof assuming exercise as of the date of issuance of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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(2)         Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(c)(2), the “price per share for which Common Stock is issuable” shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 9, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(3)         Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(4)         Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(5)         Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of the portion of the net assets of the non-surviving entity that is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration or net assets other than cash and securities (and, if applicable, the portions thereof attributable to any such stock or securities) shall be determined jointly by the Corporation and the Series A Preferred Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Series A Preferred Majority Holders. The determination of such appraiser shall be final and binding upon the parties. The fees, costs and expenses of such appraiser shall be borne by the Corporation and Series A Preferred Majority Holders, on behalf of all holders of the Series A Preferred, based on the inverse of the percentage that the appraiser’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the appraiser. For example, should the items in dispute total in amount to $1,000 and the appraiser awards $600 in favor of the Corporation’s position, 60% of the costs of its review would be borne by Series A Preferred Majority Holders and 40% of the costs would be borne by the Corporation.

(6)         Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

(7)         Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(8)         Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)          Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

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(e)          Reorganizations, Mergers, Consolidation, Merger or Sale.

(1)         Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change each share of Series A Preferred Stock outstanding immediately prior to such Organic Change shall remain outstanding and upon the consummation of such Organic Change: (A) if the Organic Change results in a Change of Control and is a Deemed Liquidation, the provisions of Section 5 shall apply and each such share shall thereafter (subject to prior redemption, including pursuant to Section 6(a), or conversion) remain outstanding until the Liquidation Preference thereon has been paid in full; (B) if the Organic Change results in a Change of Control but the Series A Majority Preferred Holders have determined pursuant to Section 5(b) that such Change of Control will not constitute a Deemed Liquidation, such share shall thereafter (subject to prior redemption, including pursuant to Section 6(a), or conversion), without the consent of the holder thereof, become convertible into the cash, securities and other property that the holder would have received in such Organic Change had such holder owned a number of shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred Shares as of the record date fixed for determination of stockholders entitled to receive such cash, securities or other property (such cash, securities and other property having a value equal to its fair market value is referred to herein as the “Exchange Property”) and all other rights pursuant to this Certificate of Designation with respect to the shares of Series A Preferred Stock shall immediately terminate; and (C) if the Organic Change does not result in a Change of Control, the surviving corporation shall exchange in such transaction for each share of Series A Preferred Stock outstanding immediately prior to such Organic Change, preferred shares of the surviving corporation with substantially the same terms and conditions as the Series A Preferred Stock, which terms are no less beneficial to the holders thereof, except that such preferred shares shall, upon conversion, be converted into, in lieu of the Conversion Stock, the Exchange Property.

(2)         In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in the Organic Change, the “Exchange Property” that holders of the Series A Preferred Stock shall be entitled to receive shall be determined by the Series A Preferred Majority Holders, who shall make such determination from among the choices made available to the holders of the Common Stock.

(3)         The above provisions of this Section 9(e) shall similarly apply to successive Organic Changes.

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(f)          Certain Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Shares; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 9 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series A Preferred Share.

(g)          Notices. Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall give written notice to all holders of Series A Preferred Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation shall also give written notice to the holders of Series A Preferred Shares at least 20 days prior to the date on which any Organic Change shall take place.

Section 10.           Voting Rights; Election of Directors

(a)          Voting Generally. Without limiting any rights provided to the holders of shares of Series A Preferred under the DGCL or the Securities Purchase Agreement, the holders of shares of Series A Preferred shall be entitled to vote as a single class with the holders of the Common Stock on all matters submitted to a vote (or action by written consent, if available) of stockholders of the Corporation. Each holder of shares of the Series A Preferred shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Preferred Stock held of record by such holder could then be converted (taking into account, for the avoidance of doubt, any Conversion Price adjustments made pursuant to Section 9 and/or Section 10.2(d) of the Securities Purchase Agreement) at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed; provided, however, that solely for purposes of calculating the number of votes that each holder of shares of Series A Preferred is entitled to pursuant to this Section 10(a), prior to any adjustment to the Conversion Price pursuant to Section 9 and/or Section 10.2(d) of the Securities Purchase Agreement, the Conversion Price shall be assumed to equal $3.10. The holders of Series A Preferred Shares shall be entitled to notice of any meeting of stockholders, which such notice shall be made in accordance with the Bylaws of the Corporation. Notwithstanding anything to the contrary in Article VII of the Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of the holders of Series A Preferred Shares may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Series A Preferred Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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In accordance with the provisions of § 242(b)(2) of the DGCL, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in § 242(b)(2) of the DGCL (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes).

(b)          Election of Directors. In the election of directors of the Board, the holders of the Series A Preferred Shares, in addition to the other voting rights set forth herein, shall be entitled to elect that number of directors equal to the quotient (rounded up to the next highest whole number) of (i) (A) the number of directors seats on the Board that are not for appointment by the holders of the Series A Preferred Shares multiplied by (B) the Preferred Percentage, divided by (ii) the result of one minus the Preferred Percentage. Each such director shall be referred to herein as a “Preferred Director”. The holders of Series A Preferred Shares shall have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation’s stock, to elect individuals to fill such directorships or vacancies thereof. The special right of the holders of Series A Preferred Shares to elect members of the Board may be exercised at the special meeting called pursuant to Section 12(c), at any annual or other special meeting of stockholders and pursuant to a written consent in lieu of a stockholders meeting as set forth in Section 10(a). Each Preferred Director appointed pursuant to this Section 10(b) shall continue to hold office until such Preferred Director is removed from office by the affirmative vote of the Series A Preferred Majority Holders or at such time as such Preferred Director’s death, resignation, retirement or disqualification. Any vacancy created by the removal, death, resignation, retirement or disqualification of a Preferred Director shall be filled by the affirmative vote of the Series A Preferred Majority Holders. If the holders of the Series A Preferred Shares for any reason fail to elect anyone to fill any such directorship or vacancy, such position shall remain vacant until such time as such holders elect a director to fill such position and shall not be filled by resolution or vote of the Board or the Corporation’s other stockholders. The Company and the Board shall take all such action as may be reasonably requested by such holders to effect this Section 10(b) (including nominating and recommending the designees of the holders of the Series A Preferred Shares for election and calling a special meeting of the Series A Preferred).

(c)          Board Committees. As long as permitted by applicable laws, regulations, and listing standards, the directors appointed by the holders of the Series A Preferred shall be entitled to serve on each of the committees of the Board, according to the following: a number of directors equal to the greater of (i) one, and (ii) such number of directors such that the proportion of the directors appointed by the holders of Series A Preferred serving on each such committee relative to the total number of directors serving on such committee is no less than the proportion of Preferred Directors serving on the Board relative to the aggregate number of all directors that serve on the Board as a whole.

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Section 11.           Consent Rights. In addition to any rights that the holders of Series A Preferred Shares may have pursuant to the DGCL or as provided in the Securities Purchase Agreement, for so long as the Purchaser holds at least the number of shares of Preferred Stock and/or an equivalent number of shares of Underlying Common Stock (as adjusted for stock splits reverse stock splits, stock dividends, and similar actions affecting such Preferred Stock, as applicable) equal to the Minimum Ownership Condition, the Corporation will not, without first obtaining the written consent or affirmative vote of the Series A Preferred Majority Holders, voting separately as a class, take any of the following actions: (i) liquidate, dissolve or wind-up the Corporation (whether voluntary or involuntary), (ii) amend, modify, supplement or repeal any provision of the Certificate of Incorporation, this Certificate of Designation, or the Bylaws in a manner that would have a material adverse effect on any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof (it being understood that, for the avoidance of doubt, any amendment, modification or supplement to the Certificate of Incorporation (including as a result of any new certificate of designation) to create, authorize, designate or issue any equity securities of the Company senior to or pari passu with the Series A Preferred Shares would have a material adverse effect on the rights, preferences, privileges and/or voting power of the Series A Preferred Shares or the holders thereof), (iii) change the size of the Board (other than as required by this Certificate of Designation); or (iv) agree to take any of the foregoing actions. The Company shall, and shall cause its Subsidiaries to, comply with the terms of the Securities Purchase Agreement, including, without limitation, Section 6.4 thereof.

Section 12.           Events of Noncompliance.

(a)          Definition. An Event of Noncompliance shall have occurred if:

(1)         the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

(2)         the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Securities Purchase Agreement required to be performed or observed by the Corporation after the initial closing of the transactions contemplated by the Securities Purchase Agreement;

(3)         the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

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(4)         a judgment in excess of $5,000,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

(5)         an event of default has occurred under any of the Existing Secured Convertible Notes; or

(6)         an event of default has occurred under the ADC Loan Agreement.

The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions; provided, that with respect to the occurrence of any event listed in clauses (2), (5) and (6) above, the Corporation shall first be entitled to a 30-day period in which to cure such event before the occurrence of such event is considered an Event of Noncompliance.

(b)          If an Event of Noncompliance has occurred, the Series A Preferred Majority Holders may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per share equal to the Liquidation Value. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series A Preferred Shares by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series A Preferred Shares as to which rights under this Section 12(b) have been exercised within 15 days after receipt of the initial demand for redemption. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right, if not theretofore exercised by the Series A Preferred Majority Holders, shall terminate, subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder. For the avoidance of doubt, if the Series A Preferred Majority Holders have made a redemption demand, the fact that an Event of Noncompliance has subsequently ceased to exist shall not relieve the Company of its obligations, nor deprive the holders of Series A Preferred Shares of their rights, under this Section 12(b).

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(c)          If any Event of Noncompliance has occurred, the number of directors constituting the Corporation’s Board shall, at the request of the Series A Preferred Majority Holders, be increased by such number which shall constitute a minimum majority of the Board, and the holders of Series A Preferred Shares shall have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation’s stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred Shares to elect members of the Board may be exercised at the special meeting called pursuant to this Section 12(c), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder. The Company and the Board shall take all such action as may be reasonably requested by such holders to effect this Section 12(c) (including nominating and recommending the designees of the holders of the Series A Preferred Shares for election and calling a special meeting of the Series A Preferred).

Section 13.         Other Rights. If any Event of Noncompliance exists, each holder of Series A Preferred Shares shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

Section 14.         Corporate Opportunities. To the fullest extent permitted by Section 122 of the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or any of its Subsidiaries. No amendment or repeal of this Section 14 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

Section 15.         Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Shares. Upon the surrender of any certificate representing Series A Preferred Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and cause its transfer agent to deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Shares represented by the surrendered certificate.

Section 16.         Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (it being understood that an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

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Section 17.         Amendment and Waiver. No amendment, modification, alteration, repeal or waiver of any provision of this Certificate of Designation shall be binding or effective without the prior written consent of the Series A Preferred Majority Holders, voting separately as a class; provided that no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another Person unless the Corporation has obtained the prior written consent of the Series A Preferred Majority Holders. The Series A Preferred may act by written consent to effectuate the foregoing or any other instance provided herein where a vote of the holders of Series A Preferred is contemplated.

Section 18.         Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be given in writing and shall be deemed effectively given (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile, telex or telecopier, upon receipt of confirmation of a completed transmittal, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) five Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight courier for overnight delivery, one Business Day after delivery to such courier for overnight delivery, in each case, (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officer this [_____] day of August, 2013.

JETPAY CORPORATION

By: ___________________________________
Name:
Title:

[Signature Page to Series A Preferred Certificate of Designation]

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Appendix C

JETPAY CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of [____], 2013, by and among JetPay Corporation (f/k/a Universal Business Payment Solutions Acquisition Corporation), a Delaware corporation (the "Company") and Flexpoint Fund II, L.P., a Delaware limited partnership ("Investor"). As used herein, the term "Investor" shall be deemed to include any Affiliate of Investor that holds Investor Registrable Securities.

The Company and Investor are parties to a Securities Purchase Agreement of even date herewith (as amended or modified from time to time, the "Securities Purchase Agreement"). In order to induce Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Initial Closing (as defined in the Securities Purchase Agreement).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.           Shelf Registration.

(a)          The Company shall use its reasonable efforts to prepare and file with the Securities and Exchange Commission within 75 days after the Initial Closing (the "Shelf Filing Date") a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, of all of the Investor Registrable Securities, provided that such obligation shall be satisfied if the Company shall have in effect an automatically effective shelf registration statement on Form S-3ASR that will permit the registration and resale of all Investor Registrable Securities as of the Shelf Filing Date (any such registration statement, a "Shelf Registration Statement"). The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act (or to the extent the Company is not eligible to use Form S-3 or any comparable or successor form or forms, on Form S-1 or any comparable or successor form or forms); provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). In the event that the Shelf Registration Statement is not an automatic shelf registration statement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the Securities and Exchange Commission within 90 days after the Shelf Filing Date. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement (or any successor Shelf Registration Statement) continuously effective under the Securities Act until the earlier of (i) six years after the Shelf Filing Date, (ii) the date when all of the Investor Registrable Securities covered by such Shelf Registration Statement have been sold, (iii) the date on which Investor owns, in the aggregate, a number of shares of Common Stock and Preferred Stock which together represent less than two percent (2%) of the total number of shares of Common Stock issued and outstanding and issuable upon conversion of the Preferred Stock (with each share of Preferred Stock deemed to represent the number of shares of Common Stock issuable upon conversion of such share of Preferred Stock at such time of determination, without regard to any restrictions on conversion) and (iv) the date on which all of the Investor Registrable Securities may be sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force), other than Rule 144(b), during a single 90-day period without registration under the Securities Act.

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(b)          If Investor wishes to sell Investor Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 1(b). If Investor wishes to sell Investor Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it shall notify the Company of such intent (a "Shelf Take-Down Notice") and shall deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Investor Registrable Securities under the Shelf Registration Statement. The Company shall keep the fact that Investor has delivered a Shelf Take-Down Notice and Notice and Questionnaire, and the contents thereof, confidential, except as required by applicable Law or by the rules of the securities exchange on which similar securities issued by the Company are then listed. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it in connection with a Shelf Take-Down Notice:

(i)          if required by applicable Law, file with the Securities and Exchange Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that Investor is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit Investor to deliver such Prospectus to purchasers of Investor Registrable Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

(ii)         provide Investor copies of any documents to file pursuant to Section 1(b)(i) a reasonable period of time prior to such filing; and

(iii)        notify Investor as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1(b)(i).

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name Investor as a selling security holder in any Shelf Registration Statement or related Prospectus if such Investor has not delivered a Notice and Questionnaire to the Company.

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2.           Demand Registrations.

(a)          Requests for Registration. At any time and from time to time, the holders of a majority of the Investor Registrable Securities may request from the Company registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or, if available, on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration ("Short-Form Registrations"), if available. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations." Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered and the anticipated per share price range for such offering.

(b)          Investor Long-Form Registrations. The holders of Investor Registrable Securities shall be entitled to request pursuant to Section 2(a) five Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 6), whether or not any such registration is consummated. All Long-Form Registrations shall be underwritten registrations. A registration shall not count as one of the permitted Long-Form Registrations (i) until it has become effective (unless the failure of such Long-Form Registration to become effective is solely a result of action or inaction by the Holders of Investor Registrable Securities) and (ii) unless the Holders of Investor Registrable Securities are able to register and sell at least 85% of the Investor Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any such registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations.

(c)          Investor Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the holders of Investor Registrable Securities shall be entitled to request pursuant to Section 2(a) five Short-Form Registrations in which the Company shall pay all Registration Expenses, whether or not any such registration is consummated. A registration shall not count as one of the permitted Short-Form Registrations (i) until it has become effective and (ii) unless the holders of Investor Registrable Securities are able to register and sell at least 85% of the Investor Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any such registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Short-Form Registrations. While the Company is subject to the reporting requirements of the Securities Exchange Act, the Company shall use reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Investor Registrable Securities.

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(d)          Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Investor Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration; which consent shall not be unreasonably withheld, conditioned or delayed; provided, that prior written consent of the holders of a majority of the Investor Registrable Securities shall not be required hereunder if failure to include such securities in any Demand Registration would cause the Company to breach its obligations under the Other Rights Agreements (as defined herein). If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Investor Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities that are not Investor Registrable Securities, the number of Investor Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities owned by each such holder.

(e)          Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the Holders of Investor Registrable Securities were given piggyback rights pursuant to Section 3 and in which there was no reduction in the number of Investor Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Board of Directors of the Company in good faith determines that such Demand Registration would (i) reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition of assets (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction, (ii) require premature disclosure of material confidential information that the Company has a bona fide business purpose for preserving as confidential, the premature disclosure of which would materially adversely affect the Company in the good faith judgment of the Board or (iii) render the Company unable to comply with applicable Law; provided, that, in such event, the Holders of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any 12-month period.

(f)          Selection of Underwriters. The holders of a majority of the Investor Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, provided that such selections shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

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(g)          Other Registration Rights. Except as provided in this Agreement or as provided in (i) the December 28, 2012 Registration Rights Agreement by and among the Company, American Services Insurance Company, Inc., Mendota Insurance Company, Special Opportunities Fund, Inc., Bulldog Investors General Partnership, R8 Capital Partners, LLC and Ira Lubert; (ii) the Registration Rights Agreements each dated as of May 13, 2011, by and between the Company, and each of Eric Van der Vlugt, Bipin Shah, Peter Davidson, Valerie Phillips, Robert Palmer, Jonathan Lubert, Arthur Ryan, Frederick Hammer, Dipak Shah, Fred Adams, Roland Bullard, Ira Lubert, Douglas Rainey, Douglas Anderson, William Dougherty, John Piasecki, Thomas McHugh, Richard Braddock and Anna Hassold; and (iii) the registration rights set forth in the Unit Purchase Options, each dated as of May 13, 2011, by and between the Company and each of Mike Powell, David Nussbaum, Steven Levine, Eileen Moore, Edward Kovary, Amy Kaufmann, Charles Worthman, Rodman and Renshaw, LLC, I-Bankers Securities, Inc., Maxim Group LLC, Kevin Mangan, Eric Lord, Ramnarain Jaigobind, Cohen and Company Capital Markets LLC and EarlyBirdCapital, Inc. (the agreements in (i), (ii) and (iii) collectively, the “Other Rights Agreements”), the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such equity securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities. In addition, without the prior written consent of the holders of a majority of the Investor Registrable Securities, the Company shall not (x) amend, modify or supplement any of the Other Rights Agreements in a manner that would adversely impact, directly or indirectly, the holders of the Investor Registrable Securities or their rights hereunder or (y) add any parties to any such Other Rights Agreements.

(h)          Obligations of Holders of Investor Registrable Securities. Subject to the Company's obligations under Section 5(e), each Holder of Investor Registrable Securities shall cease using any Prospectus after receipt of written notice from the Company of the happening of any event as a result of which such Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or is otherwise not legally available to support sales of Investor Registrable Securities. For the avoidance of doubt, the obligations of the Holders of Investor Registrable Securities under this Section 2(h) and of the Company under Section 5(e) shall apply to offerings pursuant to a Shelf Take-Down Notice.

3.           Piggyback Registrations.

(a)          Right to Piggyback. Whenever the Company proposes to register any of its equity securities (including any proposed registration of the Company's equity securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is addressed by Section 2, (ii) in connection with registrations on Form S-4, S-8 or any successor or similar forms or (iii) to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) and the registration form to be used may be used for the registration of Investor Registrable Securities (each, a "Piggyback Registration"), the Company shall give prompt written notice (and in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Investor Registrable Securities of its intention to effect such a registration and shall include in such registration all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)          Piggyback Expenses. The Registration Expenses of the holders of Investor Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration is consummated.

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(c)          Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration, (i) first, the securities the Company proposes to sell that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, (ii) second, the securities held by the parties to the Other Rights Agreements requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any) in accordance with the provisions set forth in the Other Rights Agreements (iii) third, the Investor Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the respective holders thereof and (iv) fourth, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(d)          Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than Holders of Investor Registrable Securities (it being understood that secondary registrations on behalf of Holders of Investor Registrable Securities are addressed in Section 2 rather than this Section 3(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, (i) first, the securities requested to be included therein by the holders requesting such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders of such securities on the basis of the number of shares of securities of the Company owned by each such holder, (ii) second, the Investor Registrable Securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any), pro rata among the holders thereof on the basis of the number of Investor Registrable Securities owned by each such holder and (iii) third, the other securities requested to be included in such registration that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering (if any).

(e)          Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Investor Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld, conditioned or delayed.

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(f)          Other Registrations. If the Company has previously filed a Registration Statement with respect to Investor Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then, unless such previous registration is a Shelf Registration Statement, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

4.           Lockup Agreements; Transfers; Legend.

(a)          Prohibited Actions during Holdback Period. Each holder of Investor Registrable Securities agrees that in connection with the Company's Demand Registration or Piggyback Registration that is an underwritten public offering of the Company's equity securities, he, she or it shall not (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be Beneficially Owned by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, "Securities"), or any securities, options, or rights convertible into or exchangeable or exercisable for Securities (collectively, "Other Securities"), (ii) enter into a transaction which would have the same effect as any action described in clause (i) of this Section 4(a) or (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities, Other Securities, in cash or otherwise, from the date on which the Company gives notice to the Holders of Investor Registrable Securities that a preliminary Prospectus has been circulated for such underwritten public offering to the date that is 180 days following the date of the final Prospectus for such underwritten public offering (or such shorter period as agreed to by the underwriters designated as "book-runners" managing such registered public offering), unless such book-runners otherwise agree in writing (each such period, referred to herein as a "Holdback Period"). The Company may impose stop-transfer instructions with respect to its securities that are subject to the foregoing restriction until the end of such period.

(b)          Lockup Agreements, etc. In connection with any underwritten public offering of the Company's equity securities, each Holder of Investor Registrable Securities agrees to enter into any holdback, lockup or similar agreement reasonably requested by the underwriters managing such registered public offering.

(c)          Limitation on Public Sales and Distributions. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable Law, except as otherwise permitted by the holders of a majority of the Investor Registrable Securities, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

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(d)          Permitted Transfer. Notwithstanding anything to the contrary herein, except in the case of (i) a Transfer to the Company, (ii) a Transfer by an Investor to its partners in connection with a pro rata in-kind distribution thereto or to any Affiliate, (iii) a Public Sale permitted hereunder or (iv) a Transfer in connection with a Sale of the Company (each of clauses (i) through (iv), a "Permitted Transfer"), prior to Transferring any Investor Registrable Securities to any Person (including by operation of law), the Investor making such Transfer shall cause the prospective Transferee to execute and deliver to the Company a counterpart of this Agreement thereby agreeing to be bound by the terms hereof. Any Transfer or attempted Transfer of any Investor Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such securities as the owner of such securities for any purpose. Other than in the case of a Permitted Transfer, whether or not any such Transferee has executed a counterpart hereto, such Transferee shall be subject to the obligations of the Transferor hereunder. The provisions of this Section 4(d) shall terminate upon a Sale of the Company.

(e)          Legend. Each certificate evidencing any Investor Registrable Securities and each certificate issued in exchange for or upon the Transfer of any such securities (unless such securities would no longer be Investor Registrable Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF [_________ __], 2013 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Securities and Other Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which are Transferred pursuant to a Permitted Transfer.

5.          Registration Procedures. Whenever the holders of Investor Registrable Securities have requested that any Investor Registrable Securities be registered pursuant to Section 2 of this Agreement, the Company shall use reasonable best efforts to effect the registration and the sale of such Investor Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

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(a)          prepare and, within the time period set forth in Section 2, file with the Securities and Exchange Commission a Registration Statement with respect to such Investor Registrable Securities and use reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter, in each case in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder; provided that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the holders of a majority of the Investor Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

(b)          notify in writing each holder of Investor Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days (or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by Law to be delivered in connection with sales of Investor Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)          furnish to each seller of Investor Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Investor Registrable Securities owned by such seller;

(d)          use reasonable best efforts to register or qualify such Investor Registrable Securities under such other securities or blue sky Laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Investor Registrable Securities to consummate the disposition in such jurisdictions of the Investor Registrable Securities owned by such seller of Investor Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e)          promptly notify in writing each seller of such Investor Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement (i) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) is otherwise not legally available to support sales of Investor Registrable Securities, and, at the request of the holders of a majority of the Investor Registrable Securities covered by such Registration Statement, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Investor Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

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(f)          cause all such Investor Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all such Investor Registrable Securities not later than the effective date of such Registration Statement;

(h)          enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Investor Registrable Securities (including participation in "road shows," investor presentations and marketing events, and effecting a share or unit split or a combination of shares or units);

(i)          make available for inspection by any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other agent retained by any such underwriter, upon reasonable notice and during business hours, all financial and other records, pertinent corporate documents and properties of the Company (except for any such documents that, in the judgment of the Company or any of its advisors, are protected by attorney-client or other similar privilege), and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such Registration Statement and assist and, at the request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j)          otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any equity securities included in such Registration Statement for sale in any jurisdiction, the Company shall use reasonable best efforts promptly to obtain the withdrawal of such order;

(l)          use reasonable best efforts to cause such Investor Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Investor Registrable Securities;

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(m)          take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(n)          obtain one or more "cold comfort" letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by such letters as the holders of a majority of the Investor Registrable Securities being sold in such registered offering reasonably request; and

(o)          provide a legal opinion of the Company's outside counsel, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

6.           Registration Expenses.

(a)          Registration Expenses Generally. Subject to Section 6(b), all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants and underwriters including, if necessary, a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Investor Investor Registrable Securities or their affiliates on behalf of the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b)          Reimbursement of Fees of Counsel. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration.

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(c)          Other Registration Expenses. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

7.           Indemnification.

(a)          Indemnification of Holders of Investor Registrable Securities and Underwriters. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Holder of Investor Registrable Securities, its officers, directors, advisors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney's fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, "Losses") caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any Registration Statement, Prospectus or preliminary Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, each, an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the "blue sky" or securities Laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of any rule or regulation promulgated pursuant to any federal, state or common law, including the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration hereunder, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided, that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or in any application, in each case, made in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Investor Registrable Securities.

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(b)          Provision of Information; Indemnity of holders. In connection with any Registration Statement in which a Holder of Investor Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the fullest extent permitted by Law, shall indemnify and hold harmless the other Holders of Investor Registrable Securities, the Company, any underwriter in an underwritten offering and their respective officers, directors, agents, and employees, and each other Person who controls the foregoing Persons (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in each case, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Investor Registrable Securities pursuant to such Registration Statement.

(c)          Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)          Additional Indemnification Rights. The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to Law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

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(e)          Contribution. If the indemnification provided for in this Section 7 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Investor Registrable Securities and any other sellers participating in the Registration Statement on the other hand or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable Law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) of this Section 7(e) but also the relative benefit of the Company on the one hand and of the sellers of Investor Registrable Securities and any other sellers participating in the Registration Statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Investor Registrable Securities and any other sellers participating in the Registration Statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Investor Registrable Securities and any other sellers participating in the Registration Statement. The relative fault of the Company on the one hand and of the sellers of Investor Registrable Securities and any other sellers participating in the Registration Statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Investor Registrable Securities or other sellers participating in the Registration Statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)          Contribution Limits. The Company and the sellers of Investor Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the sellers of Investor Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 7(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no seller of Investor Registrable Securities shall be required to contribute pursuant to this Section 7 any amount in excess of the net proceeds received by such seller from the sale of Investor Registrable Securities covered by the Registration Statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.           Participation in Underwritten Registrations.

(a)          Cooperation with Underwriting Arrangements. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no Holder of Investor Registrable Securities will be required to sell more than the number of Investor Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Investor Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

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(b)          Supplements or Amendments to Prospectus. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e), such Person will immediately discontinue the disposition of its Investor Registrable Securities pursuant to the Registration Statement until such Person's receipt of the copies of a supplemented or amended Prospectus as contemplated by Section 5(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 5(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(e).

9.          Additional Securityholders. In connection with the issuance of any additional equity securities of the Company, the Company, with the consent of the holders of a majority of the Investor Registrable Securities, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of any particular category of Investor Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of such category of Investor Registrable Securities and party to this Agreement.

10.         Definitions.

(a)          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(b)          "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act, including without limitation, the 60-day provision in paragraph (d)(1)(i) thereof). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

(c)          "Business Day" means any day, other than a Saturday, Sunday, or any other date in which banks located in Philadelphia, Pennsylvania are closed for business as a result of federal, state or local holiday.

(d)          "Common Stock" means the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation.

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(e)          "Free-Writing Prospectus" means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(f)          "Governmental Entity" means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi judicial or administrative subdivision, department, authority, entity, agency, regulator, commission, board, bureau, court, or instrumentality.

(g)          "Holders of Investor Registrable Securities" means the Investor and any Transferee permitted hereunder who becomes a party to this Agreement pursuant to Section 4(d) or Section 9.

(h)          "Investor Registrable Securities" means, (i) any Common Stock issued or distributed in respect of Preferred Stock of the Company issued to the Investor pursuant to the Securities Purchase Agreement and any other Common Stock of the Company held by the Investor and (ii) common equity securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clause (i) of this definition by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) have been distributed to the partners of Investor (unless Investor elects otherwise), (iii) have been effectively registered under a Registration Statement including a Registration Statement on Form S-8 (or any successor form), or (iv) have been repurchased by the Company. In addition, all Investor Registrable Securities held by any Person shall cease to be Investor Registrable Securities (provided that, for purposes of this provision, Investor and all Investor Registrable Securities held by Investor shall be treated as Investor Registrable Securities held by a single Person) when all such Investor Registrable Securities become eligible to be sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force), other than Rule 144(b), during a single 90-day period. For purposes of this Agreement, a Person shall be deemed to be a Holder of Investor Registrable Securities whenever such Person has the right to acquire such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(i)          "Law" means any applicable federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

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(j)          "Notice and Questionnaire" means a written notice executed by the Investor and delivered to the Company containing the information required by Item 507 of Regulation S-K to be included in any Shelf Registration Statement regarding the Investor seeking to sell Common Stock pursuant thereto.

(k)          "Person" or "person" shall mean an individual, corporation, limited liability company, association, partnership, group (as such term is used in Section 13(d)(3) of the Securities Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(l)          "Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, par value $0.001 per share.

(m)          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

(n)          "Public Sale" means any sale or distribution by the Company and/or Holders of Investor Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(o)          "Registration Statement" means any Registration Statement of the Company under the Securities Act which permits the public offering of any of the Investor Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

(p)          "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than Investor and its Affiliates) in the aggregate acquire(s) (a) a majority of the capital stock then outstanding or (b) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Sale shall not constitute a Sale of the Company.

(q)          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(r)          "Securities and Exchange Commission" or “SEC” means the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

(s)          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(t)          "Securities Purchase Agreement" means the securities purchase agreement, dated as of the date hereof, between the Company and Investor.

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(u)          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control any board of managers, managing member, managing director or general partner or similar governing body of such limited liability company, partnership, association or other business entity.

(v)         “Transfer” means any disposition, transfer, sale, exchange, assignment, gift, bequest, disposition, mortgage, hypothecation, charge, pledge, encumbrance, grant of security interest, or any arrangement by which possession, legal title or Beneficial Ownership passes, directly or indirectly, from one person or entity to another, and includes any agreement to effect the foregoing; provided, however, that any change in the Beneficial Ownership of the Investor or its limited partners shall not be deemed to constitute a “Transfer”.

11.         Miscellaneous.

(a)          No Inconsistent Agreements; Entire Agreement. The Company will not enter into any agreement with respect to its equity securities that is inconsistent with or violates the rights granted to the Holders of Investor Registrable Securities in this Agreement. This Agreement, the Securities Purchase Agreement and the schedules and exhibits relating thereto embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(b)          Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

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(c)          Amendments and Waivers.

(i)          Subject to Section 11(c)(ii), any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is approved in writing by the Company and the holders of a majority of the Investor Registrable Securities.

(ii)         The provisions of Section 11(c)(i) shall not apply to any amendments or modifications otherwise expressly permitted by this Agreement including any required to add a party hereto pursuant to Section 4(d) or Section 9.

(d)          Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Investor Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Preferred Stock or Investor Registrable Securities (other than pursuant to a Public Sale), unless holders of a majority of Investor Registrable Securities determine otherwise.

(e)          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(f)          Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(g)          Waiver of Breach. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(h)          Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words "or," "either," and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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(i)          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(j)          CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HERETO AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN THE CHANCERY COURT OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11(l). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

(k)          Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties hereto to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or other legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or other legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

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(l)          Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day (provided that any such notice under this clause (ii) shall not be effective unless within one Business Day after the notice is sent, a copy of such notice is sent to the recipient by first-class mail, return receipt requested, or reputable overnight courier service (charges prepaid)), (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first-class mail, return receipt requested. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by five days' advance written notice to the other party:

If to the Company:

JetPay Corporation

1175 Lancaster Avenue, Suite 100

Berwyn, Pennsylvania 19312

Attention: President

Facsimile: (484) 318-8370

With a copy to (which shall not constitute notice to the Company):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: James A. Lebovitz

Facsimile: (215) 994-2222

If to the Investor:

Flexpoint Fund II, L.P.

c/o Flexpoint Ford, LLC

676 N. Michigan Ave., Suite 3300

Chicago, Illinois 60611

Attention: Charles E. Glew

Steven M. Michienzi

Facsimile: (312) 327-4525

With a copy to (which shall not constitute notice to the Investor):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:  Sanford E. Perl, P.C.

Mark A. Fennell, P.C.

Facsimile: (312) 862-2200

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(m)         No Third-Party Beneficiaries. Nothing in this Agreement (implied or otherwise) is intended to confer upon any Person other than the parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(n)          Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile, or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or as required by any such agreement or instrument, each other party hereto or thereto shall execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*   *   *   *   *

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

JETPAY CORPORATION

By:	/s/ Bipin C. Shah
Name:	Bipin C. Shah
Its:	Chief Executive Officer

[Signature Page to the Registration Rights Agreement]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

FLEXPOINT FUND II, L.P.

By:	Flexpoint Management II, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

[Signature Page to the Registration Rights Agreement]

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Appendix D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K/A
Amendment No. 1

☐           ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

OR

☒           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from October 1, 2012 to December 31, 2012

Commission File Number 001-35170

Universal Business Payment Solutions
Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	90-0632274 (I.R.S. Employer Identification No.)

1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312

(Address of Principal Executive Offices including zip code)

Registrant’s Telephone Number, Including Area Code (484) 324-7980

Securities Registered Pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share

Name of each exchange on which registered: NASDAQ Capital Market

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  NO ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐  NO ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  NO ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  NO ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 of the Act.  Yes ☐  NO ☒

As of June 30, 2012, the aggregate market value of the registrant’s voting stock held by non-affiliates was approximately $39 million based on the number of shares held by non-affiliates as of June 30, 2012, and the last reported sale price of the registrant’s common stock on June 29, 2012.

As of April 5, 2013, the latest practicable date, 11,519,094 shares of the registrant’s common stock, $.001 par value per share, were issued and outstanding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

As used in this Transition Report on Form 10-K, unless the context otherwise indicates, the references to “our company,” “the Company,” “UBPS,” “us,” “we” and “our” refer to Universal Business Payment Solutions Acquisition Corporation.

This report and other written or oral statements made from time to time by us may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can sometimes identify forward looking-statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. Some of the statements we use in this report, and in some of the documents we incorporate by reference in this report, contain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy; measures of future results of operations, such as revenue, expenses, operating margins, income tax rates, and earnings per share; other operating metrics such as shares outstanding and capital expenditures; our success and timing in developing and introducing new products or services and expanding our business; and the successful integration of future acquisitions.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. These factors include, but are not limited to, those set forth in Item 1A - Risk Factors of this report, those set forth elsewhere in this report and those set forth in our press releases, reports and other filings made with the Securities and Exchange Commission (“SEC”). These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements.

PART I.

Item 1. Business

Introduction

We are a provider of payment services – debit and credit card processing, payroll, and card services to businesses and their employees throughout the United States. We provide these services through two wholly-owned subsidiaries, JetPay LLC (“JetPay”), which provides debit and credit processing and ACH payment services to businesses with a focus on those processing internet transactions and recurring billings, and AD Computer Corporation (“ADC”), which provides payroll, tax filing, and related services to small and medium-sized employers. We also operate JetPay Card Services, a division which is focused on providing low-cost money management and payment services to un-banked and underbanked employees of our business customers. Our principal executive offices are located at 1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312, and our telephone number at that location is (484) 324-7980. Our website is located at www.ubpsac.com. The reference to our website is intended to be an inactive textual reference and the contents of our website are not intended to be incorporated into this Transition Report on Form 10-K.

Prior to December 28, 2012, we were a blank check corporation organized under the laws of Delaware on November 12, 2010. We were formed with the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses. In this Transition Report on Form 10-K, we refer to any such transaction as a business combination. Pursuant to our Restated Certificate of Incorporation, we had until February 9, 2013 to consummate a business combination or we would (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of our public shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account including interest, less taxes, which redemption would have completely extinguished public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders. Until December 28, 2012, our efforts were limited to organizational activities, our initial public offering (the “Offering”) and the search for a suitable business transaction.

D-1

A registration statement relating to the Offering was declared effective by the SEC on May 9, 2011. On May 13, 2011, we sold 12,000,000 units in the Offering at a price of $6.00 per unit. Each such unit consisted of one share of our common stock, $.001 par value per share, and one common stock purchase warrant. Each such warrant entitled the holder to purchase one share of common stock at a price of $6.90. The warrants were exercisable on the later of (1) May 9, 2012 and (2) the consummation of a business combination and would have expired on the earlier of (1) five years from the date on which a business combination was completed, (2) the liquidation of the trust account if we had not completed a business combination within the required time periods or (3) upon redemption. We had the ability to redeem the warrants at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $9.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Concurrently with the closing of the Offering, our initial stockholders purchased 6,240,000 warrants at a price of $0.50 per warrant, for an aggregate purchase price of $3,120,000, in a private placement. In addition, EarlyBirdCapital, Inc., representative of the several underwriters of the Offering (“EarlyBirdCapital”), or its designees purchased 720,000 warrants on the same terms for an aggregate purchase price of $360,000. All of the proceeds we received from the purchase of these warrants were placed in the trust account described below. The warrants issued to our initial stockholders and EarlyBirdCapital were identical to the warrants offered by us in the Offering, except that such warrants were non-redeemable and could have been exercised on a cashless basis so long as such warrants were held by the individuals who acquired them or their affiliates. We also agreed to sell to EarlyBirdCapital for $100, as additional compensation, an option to purchase up to a total of 600,000 units at a price of $6.60 per unit. The units issuable upon exercise of the unit purchase option are identical to those offered by us in the Offering.

On May 13, 2011, we received net proceeds of $69,366,994 from the Offering and $3,480,000 from the private placement of warrants to the initial stockholders of the Company and the underwriters of the Offering. An amount of $72,720,000 (including the $3,480,000 of proceeds from the sale of warrants to our initial stockholders and the underwriters of the Offering) was being held in a trust account for the benefit of the Company and invested in United States treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of the Company’s first business combination, (ii) the Company’s failure to consummate a business combination within the prescribed time and (iii) such time as the Company’s common stock trades at or below $5.75 per share, subject to certain criteria discussed below. In the event that our common stock traded at or below $5.75 per share, there would be released to the Company from the trust account amounts necessary for the Company to purchase up to an average of $1,900,000 worth of shares each month up to an aggregate amount of 50% of the shares sold in the Offering (or 6,000,000 shares).

We granted the underwriters of the Offering a 45 day option to purchase up to an additional 1,800,000 units to cover over-allotments, if any. The underwriters elected not to exercise the over-allotment option and the over-allotment option expired on June 27, 2011. Upon the expiration of the over-allotment option, 450,000 shares of our common stock were forfeited by our initial stockholders and such shares were subsequently cancelled.

On May 10, 2011, our units commenced trading on the NASDAQ Capital Market under the symbol “UBPSU”. Holders of our units were able to separately trade the common stock and warrants included in such units commencing on August 8, 2011 and the trading in the units continued under the symbol UPBSU until December 28, 2012. The common stock is quoted on the NASDAQ Capital Market under the symbol “UBPS”.

Completed Business Combinations

On July 6, 2012, we entered into three definitive agreements (the “Acquisition Agreements”) to acquire the following three companies: (i) JetPay, LLC, a Texas limited liability company (“JetPay”) and certain affiliated entities; (ii) Francis David Corporation (d/b/a/ Electronic Merchant Systems), an Ohio corporation (“EMS”) and certain affiliated entities; and (iii) AD Computer Corporation, a Pennsylvania corporation (“ADC”) and certain affiliated entities. Our board of directors approved each of the agreements and the transactions contemplated thereby (collectively, the “Completed Transactions”). On August 10, 2012, we entered into amendments with respect to the definitive agreements for the Completed Transactions. On December 11, 2012, the Company, Enzo Merger Sub, Inc. and the Francis David Corporation d/b/a Electronic Merchant Systems mutually agreed to terminate that certain Agreement and Plan of Merger, dated as of July 6, 2012, among the Company, Enzo Merger Sub, Inc., EMS, the stockholders of EMS and James Weiland, as Representative. As a result, we are no longer pursing a transaction with EMS. The transactions with JetPay and ADC were consummated on December 28, 2012. A description of the Acquisition Agreements relating thereto and the transactions consummated thereby, is set forth below.

D-2

Description of JetPay Transaction

On July 6, 2012, UBPSAC, JP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of UBPSAC (the “JetPay Merger Sub”), JetPay, and WLES, L.P., a Texas limited partnership (“WLES”) and Trent Voigt, entered into an Agreement and Plan of Merger (the “JetPay Agreement”).

Pursuant to the terms of the JetPay Agreement, JetPay Merger Sub was to merge with and into JetPay, with JetPay surviving the merger as a wholly-owned subsidiary of UBPSAC (the “JetPay Merger”) in exchange for consideration in the form of cash and our common stock as further described below under the heading “Consideration.” Prior to the closing of the transactions contemplated by the JetPay Agreement, JetPay agreed to acquire all of the outstanding interests in two affiliated entities, JetPay ISO Services, LLC, a Texas limited liability company, and JetPay Merchant Services, LLC, a Texas limited liability company (such entities together with JetPay, the “JetPay Entities”), each of which became wholly-owned subsidiaries of JetPay.

The JetPay Agreement is described below in greater detail. The description of the JetPay Agreement is qualified in its entirety by reference to the full text of the JetPay Agreement and the amendments thereto which were filed as exhibits to Current Reports on Form 8-K filed by us on July 9, 2012, August 10, 2012, November 20, 2012 and December 5, 2012. You are urged to read the entire JetPay Agreement and the amendments thereto and the other exhibits attached hereto.

Consideration

Upon the closing of the transactions contemplated by the JetPay Agreement, WLES was entitled to receive aggregate consideration consisting of: (a) $28,000,000 in cash (the “JetPay Cash Merger Consideration”); and (b) 2,000,000 shares of our common stock (the “JetPay Stock Merger Consideration”). The JetPay Cash Merger Consideration and JetPay Stock Merger Consideration were subject to adjustment to the extent more than 4,740,746 shares of common stock were redeemed in connection with the transaction. For every share redeemed in excess of such threshold, the JetPay Cash Merger Consideration was to be reduced up to a maximum of $10,000,000 based upon the product of such excess redemptions and $6.08, and the JetPay Stock Merger Consideration was to be increased up to a maximum of 1,666,667 shares by the product of such excess redemptions and 1.0133. The JetPay Cash Merger Consideration was also subject to certain adjustments relating to net working capital, cash and indebtedness of the JetPay Entities. In addition to the Closing Date Merger Consideration, WLES, through December 28, 2017, is entitled to receive $5,000,000 in cash and 833,333 shares of our common stock if the trading price of our common stock is at least $9.50 for any 20 trading days out of a 30 trading day period. Also at the closing of the transactions contemplated by the JetPay Agreement, in accordance with the terms and conditions of the JetPay Agreement, we agreed to deposit up to $10,000,000 of the JetPay Cash Merger Consideration and no fewer than 1,666,667 shares of the JetPay Stock Merger Consideration, subject to the adjustment of the JetPay Cash Merger Consideration and the JetPay Stock Merger Consideration set forth above with respect to excess redemptions, in an escrow fund, which was to be available to UBPSAC and JetPay as the surviving entity, as partial security for WLES’s obligations under the JetPay Agreement. We agreed to enter into an escrow agreement with JetPay and JP Morgan, as escrow agent thereunder, to govern the rights and obligations of the parties thereto with respect to such funds. After signing the JetPay Agreement, we agreed to permit Merrick Bank to become a party to the escrow agreement and to be the primary beneficiary of the escrow fund in order to secure JetPay’s obligations to Merrick Bank pursuant to the Direct Air litigation, which is more fully described in Item 3 –Legal Proceedings.

Non-Compete

WLES and each of the WLES partners agreed that, from the closing date for a period of five years, they will not, nor will they permit any of their affiliates, to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of UBPSAC, JetPay or their subsidiaries.

Indemnification

The JetPay Agreement provided the parties standard indemnification rights with respect to breaches of the JetPay Agreement. We also received indemnification for specific contingent liabilities disclosed by JetPay prior to signing. Except for certain of JetPay’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts would be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $125,000, at which point UBPSAC and the surviving entity can recover for all damages incurred, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $6,000,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or material misrepresentation and tax-related representations and warranties are capped at the combined value of the JetPay Cash Merger Consideration and JetPay Stock Merger Consideration.

D-3

Description of ADC Transaction

On July 6, 2012, UBPSAC, ADC Merger Sub, Inc., a Delaware limited liability company and a wholly-owned subsidiary of UBPSAC (the “ADC Merger Sub”), ADC, Payroll Tax Filing Services, Inc. (“PTFS”) Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass (collectively, the “ADC Stockholders”) and C. Nicholas Antich, as Representative, entered into an Agreement and Plan of Merger (the “ADC Agreement” and together with the JetPay Agreement, the “Acquisition Agreements”).

Pursuant to the terms of the ADC Agreement, ADC Merger Sub was to merge with and into ADC, with ADC surviving the merger as a wholly-owned subsidiary of UBPSAC (the “ADC Merger”) in exchange for consideration in the form of cash and our common stock as further described below under the heading “Consideration.” Immediately prior to the closing of the transactions contemplated by the ADC Agreement, ADC acquired all of the outstanding interests in PTFS, (together with ADC, the “ADC Entities”), which will remain a wholly-owned subsidiary of ADC following the ADC Merger.

The ADC Agreement is described below in greater detail. The description of the ADC Agreement and the amendments thereto are qualified in its entirety by reference to the full text of the ADC Agreement and amendment thereto which were attached to the Current Reports on Form 8-K filed by us in relation to this transaction on July 9, 2012, August 10, 2012 and December 26, 2012. You are urged to read the entire ADC Agreement and the other exhibits attached hereto.

Consideration

Upon the closing of the transactions contemplated by the ADC Agreement, the ADC Stockholders were entitled to receive aggregate consideration consisting of: (a) $16,000,000 in cash (the “ADC Cash Merger Consideration”); and (b) 1,000,000 shares of our common stock (the “ADC Stock Merger Consideration”). Additionally, on the 24 month anniversary of the closing of the transaction, the ADC Stockholders are entitled to receive an additional $2,000,000. The ADC Cash Merger Consideration is subject to certain adjustments relating to the net working capital, cash and indebtedness of the ADC Entities.

Non-Compete

The ADC Stockholders agreed that, from the closing date for a period of five years, they will not, nor will they permit any of their affiliates to directly or indirectly engage in any competing business in the United States or engage in certain activities in competition with the business of UBPSAC, ADC or their subsidiaries.

Indemnification

The ADC Agreement provides the parties standard indemnification rights with respect to breaches of the ADC Agreement. We are also receiving indemnification for specific contingent liabilities disclosed by ADC prior to signing. Except for certain of ADC’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $100,000, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $2,160,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or intentional misrepresentation and tax-related representations and warranties are capped at $24,000,000.

Proxy Statement and Stockholders’ Meeting.

We prepared and filed a definitive proxy statement with the SEC on Schedule 14A filed on November 13, 2012. We also agreed to prepare and file any other filing required under the securities laws or any other federal, foreign or blue sky laws, and called and held a meeting of its stockholders for the purpose of seeking the approval of the transactions contemplated by the Acquisition Agreements by our stockholders. A complete description of the Completed Transactions along with information relating to the stockholder proposals relating thereto is contained in our definitive proxy statement. You are urged to read the definitive proxy statement and the exhibits attached thereto in their entirety. On December 11, 2012, we held a special meeting of our warrantholders at which such warrantholders voted to adopt the proposal to approve the termination of the warrant agreement that governs all of our issued and outstanding warrants and the conversion of each issued and outstanding warrant into .1333 shares of our common stock. On December 28, 2012, we held a special meeting of our stockholders at which such stockholders voted to approve the Completed Transactions contemplated by the Acquisition Agreements and to further amend and restate our certificate of incorporation.

D-4

Closing of Completed Transactions

On December 28, 2012, pursuant to the ADC Agreement and the JetPay Agreement, ADC Merger Sub and JetPay Merger Sub merged with and into ADC and JetPay, respectively, with ADC and JetPay surviving such mergers. In connection with the closing, we caused $16,000,000 in cash to be delivered to the stockholders of ADC and approximately $6.8 million to WLES, JetPay’s sole member. Pursuant to the JetPay Agreement, 1,666,667 shares of our common stock were issued in lieu of $10 million of the cash consideration payable to the sole member of JetPay. In addition, we assumed approximately $6 million of indebtedness from an existing creditor of JetPay and paid approximately $2.2 million to such creditor, as more fully described below under the heading “Assignment and Assumption Agreement.” We issued an approximately $2.3 million promissory note to the sole member of JetPay, as more fully described below under the heading “Note and Indemnity Side Agreement.” Finally, as a result of a working capital adjustment, approximately $700,000 was deducted from the cash merger consideration payable, resulting in a total of $6.8 million being paid to WLES, JetPay’s sole member. Additionally, we issued 1,000,000 shares of our Common Stock to the stockholders of ADC and 3,666,667 shares of our Common Stock to WLES, 3,333,333 of which were deposited into an escrow account to secure the obligations of WLES under the JetPay Agreement. Such shares will be released only upon resolution of all outstanding potential liability with respect to the Direct Air matter more fully described under the heading “Legal Proceedings”.

Issuance Agreements

On December 17, 2012, we entered into agreements with two investment advisory clients of Wellington Management Company, LLP: (i) an Option Issuance Agreement (the “Bermuda Issuance Agreement”) with Wolf Creek Investors (Bermuda) L.P. (“Bermuda”) and each of Bipin C. Shah, Peter Davidson, Frederick S. Hammer, Arthur F. Ryan, Robert Palmer, Richard S. Braddock, Jonathan M. Lubert and Ira Lubert (collectively, the “Grantors”) and (ii) an Option Issuance Agreement (the “Partners Issuance Agreement” and together with the Bermuda Issuance Agreement, the “Issuance Agreements”) by and among the Company, Wolf Creek Partners, L.P. (“Partners”) and each of the Grantors.

Pursuant to the Bermuda Issuance Agreement, the Grantors agreed that if (i) the transactions contemplated by the JetPay Agreement and the ADC Agreement were consummated and (ii) in connection with the Completed Transactions, Bermuda did not exercise its rights to redeem its shares of our common stock for its pro rata share of the funds being held in the trust account established in connection with our initial public offering (“Redemption Rights”), the Grantors would, at the closing of the Completed Transactions, issue to Bermuda an immediately exercisable option to purchase an aggregate of 188,384 shares of our common stock owned by the Grantors at an exercise price of $0.005 per share.

Pursuant to the Partners Agreement, the Grantors agreed that if (i) the transactions contemplated by the JetPay Agreement and the ADC Agreement were consummated and (ii) in connection with the Completed Transactions, Partners did not exercise its Redemption Rights, the Grantors would, at the closing of the Completed Transactions, issue to Partners an immediately exercisable option to purchase an aggregate of 198,427 shares of our common stock owned by the Grantors at an exercise price of $0.005 per share.

On December 28, 2012, the Grantors issued options to Bermuda and Partners upon consummation of the Completed Transactions.

Each of the options has an exercise period of five years. Both options prevent the holder from exercising the option to the extent (and only to the extent) that such exercise would result in beneficial ownership by such holder or any of its affiliates of more than 9.9% of our outstanding common stock. The Issuance Agreements contain the form of options granted to each of Bermuda and Partners by the Grantors as an exhibit.

The Grantors deposited the aggregate number of shares that may be issued under each of the options granted under the Issuance Agreements in an escrow account maintained by Continental Stock Transfer & Trust Company. The form of Escrow Agreement entered into among the Grantors, Bermuda, Partners and Continental Stock Transfer & Trust Company is an exhibit to each of the Issuance Agreements.

D-5

Pursuant to the Issuance Agreements, we agreed to file a registration statement covering resale of the shares that may be issued upon exercise of options no later than 30 days after consummation of the Transactions. We must use reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible and within certain time frames specified in the Issuance Agreements. We filed a registration statement on Form S-3 on March 18, 2013 to register any shares that may be issued as part of this transaction.

These descriptions of the Bermuda Issuance Agreement and the Partners Issuance Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Bermuda Issuance Agreement and the Partners Issuance Agreement, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by us on December 17, 2012 and are incorporated by reference herein.

Convertible Note Purchase Agreement

In order to finance a portion of the cash payable in the Completed Transactions, on December 28, 2012, we entered into a Secured Convertible Note Agreement (the “Note Agreement”) with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. (collectively, the “Note Investors”) pursuant to which, we issued $10,000,000 in promissory notes secured by 50% of our ownership interest in JetPay. In connection with the Note Agreement, we entered into separate Secured Convertible Promissory Notes with each of the Note Investors (the “Notes”). Amounts outstanding under the Notes will accrue interest at a rate of 12% per annum, payable quarterly. The Notes mature on December 31, 2014. The Notes are not prepayable.

Pursuant to the Notes, the Note Investors will be entitled to convert all or any portion of the amounts outstanding under the Notes into shares of our Common Stock at a conversion price of $5.15 per share, subject to certain adjustments.

In connection with the Note Agreement, we entered into Registration Rights Agreements on December 28, 2012 with each of the Note Investors, pursuant to which we agreed to provide registration rights with respect to the shares of Common Stock issuable upon conversion of the Notes whereby the Note Investors would be entitled up to three “demand” registration requests and unlimited “piggyback” registration requests. To the extent a registration for the shares has not been declared effective by the SEC by June 30, 2013, the conversion price of the Notes will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 day delay thereafter until a registration has been declared effective. On March 18, 2013, we filed a Registration Statement on Form S-3 to satisfy the requirements of the Registration Rights Agreements.

In connection with the Notes, certain of our stockholders agreed to transfer 832,698 shares of Common Stock that they acquired prior to the Offering to certain of the Note Investors. Such shares were previously held in an escrow account established at the time of the Offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, the Company and Continental Stock Transfer & Trust Company. Following the transfers, such shares will no longer be held in escrow. As part of such share issuance, we entered into Registration Rights Agreements, dated as of December 28, 2012, with each such investors which entitles such investors to up to three “demand” registration requests and unlimited “piggyback” registration requests.

As partial consideration for Mr. Lubert to enter into the Note Agreement, we agreed, pursuant to the Stock Escrow Termination Agreement, dated as of December 28, 2012, to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among Mr. Lubert, the Company and Continental Stock Transfer & Trust Company, with respect to 826,000 shares of our Common Stock.

Assumption Agreement

In order to finance the Completed Transactions, on December 28, 2012, we also entered into an Amendment, Guarantee and Waiver Agreement (the “Assumption Agreement”) with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, we agreed to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also agreed to compensate the Payees for any negative tax consequences as a result of its existing note remaining outstanding after December 31, 2012. Amounts outstanding under the loan are convertible at the holders’ option into shares of our Common Stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of shares of our Common Stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter.

D-6

In exchange for the foregoing, Ten Lords Ltd agreed to consent to the transactions contemplated by the JetPay Agreement. JetPay was obligated to pay any amounts still outstanding on the existing loan in excess of $6,000,000 upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

Loan and Security Agreement

On December 28, 2012, ADC and Payroll Tax Filing Services, Inc. (“PTFS”, together with ADC, the “Borrowers”), as borrowers, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the existing notes will accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments. We are obligated to pay down the notes with 25% of our free cash flow annually.

The loans are guaranteed by us and are secured by all assets of ADC and PTFS, as well as a pledge by us of our ownership interest in ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to financial covenants related to their debt coverage ratio and total leverage ratio during the term of the loan. The loans may be prepaid at the option of the Borrowers without any premium or penalty and are subject to mandatory prepayments upon certain asset sales, casualty events, the incurrence of indebtedness and issuance of capital stock.

Note and Indemnity Side Agreement

In connection with the closing of the transactions contemplated by the JetPay Agreement, we entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, we agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum, and is payable quarterly. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, we and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

Promissory Note

In order to use the proceeds of the Loan and Security Agreement to fund a portion of the proceeds due pursuant to the ADC Agreement, on December 28, 2012, we executed a promissory note (the “Intercompany Note”) in favor of ADC in the amount of $9,000,000. All principal and interest is due on December 28, 2020. Interest accrues on amounts due on the Intercompany Note at the Applicable Federal Rate as required by Section 7872(f)(2)(B) of the Internal Revenue Code. The Intercompany Note is prepayable in full or in part at any time without penalty.

Warrant Exchange

On December 28, 2012, we entered into the Warrant Termination Agreement (the “Warrant Termination Agreement”) with Continental Stock Transfer & Trust Company. The Warrant Termination Agreement was entered into in connection with the approval of the warrant proposal, set forth in the Definitive Proxy Statement filed with SEC on November 13, 2012, on December 11, 2012 at a meeting of our warrantholders, which such approval was disclosed by us in a Current Report Form 8-K filed with the SEC on December 12, 2012. In connection with Warrant Termination Agreement and the approval of the warrant proposal, each issued and outstanding warrant was converted into .1333 shares of our common stock on December 28, 2012. The Company filed a registration statement on Form S-3 on March 18, 2013 to register the shares issued as part of the warrant conversion.

Transaction Activities

Upon consummation of the Completed Transactions, we used $68,819,668 of the funds held in the trust account (i) to pay certain of our aggregate costs, fees and expenses in connection with the consummation of the Completed Transactions, (ii) to pay tax obligations and (iii) to pay our stockholders who properly exercised their redemption rights. On December 28, 2012, our public stockholders requested redemption of 9,994,625 shares of common stock for their pro rata share of the amounts then held in the trust account, which upon consummation of the Completed Transactions, was approximately $6.08 per share for an aggregate payment to the redeeming stockholders of approximately $60,755,000 of which $58,807,000 was released from the trust and of which $1,948,000 was pending redemption, each as of December 31, 2012.

D-7

Regulation

The U.S. financial services industry is subject to extensive regulation. Many regulators, including federal and other governmental agencies and self-regulatory organizations, as well as state and provincial securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in censure, fine, the issuance of administrative orders, such as orders denying exemptions, cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a dealer, broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policy holders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities.

Payment processing companies domiciled or operating in the United States are subject to extensive regulation and supervision by varying federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as individuals whose information is being transmitted. Accordingly, examples of regulatory requirements to which we are subject, generally include the Dodd Frank Wall Street Reform and Consumer Protection Act, the Credit Card Accountability Responsibility and Disclosure Act of 2009, the Electronic Fund Transfer Act, the Health Insurance Portability and Accountability Act, the USA Patriot Act of 2001, the Gramm-Leach-Bliley Act and various federal and state consumer protection and privacy laws. In addition, changes in current laws or regulations and future laws or regulations may substantially restrict the nature of the business or businesses we acquired.

In addition to the regulations described above, as a public company traded on a U.S. exchange, we are subject to certain listing requirements. On September 11, 2012, we received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq believes we are not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires us to have at least 300 public holders. This information was included in a Current Report on Form 8-K filed by us on September 17, 2012. On October 10, 2012 we provided Nasdaq with our plan for achieving the required number of shareholders. In a letter received by us on October 24, 2012, Nasdaq accepted our plan of compliance and granted us an extension to regain compliance with the Minimum Public Holders Rule. Pursuant to the letter, we had until February 9, 2013 to regain compliance with the Minimum Public Holders Rule, which we must demonstrate by providing documentation from our transfer agent that our common stock has a minimum of 300 holders. We believe we have provided such documentation. This letter was disclosed to shareholders in a Current Report on Form 8-K filed by us with the SEC on October 26, 2012. On December 28, 2012, we received a letter from Nasdaq indicating that Nasdaq believes that we did not comply with IM-5101-2 by not providing Nasdaq with proper notice regarding the Completed Transactions. Nasdaq advised that such failure serves as a basis for delisting. We had until January 4, 2013 to appeal the delisting decision in front of a Nasdaq Hearings Panel. We appealed such decision prior to such date and attended a hearing on March 7, 2013, at which time we believed that we met all listing requirements except having 300 round-lot holders, and provided evidence of having at least 274 round-lot holders and a detailed plan to gain over 300 round-lot holders. As a result of the hearing, Nasdaq has granted us an extension until April 15, 2013 to provide evidence of having at least 300 round-lot holders. As of March 20, 2013, we believe we have exceeded the 300 round-lot shareholder number, and reported this information to Nasdaq on April 1, 2013. If Nasdaq does not find such evidence satisfactory to Nasdaq, on or before April 15, 2013, we will be delisted from the Nasdaq Capital Market.

Stockholder Approval of the Transaction

Pursuant to our Restated Certificate of Incorporation, we elected to seek stockholder approval of the Completed Transactions rather than conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Since we sought stockholder approval of the Completed Transactions, we agreed to distribute, and have distributed, a proxy statement and, in connection therewith, provide our public stockholders with redemption rights upon consummation of the Completed Transactions. Our public stockholders electing to exercise their redemption rights were entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, provided that such stockholders followed the specific procedures for redemption set forth in the proxy statement relating to the stockholder vote on the Completed Transactions. On December 28, 2012, our public stockholders redeemed 9,994,625 shares of common stock for their pro rata share of the amounts then held in the trust account, which upon consummation of the Completed Transactions, was approximately $6.08 per share including 320,486 shares pending redemption which funds remained in the trust account at December 31, 2012. Stockholders who did not elect to have their shares redeemed and remained stockholders after the Completed Transactions will bear the economic burden of the franchise and income taxes payable because such amounts will be payable by us. Unlike many other blank check companies, our public stockholders were not required to vote against the Completed Transactions in order to exercise their redemption rights. Our initial stockholders, including all of its officers and directors (referred to herein as the “Initial Stockholders”), voted the shares they received in the Offering (the “Insider Shares”) in accordance with the majority of the votes cast by our public stockholders. In addition, the Initial Stockholders waived their redemption rights with respect to their Insider Shares and any public shares in connection with the consummation of the Completed Transactions.

D-8

Administrative Services Agreement

We agreed to pay UBPS Services, LLC, an entity owned and controlled by Bipin C. Shah, our Chairman and Chief Executive Officer, a total of $7,500 per month for office space and administrative services, including secretarial support. This arrangement was agreed to by UBPS Services, LLC for its benefit and was not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because the expenses that were paid by UBPS Services, LLC approximated the monthly reimbursement amount. We believe that such fees were at least as favorable as we could have obtained from an unaffiliated person. Upon completion of the Completed Transactions, we ceased paying these monthly fees.

Competition

Our overall business strategy is to provide payment services to businesses, especially small businesses, and their employees. Both of the companies acquired in the Completed Transactions face significant competitors – these are described below under the Competition headings for JetPay’s Business and ADC’s Business. We also intend to acquire additional organizations within these markets, as well as companies that provide complementary or ancillary services. In identifying, evaluating and selecting these potential target business, we may encounter intense competition from other entities having a business objective similar to its own. We may be subject to competition from several entities having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses, including our obligation to seek stockholder approval of a business combination under certain circumstances, which may delay the completion of a transaction.

Any of these factors may place us at a competitive disadvantage in successfully acquiring additional businesses. Our management believes, however, that our status as a public entity and our existing access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting additional business combinations, there will be, in all likelihood, intense competition from competitors of the business that is acquired by us. We cannot assure you that, subsequent to the Completed Transactions and/or a different business combination, we will have the resources or ability to compete effectively.

Employees

Following the consummation of the Completed Transactions, we had two full-time executive officers, both of whom are expected to devote themselves full-time. On February 7, 2013, we hired Gregory M. Krzemien to serve as our Chief Financial Officer.

JetPay’s Business

Company Background and History

JetPay was formed as a Texas limited liability company as Transactional Technologies, LLC in January, 2001. A related company, Standard Payments, LLC was formed as a Texas limited liability company in January, 2001. A third related entity, JetPay ISO Services, LLC was formed as a Texas limited liability company in May, 2005. In 2005, Transactional Technologies changed its name to JetPay, and in February of 2006, Standard Payments changed its name to JetPay Merchant Services, LLC (“JetPay Merchant Services”). JetPay provides processing-only services directly to merchants and Independent Sales Organizations (“ISOs”). JetPay Merchant Services provides full debit and credit card acceptance services to merchants, while JetPay ISO provides full merchant services to independent sales agents and ISOs. In 2010 all three entities came under common ownership, and will be referred to herein as a single entity, JetPay. JetPay is a leading end-to-end processor of credit and debit card payment transactions. JetPay provides debit, credit, and ACH processing services directly to retailers, service providers, and banks, and on a wholesale basis to ISOs. JetPay is one of fewer than an estimated 20 U.S. processors that connect directly to the card networks (e.g. Visa and MasterCard) and provide such end-to-end processing. JetPay provides cost-effective, customized solutions to its customers. JetPay has a specific strength in Internet and Card-Not-Present transactions, a growing area in the industry. With approximately $18.3 million in revenue in 2012 and approximately 3,500 customers, JetPay was recently honored again as one of the 100 fastest growing companies in Dallas, TX. JetPay’s principal executive offices are located at 3361 Boyington Drive, Suite 180, Carrollton, Texas, 75006, and its telephone number is (972) 503-8900.

D-9

JetPay provides a wide array of transaction processing services:

•	Debit and credit card processing to merchants;
•	Front-and back-end processing;
•	Debit and credit card processing for banks;
•	Wholesale debit and credit card processing to ISOs;
•	Specialized and secure card processing for internet transactions;
•	Specialized card processing for recurring bill payments;
•	High speed network and authorization;
•	ACH processing to merchants;
•	Batch processing;
•	Gift cards;
•	Fraud protection; and
•	Ability to adapt to virtually any website or payment application.

JetPay has more than two decades of experience in building solutions using current technologies. JetPay recognized the need for a payment system built on object-oriented software that can keep pace with rapidly changing processing requirements to provide clients with a competitive marketplace advantage. JetPay combines real-time credit card processing, online payment capabilities and merchant account services into one solution. JetPay operates its own front-end authorizations system, back-end clearing system and settlement system and merchant accounting system. JetPay handles many of its transactions from end-to-end without third party involvement.

JetPay is comprised of individuals fully conversant in point of sale, or POS, software applications and systems integration, data networking, communications technologies, the card association’s (e.g., MasterCard, Visa, Discover, etc.) operating regulations and all other areas of concern that impact the nation’s bankcard merchants. JetPay can advise on and deliver the optimal payments acceptance solution to customers in all types of industries, including but not limited to:

•	Retailers;
•	Restaurants;
•	Travel;
•	Lodging;
•	Supermarket;
•	C-Store;
•	E-commerce; and
•	Direct marketing.

JetPay can interface with its customers using virtually any device or access point in the market, including but not limited to the following:

•	Electronic terminal;
•	PC;
•	Electronic cash register;
•	POS system;
•	Internet gateway;
•	Merchant host interface; and
•	Mobile technology.

D-10

Geographical Financial Information

While headquartered in Carrollton, Texas, JetPay’s business is national in scope, and it processes transactions for customers throughout the U.S.

Marketing and Sales

JetPay retains its own small combined marketing and sales force. JetPay sells directly to the majority of its merchant and processing customers, as well as its ISO customers. JetPay’s direct sales force focuses on select verticals where JetPay has a significant technology advantage, including internet retailers, recurring billers, technology servicers, travel companies, and others. JetPay also receives significant referral opportunities to whom to sell.

JetPay’s marketing efforts involve:

•	Print advertising in trade and consumer publications;
•	Internet advertising, including viral and social network marketing campaigns;
•	Trade show exhibits; and
•	Bulletins featuring new products and product features.

Independent Sales Organizations.

JetPay has approximately 40 ISO agent customers who sell on JetPay’s behalf to traditional retailers, specialty retailers, internet retailers, service companies, technology companies, government organizations, and others. JetPay’s ISOs have more than approximately 2,050 merchants representing approximately 3,750 locations on JetPay’s system.

Competition

The payment processing industry provides merchants with credit, debit, gift and loyalty card and other payment processing services, along with related information services. The industry continues to grow as a result of wider merchant acceptance, increased consumer use of bankcards and advances in payment processing and telecommunications technology. Total expenditures for all card type transactions by U.S. consumers were $4.2 trillion in 2011, and are expected to grow to $6.5 trillion by 2016, representing a compound annual growth rate of 9.1%. The proliferation of bankcards has made the acceptance of bankcard payments a virtual necessity for many businesses, regardless of size, in order to remain competitive. This use of bankcards, enhanced technology initiatives, efficiencies derived from economies of scale and the availability of more sophisticated products and services to all market segments has led to a highly competitive and specialized industry.

The industry has approximately 3000 ISOs; however, there are less than 30 companies that actually process the transactions which includes generating the authorization, clearing the transaction, and settling the funds to the merchant. Of the few transaction processors fewer actually handle both the front-end and back-end functions. The front-end does the authorization in real-time and the back-end does the clearing to the card issuers and settlement to merchants every day. JetPay’s processing systems handles both front-end and back-end processing which gives a competitive advantage over other Independent Sales Organization that must purchase these services from a company like JetPay.

The barrier to entry to produce a new processing system is high. The time and investment to develop and implement a processing system is very significant and once the system is functional it has an immediate cost that takes millions of transactions a month to break even.

Many companies in the merchant acquiring market see a large income rise during the holiday shopping period. Due to JetPay’s portfolio mix that has a large amount of recurring payment merchants, JetPay does not see a large spike in income during this period. However, JetPay does see a small income increase in February and March as a result of some of our travel merchants having seasonal spikes.

D-11

Intellectual Property

JetPay has U.S. federal registrations for the following trademarks: JetPay, JetPay Merchant Services, JetPay ISO Services, ETicket2Ecommerce, ETicket to Ecommerce, Standard Payments and Transactional Technologies.

In general, trademarks remain valid and enforceable as long as the marks are used in connection with the related products and services and the required registration renewals are filed. JetPay believes its trademarks have value in the marketing of its products. It is JetPay’s policy to protect and defend its trademark rights.

Material Customers

JetPay's largest customer represents 10.2% of JetPay's total revenues of $18.3 million for the period January 1, 2012 to December 28, 2012. Loss of this customer could have a material adverse effect on the results of operations of JetPay. There were no customers representing over 10% of JetPay’s total revenues in 2011.

Employees

As of December 31, 2012, JetPay had 53 employees, all of whom are full-time.

Legal Proceedings

In the normal course of business, JetPay is subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations relating to employment and tax matters. While it is not possible to predict the outcome of these matters, it is the opinion of JetPay’s management, based on consultations with legal counsel, that the ultimate disposition of known proceedings, with the exception of Direct Air, will not have a material adverse impact on JetPay’s financial condition, results of operations or liquidity. Please see Item 3 – Legal Proceedings for a description of the Direct Air situation.

ADC’s Business

Company History

ADC was formed in Bethlehem, PA in April, 1970. PTFS was incorporated in Pennsylvania in May, 1990. ADC began as a full-service payroll processor, providing payroll accounting, paychecks, and direct deposit to customers in and around Allentown, Bethlehem and Easton, Pennsylvania (“Lehigh Valley, PA”). In 1990, the ADC Entities added the services of collecting and filing payroll taxes. The ADC Entities have a scalable processing platform that can handle significant growth with modest incremental costs. It also has specific expertise in calculating, collecting and filing local taxes. The ADC Entities have approximately 5,000 customers and $12.8 million in revenues in 2012, as well as an average of $45 million in float, with respect to average payroll tax filings. C. Nicholas Antich founded ADC and, along with Joel E. Serfass, founded PTFS. ADC’s principal executive offices are located at 3939 West Drive, Center Valley, Pennsylvania 18034, and ADC’s telephone number is (610) 797-9500.

ADC provides a wide array of payroll and human resource services, including, but not limited to:

•	Processing payroll;
•	Collecting and filing national, state, and local taxes;
•	Online payroll;
•	Paperless payroll;
•	Electronic Child Support and other deduction processing;
•	Time / attendance interfaces;
•	Pay as you go workers compensation;
•	Human resources services;
•	401K administration;
•	Payroll cards; and
•	Electronic, phone, fax, or paper payroll input.

D-12

The ADC Entities have more than forty years of experience in providing secure, on-time payroll to its clients. The ADC Entities recognized the need for a secure system built on highly scalable architecture software that can interface with rapidly changing client requirements to provide competitive marketplace advantage. The ADC Entities provide payroll and tax filing solutions that meet the requirements of customers who employ anywhere from one employee to those with thousands of employees through a flexible, multi-input interface that can accept paper, fax, web, or direct transmission of payroll information in a highly secure solution. The ADC Entities operate their own systems for payroll and tax filing, without third-party involvement.

The ADC Entities design, build and maintain all payroll software systems and tax depositing and filing software systems, without third-party involvement. There are four programming teams, one each for Mainframe programming for its proprietary payroll system software, PC programming for its PC Input and HR applications, Web programming for its ADWebPay and Employee Self Serve platforms and Tax filing programming for its proprietary Trust and Payroll Tax Depositing and Filing System. All facilities are located in Lehigh Valley, PA. These in-house programming teams allow for quick response to statutory changes, and the ability to provide customized solutions for ADC Entities’ clients. The ADC Entities’ payroll platform also includes International ACH Transactions (IAT) formats, required as of September 18, 2009.

Geographical Financial Information

The ADC Entities’ focus to date has been in Lehigh Valley, PA and surrounding areas. However, the company has customers in some 36 states, and processes payroll for employees in all 50 states. The ADC Entities intend to market its payroll processing service nationally.

Sales, Marketing and Distribution

Marketing

The ADC Entities retain their own marketing staff. Its marketing efforts include:

•	Print advertising in trade and business publications;
•	Internet advertising and select radio advertising;
•	Trade show exhibits; and
•	Bulletins featuring new products and product features.

Sales

ADC’s sales team that focuses its efforts in Lehigh Valley, PA and surrounding counties. ADC sells directly to its customers. A significant part of ADC’s sales success comes in the form of its large referral network, which includes current customers, accounting firms, law firms, financial institutions, insurance brokers, and others.

Intellectual Property

The ADC Entities have U.S. federal registrations for the following service marks: 1-800-DO-MY-PAY and Your Payroll Experts. The ADC Entities have the following registered domain names:1800domypay.com, adc0mputer.com, adcomputer.com, adcomputer.biz, adcomputer.info, adcomputer.net, adcomputer.org, adcomputer.us, adconputer.com, assurepayroll.com, domypay.com, domypay.us and yopurpayrollexperts.com.

In general, service marks remain valid and enforceable as long as the marks are used in connection with the related products and services and the required registration renewals are filed. The ADC Entities believe their service marks have value in the marketing of its services. It is the ADC Entities policy to protect and defend its service mark rights.

Competition

The industry in which the ADC Entities operate is highly competitive. The ADC Entities main competitors are the national payroll firms. However, the ADC Entities also compete with accounting firms who offer payroll services to their clients, with other small payroll processing firms, and with Internet payroll firms. Many of the national payroll firms that compete with the ADC Entities have greater financial, marketing and personnel resources than the ADC Entities.

D-13

Employees

As of December 31, 2012, the ADC Entities had 125 employees, 80 of whom are full-time and 45 of whom are part-time and one contract programmer.

Legal Proceedings

In the normal course of business, ADC Entities are subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations relating to employment and tax matters. While it is not possible to predict the outcome of these matters, it is the opinion of ADC Entities’ management, based on consultations with legal counsel, that the ultimate disposition of known proceedings will not have a material adverse impact on ADC Entities’ financial condition, results of operations or liquidity.

Item 1A. Risk Factors

Risk Factors Related to Our Business and Common Stock

Risks Related to Our Business and Our Common Stock

We received notice that we may be delisted from Nasdaq for failure to comply with the requirement that Special Purpose Acquisition Companies re-register as part of their initial business combination. We have met all the listing requirements except for having a minimum of 300 round-lot shareholders. If we lose our appeal with respect to our failure to comply with Rule IM-5101-2, we may be delisted.

The Nasdaq quantitative listing standards, require, among other things, that at the time of their initial business combination, special purpose acquisition corporations meet all initial listing requirements, including having a minimum of 300 round-lot shareholders at time of approval of their listing. On December 21, 2012 in anticipation of our initial business combination, we applied for relisting under the NASDAQ requirements, but such approval had not been granted prior to the close of the transaction on December 28, 2012. On December 28, 2012, we received a letter from Nasdaq indicating that Nasdaq believed that we did not comply with IM-5101-2 as a result of such failure to obtain approval. Nasdaq advised that such failure served as a basis for delisting. We had until January 4, 2013 to appeal the delisting decision in front of a Nasdaq Hearings Panel. We appealed such decision prior to such date and attended a hearing on March 7, 2013, at which time we provided evidence of having at least 274 round-lot holders and a detailed plan to obtain at least 300 round-lot holders. As a result of our appeal, Nasdaq has granted us an extension until April 15, 2013 to provide evidence of having at least 300 round-lot holders. As of March 20, 2013, we believed we had exceeded the 300 round-lot shareholder number, and reported this information to Nasdaq on April 1, 2013. If Nasdaq does not find such evidence satisfactory, on or before April 15, 2013, the Company will be delisted from the Nasdaq Capital Market.

If we are unable to finance our business, we may need to seek capital at unfavorable terms and our stock price may decline as a result thereof.

Our capital requirements include working capital for daily operations, including expenditures to maintain our technology platforms. While our operations currently generate sufficient cash flow to satisfy our current operating needs and our debt service requirements, a portion of our monthly cash flow is currently being held in a reserve account controlled by Merrick Bank, JetPay’s sponsor bank as a result of the Direct Air chargeback matter described herein. At March 31, 2013, total cash reserves held by Merrick Bank were approximately $3.9 million, including approximately $3.2 million specifically related to the Direct Air matter, net of $500,000 and $300,000 of funds released to us from the reserve account in February 2013 and March 2013, respectively. Additionally, Merrick Bank continues to deposit approximately $300,000 per month of JetPay’s current cash flow into the reserve account. While we continue to defend the chargeback claims and work with Merrick Bank to release additional cash reserves, there can be no assurance as to the timing of this cash release. Additionally, we are working with other banking institutions to obtain an alternative sponsoring bank to Merrick Bank, which will immediately allow JetPay to utilize its full monthly cash flow. Lastly, we assumed a note in connection with the acquisition of JetPay for $6.0 million, which has a final principal payment of $5.9 million maturing on December 28, 2013. We are currently working on alternative financing sources to pay off this debt but there can be no assurances that we will be able do so on favorable terms and the price of our common stock may decline as a result thereof. Additionally, such debt can be converted into our common stock at the average of the trading price of our common stock over the 10 days preceding the notice to convert if we are unable to pay such debt when it matures. If the price is below the $5.15 price at which our 12% note holders can convert, we would be required to adjust their conversion price downwards which could also create potential dilution for our other shareholders.

D-14

We compete with many companies, some of whom are more established and better capitalized than us.

We compete with a variety of companies on an international basis. Some of these companies are larger and better capitalized than us. There are also few barriers for entry into our markets and thus above average profit margins will likely attract additional competitors. Our competitors may develop products and services that are superior to, or have greater market acceptance than, our products and services. For example, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than ours. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Our competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to offer superior products and services.

If our insurance is inadequate, we could face significant losses.

We maintain various insurance policies for our assets and operations. The insurance policies include property coverage, including business interruption protection for each location. We also maintain workers’ compensation policies in every state in which we operate as well as Directors’ and Officers’ liability insurance. There can be no assurance that our insurance will provide sufficient coverage in the event a claim is made against us, or that we will be able to maintain in place such insurance at reasonable prices. An uninsured or under insured claim against us of sufficient magnitude could have a material adverse effect on our business and results of operations.

Our stock price has been, and likely will continue to be, volatile and an investment in our common stock may suffer a decline in value.

The market price of our common stock has in the past been, and is likely to continue in the future to be, volatile. That volatility depends upon many factors, some of which are beyond our control, including:

•	announcements regarding the results of expansion or development efforts by us or our competitors;
•	announcements regarding the acquisition of businesses or companies by us or our competitors;
•	technological innovations or new products and services developed by us or our competitors;
•	issuance of new or changed securities analysts’ reports and/or recommendations applicable to us or our competitors;
•	additions or departure of our key personnel;
•	operating losses by us; and
•	actual or anticipated fluctuations in our quarterly financial and operating results and degree of trading liquidity in our common stock.

One or more of these factors could cause a decline in our revenues and income or in the price of our common stock, thereby reducing the value of an investment in our Company.

Our policy of not paying cash dividends on our common stock could negatively affect the price of our common stock.

We have not paid in the past, and do not expect to pay in the foreseeable future, cash dividends on our common stock. We expect to reinvest in our business any cash otherwise available for dividends. Our decision not to pay cash dividends may negatively affect the price of our common stock.

The conversion of our outstanding debt securities may have an adverse effect on the market price of our shares of common stock.

The conversion of the shares underlying certain of our debt securities could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these conversion rights are exercised, you may experience dilution to your holdings.

D-15

If our stockholders exercise their registration rights with respect to our securities, this is likely to adversely affect the market price of our shares of common stock.

The sellers in the Completed Transactions, as well as certain other investors holding unregistered shares of common stock, are entitled to demand that we register the resale of their shares of common stock. If we register all such securities, as well as additional unregistered shares, then there will be an additional 10,204,026 shares of common stock eligible for trading in the public market. On March 18, 2013, we filed a Registration on Form S-3 to register 13,145,774 shares of which 10,204,026 shares will be freely tradable if such registration statement becomes effective. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

Our balance sheet includes significant amounts of goodwill and intangible assets. The impairment of a significant portion of these assets would negatively affect our business, financial condition, and results of operations.

As a result of our acquisitions a significant portion of our total assets consist of intangible assets (including goodwill). Goodwill and identifiable intangible assets together accounted for approximately 48% of the total assets on our balance sheet as of December 31, 2012. We may not realize the full fair value of our intangible assets and goodwill. We expect to engage in additional acquisitions, which may result in our recognition of additional identifiable intangible assets and goodwill. We will evaluate on a regular basis whether all or a portion of our goodwill and identifiable intangible assets may be impaired. Under current accounting rules, any determination that impairment has occurred would require us to write-off the impaired portion of goodwill and such intangible assets, resulting in a charge to our earnings. An impairment of a significant portion of goodwill or intangible assets could have a material adverse effect on our business, financial condition, and results of operations.

We may discover or otherwise become aware of adverse information regarding our acquired businesses, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price. Any such development could cause you to lose some or all of your investment.

We conducted a due diligence investigation of the businesses we acquired, and intend to do the same with any business we consider in the future. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, and despite the due diligence performed on the acquired companies. We cannot assure you that this process has identified or will identify all material issues that may be present inside a particular target business, or that factors outside of the target’s business and our control will not later arise. If our due diligence investigation fails to identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if these charges may be non-cash items and may not adversely affect our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our otherwise obtaining debt financing.

The reporting requirements of being a publicly-traded company increase our overall operating costs and subject us to increased regulatory risk.

As a publicly-traded company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing requirements of Nasdaq. Section 404 of the Sarbanes-Oxley Act requires that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to assess the effectiveness of our internal control over financial reporting, which is expensive and requires the attention of our limited management resources. The various financial reporting, legal, corporate governance and other obligations associated with being a publicly-traded company require us to incur significant expenditures and place additional demands on our management, administrative, operational, and financial resources. If we are unable to comply with these requirements in a timely and effective manner, we and/or our executive officers may be subject to sanctions by the SEC, and our ability to raise additional funds in the future may be impaired and ultimately affects our business. We will continue to incur additional expenses as a result of being a publicly traded company.

D-16

Future issuances of shares of our common stock or sales by certain insiders may cause our stock price to decline and impair our ability to raise additional capital.

The issuance of a significant number of shares of our common stock, or the perception that such future sales could occur, particularly with respect to sales by our directors, executive officers, and other insiders or their affiliates, could materially and adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities at a price we deem appropriate.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of additional equity we may undertake in the future could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common stockholder, which could impair the value of our common stock.

Due to their simultaneous acquisition we may not be successful in the integration of the acquired entities.

We acquired two formerly privately-held companies simultaneously each of which has different financial systems, operating procedures and personnel policies, among other differences. Since part of our strategy relies on the cross-selling of each company’s products and services to the other, a seamless integration of the two entities is critical to our success. Due to the differences between the two entities, we may be unable to execute these integrations in a timely or cost-effective manner, and our business and financial results could adversely be affected as a result.

We have been a development stage company with no operating history. Accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We have been a development stage company with no operating results prior to the acquisitions of JetPay and ADC. Since we did not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objectives, or ability to integrate or manage the companies acquired in the Completed Transactions, or implement the other elements of our strategy.

We are dependent upon Mr. Shah, and his loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our Chief Executive Officer and chairman of the board, Mr. Shah. We believe that our success depends on the continued service of Mr. Shah. In addition, Mr. Shah is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Shah. The unexpected loss of the services of Mr. Shah could have a detrimental effect on our company.

Changes in laws or regulations, or failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

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Our business and reputation may be affected by security breaches and other disruptions to our information technology infrastructure, which could compromise Company and customer information.

We rely upon information technology networks and systems to process, transmit, and store electronic information, and to support a variety of business processes. Vulnerabilities, threats, and more sophisticated and targeted computer crime pose a risk to the security of our systems and networks, and the confidentiality, availability, and integrity of our data. While we attempt to mitigate these risks by employing a number of security measures and constantly updating and adapting security requirements, our networks, products, and services remain potentially vulnerable to advanced persistent threats.

If we experience a problem with the functioning of key systems or a security breach of our systems, the resulting disruptions could have a material adverse effect on our business. Our business involves the use of significant amounts of private and confidential client information including employees’ identification numbers, bank accounts, and retirement account information. This information is critical to the accurate and timely provision of services to clients, and certain information may be transmitted via the Internet. This information could be compromised by a cyber attack. There is no guarantee that our systems and processes are adequate to protect against all security breaches. If our systems are disrupted or fail for any reason, or if our systems are infiltrated by unauthorized persons, both we and our clients could experience data loss, financial loss, harm to reputation, or significant business interruption. We may be required to incur significant costs to protect against damage caused by disruptions or security breaches in the future. Such events may expose us to unexpected liability, litigation, regulation investigation and penalties, loss of clients’ business, unfavorable impact to business reputation, and there could be a material adverse effect on our business and results of operations.

Insiders and affiliates continue to have substantial control over us, which could delay or prevent a change in control.

As of March 15, 2013, our directors and named executive officers, together with their affiliates, beneficially owned, in the aggregate, approximately 46.7% of the outstanding shares of our common stock. As a result, these stockholders, acting together, may have the ability to delay or prevent a change in control that may be favored by other stockholders and otherwise exercise significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including:

•	the appointment of directors;
•	the appointment, change or termination of management;
•	any amendment of our certificate of incorporation or bylaws;
•	the approval of acquisitions or mergers and other significant corporate transactions, including a sale of substantially all of our assets; or
•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

A significant number of shares of our common stock are subject to issuance upon conversion of outstanding convertible notes, which upon such exercise would result in dilution to our security holders.

On December 28, 2012, we issued $10 million in convertible notes to certain investors. Upon the terms of those notes, the note investors have the option to convert the amounts outstanding under the notes into an aggregate of 1,941,748 shares of our common stock based upon a conversion price of $5.15 per share. The conversion price and/or the number of shares issuable upon conversion of such convertible notes may be adjusted in certain circumstances and subject to certain limitations, including upon the issuance of common stock below the current market price of our stock, certain subdivisions or combinations of the common stock, and the issuance of certain stock dividends. In addition, on December 28, 2012, we assumed a $6,000,000 convertible note, the terms of which allow the holder to convert the amounts outstanding under the note into an aggregate of 1,000,000 shares of our common stock based upon a conversion price of $6.00 per share. Although we cannot determine at this time which of these convertible notes will ultimately be exercised, it is reasonable to assume that the investors will seek conversion of the notes if the conversion price thereof is below the market price of our common stock at the time of exercise. To the extent any of our outstanding convertible notes are exercised, additional shares of our common stock will be issued that will be eligible for resale in the public market, which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.

Our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law contain provisions that could discourage, delay or prevent a change in our control or our management.

Provisions of our amended and restated certificate of incorporation, bylaws and the laws of Delaware, the state in which we are incorporated, may discourage, delay or prevent a change in control of us or a change in management that stockholders may consider favorable. These provisions:

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•	establish a classified, or staggered, Board of Directors, so that not all members of our board may be elected at one time;
•	limit who may call a special meeting of stockholders;
•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon at stockholder meetings;
•	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and
•	provide our Board of Directors with the ability to designate the terms of and issue new series of preferred stock without stockholder approval.

These provisions could discourage proxy contests and make it more difficult for you and other stockholders to remove and elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Risk Factors Related to JetPay

JetPay may face losses as a result of chargebacks with respect to Direct Air.

Direct Air, a customer of JetPay, abruptly ceased operations on or about March 13, 2012. As a result, Merrick Bank, JetPay’s sponsor bank with respect to this particular merchant, has incurred chargebacks in excess of $25 million. It is also possible that other chargebacks will be forthcoming as a result of the cessation of business by Direct Air. Under an agreement between Merrick Bank and JetPay, JetPay is obligated to indemnify Merrick for any realized losses from such chargebacks. JetPay has not completed defending all the chargebacks that it believes to be invalid, so the actual indemnification obligation to Merrick Bank is unknown at this time. The loss is insured through a Chartis Insurance Policy for chargeback losses that names Merrick Bank as the primary insured. The policy has a limit of $25 million and a deductible of $250,000. JetPay has already realized such losses with regards to the deductible as well as all chargebacks in excess of $25 million. To the extent JetPay is unsuccessful in defending the chargebacks or the chargebacks are not covered by the insurance policy, JetPay may have a liability to Merrick Bank up to the extent of such incurred chargebacks. As partial protection against any potential losses, we required that, upon Closing, 3,333,333 shares of our common stock that was to be paid to WLES, L.P. as part of the JetPay purchase price was to be placed into an escrow account with JPMorgan Chase as the trustee. We are parties to an Escrow Agreement for the trust with Merrick Bank and WLES. If JetPay incurs any liability with respect to Merrick Bank as a result of the Direct Air issue, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for the JetPay liability.

JetPay may be forced to transfer certain merchants from Merrick Bank to a different sponsor bank. Another of JetPay’s sponsor banks, Meridian Bank, has determined to exit the sponsorship business. If JetPay is unable to find a different sponsor bank to process transactions with respect to either the Merrick or the Meridian merchants, JetPay’s business and financial results could adversely be affected.

As a result of the chargebacks Merrick Bank has sustained with respect to Direct Air, JetPay may need to transfer the processing activities of certain merchants identified by Merrick Bank to other sponsor banks. As a result of Meridian Bank’s decision to exit the sponsorship business, JetPay will need to transfer the sponsorship of the Meridian merchants. Accordingly, JetPay may need to locate and contract with one or more different sponsor banks to process the transactions of such merchants. If JetPay is unable to locate a sponsor bank to process transactions for such merchants, JetPay would be unable to process transactions for such merchant and such merchants may elect to move to a different processor instead of staying with JetPay. JetPay’s business and financial results could adversely be affected as a result.

JetPay incurs liability when its merchants refuse or cannot reimburse it for chargebacks resolved in favor of its customers, fees, fines or other assessments it incurs from the payment networks. JetPay cannot accurately anticipate these liabilities, which may adversely affect its business, financial condition and results of operations.

In the event a dispute between a cardholder and a merchant is not resolved in favor of the merchant, the transaction is normally charged back to the merchant and the purchase price is credited or otherwise refunded to the cardholder. Furthermore, such disputes are more likely to arise during economic downturns, such as the one currently taking place. If JetPay is unable to collect such amounts from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is unable, due to closure, bankruptcy or other reasons, to reimburse JetPay for a chargeback, JetPay may bear the loss for the amount of the refund paid to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. JetPay may experience significant losses from chargebacks in the future. Any increase in chargebacks not paid by merchants could have a materially adverse effect on its business, financial condition and results of operations.

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Fraud by merchants or others could have an adverse effect on JetPay’s operating results and financial condition.

JetPay has potential liability for fraudulent bankcard transactions or credits initiated by merchants or others. Examples of merchant fraud include when a merchant knowingly uses a stolen or counterfeit bankcard or card number to record a false sales transaction, processes an invalid bankcard, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeit and fraud. While JetPay has systems and procedures designed to detect and reduce the impact of fraud, JetPay cannot assure the effectiveness of these measures. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase chargeback liability or cause them to incur other liabilities. Increases in chargebacks or other liabilities could have an adverse effect on their operating results and financial condition.

Increases in credit and debit card network fees may result in the loss of customers or a reduction in JetPay’s earnings.

From time to time, the card networks, including Visa and MasterCard, increase the fees (interchange and assessment fees) that they charge processors such as JetPay. JetPay may attempt to pass these increases along to its merchant customers, but this strategy might result in the loss of those customers to their competitors who do not pass along the increases. If competitive practices prevent JetPay’s passing along such increased fees to its merchant customers in the future, JetPay may have to absorb all or a portion of such increases thereby increasing its operating costs and reducing its earnings.

Loss of key ISOs could reduce JetPay’s revenue growth.

JetPay’s ISO sales channel, which purchases and resells its end-to-end services to its own portfolio of merchant customers, is a strong contributor to its revenue growth. If an ISO switches to another transaction processor, shuts down, becomes insolvent, or enters the processing business themselves, JetPay may no longer receive new merchant referrals from the ISO, and they risk losing existing merchants that were originally enrolled by the ISO, all of which could negatively affect its revenues and earnings.

The payment processing industry is highly competitive and JetPay competes with certain firms that are larger and that have greater financial resources. Such competition could increase, which would adversely influence its prices to merchants, and as a result, its operating margins.

The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the small and mid-sized merchant processing sector. Maintaining historic growth will depend on a combination of the continued growth in electronic payment transactions and JetPay’s ability to increase its market share. The weakness of the current economic recovery could cause future growth in electronic payment transactions to slow compared to historical rates of growth. This competition may influence the prices JetPay is able to charge. If the competition causes them to reduce the prices it charges, JetPay will have to aggressively control costs in order to maintain acceptable profit margins. In addition, some of its competitors are financial institutions, subsidiaries of financial institutions or well-established payment processing companies. The competitors that are financial institutions or subsidiaries of financial institutions do not incur the costs associated with being sponsored by a bank for registration with the card networks and can settle transactions more quickly for their merchants than they can for other processors such as JetPay. These competitors have substantially greater financial, technological, management and marketing resources than JetPay has. This may allow its competitors to offer more attractive fees to its current and prospective merchants, or other products or services that it does not offer. This could result in a loss of customers, greater difficulty attracting new customers, and a reduction in the price it can charge for its services.

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There may be a decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general.

If consumers do not continue to use payment cards as a payment mechanism for their transactions or if there is a change in the mix of payments between cash, credit cards and debit cards which is adverse to JetPay, it could have a material adverse effect on its financial position and results of operations. JetPay believes future growth in the use of credit cards will be driven by the cost, ease-of-use, and quality of products and services offered to consumers and businesses. In order to consistently increase and maintain its profitability, consumers and businesses must continue to use credit cards. Moreover, if there is an adverse development in the credit card industry in general, such as new legislation or regulation that makes it more difficult for their customers to do business, JetPay’s financial position and results of operations may be adversely affected.

Continued consolidation in the banking and retail industries could adversely affect JetPay’s growth.

The recent economic downturn has resulted in multiple bank failures and government-encouraged consolidation. Consolidation among financial institutions, particularly in the area of credit card operations, continues to be a major risk. Specifically, JetPay faces the risk that its clients may merge with entities that are not its clients, its clients may sell portfolios to entities that are not its clients and, based on current economic conditions, its clients may be seized by banking regulators or nationalized, thereby impacting their existing agreements and projected revenues with these clients. In addition, consolidation among financial institutions has led to an increasingly concentrated client base which results in a changing client mix toward larger clients. Continued consolidations among financial institutions could increase the bargaining power of their current and future clients. Larger banks and larger merchants with greater transaction volumes may demand lower fees which could result in lower revenues and earnings for JetPay. Consolidation among financial institutions, the nationalization of financial institutions or the seizure by banking regulators of financial institutions and the resulting loss of any significant client by JetPay could have a material adverse effect on its financial position and results of operations.

Changes in the laws, regulations, credit card association rules or other industry standards affecting JetPay’s business may impose costly compliance burdens and negatively impact its businesses.

There may be changes in the laws, regulations, credit card association rules or other industry standards that affect JetPay’s operating environment in substantial and unpredictable ways in the U.S. as well as internationally. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase the cost of doing business or affect the competitive balance. Regulation and proposed regulation of the payments industry has increased significantly in recent years. Failure to comply with laws, rules and regulations or standards to which JetPay is subject in the U.S. as well as internationally, including the card network rules and rules with respect to privacy and information security, may result in the suspension or revocation of a license or registration, the limitation, suspension or termination of service, and the imposition of fines, sanctions or other penalties, which could have a material adverse effect on its financial position and results of operations, as well as damage its reputation.

JetPay and the rest of the financial services industry continue to experience increased legislative and regulatory scrutiny, including the enactment of additional legislative and regulatory initiatives such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). This legislation provides for significant financial regulatory reform. Dodd-Frank, among other things, provides for the regulation and oversight by the Federal Reserve Board of debit interchange fees that are typically paid by acquirers and charged or received by a payment card network for the purpose of compensating an issuer for its involvement in an electronic debit transaction. Dodd-Frank also created a new Consumer Financial Protection Bureau with responsibility for most federal consumer protection laws in the area of financial services, including consumer credit. In addition, Dodd-Frank created a Financial Stability Oversight Council that has the authority to determine whether nonbank financial companies should be supervised by the Federal Reserve Board because they are systemically important to the U.S. financial system. Any such designation would result in increased regulatory burdens on our business. The overall impact of Dodd-Frank on our business is difficult to estimate. Current and future regulations as a result of Dodd-Frank may adversely affect our business or operations, directly or indirectly (if, for example, its clients’ businesses and operations are adversely affected).

Changes to legal rules and regulations, or interpretation or enforcement thereof, could have a negative financial effect on JetPay’s business. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage JetPay’s business or its reputation.

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Risks associated with reduced levels of consumer and business spending could adversely affect JetPay’s business, financial condition and results of operations.

The electronic payments industry depends heavily on the overall level of consumer and business spending. Significant portions of JetPay’s revenue and earnings are derived from fees from processing consumer credit card and debit card transactions. JetPay is exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. A sustained deterioration in general economic conditions, particularly in the United States, or increases in interest rates may adversely affect their financial performance by reducing the number or average purchase amount of transactions made using electronic payments. A reduction in the amount of consumer spending could result in a decrease in their revenue and profits. If cardholders of their financial institution clients make fewer transactions with their cards, JetPay’s merchants make fewer sales of their products and services using electronic payments or people spend less money per transaction, JetPay will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

A further weakening in the economy could have a negative impact on JetPay’s clients, as well as its customers who purchase products and services using its payment processing systems, which could, in turn, negatively impact its business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the discretionary market segments that represent a larger portion of its payment processing volume. In addition, a further weakening in the economy could force retailers to close, resulting in exposure to potential credit losses and future transaction declines. Furthermore, credit card issuers have been reducing credit limits, closing accounts, and more selective with respect to whom they issue credit cards. JetPay also has a certain amount of fixed and semi-fixed costs, including rent, debt service, processing contractual minimums and salaries, which could limit their ability to quickly adjust costs and respond to changes in their businesses and the economy. Changes in economic conditions could also adversely impact their future revenues and profits and cause a materially adverse effect on their businesses, financial conditions and results of operations.

Governmental regulations designed to protect or limit access to consumer information could adversely affect JetPay’s ability to effectively provide its services to merchants.

Governmental bodies in the United States and abroad have adopted, or are considering the adoption of, laws and regulations restricting the transfer of, and requiring safeguarding of, non-public personal information. For example, in the United States, all financial institutions must undertake certain steps to ensure the privacy and security of consumer financial information. While their operations are subject to certain provisions of these privacy laws, JetPay has limited its use of consumer information solely to providing services to other businesses and financial institutions. In connection with providing services to its clients, JetPay is required by regulations and contracts with their merchants and financial institution clients to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding its compliance with industry standards and also allow for similar audits regarding best practices established by regulatory guidelines. The compliance standards relate to their infrastructure, components and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by its clients with JetPay. Its ability to maintain compliance with these standards and satisfy these audits will affect its ability to attract and maintain business in the future. If JetPay fails to comply with these regulations, it could be exposed to suits for breach of contract or to governmental proceedings. In addition, its client relationships and reputation could be harmed, and JetPay could be inhibited in their ability to obtain new clients. If more restrictive privacy laws or rules are adopted by authorities in the future on the federal or state level, their compliance costs may increase, their opportunities for growth may be curtailed by their compliance capabilities or reputational harm and their potential liability for security breaches may increase, all of which could have a material adverse effect on their businesses, financial conditions and results of operations.

Recent Visa and MasterCard settlement may result in a decline in the use of credit cards as a payment mechanism.

In July 2012, Visa and MasterCard agreed to settle litigation in a class action suit by almost seven million merchants. If approved by the court, the settlement will, among other things, allow all merchants to pass on the cost of using credit cards to consumers, something that merchants were not previously permitted to do. The result will be that consumers using credit cards in approximately 40 states which do not prohibit credit card surcharges may pay a higher price for goods and services than consumers using other payment mechanisms. As a result, consumers will have an incentive to use cash or other payment mechanisms instead of credit cards. If consumers do not continue to use payment cards as a payment mechanism for their transactions or if there is a change in the mix of payments between cash, credit cards and debit cards which is adverse to JetPay, it could have a material adverse effect on its financial position and results of operations.

JetPay may be adversely impacted by any failure of third-party service providers to perform their functions.

As part of providing services to clients, JetPay relies on a number of third-party service providers. These service providers include, but are not limited to, communications providers, electric utilities, payment networks like Visa, MasterCard, American Express, and Discover, and banks used to electronically transfer funds to merchants. Failure by these service providers, for any reason, to deliver their services in a timely manner could result in material interruptions to its operations, impact client relations, and result in significant penalties or liabilities to JetPay.

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JetPay may become the target for criminal activity designed to obtain cardholder information.

JetPay is required to retain cardholder information for facilitating transactions or performing servicing for consumers. While JetPay has been certified as compliant with all Payment Card Industry security requirements and have advanced systems for protecting such data including encryption and tokenization, there is no guarantee that these systems will be effective in the future. A breach of these systems could lead to significant liability, fines, and additional costs to JetPay.

Risk Factors Related to the ADC Entities

ADC’s systems may be subject to disruptions that could adversely affect its business and reputation.

Many of ADC’s businesses are highly dependent on its ability to process, on a daily basis, a large number of complicated transactions. ADC relies heavily on its payroll, financial, accounting and other data processing systems. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, ADC could suffer financial loss, a disruption of their businesses, liability to clients, regulatory intervention or damage to its reputation. ADC has disaster recovery plans in place to protect its business against natural disasters, security breaches, military or terrorist actions, power or communication failures or similar events. Despite preparations, ADC’s disaster recovery plans may not be successful in preventing the loss of client data, service interruptions, disruptions to its operations, or damage to its important facilities.

Political and economic factors may adversely affect ADC’s business and financial results.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and volatility. When there is a slowdown in the economy, employment levels and interest rates may decrease with a corresponding impact on ADC’s businesses. Clients may react to worsening conditions by reducing their spending on payroll and other outsourcing services or renegotiating their contracts with ADC.

ADC invests client funds in liquid, government-backed securities. Nevertheless, its client fund assets are subject to general market, interest rate, credit, and liquidity risks. These risks may be exacerbated, individually or in unison, during periods of unusual financial market volatility.

ADC is dependent upon various large banks to execute Automated Clearing House and wire transfers as part of its client payroll and tax services. While ADC has contingency plans in place for bank failures, a systemic shutdown of the banking industry would impede their ability to process funds on behalf of their payroll and tax services clients and could have an adverse impact on its financial results and liquidity.

ADC’s services may be adversely impacted by changes in government regulations and policies.

Many of ADC’s services, particularly payroll tax administration services are designed according to government regulations that continually change. Changes in regulations could affect the extent and type of benefits employers are required, or may choose, to provide employees or the amount and type of taxes employers and employees are required to pay. Such changes could reduce or eliminate the need for some of ADC’s services and substantially decrease its revenue. Added requirements could also increase ADC’s cost of doing business. Failure to educate and assist ADC’s clients regarding new or revised legislation that impacts them could have an adverse impact on its reputation. Failure by ADC to modify their services in a timely fashion in response to regulatory changes could have a material adverse effect on its business and results of operations.

Interest earned on funds held for clients may be impacted by changes in government regulations mandating the amount of tax withheld or timing of remittance.

ADC receives interest income from investing client funds collected but not yet remitted to applicable tax or regulatory agencies or to client employees. A change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to applicable tax or regulatory agencies would adversely impact this interest income.

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We may not be able to keep pace with changes in technology or provide timely enhancements to our products and services.

To maintain our growth strategy, we must adapt and respond to technological advances and technological requirements of our clients. Our future success will depend on our ability to enhance capabilities and increase the performance of our internal use systems, particularly our systems that meet our clients’ requirements. We continue to make significant investments related to the development of new technology. If our systems become outdated, we may be at a disadvantage when competing in our industry. There can be no assurance that our efforts to update and integrate systems will be successful. If we do not integrate and update our systems in a timely manner, or if our investments in technology fail to provide the expected results, there could be a material adverse effect to our business and results of operations.

ADC may be adversely impacted by any failure of third-party service providers to perform their functions.

As part of providing services to clients, ADC relies on a number of third-party service providers. These service providers include, but are not limited to, couriers used to deliver client payroll checks and banks used to electronically transfer funds from clients to their employees. Failure by these service providers, for any reason, to deliver their services in a timely manner could result in material interruptions to ADC’s operations, impact client relations, and result in significant penalties or liabilities to ADC.

Item 1B. Unresolved Staff Comments.

None.

Item 2. Properties.

We currently maintain our principal executive offices at 1175 Lancaster Avenue, Suite 100, Berwyn, Pennsylvania 19312 under a 39 month lease with an average monthly lease payment of approximately $3,100. The corporate headquarters consist of approximately 2,000 square feet of office space on one floor of a multi-tenant building. Prior to closing the Completed Transactions, we maintained our principal executive offices at Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087. We agreed to pay to UBPS Services, LLC, an entity controlled by our Chairman and CEO, Bipin Shah, a total of $7,500 per month for this previous office space, administrative services and secretarial support for a period commencing on the date of the initial prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by UBPS Services, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of the Completed Transactions, we ceased paying these monthly fees.

JetPay’s headquarters are located in Carrollton, Texas and consist of approximately 18,700 square feet leased on one floor of a multi-tenant building. The rent is approximately $10,000 per month. The office lease, as amended, has an initial 56 month term expiring April 30, 2013. JetPay has an option to renew this lease for an additional two year term. JetPay is currently in discussions with the property owner to renew this lease. JetPay pays approximately $1,700 per month for their share of operating costs. JetPay retains a small backup center in Sunnyvale, Texas of 1,600 square feet, rented for approximately $3,000 per month from JT Holdings, an entity controlled by Trent Voigt. The terms of the lease are commercial.

ADC’s headquarters are located in Center Valley, Pennsylvania and consist of approximately 22,500 square feet leased from C. Nicholas Antich and Carol A. Antich. Mr. Antich is the President of ADC. The rent is approximately $40,000 per month with annual 4% increases, on a net basis. The office lease has an initial 10-year term expiring May 31, 2016. ADC also leases an off-site disaster recovery site at a monthly rate of $2,734 with successive renewal terms of one year and off-site backup systems at a monthly rate of $2,513 expiring in December 2014. Additionally, ADC leases certain equipment at a combined monthly rate of $4,444 with various expiration dates through 2014.

PTFS shares office space and related facilities with Serfass & Cremia, LLC, the accounting firm of which Joel E. Serfass, a previous shareholder of AD Computer, is a member. Such office space consists of 4,300 square feet, located on one floor of a multi-tenant building in Bethlehem, Pennsylvania. Pursuant to a cost sharing agreement among PTFS, Joel E. Serfass and Serfass & Cremia, LLC, PTFS pays an 85% share of the total expenses of operating such facilities (which total expenses include office rental, equipment rental, telephone, utilities, maintenance, repairs and other operating costs and a 15% administrative fee payable to Joel E. Serfass), which amounted to $112,790 for the year ended December 31, 2011 and $99,530 for the year ended December 31, 2012. The cost sharing agreement is terminable by any party with a 90 day notice.

We believe that our current offices are adequate to meet our needs and that of our subsidiaries, and that additional facilities will be available for lease, if necessary, to meet their future needs.

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Item 3. Legal Proceedings.

As disclosed on our Current Report on Form 8-K filed with the SEC on January 22, 2013, on January 16, 2013, we received notice that EarlyBirdCapital had commenced arbitration proceedings (the “Claim”) against us with the International Centre for Dispute Resolution. The Claim alleges that we breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2,070,000 and reimbursing EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions, which was consummated on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2,135,782 plus interest and attorney’s fees and expenses. Although we intend to vigorously defend the Claim, we accrued a liability of $2.14 million as of the date of closing of the Completed Transactions.

On or about March 13, 2012 a merchant of JetPay, Direct Air, abruptly ceased operations. As a result, Merrick Bank (“Merrick”), JetPay’s sponsor with respect to this particular merchant has incurred chargebacks in excess of $25 million. It is possible that other chargebacks will be forthcoming as a result of the cessation of business by Direct Air. Under an agreement between Merrick Bank and JetPay, JetPay may be obligated to indemnify Merrick for any realized losses from such chargebacks. JetPay has recorded a loss for all chargeback in excess of the $25 million, a $250,000 deductible on a related insurance policy and legal fees charged to JetPay by Merrick Bank all totaling $1,947,000 in 2012. JetPay has received correspondence from Merrick of its intention to seek recovery for all unrecovered chargebacks, but JetPay is currently not a party to any litigation regarding this matter. The loss is insured through a Chartis Insurance Policy for chargeback loss that names Merrick Bank as the primary insured. The policy has a limit of $25 million. The deductible for the policy is $250,000. This issue has caused JetPay to maintain additional funds on reserve with Merrick Bank pending resolution of the issue. Merrick and JetPay have entered into a Forbearance Agreement pertaining to the Direct Air chargeback issue. The Direct Air situation has also caused other unexpected expenses such as higher professional fees and fees for chargeback processing. Currently all chargebacks up to $25 million are being absorbed by Merrick Bank and therefore are not on the JetPay balance sheet; however, JetPay may be liable to Merrick Bank under the terms of the agreement between the parties for any realized losses from these chargebacks. Also pursuant to the terms of such agreement, Merrick Bank has forced JetPay to maintain increased cash reserves in order to provide additional security for its obligations arising from the Direct Air situation. At December 31, 2012, total cash reserves held by Merrick Bank were approximately $3.7 million including reserves specifically related to the Direct Air matter. In February 2013 and March 2013, Merrick released $500,000 and $300,000, respectively, from these reserves and continues to hold approximately $3.9 million in total reserves as of March 31, 2013.

As partial protection against any potential losses, we required that, upon closing of the Completed Transactions, 3,333,333 shares of our common stock that was to be paid to WLES as part of the JetPay purchase price were placed into an escrow account with JPMorgan Chase Bank as the trustee. We are parties to the Escrow Agreement for the trust with Merrick Bank and WLES. If JetPay suffers any liability to Merrick Bank as a result of the Direct Air issue, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay incurs any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for the JetPay liability.

We are a party to various other legal proceedings related to its ordinary business activities. In the opinion of our management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

Item 4. Mine Safety Disclosures.

None.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

(a) Market Information

Our common stock are traded on the NASDAQ Capital Market under the symbol UBPS.

The table below sets forth, for the calendar quarter indicated, the high and low bid prices of our common stock as reported on the NASDAQ Capital Market. The following table sets forth the high and low bid prices for our common stock for the period from May 10, 2011, the closing of our initial public offering, through March 31, 2013.

D-25

Quarter Ended	Common Stock
	Low	High
June 30, 2011	-	-
September 30, 2011	$5.75	$5.75
December 31, 2011	$5.75	$6.00
March 31, 2012	$5.75	$6.15
June 30, 2012	$5.80	$6.08
September 30, 2012	$4.98	$6.08
December 31, 2012	$4.55	$6.09
March 31, 2013	$2.80	$4.60

On March 28, 2013, the closing price of our common stock was $3.70. For purposes of calculating the aggregate market value of our shares of common stock held by non-affiliates, as shown on the cover page of this report, it has been assumed that all of the outstanding shares were held by non-affiliates except for the shares held by our directors and executive officers and stockholders owning 10% or more of our standing shares. However, this should not be deemed to constitute an admission that all such persons are, in fact, affiliates of the Company, or that there are not other persons who may be deemed to be affiliates of the Company. For further information concerning ownership of our securities by executive officers, directors and principal stockholders, see Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

(b) Holders

On March 28, 2013, there were approximately 80 holders of record and approximately 300 additional beneficial holders of our common stock.

(c) Dividends

We have not paid any cash dividends on our common stock to date. The payment of any cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent in the future will be made at the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

(d) Securities Authorized for Issuance Under Equity Compensation Plans.

None.

(e) Price Performance Graph

The graph below compares the cumulative total return of the Common Stock from August 8, 2011, the date that our common stock first became separately tradable, through December 31, 2012 with the comparable cumulative return of two indices, the S&P 500 Index and the Dow Jones Industrial Average Index. The graph plots the growth in value of an initial investment of $100 in our common stock, the Dow Jones Industrial Average Index and the S&P 500 Index over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on its securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

D-26

Recent Sales of Unregistered Securities and Use of Proceeds from Sales of Registered Securities

On May 13, 2011 we (1) completed our initial public offering of 12,000,000 units and (ii) sold 6,960,000 warrants to certain of our initial stockholders and the underwriters of our initial public offering. We raised aggregate gross proceeds of $75,480,000 from our initial public offering, the warrant offering. Each unit consisted of one share of our common stock, par value $0.001, and one warrant. Each warrant entitled the holder to purchase one share of our common stock at a price of $6.90 commencing on the later of our completion of a business combination and May 9, 2012 and expires on the earlier of (i) five years from the completion of a business combination, (ii) the liquidation of the trust account if we have not completed a business combination within the required time period or (iii) earlier redemption of the warrant. The warrants were sold in a private placement under Section 4(2) of the Securities Act.

The units were sold at an offering price of $6.00 per unit and the warrants were sold at an offering price of $0.50 per warrant, generating total gross proceeds of $72,000,000 and $3,480,000, respectively. EarlyBirdCapital acted as the representative of the underwriters for our initial public offering. The securities sold in our initial public offering were registered under the Securities Act of 1933, as amended, on a registration statement on Form S-1 (File No. 333-17159). The SEC declared the registration statement effective on May 9, 2011.

We incurred a total of $2,160,000 in underwriting discounts and commissions in connection with our initial public offering. The total expenses in connection with the sale of our warrants in the warrant offering and the initial public offering (including the underwriter’s discounts and commissions) were $2,633,006.

After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us from the warrant offering and the initial public offering were $72,846,994. The majority of the proceeds from the initial public offering and the warrant offering were placed in a trust account for our benefit and the remaining proceeds are available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The amounts held in the trust account may only be used by us upon the consummation of a business combination, except that there can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Through December 31, 2012, we have used $3,925,393 of the proceeds from the Offering and the sale of the EBC Warrants to repurchase 680,307 shares of our subunits pursuant to our Share Repurchase Plan, which such plan was terminated on May18, 2012.

D-27

On December 28, 2012, we issued the following shares of our common stock in connection with the Completed Transactions: 3,666,667 shares to WLES and 1,000,000 shares to the ADC Stockholders. In addition, 833,333 will be issuable to WLES upon the achievement of certain price targets. The shares will be issued in a private placement not involving a public offering under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. We have not engaged in general solicitation or advertising with regard to the issuance of its shares of common stock and has not offered securities to the public in connection with this issuance.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

On August 10, 2011, we repurchased 329,000 shares of our common stock under our Share Repurchase Plan, and on September 1st, 6th, and 12th, 2011, we repurchased an additional 329,000 shares in the aggregate. On October 27, 2011 the Company repurchased 2,328 shares and the Company repurchased an additional 19,979 shares on March 14, 2012. All such shares were purchased at the price of $5.75 per share in accordance with our Share Repurchase Plan, which such plan was terminated on May 18, 2012. A total of $3,925,393 was withdrawn from the Company’s trust account to complete such repurchases. The repurchased shares were subsequently cancelled.

Item 6. Selected Financial Data

We are a smaller reporting company; as a result, we are not required to report selected financial data disclosures as required by Item 301 of Regulation S-K.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Selected Financial Data and our audited consolidated financial statements and the accompanying notes thereto included elsewhere in this Transition Report on Form 10-K. In addition to historical information, the following discussion also contains forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those factors set forth under Part I, Item 1A “Risk Factors” of this Transition Report on Form 10-K.

Overview

We were formed on November 12, 2010 as a blank check company in the development stage to serve as a vehicle to acquire through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses. As previously mentioned, we completed the acquisitions of JetPay and ADC on December 28, 2012. JetPay was determined to be the Predecessor Company and accordingly, their results of operations are included within this Transition Report on Form 10-K as the Predecessor. ADC’s results of operations will be included in our consolidated financial statements post-acquisition.

We are a provider of payment services – debit and credit card processing, payroll, and card services to businesses and their employees throughout the United States. We provide these services through two wholly-owned subsidiaries, JetPay, which provides debit and credit processing and ACH payment services to businesses with a focus on those processing internet transactions and recurring billings, and ADC, which provides payroll, tax filing, and related services to small and medium-sized employers. We also operate JetPay Card Services, a division which is focused on providing low-cost money management and payment services to unbanked and under-banked employees of our business customers.

Our overall business strategy is to provide payment processing services to small to medium-sized businesses with a high percentage of our revenues consisting of recurring revenues with strong margins and with relatively low capital requirements. Our corporate strategy is to increase our revenues in our newly acquired businesses through a combination of organic growth and acquisitions. Our organic growth strategy is focused on developing and increasing our current marketing and sales staff at both JetPay and ADC to penetrate new customer niches and geographic markets, including developing creative incentive compensation plans to target new business and increase current business margins. Our organic growth strategy also includes cross marketing initiatives to sell credit and debit card processing services to ADC’s payroll customers and payroll processing services to JetPay’s credit and debit card processing customers. Additionally, we will be seeking additional debt and/or equity capital to acquire additional credit and debit card processors, Independent Sales Organizations and/or payroll processors to integrate into our JetPay and ADC operations. Our acquisition strategy is focused on identifying small to medium-sized companies that provide either provide services similar to ours or services that expand our product and service offerings and/or our geographic reach. Both our JetPay and ADC operations have significant under-utilized processing capacity which can be leveraged to create additional processing revenues. Our overall strategy also includes looking for cost synergies as we continue to integrate the JetPay and ADC operations in such areas as insurance costs, banking costs, employee benefit costs, and other selling, general and administrative cost as well as operating cost areas.

D-28

We have had no revenue, have had losses since inception from incurring formation costs and have no operations other than (after the consummation of our initial public offering), the active solicitation of an acquisition target. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

On May 13, 2011 we consummated the Offering of 12,000,000 units at a price of $6.00 per unit. Simultaneously with the Offering, certain of our initial stockholders and the underwriters of the Offering purchased 6,960,000 warrants at $0.50 per warrant (for an aggregate purchase price of $3,480,000) from the Company. We raised aggregate gross proceeds of $75,480,000 from the Offering and the warrant offering, of which $72,720,000 was being held in a trust account for our benefit. We intended to use this cash, our capital stock, incurred debt, or a combination of cash, capital stock, and debt, in effecting our initial business combination.

On August 10, 2011, we repurchased 329,000 shares of our common stock under our Share Repurchase Plan, and on September 1st, 6th, and 12th we repurchased an additional 329,000 shares in aggregate. On October 27 the Company repurchased an additional 2,328 shares, and the Company repurchased an additional 19,979 shares on March 14, 2012. All such shares were purchased at the price of $5.75 per share in accordance with the Share Repurchase Plan, which such plan was terminated on May 18, 2012. A total of $3,925,393 was withdrawn from the Company’s trust account to complete such repurchases. The repurchased shares were subsequently cancelled.

On December 28, 2012, pursuant to the ADC Agreement and the JetPay Agreement, ADC Merger Sub and JetPay Merger Sub merged with and into ADC and JetPay, respectively, with ADC and JetPay, respectively, surviving such mergers. In connection with the closing, the Company caused $16 million in cash to be delivered to the stockholders of ADC and approximately $6.8 million to WLES, JetPay’s sole member. Additionally, the Company issued 1 million shares of Common Stock to the stockholders of ADC and 3,666,667 shares of Common Stock to WLES, 3,333,333 of which was deposited in an escrow account to secure the obligations of WLES under the JetPay Agreement.

Results of Operations (Successor)

The following table represents a comparison of the results of our operations, as Successor, for the three month period ended December 31, 2012, the twelve months ended September 30, 2012, and the period November 12, 2010 (Inception) through September 30, 2011 (in thousands).

	For the Three Months Ended December 31, 2012 Successor	For the Twelve Months Ended September 30, 2012 Successor	For the Period November 12, 2010 (Inception) through September 30, 2011 Successor

Related Party Expense	$22	$90	$37
Selling, General, and Administrative Expense	4,576	547	60
Non-Cash Transaction Expense	2,030	-	-
Operating Loss	(6,628)	(637)	(97)
Interest Income	-	22	7
Interest Expense	(14)	-	-
Other Income (Expense)	(11)	-	-
Net Loss	$(6,653)	$(615)	$(90)

We have not conducted any operations or generated any revenues until the acquisition of ADC and JetPay on December 28, 2012. Our activity from our inception in November 2010, through the closing of our Offering in May 2011, was in preparation for that event. After the Offering, our activity was limited to the evaluation of business combination candidates. We did not generate any operating revenues until the closing and completion of our initial business combination on December 28, 2012. We deemed the business combinations to have been completed as of December 31, 2012 in that the results of operations post December 28, 2012 to December 31, 2012 were immaterial. We generated small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income was not significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as future due diligence expenses as we pursue further acquisitions.

D-29

Related Party Expense

Related party expenses were $22,500, $90,000 and $37,500 for the three months ended December 31, 2012, the year ended September 30, 2012 and the period November 12, 2010 through September 30, 2011, respectively. Related party expenses consisted of the payment of $7,500 per month to UBPS Services, LLC for office space, administrative services and secretarial support until December 28, 2012, the date of consummation of the Completed Transactions.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses were $4.6 million, $547,000 and $60,000 for the three months ended December 31, 2012, the fiscal year ended September 30, 2012, and the period November 12, 2010 through September 30, 2011, respectively. SG&A expenses from inception through December 28, 2012, the date of the Completed Transactions, consisted largely of transaction costs related to our public offering and the Completed Transactions, including legal fees, outside accounting fees, and investment banking fees, as well as service fees in connection with processing the Company’s SEC filings and stock related activities. SG&A expenses in the three months ended December 31, 2012 included approximately $1.0 million in legal fees related to closing the Completed Transactions, as well as fees for abandoned transactions, the proxy preparation, and general corporate matters. SG&A expenses during this three month period also included approximately $218,000 of outside accounting fees; approximately $215,000 of service fees related to our proxy statements, stock activity, and SEC filing processing; $360,000 for services to the consulting firm that employed our Chief Administrative Officer; approximately $394,000 of cost related to reimbursing the seller for their expenses related to the abandoned EMS transaction; and an accrual of $2.14 million for the EarlyBirdCapital disputed fees. As noted above (see Item 3. Legal Proceedings), EarlyBirdCapital has commenced an arbitration claim (the "Claim”) and proceedings against the Company for our refusal to pay a fee of $2.07 million plus certain expenses upon the closing of the Completed Transactions. Although the Company intends to vigorously defend the Claim, we accrued a liability as of the date of closing the Completed Transactions. SG&A expenses from November 12, 2010 through September 30, 2012 consisted of outside accounting fees, investment banking fees, franchise taxes and service fees related our stock activity and SEC filings.

We expect our SG&A expenses will increase as we increase our headcount to support our planned sales growth and enhance our operations. Additionally, we expect to incur increased audit, legal, valuation, regulatory and tax-related services expenses that are associated with maintaining compliance with listing exchange and SEC reporting requirements, as well as director and officer insurance premiums and investor relations costs associated with being a public company.

Non-Cash Transaction Expense

On December 28, 2012, certain of our initial stockholders personally granted options to purchase up to 386,811 shares of our common stock that they own at an option price of $0.005 per share to affiliates of Wellington Capital Management Company, LLP. Such options were issued pursuant to an Issuance Agreements as an accommodation to the investors so that we could retain the necessary funding for the Completed Transactions. In accordance with SEC Staff Accounting Bulletin (SAB) 79 amended by SAB 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder," we recorded a $2,030,000 stock based compensation charge as a transaction cost in the accompanying consolidated statement of operations for the three months ended December 31, 2012. The transaction expense is recorded at the fair value of the options to purchase 386,811 shares of common stock granted under these arrangements ($5.25 per share on December 28, 2012).

JetPay (Predecessor)

Components of Revenue and Expenses

Revenues

JetPay’s revenues fall into two categories: transaction processing revenue and merchant discount revenue. As such, our two primary drivers are the number of transactions and merchant dollar volume. A third measure related to merchant dollar volume, for those merchants where we charge a percentage of the sale amount, is the average size of the transaction, as costs for processing the transaction tend to be fixed, so that the higher the average ticket, the more revenue for a fixed cost. JetPay’s discount revenues are generally a fixed percentage of the merchant’s dollar volume. Merchant billings primarily consist of transaction fees and discount fees, which are a percentage of the dollar amount of each credit or debit transaction. JetPay derives the balance of its merchant billings from a variety of fixed transaction or service fees, and fees for other miscellaneous services, such as handling chargebacks. Interchange costs are set by the card networks, and are paid directly by the sponsoring or processing bank to the credit card associations based upon a percentage of transaction amounts and/or a fixed price per transaction. JetPay refers to the ratio of processing revenues to the dollar amount of card transactions processed as the “margin.” If margin increases, processing revenues will tend to increase accordingly. Further, both the number of merchants who process transactions, and the average dollar amount of transactions processed per merchant, will impact the total transaction volume and thus the total processing revenues. As such, growth in JetPay’s merchant count and/or growth in the same store transaction volume will also drive JetPay’s processing revenue growth. Revenues are recorded at the time service is provided.

D-30

Expenses

The most significant components of operating expenses are salaries and other employment costs. These costs are largely fixed in nature, increasing slightly with the growth in numbers of customers, but tending to grow with inflation. Assessments and bank costs include assessment fees payable to card associations, which are generally a percentage of card volume, and bank sponsorship costs which are largely based upon transaction counts and volumes. General and administrative expenses include stable costs such as occupancy and office costs, outside services, and depreciation and amortization expense, which is recognized on a straight-line basis over the estimated useful life of the assets. Cost of processing revenue also includes chargeback losses, which vary over the long term based upon transaction volume processed by JetPay’s merchants, but can vary from period to period depending upon specific events in that period. Interest expense is related to a loan to buy out the interest of a former JetPay partner. This expense is fixed based upon a schedule of increasing interest rates over the life of the loan. JetPay has and will continue to experience higher than normal professional fees due to the Direct Air bankruptcy hearings and associated legal concerns surrounding the failed merchant.

Merchant Attrition

Merchant attrition is a normal part of the merchant processing industry in the ordinary course of business. JetPay does not experience attrition in the same form as most of its competitors. Most of JetPay’s competitors have large portfolios of small businesses (SME) and these businesses change their payments provider quickly and for many reasons. JetPay’s portfolio is made up of more medium to large businesses and they are more cautious in making changes to payment providers, therefore not changing as often. However, because of the volume that each of these merchants produce, when one leaves it may have a significant impact on operating results. JetPay monitors its customer losses for both numbers of merchants as well as merchant monthly processing transaction volumes. For the period from January 1, 2012 to December 28, 2012, JetPay’s customer attrition was approximately 20.0%, or an approximate 600 customers reduction from approximately 3,025 merchants existing on December 31, 2011. This reduction was offset by the addition of approximately 1,090 new merchants, resulting in a net increase in JetPay’s merchant portfolio of approximately 16.0%. With respect to monthly processing transaction volumes, the lost merchants represented approximately $36.0 million of monthly processing transaction volume or approximately 1.3% of JetPay’s 2011 volume of approximately $2,573 million. The new merchants that JetPay added in 2012 represented approximately $15.7 million of monthly processing transaction volume, resulting in a net decrease in monthly processing transaction volume of approximately $20.3 million. The majority of the lost volume in 2012 occurred in February and March of 2012, and was primarily related to Direct Air and another large travel company.

Expanded Markets

JetPay has recently expanded in processing for ISO’s. It does this in two forms, as a processor only, JetPay produces revenue from the authorization, clearing, and settlement functions only and does not participate in the discount revenue or risk of the merchant. In a shared relationship, JetPay does share in the discount revenue of the merchant, and may take or share risk. This market has experienced strong growth in 2012 and JetPay expects to significantly increase this revenue area as the operations group solidifies the product offering and execution. Our expansion in 2012 was negatively affected by management’s time being diverted to dealing with the Direct Air issue as well as the acquisition of JetPay by the Company. Sales and marketing will begin to target new customers and customer segments for sales in 2013. Revenue in this market area will be based on transactions processed and services provided.

D-31

Results of Operations (Predecessor)

The following table represents a comparison of the results of operations for the JetPay and its subsidiaries, for the period January 1, 2012 through December 28, 2012 and for the year ended December 31, 2011(in thousands).

	Period January 1, 2012 through December 28, 2012 Predecessor	Year Ended December 31, 2011 Predecessor
Processing revenues	$18,287	$17,452
Cost of processing revenues	13,140	12,043
Gross Profit	5,147	5,409
Selling general and administrative expenses	4,028	2,648
Depreciation and amortization	140	97
Operating income	979	2,664
Interest expense, net	474	346
Income before income taxes	505	2,318
Income tax expense	108	219
Net Income	$397	$2,099

Comparison of period ended December 28, 2012 to year ended December 31, 2011 (Predecessor)

JetPay’s processing revenues increased from $17.5 million in 2011 to $18.3 million in 2012, an increase of approximately $835,000, or 4.8%. The most significant increase was noted within the JetPay processing-only business which increased by $590,000, or 14.7%, resulting from new processing only relationships with several large ISOs and continued growth within JetPay’s largest travel based client. JetPay also experienced an increase in its ISO business of $672,000, or 9.0%, as JetPay’s ISOs relationships added in 2011 continue to increase their merchant volumes in 2012. The increase in revenues within the processing-only and the ISOs divisions was partially offset by a $428,000, or 7.1% decrease in the direct merchant division largely as a result of the loss of business from Direct Air in March, 2012. The cost of processing revenues increased from $12.0 million in 2011 to $13.1 million in 2012, an increase of approximately $1.1 million, or 9.1%. Cost of processing revenues in both 2012 and 2011 included significant losses for chargebacks, including losses of approximately $1.54 million in 2012 related to the Direct Air bankruptcy and $1.9 million in 2011 related to a merchant that delivered fraudulent transactions. As previously noted, JetPay recorded chargeback losses for all chargebacks in excess of the insurance policy that was in place to cover these losses. See Item 3. Legal Proceedings. In addition to the chargeback losses, JetPay also incurred approximately $280,000 of chargeback processing fees in 2012 related to the Direct Air matter. Overall gross profit decreased from $5.4 million in 2011 to $5.1 million in 2012, a decrease of $262,000, or 4.8%. This decrease in gross profit was largely the result of the reduction of the direct merchant business revenues and increased chargeback losses and related processing fees in 2012. Selling, general and administrative expenses (“SG&A”) increased from $2.6 million in 2011 to $4.0 million in 2012, an increase of approximately $1.4 million, or 52%, largely due to an approximate $905,000 increase in legal fees, the majority related to the Direct Air matter as well as costs incurred related to the 2011 fraudulent merchant matter. SG&A expenses also increased due to increased bad debt expenses, specifically for a $177,000 loss on a merchant card customer and a general increase in bad debt reserves in 2012. JetPay also increased its advertising costs to attract new business and added additional professionals in its technology area in 2012 to enhance customer service though advances in its technology platforms As a result of the decline in direct merchant business, which was offset by an increase in less profitable ISO business and the significant losses and expenses incurred related to the Direct Air matter in 2012, JetPay’s net income decreased from $2.1 million in 2011 to $397,000 in 2012.

Liquidity and Capital Resources

Following the consummation of the Completed Transactions, liquidity and capital resource management will be our focus to pursue the funding we will need to meet our short-term working capital needs and long term needs for debt service and possible future acquisitions. We believe that the investments made by JetPay and ADC in their technology, infrastructure, and sales staff will generate cash flows sufficient to cover our working capital needs and other ongoing needs for capital. Our cash requirements include funding salespeople, paying interest expense and other operating expenses, including taxes, investing in our technology infrastructure, servicing our debt, and making acquisitions of businesses or assets.

D-32

Cash and cash equivalents were $1.39 million at December 31, 2012, excluding $125,000 of the Company’s cash deposited into restricted cash accounts. The cash and cash equivalents also excludes $3,675,000 of cash reserves held by Merrick Bank (the “Merrick Cash Reserve”), JetPay’s sponsor bank, approximately $2.9 million of which is specifically related to the Direct Air matter described above. The Merrick Cash Reserve is recorded as a non-current asset at December 31, 2012 under the caption “Other Assets”. Also See Item 3. Legal Proceedings. The ratio of our total debt to total capitalization, which consists of total debt plus stockholders’ equity, was 45% at December 31, 2012. As of December 31, 2012, we had negative working capital, excluding funds held for clients and client funds obligations, of approximately $10.9 million which includes an approximate $5.85 million principal payment due on December 28, 2013 related to the Ten Lords, Ltd. promissory note payable assumed in the JetPay acquisition and the previously mentioned $2.14 million accrual for the EarlyBirdCapital disputed fees. We had negative working capital of $569,000 at September 30, 2012.

We expect to fund our cash needs primarily with cash flow from our operating activities. We will require approximately $3.8 million in cash flow to cover our interest and principal payments in 2013, exclusive of the final payment of $5.85 million due on December 28, 2013 related to the $6.0 million note we assumed in connection with the acquisition of JetPay as noted above. We are currently working on alternative financing sources to fund this final debt payment but there can be no assurances that we will be able to do so on favorable terms and the price of our common stock may decline as a result thereof.

Capital expenditures for the Predecessor were $427,000 and $139,000 for the period January 1, 2012 through December 28, 2012 and for the year ended December 31, 2011, respectively. We estimate capital expenditures for all of our ongoing operations, including JetPay and ADC, at approximately $325,000 to $375,000 for 2013, principally related to technology improvements. Our capital requirements include working capital for daily operations, including expenditures to maintain our technology platforms. While our operations currently generate sufficient cash flow to satisfy our current operating needs and our routine debt service requirements, a portion of our monthly cash flow is currently being held in a reserve account controlled by Merrick Bank, JetPay’s sponsor bank as a result of the Direct Air chargeback matter, described above. At March 31, 2013, total cash reserves held by Merrick Bank were approximately $3.9 million, including approximately $3.2 million specifically related to the Direct Air matter, net of $500,000 and $300,000 of funds released to us from the reserve account in February 2013 and March 2013, respectively. Additionally, Merrick Bank continues to deposit approximately $300,000 per month of JetPay’s current cash flow into the reserve account. While we continue to defend the chargeback claims and work with Merrick Bank to release additional cash reserves, there can be no assurance as to the timing of this cash release. To eliminate this current cash flow issue, we are working with other banking institutions as an alternative sponsoring bank to Merrick Bank, which will immediately allow JetPay to utilize its full monthly cash flow. As partial protection against any potential losses, we required that, upon closing of the Completed Transactions, 3,333,333 shares of our common stock that was to be paid to WLES as part of the JetPay purchase price were placed into an escrow account with JPMorgan Chase as the trustee. The Escrow Agreement for the trust names Merrick Bank, UBPS, and WLES as parties, If JetPay suffers any liability to Merrick Bank as a result of the Direct Air matter, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for the JetPay liability. Also see Item

3. Legal Proceedings.

In the past, we have been successful in obtaining financing by selling our common stock and obtaining loans. To fund and integrate future acquisitions or new business initiatives, we will need to raise additional capital through loans or additional investments from our stockholders, officers, directors, or third parties. None of the initial stockholders, officers or directors is under any obligation to advance funds to, or invest in, us. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all.

As disclosed on our Current Report on Form 8-K filed with the SEC on January 22, 2013, on January 16, 2013, we received notice that EarlyBirdCapital had commenced arbitration proceedings (the “Claim”) against us with the International Centre for Dispute Resolution. The Claim alleges that we breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2.07 million and reimbursing EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions, which were consummated on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2.14 million, including interest and attorney’s fees and expenses. Although the Company intends to vigorously defend the Claim, an accrual of $2.14 million has been recorded in SG&A expenses in the three months ended December 31, 2012.

We are a party to various other legal proceedings related to its ordinary business activities. In the opinion of our management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

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Debt Capitalization and Other Financing Arrangements

At December 31, 2012, we had borrowings of approximately $24.6 million, net of an unamortized discount for a conversion option classified as a derivative liability of $2.11 million at December 31, 2012 related to the $10.0 million Notes. Borrowings are also net of fair value discounts totaling $665,900 at December 31, 2012 relating to the Ten Lords Ltd. promissory note and the WLES note, both described below. We had a letter of credit outstanding at December 31, 2012, of $100,000 as collateral with respect to a front-end processing relationship with a credit card company.

In order to finance a portion of the proceeds payable in the Completed Transactions, on December 28, 2012, we entered into a Note Agreement with the Note Investors, pursuant to which, we issued $10,000,000 in promissory notes secured by 50% of our ownership interest in JetPay. In connection with the Note Agreement, we entered into separate Notes with each of the Note Investors. Amounts outstanding under the Notes accrue interest at a rate of 12% per annum. The Notes mature on December 31, 2014. The Notes are not prepayable. Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into shares of our common stock at a conversion price of $5.15 per share, subject to certain adjustments. In connection with the Note Agreement, we entered into Registration Rights Agreements on December 28, 2012 with each of the Note Investors, pursuant to which we agreed to provide registration rights with respect to the shares of common stock issuable upon conversion of the Notes whereby the Note Investors would be entitled to up to three “demand” registration requests and unlimited “piggyback” registration requests. To the extent a registration for the shares has not been declared effective by the SEC by June 30, 2013, the conversion price will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 day delay thereafter until a registration has been declared effective. Additionally, certain of our stockholders transferred 832,698 shares of common stock that they acquired prior to the Offering to certain of the Note Investors. Such shares were previously held in an escrow account established at the time of the Offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, us and Continental Stock Transfer & Trust Company. Following the proposed transfers, such shares will no longer be held in escrow. As part of such share issuance, we entered into Registration Rights Agreements, dated as of December 28, 2012, with such investors which entitle such investors to up to three “demand” registration requests and unlimited “piggyback” registration requests.

As partial consideration for Mr. Lubert to enter into the Note Agreement, we agreed, pursuant to the Stock Escrow Termination Agreement, dated as of December 28, 2012, to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among Mr. Lubert, the Company and Continental Stock Transfer & Trust Company, with respect to 826,000 shares of our common stock.

On December 28, 2012, we entered into an Assumption Agreement with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, we agreed to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also agreed to compensate the Payees for any negative tax consequences as a result of the existing note remaining outstanding after December 31, 2012. Amounts outstanding under the loan will be convertible at the holders’ option into shares of our common stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of shares of our common stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter. In exchange for the foregoing, Ten Lords Ltd agreed to consent to the transactions contemplated by the JetPay Agreement. JetPay was obligated to pay any amounts still outstanding on the existing loan in excess of $6,000,000 upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

On December 28, 2012, the ADC Entities, as borrowers, entered into the Loan and Security Agreement with Metro Bank (“Metro”) as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the notes accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments of $107,143. Additional principal payments may be required at the end of each fiscal year based on a Free Cash Flow calculation at ADC as defined in the Loan and Security Agreement. The loans are guaranteed by us and are secured by all assets of the ADC Entities, as well as a pledge by us of our ownership interest in ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to financial covenants including a debt coverage ratio and a leverage ratio during the term of the loan. The loans may be prepaid at the option of the borrowers without any premium or penalty and are subject to mandatory prepayments upon certain asset sales, casualty events, the incurrence of indebtedness and issuance of capital stock. In order to use the proceeds of the Loan and Security Agreement to fund a portion of the proceeds due pursuant to the ADC Agreement, on December 28, 2012, we executed an intercompany note in favor of ADC in the amount of $9,000,000. All principal and interest is due on December 28, 2020.

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The Metro term loan agreements require us to provide Metro with annual financial statements within 120 days of our fiscal year end and quarterly financial statements within 60 days after the end of each fiscal quarter, in addition to the financial covenants noted above. We were in compliance with the covenant requirements as of December 31, 2012.

Our ongoing ability to comply with its debt covenants under its credit arrangements and to refinance its debt depends largely on the achievement of adequate levels of cash flow. If our future cash flows are less than expected or our debt service, including interest expense, increases more than expected, causing us to default on any of the Metro covenants in the future, the Company will need to obtain amendments or waivers from Metro. In the event that non-compliance with the debt covenants should occur in the future, we would pursue various alternatives in an attempt to successfully resolve the non-compliance, which might include, among other things, seeking additional debt covenant waivers or amendments or refinancing debt with other financial institutions. There can be no assurance that debt covenant waivers or amendments would be obtained, if needed, or that the debt could be refinanced with other financial institutions on favorable terms.

In connection with the closing of the transactions contemplated by the JetPay Agreement, we entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt, dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, we agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES Interest accrues on amounts due under the note at a rate of 5% per annum. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, we and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

On December 28, 2012, we entered into the Warrant Termination Agreement with Continental Stock Transfer & Trust Company. The Warrant Termination Agreement was entered into in connection with the approval of the warrant proposal, set forth in the Definitive Proxy Statement filed with SEC on November 13, 2012, on December 11, 2012 at a meeting of our warrantholders, which such approval was disclosed by us in a Current Report Form 8-K filed with the SEC on December 12, 2012. In connection with Warrant Termination Agreement and the approval of the warrant proposal, each issued and outstanding warrant were converted into .1333 shares of the our common stock. The holders have the right to demand that we register the shares from the Warrant Exchange within 60 days following the effective date of the Exchange.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2012.

Contractual Obligations

The Company is obligated under various operating leases, primarily for office space and certain equipment related to its operations. Certain of these leases contain purchase options, renewal provisions, and contingent rentals for our proportionate share of taxes, utilities, insurance, and annual cost of living increases.

The following are summaries of our contractual obligations and other commercial commitments at December 31, 2012, the derivative liability and the fair value and conversion option debt discounts (in thousands):

	Payments Due By Period
Contractual obligations (1)	Total	Less than One Year	One to Three Years	Three to Five Years	More than 5 years
Long-term debt (1)	$27,344	$7,299	$12,571	$4,903	$2,571
Minimum operating lease payments	2,345	771	1,314	260	-
Total	$29,689	$8,070	$13,885	$5,163	$2,571

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	Amounts Expiring Per Period
Other Commercial Commitments	Total	Less than One Year	One to Three Years	Three to Five Years	More than 5 years
Standby letters of credit (2)	$100	$100	-	-	-

(1)	Related interest obligations have been excluded from this maturity schedule. Our interest payments for the next twelve month period, based on current market rates, are expected to be approximately $2.4 million.
(2)	Outstanding letters of credit of $100,000 represents collateral with respect to a front-end processing relationship with a credit card company.

Cash Flows

Operating Activities. Net cash used in operating activities totaled $1.2 million for the three months ended December 31, 2012. Cash used in operating activities in this period was primarily due to a net loss of $6.7 million, partially offset by an increase in accounts payable and accrued expenses of $3.5 million and a $2.0 million non-cash expense resulting from certain stockholders granting options to purchase shares they own of our common stock to an investor as an accommodation to such investor.

Net cash used in operating activities was $371,000 and $75,000 for the fiscal year ended September 30, 2012 and the period November 12, 2010 through September 30, 2011, respectively. Cash used in operating activities in the fiscal year ended September 30, 2012 was primarily due to net losses of $615,000, partially offset by an increases in accounts payable and accrual expenses of $244,000. Cash used in operating activities in the period from November 12, 2010 through September 30, 2011 was primarily due to a net loss of $90,000, partially offset by an increase in accounts payable and accrued expenses of $15,000.

Investing Activities. Cash provided by investing activities totaled approximately $42.7 million for the three months ended December 31, 2012, including $66.9 million of investments released from the stock offering trust fund, partially offset by the use of $24.2 million of cash for the closings of the Completed Transactions.

Cash provided by investing activities totaled approximately $120,000 for the fiscal years ended September 30, 2012, consisting of $129,000 of cash released from the stock offering trust fund to repurchase shares of common stock of the Company. Cash used in investing activities in the period November 12, 2010 through September 30, 2011 totaled approximately $68.9 million, including the investing of $72.7 million of proceeds from the Company’s public offering into a trust account, partially offset by the release of $3.8 million of the trust investments to repurchase shares of common stock of the Company.

Financing Activities. Cash used in financing activities totaled approximately $ 40.1 million for the period ended December 31, 2012, which includes approximately $58.8 million of trust funds to pay redeeming stockholders, partially offset by $19.0 million of proceeds received from new long-term debt instruments.

Cash provided by financing activities totaled approximately $ 206,000 for the fiscal year ended September 30, 2012, which included proceeds from notes payable to affiliates of $335,000, partially offset by the use of $129,000 for the repurchase of common stock of the Company. Cash provided by financing activities totaled $69.1 million in the period November 12, 2010 through September 30, 2011, including $72.0 million of proceeds from the Company’s public offering of common stock and $3.5 million of proceeds from the issuance of warrants to purchase shares of common stock of the Company, partially offset by the use of $3.8 million for the repurchase of common stock of the Company and $2.6 million used to pay costs related to the public offering.

Liquidity and Capital Resources (Predecessor)

As of December 31, 2011, JetPay had cash and cash equivalents of approximately $2.2 million, excluding restricted cash of $1.1 million. See “Contractual Obligations” above for a description of future required uses of cash.

Operating activities. Net cash used in operating activities by JetPay’s totaled $495,000 for the period January 1, 2012 to December 28, 2012 principally related to an increase in prepaids and other assets. Net cash provided by operating activities totaled $2.5 million for the year ended December 31, 2011 primarily due to net income of $2.1 million.

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Investing activities. Net cash used in investing activities by JetPay totaled $427,000 and $178,000 for the period January 1, 2012 to December 28, 2012 and the year ended December 31, 2011, respectively. Cash used in investing activity was principally for the purchase of property and equipment.

Financing activities. Net cash used in financing activities by JetPay totaled $351,000 and $2.2 million for the period January 1, 2012 to December 28, 2012 and the year ended December 31, 2011, respectively. Cash used in financing activities in the 2012 period included $411,000 for routine payments on long-term debt and $357,000 for distributions to its sole member. Cash used in financing activities in the year ended December 31, 2011 included $554,000 for routine payments on long-term debt and $1.65 million for distributions to its sole member.

Seasonality

JetPay’s revenues and earnings are impacted by the volume of consumer usage of credit and debit cards at the point of sale. For example, JetPay experiences increased point of sale activity during the first and second quarters due to season volumes of some merchants in JetPay’s portfolio. Revenues during the first and second quarters tend to increase in comparison to the remaining two quarters of JetPay’s fiscal year on a same store basis.

Off-Balance Sheet Arrangements

JetPay does not have transactions, arrangements and other relationships with unconsolidated entities that are reasonably likely to affect JetPay’s liquidity or capital resources. JetPay has no special purpose or limited purpose entities that provide off-balance sheet financing, liquidity or market or credit risk support, engage in leasing, hedging, research and development services, or other relationships that expose JetPay to liability that is not reflected on the face of the financial statements.

Effects of Inflation

JetPay’s monetary assets, consisting primarily of cash and receivables, are not significantly affected by inflation. JetPay’s non-monetary assets, consisting primarily of property and equipment, are not affected by inflation. JetPay believes that replacement costs of equipment, furniture and leasehold improvements will not materially affect JetPay’s operations. However, the rate of inflation affects JetPay’s expenses, such as those for employee compensation and other operating expenses, which may not be readily recoverable in the price of services offered by JetPay. The rate of inflation can also affect JetPay’s revenues by affecting JetPay’s merchant charge volume and corresponding changes to processing revenue.

Summary of Critical Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company’s critical accounting policies are described below.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (“SEC”). The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Such estimates include, but are not limited to, the value of purchase consideration of acquisitions; valuation of accounts receivable, goodwill, intangible assets, and other long-lived assets; legal contingencies, and assumptions used in the calculation of income taxes. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition and Deferred Revenue

We recognize revenue in general when the following criteria have been met: persuasive evidence of an arrangement exists, a customer contract or purchase order exists and the fees are fixed and determinable, no significant obligations remain and collection of the related receivable is reasonably assured. Allowances for chargebacks, discounts and other allowances are estimated and recorded concurrent with the recognition of revenue and are primarily based on historic rates.

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Revenues from our credit and debit card processing operations are recognized in the period services are rendered as we process credit and debit card transactions for our merchant customers or for merchant customers of our Independent Sales Organization clients. The majority of our revenue within our credit and debit card processing business is comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, or a fee per transaction processed. In the case where we are only the processor of transactions, we charge transaction fees only and record these fees as revenues. In the case of merchant contracts or contracts with Independent Sales Organizations (“ISOs”) for whom we process credit and debit card transactions for the ISO’s merchant customers, revenue is primarily comprised of fees charged to the merchant, as well as a percentage of the processed sale transaction. Our contracts in most instances involve three parties: us, the merchant, and the sponsoring or processing bank. Under these sales arrangements, our sponsoring bank collects the gross revenue from the merchants, pays the interchange fees and assessments to the credit card associations and pays us the residual payment representing our fees for the services provided. Accordingly, under these arrangements, we record the revenue net of interchange and assessments fees charged by the credit card associations. Additionally, our direct merchant customers have the liability for any charges properly reversed by the cardholder. In the event, however, that we are not able to collect such amount from the merchants, due to merchant fraud, insolvency, bankruptcy or any other reason, we may be liable for any such reversed charges. We require cash deposits, guarantees, letters of credit and other types of collateral by certain merchants to minimize any such contingent liability, and we also utilize a number of systems and procedures to manage merchant risk. We have however, historically experienced losses due to merchant defaults.

Reserve for Chargeback Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, JetPay must bear the credit risk for the full amount of the transaction. JetPay evaluates the risk for such transactions and estimates the potential loss for chargebacks based primarily on historical experience and records a loss reserve accordingly. JetPay believes its reserve for chargeback losses is adequate to cover both the known probable losses and the incurred but not yet reported losses at the balance sheet dates.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Our cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount.

Unsettled Merchant Accounts

In certain cases, JetPay withholds funds payable to merchants while it verifies transaction activity. In other cases, JetPay withholds funds payable to merchants in order to provide a reserve fund for potential merchant chargeback losses. In each case, JetPay records an unsettled merchant account liability for the amounts payable to the merchants. JetPay also establishes cash reserves in segregated reserve merchant bank accounts to secure JetPay’s potential liability with their acquiring banks, which are classified as restricted cash on JetPay’s balance sheets.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We review the terms of the convertible debt it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

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Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Accounts Receivable

Our accounts receivable are due from its merchant credit card and its payroll customers. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. Payment terms vary and amounts due from customers are stated in the financial statements net of an allowance for doubtful accounts. Accounts which are outstanding longer than the payment terms are considered past due. We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer’s current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We write off accounts receivables when they are deemed uncollectible. Any payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Property and Equipment

Property and equipment acquired in our recent business acquisitions have been recorded at estimated fair value. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, which are generally as follows: leasehold improvements – shorter of economic life or initial term of the related lease; machinery and equipment – 5 to 20 years; furniture and fixtures – 5 to 10 years. Significant additions or improvements extending assets’ useful lives are capitalized; normal maintenance and repair costs are expensed as incurred.

Advertising

The Company’s advertising costs, which consist largely of advertisements and trade show attendance within its JetPay payment processing operations, are expensed as the costs are incurred or at the first time the advertisement appears. Advertising expense was approximately $113,900 and $56,000 for the period January 1, 2012 to December 28, 2012 and the year ended December 31, 2011, respectively, for the predecessor company.

Impairment of Long-Lived Assets

We periodically review the carrying value of our long-lived assets held and used, and assets to be disposed of, when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, we perform a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, we determine whether an impairment has occurred for the group of assets for which we can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, we measure any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

Goodwill

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets we have acquired in our business combinations. We perform a goodwill impairment test on at least an annual basis. Application of the goodwill impairment test requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. We will conduct our annual goodwill impairment test as of December 31 of each year or more frequently if indicators of impairment exist. We periodically analyze whether any such indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include a sustained significant decline in our sham price and market capitalization, a significant adverse change in legal factors or in the business climate, unanticipated competition and/or slower expected growth rates, adverse actions or assessments by a regulator, among others. We compare the fair value of its reporting unit to its respective carrying value, including related goodwill. Future changes in the industry could impact the results of future annual impairment tests. There can be no assurance that future tests of goodwill impairment will not result in impairment charges.

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Identifiable Intangible Assets

Identifiable intangible assets consist primarily of customer relationships, software costs, and tradenames. Certain of our tradenames are considered to have indefinite lives, and as such, are not subject to amortization. These assets are tested for impairment using discounted cash flow methodology annually and whenever there is an impairment indicator. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Several impairment indicators are beyond our control, and determining whether or not they will occur cannot be predicted with any certainty. Customer relationships, tradenames, and software costs are amortized on a straight-line or accelerated basis over their respective assigned estimated useful lives.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. 320,486, 10,494,067 and 10,516,291 shares of common stock, pending redemption at December 31, 2012, and subject to possible redemption at September 30, 2012 and 2011, respectively, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the earnings on the Trust Account. Loss per share assuming dilution would give effective to dilutive options, warrants and other potential common shares outstanding during the period. We have not considered the effect of warrants to purchase 18,960,000 shares of common stock or the effect of the unit purchase option in the calculation of diluted loss per share at September 30, 2012 and 2011, since the exercise of the warrants and the unit purchase would be anti-dilutive. Additionally, the potential dilutive effect of the conversion option related to the $10.0 million Notes of 1,941,748 shares and potential issuable shares related to the conversion option within the Ten Lords, Ltd. note of 1.0 million shares have been excluded from the above earnings per share calculations as they would also be anti-dilutive.

Fair value measurements

We account for fair value measurements in accordance with ASC Topic No. 820, Fair Value Measurements and Disclosures, (“Topic No. 820”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

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Common stock subject to possible redemption

We accounts for our common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered by us to be outside of our control and subject to the occurrence of uncertain future events.

Income taxes

The Company accounts for income taxes under ASC 740 Income Taxes (‘‘ASC 740’’). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryovers. Deferred income tax expense (benefit) represents the change during the period in the deferred income tax assets and deferred income tax liabilities. In establishing the provision for income taxes and determining deferred income tax assets and liabilities, the Company makes judgments and interpretations based on enacted laws, published tax guidance and estimates of future earnings. ASC 740 additionally requires a valuation allowance to be established when, based on available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained upon examination and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively. There were no amounts accrued for penalties or interest as of or during the period from November 12, 2010 (inception) through December 31, 2012. Management does not expect any significant changes in its unrecognized tax benefits in the next year.

Subsequent Events

Management evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

Item 7A. Quantitative and Qualitative Disclosures about Market Risks.

We are a smaller reporting company; as a result, we are not required to report the information required by Item 305 of Regulation S-K.

Item 8. Financial Statements and Supplementary Data.

The consolidated financial statements required to be filed hereunder are set forth in Part IV, Item 15 of this report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

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Item 9A. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of December 31, 2012, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended. Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based upon this evaluation, our CEO and CFO have concluded that our disclosure controls and procedures were not effective as of December 31, 2012.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Exchange Act. Our internal control over financial reporting refers to a process designed by, or under the supervision of, our CEO and CFO and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external purposes in accordance with US GAAP.

Our internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements. Because of inherent limitations, our management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only a reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met.

Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2012, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) Framework to Internal Control Environment.

Management has concluded that it did not design and maintain effective controls in that it did not employ an individual with the necessary qualifications to prepare a complete set of financial statements and related footnotes in accordance with US GAAP including all applicable SEC pronouncements as of December 31, 2012. Management concluded that this deficiency constitutes a material weakness in internal control over financial reporting. On February 7, 2013 the Board of Directors appointed a Chief Financial Officer with the necessary qualifications to prepare a complete set of financial statements in accordance with US GAAP as well as the qualifications to implement a proper internal control structure. Due to this material weakness prior to the appointment of the new Chief Financial Officer, in preparing our financial statements for the three month transition period ended December 31, 2012, we performed additional analysis and other post close procedures to ensure that such financial statements were stated fairly in all material respects in accordance with US GAAP.

We do not believe the material weakness described above caused any meaningful or significant misreporting of our financial condition and results of operations for the three month transition period ended December 31, 2012.

Management and the Board of Directors have initiated the implementation of corrective measures to address the material weakness described above by appointing the new Chief Financial Officer and hiring a new corporate controller on April 2, 2013. In an effort to remediate the previously identified material weakness and other deficiencies and enhance our internal controls, we plan to further increase our personnel resources and technical accounting expertise as we implement an effective financial reporting control structure.

We believe the remediation measures described above are significant steps towards remediating the material weakness we previously identified and in strengthening our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine to take additional measures to address control deficiencies or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described above.

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Additionally, as discussed more fully in Note 1 to our consolidated financial statements and elsewhere in this Transition Report on Form 10-K, on December 28, 2012, we acquired JetPay and ADC, two privately held corporations in two separate purchase business combinations. Prior to the transactions, JetPay and ADC were privately held companies, and therefore their controls were not required to be designed or maintained in accordance with Exchange Act Rule 13a-15. The design of public company internal control over financial reporting for JetPay and ADC and the implementation of internal control over financial reporting for the post-combination consolidated entities have required and will continue to require significant time and resources from our management and other personnel. As a result, management was unable, without incurring unreasonable effort or expense, to conduct an assessment of the internal control over financial reporting of these acquired companies as of December 31, 2012. Accordingly, management’s assessment of our internal control over financial reporting does not include internal control over financial reporting of JetPay and ADC at December 31, 2012.

Changes in Internal Control over Financial Reporting

There has been no change in our internal controls over financial reporting as defined in Rule 13a-15(f) under the Exchange Act identified in connection with the evaluation required by Rule 13a-15(d) of the Exchange Act that occurred during the fiscal quarter covered by this Transition Report on Form 10-K that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

This Transition Report on Form 10-K does not include an attestation report of our registered public accounting firm regarding internal controls over financial reporting. Management’s report was not subject to the attestation by our registered public accounting firm pursuant to the rules of the SEC that permit only management’s report in this Transition Report on Form 10-K.

Item 9B. Other Information.

None.

Part III

Item 10. Directors, Executive Officers and Corporate Governance.

Our current directors and executive officers are as follows:

Name	Age	Position
Bipin C. Shah	74	Chairman of the Board of Directors and Chief Executive Officer
Richard S. Braddock	70	Director
Frederick S. Hammer	75	Director
Jonathan M. Lubert	32	Director
Robert Palmer	72	Director
Arthur F. Ryan	69	Director
Gregory M. Krzemien	53	Chief Financial Officer
Peter Davidson	59	Chief Marketing Officer and Secretary

Below is a summary of the business experience of each of our executive officers and directors.

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Bipin C. Shah has been the Chairman of our board of directors and Chief Executive Officer since inception. Since the sale of Genpass, Inc. to U.S. Bancorp in 2005, Mr. Shah has been a private investor, focusing on opportunities in the payments business. From 2000 to 2005, Mr. Shah was the Chief Executive Officer of Genpass, Inc. where he led the development of the MoneyPass, a surcharge-free ATM network, as well as a payroll debit card used by several large payroll companies. From 1992 until its sale to Paymentech in 1996, he was the Chief Executive Officer of Gensar, Inc., a company that specialized in the processing of restaurant debit and credit card transaction. During his tenure at Gensar, Inc., he led development of the “Tip Management System” along with other technology enhancements. From 1980 to 1991, Mr. Shah was employed by CoreStates Financial Corporation and its predecessor, Philadelphia National Bank, ultimately serving as Vice Chairman and Chief Operating Officer. While at CoreStates, Mr. Shah oversaw the acquisitions of seven ATM and point of sale businesses and was active in the development of several products for the financial services industry’s payments infrastructure, including the Money Access Center network, the introduction of debit to the point-of-sale, cash-back, and pay-at-the-pump. From 1985 to 1992, Mr. Shah served as a director of VISA USA and VISA INTERNATIONAL. Earlier in his career, he was a Senior Vice President at the Federal Reserve Bank of Philadelphia and a Senior Vice President at American Express, as well as the President of Vertex Division of MAI. Mr. Shah holds a Bachelor of Arts in Philosophy from Baldwin-Wallace College and a Masters in Philosophy from the University of Pennsylvania. He currently serves on the Board of Trustees of Baldwin-Wallace College. We believe that Mr. Shah’s career as an executive in the payment processing industry and as an investor generally provides him with the necessary skills to chair our board of directors and lead our management team with respect to operational, strategic and management issues as well as general industry trends.

Richard S. Braddock has been on the board of directors since February 2, 2011. Mr. Braddock served as Chairman and Chief Executive Officer of Fresh Direct, an internet-based service for the purchase of grocery and household products from 2005 until he stepped down in March 2011. Mr. Braddock began his business career in 1965 spending a number of years in product management at General Foods. He joined Citicorp in 1973, was elected to the board of directors in 1985 and was elected President and Chief Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. in January, 1990. Mr. Braddock resigned from Citicorp in November 1992, and subsequently served as Chief Executive Officer of Medco Containment Services, Inc., a prescription drug services company, until its acquisition by Merck & Co., Inc., and then spent a year as a principal at Clayton, Dubilier & Rice, Inc., a private equity firm. He served as Chairman (non-executive) of True North Communications Inc. from December 1997 to January 1999. He served as Chairman and Chief Executive Officer of priceline.com from August 1998 to April 2004. Mr. Braddock served as Chairman of MidOcean Partners, a private investment firm, from April 2003 until December 2007. Mr. Braddock serves on the Board of Directors of Eastman Kodak Company. We believe that Mr. Braddock’s experience as an executive in the financial services industry and his knowledge of the payment processing industry generally provide him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues as well as general industry trends.

Frederick S. Hammer has been on the board of directors since February 2, 2011. Mr. Hammer has been Co-Chairman of Inter-Atlantic Group since 1994. Prior thereto Mr. Hammer served as Chairman, President and Chief Executive Officer of Mutual of America Capital Management Corporation. Mr. Hammer is a Director of Inter-Atlantic Group Homeowners of America Holding Corporation. In addition, he currently serves as a Director on the Board of ING Clarion Realty Funds and is a former director of several public and private companies, including VISA USA and VISA International. He received his A.B. from Colgate University, magna cum laude, and his M.S. and Ph.D. degrees from Carnegie Mellon University. We believe that Mr. Hammer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

Jonathan M. Lubert has been on the board of directors since February 2, 2011. Since its founding in 2003, Mr. Lubert has been the Chief Executive Officer of I.L. Hedge Investments, a mid-sized alternative investment company, where his primary responsibility is to manage the portfolio of underlying funds and other assets owned by I.L. Hedge Investments. Mr. Lubert is the founder of Next Generation Lending, a small real estate investment and lending company, Ex Capital Partners LLC and JL Hedge Investments LLC. Mr. Lubert was a director of Global Affiliates, Inc. from 2004 until 2010. Mr. Lubert’s previous experience includes a leveraged finance investment banking analyst position at Bear Stearns and a minority ownership in Spencer Capital Management, a value based, event driven fund that focused on long term risk adjusted returns. Mr. Lubert is currently an advisory board member of the American Infrastructure MLP Fund. In addition, Mr. Lubert serves on the Dragon Fund Advisory Council, an advisory board for the Drexel student run investment fund. Mr. Lubert is currently involved with the Young Friends of Children’s Hospital, the Make-A-Wish Foundation and The Lubert Family Foundation. Mr. Lubert’s educational background includes a B.S. in Business Administration which was earned with highest distinction from the University of North Carolina at Chapel Hill. We believe that Mr. Lubert’s experience as the Chief Executive Officer of I.L. Hedge Investments provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding general investor trends.

Robert B. Palmer has been on the board of directors since February 2, 2011. Mr. Palmer worked for CoreStates Financial Group for 31 years, with titles including Executive Vice President for Retail Banking, Operations and Data Processing, and President and Chief Executive Officer of the Philadelphia National Bank. He also served as Vice Chairman of CoreStates and Chairman of its First Pennsylvania Bank. He retired from CoreStates in 1995 and later served as Vice Chairman of the newly-formed Asian Bank in Philadelphia. Mr. Palmer has been a board member of VISA, U.S.A. and Schramm, Inc., West Chester, Pennsylvania. He has been Chairman of The World Affairs Council and International Visitors Council and Vice Chair of the Police Athletic League, all of Philadelphia, and has served on numerous civic boards. We believe that Mr. Palmer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

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Arthur F. Ryan has been on the board of directors since February 2, 2011. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990. Mr. Ryan is a non-executive director of the Royal Bank of Scotland Group plc and Regeneron Pharmaceuticals, Inc. We believe that Mr. Ryan’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

Gregory M. Krzemien has served as our Chief Financial Officer since February 7, 2013. From 1999 to October, 2012, Mr. Krzemien served as Chief Financial Officer, Treasurer and Corporate Secretary of Mace Security International, Inc., a publically traded company that is a manufacturer of personal defense sprays, personal protection products and electronic surveillance equipment, and the operator of a UL rated wholesale security monitoring station. From 1992 to 1999, Mr. Krzemien served as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc., a publically traded solid waste company. From 1981 to 1992 Mr. Krzemien held various positions at Ernst & Young LLP, including Senior Audit Manager from October 1988 to August 1992. Mr. Krzemien has significant experience in the areas of mergers and acquisitions, Securities and Exchange Commission reporting, strategic planning and analysis, financings, corporate governance, risk management and investor relations. Mr. Krzemien holds a B.S. Honors Degree in Accounting from the Pennsylvania State University.

Peter B. Davidson has served as our Chief Administrative Officer and Secretary since inception and is now our Vice-Chairman and Chief Marketing Officer, while still retaining his duties as Secretary. Mr. Davidson was formerly Chief Executive Officer of Brooks FI Solutions, LLC, an entity that provides retail banking and payment solutions that he founded in 2006. Immediately prior to founding Brooks FI Solutions, Mr. Davidson was Executive Vice President of Genpass, Inc. where, from 2002 until its acquisition and subsequent integration by U.S. Bancorp in 2005, he led its efforts to bring stored value products to market. While at Genpass, Inc., he was also involved in the development and implementation of MoneyPass, a surcharge-free ATM network. Earlier in his career, Mr. Davidson served as President of Speer & Associates, leading domestic and international consulting engagements in the retail banking and electronic funds transfer industry; Executive Vice President at HSBC USA and President of HSBC Mortgage, where he was responsible for managing its consumer businesses; and Senior Vice President at CoreStates Financial, where he managed the credit card and consumer lending businesses and developed remote banking strategies. Mr. Davidson holds a B.S. in Economics from the Wharton School of the University of Pennsylvania in Finance and Accounting, and an MBA from Widener University in Finance. We believe that Mr. Davidson’s experience as an executive in and knowledge of the payment processing industry provides him with the necessary skills to serve as an officer of the Company and will enable him to provide valuable insight regarding operational issues and general industry trends.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Braddock and Hammer, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Palmer and Ryan, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Lubert and Shah, will expire at the third annual meeting. Pursuant to our Restated Certificate of Incorporation, the number of directors that shall constitute our board has been fixed at six until we complete a business combination. This provision in our Restated Certificate of Incorporation may not be amended by stockholders prior to the consummation of our initial business combination except upon approval by a majority the holders of outstanding shares of common stock entitled to vote thereon.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all of our officers and directors, with the exception of Mr. Krzemien, each filed one late report with respect to two transactions.

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Code of Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. Our code of ethics has been posted on our website and can be found at www.ubpsac.com.

CORPORATE GOVERNANCE

Director Independence

The rules of The NASDAQ Stock Market require that a majority of our board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We have determined that each of Messrs. Braddock, Hammer, Lubert, Palmer and Ryan qualifies as an independent director as defined under the rules and regulations of The NASDAQ Stock Market. Our independent directors hold regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight.

Mr. Shah serves as our principal executive officer and chairman of our board. We do not currently have a lead independent director. Our Board of Directors has determined that this leadership structure was appropriate since until we completed a business combination, we had minimal day to day operations, lessening the possibility of a conflict between the board and our officers. Further, the Board of Directors believes that its other structural features, including five independent directors, non-employee directors on a board consisting of six directors and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Risk Oversight

Management is responsible for the day-to-day management of risks faced by our company, while the Board of Directors currently has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors also reviews with management our strategic objectives which may be affected by identified risks, our plans for monitoring and controlling risk, the effectiveness of such plans, appropriate risk tolerance and our disclosure of risk. Our Audit Committee is responsible for periodically reviewing with management and independent auditors the adequacy and effectiveness of our policies for assessing and managing risk. The other committees of the Board of Directors also monitor certain risks related to their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Board Committees

Our Board of Directors has established various committees to assist it with its responsibilities. Those committees are described below.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Ryan (Chair), Braddock and Palmer, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The nominating committee operates pursuant to a charter that complies with current federal and NASDAQ Capital Market rules relating to corporate governance matters. Our nominating committee charter has been posted on our website and can be found at www.ubpsac.com. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications and factors relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not have a policy with regard to consideration of candidates for directors recommended by stockholders and does not distinguish among nominees recommended by stockholders and other persons. The nominating committee held one meeting since our inception.

Audit Committee

We have established an audit committee of the board of directors. As required by the rules of The NASDAQ Stock Market, each of the members of our audit committee are able to read and understand fundamental financial statements. In addition, we consider Mr. Palmer to qualify as an “audit committee financial expert” and as “financially sophisticated,” as defined under the rules of the SEC and The NASDAQ Stock Market, respectively. Our audit committee charter has been posted on our website and can be found at www.ubpsac.com. The audit committee’s duties, which are specified in our audit committee charter, which complies with current federal and NASDAQ Capital Market rules relating to corporate governance matters, include:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full board of directors whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The audit committee consists of Messrs. Palmer (Chair), Hammer and Lubert, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The audit committee has held three meetings in the past fiscal year.

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Shareholder Communications

Shareholders may communicate appropriately with any and all of our directors by sending written correspondence addressed as follows:

Universal Business Payment Solutions Acquisition Corporation

Attention: Board of Directors

c/o Peter B. Davidson, Secretary

1175 Lancaster Avenue, Suite 100

Berwyn, Pennsylvania 19312

Our Secretary will forward such communication to the appropriate members of the Board of Directors.

Meeting Attendance

Our board of directors held three meetings in the past fiscal year. Meetings include both in-person and telephonic meetings. For information regarding committee meetings and composition, please see the section above entitled “Board Committees.” The Company does not have a policy with respect to attendance of members of the Board of Directors at annual meetings. The Company has not yet held an annual meeting, but with its recent business combination plans to hold one prior to July 31, 2013.

Item 11. Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the compensation paid to our Chief Executive Officer and Chief Administrative Officer (our “Named Executive Officers”) for 2012. We did not have any other executive officers as of the end of the 2012 fiscal year whose total compensation exceeded $100,000. The names and titles of the Company’s 2012 Named Executive Officers are:

•	Bipin C. Shah – Chairman of the Board and Chief Executive Officer
•	Peter B. Davidson – Chief Administrative Officer[1]

Overview

The Company has not yet developed a comprehensive executive compensation program and philosophy. We expect that such a program and philosophy will be developed during 2013 substantially as follows.

We will seek to provide total compensation packages that are competitive, tailored to the needs of the Company, and that will reward our executives for their roles in creating value for our stockholders. We intend to be competitive in our executive compensation with other similarly situated companies in our industry. The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary to achieve our business plan, to reward our executives fairly over time, to motivate our executives to create value for our shareholders and to retain our executives who continue to perform in accordance with our expectations.

We anticipate that our executive compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under an incentive plan. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on market competitiveness, our view of internal equity, individual performance, the Company’s performance and other information deemed relevant and timely.

1 Mr. Davidson acted as our principal financial officer for fiscal year 2012.

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Compensation Committee

We do not currently have a compensation committee. However, we intend to establish a compensation committee now that we have consummated the Completed Transactions. We did not believe a compensation committee was necessary prior to the Completed Transactions as there was no compensation being paid to our Named Executive Officers prior to the Completed Transactions other than as disclosed in this Transition Report.

We expect that the compensation committee will be composed of three members of our board of directors, all of whom will be independent under the rules of the NASDAQ Stock Market, will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and will be an “outside director” for purposes of Code Section 162(m). The compensation committee will be charged with performing an annual review of our executive officers’ salary, incentive opportunities and equity holdings to determine whether they provide adequate incentives and motivation to the executive officers and whether they adequately compensate the executive officers relative to officers in other comparable companies.

The compensation committee in its sole discretion will have the authority to utilize the services of third parties from time to time in connection with the compensation awarded to executive officers. This could include subscriptions to executive compensation surveys and other databases, as well as the retention of compensation consultants.

Compensation Committee Interlocks and Insider Participation

All members of our board of directors, including Mr. Shah, our Chief Executive Officer, participated in deliberations concerning executive officer compensation for 2012. However, Mr. Shah did not receive any compensation for his services for 2012. There are no interlocking relationships between our executive officers and board of directors and the board of directors or compensation committees of any other company.

Compensation Elements

Neither Mr. Shah nor Mr. Davidson received any compensation for their services as Chief Executive Officer and Chief Administrative Officer, respectively, during 2012. We generally believe however that the payment of base salaries is necessary to compensate our executive officers for their day-to-day work for the Company.

During 2012, neither of our Named Executive Officers was entitled to receive any incentive awards or bonuses, equity awards, employee benefits, perquisites or any deferred compensation.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility by publicly held corporations of certain compensation in excess of $1,000,000 paid in a taxable year to our Chief Executive Officer and our three other highest paid executive officers other than our Chief Financial Officer. We consider the impact of this deductibility limit on the compensation that we intend to award, and attempt to structure compensation such that it is deductible when appropriate. However, we may exercise discretion to award compensation that is not fully deductible under Code Section 162(m) when it is in the best interests of the Company, such as in order to recruit and retain key executives. For 2012, the Company was entitled to a deduction for all compensation paid to our Named Executive Officers.

When establishing executive compensation, we consider the effect of various forms of compensation on the Company’s financial reports. In particular, we will consider the potential impact on current and future financial reports of all equity compensation that we may grant in the future.

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Compensation Committee Report

All members of our board of directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the members of our board of directors agreed that the Compensation Discussion and Analysis should be included in this Transition Report on Form 10-K.

Bipin C. Shah

Richard S. Braddock

Frederick S. Hammer

Jonathan M. Lubert

Robert Palmer

Arthur F. Ryan

Summary Compensation Table

The following table sets forth the compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2012 and for the two preceding fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Any Other Compensation ($)	Total ($)
Bipin C. Shah, Chairman of	2012	-	-	-	-	-	-	-	-
the Board and Chief	2011	-	-	-	-	-	-	-	-
Executive Officer	2010	-	-	-	-	-	-	-	-
Peter B. Davidson,	2012	-	-	-	-	-	-	-	-
Chief Administrative	2011	-	-	-	-	-	-	-	-
Officer	2010	-	-	-	-	-	-	-	-

Potential Payments upon Termination or Change-in-Control

Currently, we do not have employment agreements with either of our Named Executive Officers, nor any other contract, agreement, plan or arrangement that provides for payments to such Named Executive Officer in connection with any termination of employment, a change in control of the Company or a change in the Named Executive Officer’s responsibilities.

Director Compensation

Currently, our directors are not compensated for their services other than reimbursement for out-of-pocket expenses. We will continue to evaluate the possibility of paying standard meeting fees to our directors in the future in order to attract and retain highly qualified individuals. We expect that non-employee directors will receive varying levels of compensation for their services as directors based on their eligibility as members of the Company’s audit, compensation and nominating and corporate governance committees. We anticipate determining director compensation in accordance with industry practice and standards.

Our directors purchased shares of our common stock in a private placement prior to the Offering. In addition, we issued warrants to our directors, in a private placement occurring concurrently with the Offering. We believe that, because our directors own such shares and warrants, no compensation (other than reimbursement of out-of-pocket expenses) was necessary in 2012, and our directors agreed to serve in their respective role without compensation prior to our consummation of the Completed Transactions.

D-50

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information regarding the beneficial ownership of the 11,519,094 shares of our common stock outstanding as of February 28, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned

WLES, L.P. (1)	3,666,667	31.8%
Wellington Management Company, LLP (2)	1,150,428	10.0%
Ira Lubert (3)	1,116,412	9.7%
C. Nicholas Antich (4)	813,320	7.1%
Carol A. Antich (4)	813,320	7.1%
Bipin C. Shah (5)	347,731	3.0%
Peter Davidson (5)	202,997	1.8%
Arthur F. Ryan (5)	41,213	0.4%
Frederick S. Hammer (5)	40,213	0.3%
Robert Palmer (5)	40,213	0.3%
Richard S. Braddock (5)	40,213	0.3%
Jonathan M. Lubert (5)	163,404	1.4%
All directors and executive officers as a group (7 people)	875,984	7.6%

(1) The business address of WLES, L.P. is 3361 Boyington Drive, Carrollton, TX 75006.

(2) Based solely on the information contained in Schedule 13D filed by Wellington Management Company, LLP on January 10, 2013. The business address of the entity is 80 Congress Street, Boston, Massachusetts 02210. Assumes that the exclusion of 386,811 shares of common stock issuable upon exercise of options held by certain investment advisory clients because each of the options provides that the holder thereof does not have the right to exercise the option to the extent (but only to the extent) that such exercise would result in it or any of its affiliates beneficially owning more than 9.9% of the common stock.

(3) The business address of the individual is 2929 Arch Street, 29th Floor, Philadelphia, PA 19104. Includes 107,314 shares of common stock eligible to be purchased by Wellington at their option under Note 2.

(4) The business address of each of the individuals is 3939 West Drive, Center Valley PA 18034.

(5) The business address of each of the individuals is c/o Universal Business Payment Solutions Acquisition Corporation, 1175 Lancaster Avenue, Berwyn, PA 19312. Includes shares of common stock eligible to be purchased by Wellington at their option under Note 2 above, as follows: Bipin C. Shah 189,035 shares, Peter B. Davidson 35,502 shares, Jonathan Lubert 26,828 shares, and Messrs Frederick Hammer, Arthur Ryan, Robert Palmer, and Richard Braddock 7,033 shares each.

D-51

Item 13. Certain Relationships and Related Transactions, and Director Independence.

During the period December 2011 through December 2012, we issued various notes to UBPS Services, LLC, an entity controlled by Bipin Shah, aggregating in the principal amount of $425,880. These funds were used for our operations, including public company costs, expenses related to the search for a potential business combination, due diligence, and other operating expenses. The notes were non-interest bearing and, except for $15,000, were paid upon consummation of the Completed Transactions.

We agreed to pay to UBPS Services, LLC, an entity controlled by Bipin Shah, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of the prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. This arrangement was agreed to by UBPS Services, LLC for our benefit and is not intended to provide UBPS Services, LLC compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. On December 28, 2012, this arrangement was terminated.

We paid an aggregate of $305,000 to Brooks FI Solutions, LLC (“Brooks”), an entity in which Peter Davidson, our Chief Market Officer and Corporate Secretary holds membership interests, in the fiscal year ended December 31, 2012. Such payment was for services rendered to us by various consultants provided by Brooks. By virtue of his membership interest in Brooks, Mr. Davidson was entitled to approximately 25% of $65,000, the amounts retained by Brooks after payment to its consultants, or approximately $16,000.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of an aggregate of $7,500 per month described above and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, we will pay no compensation of any kind, including finders’ and consulting fees, to any of our directors, initial stockholders or any of their respective affiliates for services rendered to us prior to, or with respect to, the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our independent directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Conflicts of Interest

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business and other activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for our company as well as other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those our company intends to conduct.

Related Party Policy

Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

D-52

Our audit committee is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee considers all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Item 14. Principal Accounting Fees and Services.

The firm Marcum LLP (“Marcum”) is our independent registered public accounting firm. The following is a summary of fees paid to Marcum for services rendered:

Audit Fees

During the period from November 12, 2010 (Inception) through September 30, 2011, fees for our independent registered public accounting firm were $70,872, $50,000 for the fiscal year ended September 30, 2012, and $306,000 for the three months ended December 31, 2012, for a total of $426,872. Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

During the period from November 12, 2010 (Inception) through December 31, 2012, we did not incur any audit-related fees.

Tax Fees

During the period from November 12, 2010 (Inception) through December 31, 2012, there were no fees billed for income tax preparation services by our independent registered public accounting firm.

All Other Fees

During the fiscal year ended September 30, 2012, fees from our independent registered public accounting firm for other services were $120,000 for target due diligence.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval.

D-53

Part IV

Item 15. Exhibits, Financial Statement Schedules.

(a)(1)	Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

(a)(2)	The requirements of Schedule II have been included in the Notes to Consolidated Financial Statements. All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and therefor have been omitted.

(a)(3)	Exhibits: See Exhibit Index appearing on page 83 of this report.

D-54

Universal Business Payment Solutions Acquisition Corporation Audited Consolidated Financial Statements
Contents

D-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of Universal Business Payment Solutions Acquisition Corporation

We have audited the accompanying consolidated balance sheets of Universal Business Payment Solutions Acquisition Corporation and its Subsidiaries (collectively referred to as the “Company”) as of December 31, 2012 (Successor), September 30, 2012 (Successor), September 30, 2011 (Successor) and December 31, 2011 (Predecessor) and the related consolidated statements of operations, changes in stockholders’ equity/member’s deficiency and cash flows for the transitional period from October 1, 2012 through December 31, 2012 (Successor), the year ended September 30, 2012 (Successor), for the period from November 12, 2010 (inception) through September 30, 2011 (Successor), for the period from January 1, 2012 through December 28, 2012 (Predecessor) and the year ended December 31, 2011 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Business Payment Solutions Acquisition Corporation and its Subsidiaries, as of December 31, 2012 (Successor), September 30, 2012 (Successor), September 30, 2011 (Successor) and December 31, 2011 (Predecessor), and the consolidated results of their operations and their cash flows for the transitional period from October 1, 2012 through December 31, 2012 (Successor), the year ended September 30, 2012 (Successor), for the period from November 12, 2010 (inception) through September 30, 2011 (Successor), for the period from January 1, 2012 through December 28, 2012 (Predecessor) and the year ended December 31, 2011 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

Marcum llp

New York, NY
April 12, 2013

D-56

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION
CONSOLIDATED BALANCE SHEETS

 (In thousands, except share and par value information)

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
ASSETS
Current assets:
Cash and cash equivalents	$1,391	$24	$69	$2,217
Restricted cash	125	-	-	1,138
Accounts receivable, less allowance for doubtful accounts	3,069	-	-	2,091
Prepaid expenses and other current assets	747	-	-	207
Current assets before funds held for client	5,332	24	69	5,653
Funds held for clients	44,213	-	-	-
Total current assets	49,545	24	69	5,653
Property and equipment, net	1,382	-	-	380
Goodwill	30,944	-	-	-
Identifiable intangible assets	25,052	-	-	-
Deferred financing costs	4,393	-	-	-
Other assets	3,783	-	-	108
Cash and cash equivalents held in trust	1,948	68,811	68,931	-
Total assets	$117,047	$68,835	$69,000	$6,141

LIABILITIES
Current liabilities:
Current portion of long-term debt	$7,479	$-	$-	$465
Accounts payable and accrued expense	8,284	258	14	2,498
Deferred revenue	470	-	-	-
Note payable to affiliate	15	335	-	-
Current liabilities before client fund obligations	16,248	593	14	2,963
Client fund obligations	44,213	-	-	-
Total current liabilities	60,461	593	14	2,963
Long-term debt, net of current portion	17,090	-	-	8,145
Derivative liability	2,110	-	-	-
Deferred income taxes	524	-	-	-
Other liabilities	2,326	-	-	101
Total liabilities	82,511	593	14	11,209
Common Stock, pending redemption 320,486 shares at December 31, 2012, 10,494,067 shares at September 30, 2012 and 10,516,291 at September 30, 2011 at redemption value	1,948	63,777	63,906	-

Commitments and Contingencies

Stockholders’ Equity (Deficiency)
Preferred stock, $0.001 par value
Authorized 1,000,000 shares, none issued	-	-	-	-
Common Stock, $0.001 par value
Authorized 100,000,000 shares; 11,519,094, 3,825,626 and 3,825,709 issued and outstanding at December 31, 2012, September 30, 2012 and 2011, respectively (which excludes 320,486 shares pending redemption at December 31, 2012, 10,494,067 shares subject to possible redemption at September 30, 2012 and 10,516,291 shares subject to possible redemption at September 30, 2011)	12	4	4	-
Additional paid-in capital	39,934	5,166	5,166	-
Accumulated deficit	(7,358)	(705)	(90)	-
Member’s deficiency	-	-	-	(5,068)
Total Stockholders’ Equity (Deficiency)	32,588	4,465	5,080	(5,068)
Total Liabilities and Stockholders’ Equity (Deficiency)	$117,047	$68,835	$69,000	$6,141

The accompanying notes are an integral part of these financial statements

D-57

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period Nov 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor

Processing revenues	$-	$-	$-	$18,287	$17,452
Cost of processing revenues	-	-	-	13,140	12,043

Gross profit	-	-	-	5,147	5,409

Selling, general and administrative expenses	4,576	547	60	4,028	2,648
Non-cash transaction expense	2,030	-	-	-	-
Depreciation and amortization	-	-	-	140	97
Related party expense	22	90	37	-	-

Operating (loss) income	(6,628)	(637)	(97)	979	2,664
Other income (expenses)
Interest income	-	22	7	88	43
Interest expense	(14)	-	-	(562)	(389)
Other income (expenses)	(11)	-	-	-	-

(Loss) income before income taxes	(6,653)	(615)	(90)	505	2,318

Income tax expense	-	-	-	108	219

Net (loss) income	$(6,653)	$(615)	$(90)	$397	$2,099

Per share of common stock (basic and diluted):
Net loss per share	$(1.60)	$(0.16)	$(0.03)
Weighted average shares outstanding:
Basic and diluted	4,160,124	3,825,660	3,363,742

The accompanying notes are an integral part of these financial statements.

D-58

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIENCY AND STOCKHOLDERS’ EQUITY
(In thousands, except share information)

	Member’s	Common Stock		Additional	Accumulated	Total Stockholder’s
	Deficiency	Shares	Amount	Paid-In Capital	Deficit	Equity
Predecessor
Deficiency as of January 1, 2011	$(5,517)	$-	$-	$-	$-	$-

Distribution to member	(1,650)	-	-	-	-	-

Net Income	2,099	-	-	-	-	-

Deficiency as of December 31, 2011	(5,068)	-	-	-	-	-

Distribution to member	(357)	-	-	-	-	-

Net Income	397	-	-	-	-	-

Deficiency as of December 28, 2012	$(5,028)	$-	$-	$-	$-	$-

Successor

Common stock issued November 10, 2010 (Inception) for cash (1)		3,000,000	$3	$22	$-	$25

Proceeds from issuance of Warrants for cash		-	-	3,480	-	3,480

Sale of 12 million units, net of underwriter’s discount and other offering costs totaling $2,633		12,000,000	12	69,355	-	69,367

Net proceeds subject to possible redemption (11,171,999 shares at redemption value)		(11,171,999)	(11)	(67,691)	-	(67,702)

Proceeds from issuance of UPO for cash (2)		-	-	-	-	-

Repurchase of 658,000 units in accordance with Company’s Share Repurchase Plan		(658,000)	(1)	(3,796)	-	(3,797)

Reduction of net proceeds subject to possible redemption		655,708	1	3,796	-	3,797

Net Loss					(90)	(90)

Balance at September 30, 2011		3,825,709	4	5,166	(90)	5,080

Repurchase of 22,307 units in accordance with Company’s Share Repurchase Plan		(22,307)	-	(129)	-	(129)

Reduction of net proceeds subject to possible redemption		22,224	-	129	-	129

Net Loss		-	-	-	(615)	(615)

Balance at September 30, 2012		3,825,626	4	5,166	(705)	4,465

Common stock issued for warrant conversion		2,527,359	3	(3)	-	-

Reduction of net proceeds subject to possible redemption		499,442	-	3,036	-	3,036

Contingent stock consideration - JetPay		-	-	840	-	840

Non-cash stock transaction cost		-	-	2,030	-	2,030

Deferred financing costs		-	-	4,370	-	4,370

Common stock issued for acquisitions		4,666,667	5	24,495		24,500

Net Loss		-	-	-	(6,653)	(6,653)

Balance at December 31, 2012		11,519,094	$12	$39,934	$(7,358)	$32,588

(1)	Reflects the cancellation of 450,000 shares of common stock that were forfeited on June 27, 2011 by the initial stockholders upon the underwriter’s election not to exercise their over-allotment option.
(2)	Value is less than $1,000.

The accompanying notes are an integral part of these financial statements.

D-59

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS
(In thousands)

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period November 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor
Operating Activities
Net (loss) income	$(6,653)	$(615)	$(90)	$397	$2,099
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	-	-	-	140	97
Provision for losses on receivables	-	-	-	348	-
Non-cash expense related to Officer/Director grant of personal shares	2,030	-	-	-	-
Change in operating assets and liabilities
Restricted cash	-	-	-	-	-
Accounts receivable	-	-	-	401	139
Prepaid expenses and other assets	223	-	-	(2,549)	(49)
Accrued expense	3,459	244	15	799	679
Net cash (used in) provided by operating activities	(941)	(371)	(75)	(464)	2,965

Investing Activities
Investment in restricted cash and cash equivalents	-	(9)	(72,728)	-	-
Acquisition of businesses, net of cash acquired of $1,026	(22,097)	-	-	-	-
Purchase of property and equipment	-	-	-	(427)	(139)
Loans to related parties	-	-	-	-	(39)
Cash and cash equivalents released from trust	66,863	-	-	-	-
Amounts released from restricted cash and cash equivalents to repurchase shares of common stock	-	129	3,797	-	-
Net cash provided by (used in) investing activities	44,766	120	(68,931)	(427)	(178)

Financing Activities
Payments on long-term debt	(2,331)	-	-	(411)	(554)
Trust funds paid to redeeming stockholders	(58,807)	-	-	-	-
Proceeds from long-term debt	19,000	-	-	-	-
Distributions to member	-	-	-	(357)	(1,650)
Proceeds from sale of common stock to initial shareholders	-	-	25	-	-
Proceeds from note payable to affiliate	91	335	125	417	-
Repayment of note payable to affiliate	(411)	-	(125)	-	-
Proceeds from public offering	-	-	72,000	-	-
Proceeds from issuance of warrants	-	-	3,480	-	-
Repurchase of common stock	-	(129)	(3,797)	-	-
Payment of offering costs	-	-	(2,633)	-	-
Net cash (used in) provided by financing activities	(42,458)	206	69,075	(351)	(2,204)

Net increase (decrease) in cash and cash equivalents	1,367	(45)	69	(1,242)	583
Cash and cash equivalents, beginning	24	69	-	2,217	1,634
Cash and cash equivalents, ending	$1,391	$24	$69	$975	$2,217

Supplement Disclosure of cash flow information:
Cash paid for interest	$-	$-	$-	$523	$389
Cash paid for taxes	$-	$-	$-	$109	$108
Summary of non-cash investing and financing activities:
Debt assumed in business acquisition	$8,331	$-	$-	$-	$-
Conversion features of convertible notes payable	$2,110	$-	$-	$-	$-
Common stock issued for acquisitions	$24,500	$-	$-	$-	$-

D-60

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS (continued)
(In thousands)

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period November 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor

Deferred financing costs	$4,370	$-	$-	$-	$-
Deferred consideration	$1,486	$-	$-	$-	$-
Contingent consideration	$1,540	$-	$-	$-	$-
ADC additional tax adjustment consideration	$70	$-	$-	$-	$-
Note issued in JetPay acquisition	$2,331	$-	$-	$-	$-

Fair value of assets acquired	$110,574	$-	$-	$-	$-
Cash paid	$(23,123)	$-	$-	$-	$-
Fair value of company stock issued	$(24,500)	$-	$-	$-	$-
Fair value of deferred consideration	$(4,582)	$-	$-	$-	$-
Liabilities assumed	$58,369	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

D-61

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 1.   Organization and Business Operations

Universal Business Payment Solutions Acquisition Corporation and its subsidiaries (collectively the “Company” or “UBPS”) currently operate in one business segment, the Payment Processing Segment, which consists of two operating or reporting units: JetPay, LLC (“JetPay”) which is an end-to-end processor of credit and debit card and ACH payment transactions to businesses with a focus on those processing internet transactions and recurring billings and AD Computer Corporation (“ADC”), which is a full-service payroll and related payroll tax payment processor. The Company also operates JetPay Card Services, a division which is focused on providing low-cost money management and payment services to un-banked and underbanked employees of our business customers. The Company entered these businesses upon consummating the acquisitions of JetPay and ADC on December 28, 2012. See Note 2. Business Acquisitions.

The Company was incorporated in Delaware on November 12, 2010 as a blank check company whose objective was to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses (“Business Combinations”).

Pursuant to our Restated Certificate of Incorporation, the Company had until February 9, 2013 to consummate a business combination or it would (i) cease all operations except for the purposes of winding up, (ii) redeem 100% of its public shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account including interest, less taxes, which redemption would have completely extinguished public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders. Until December 28, 2012, the Company’s efforts were limited to organizational activities, our initial public offering (the “Offering”) and the search for a suitable business transaction.

A registration statement relating to the Offering was declared effective by the SEC on May 9, 2011. On May 13, 2011, the Company sold 12,000,000 units in the Offering at a price of $6.00 per unit. Each such unit consisted of one share of our common stock, $.001 par value per share, and one common stock purchase warrant. Each such warrant entitled the holder to purchase one share of common stock at a price of $6.90. The warrants were exercisable on the later of (1) May 9, 2012 and (2) the consummation of a business combination and would have expired on the earlier of (1) five years from the date on which a business combination was completed, (2) the liquidation of the trust account if the Company had not completed a business combination within the required time periods, or (3) upon redemption. We had the ability to redeem the warrants at a price of $0.01 per warrant upon 30 days prior notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $9.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Concurrently with the closing of the Offering, the Company’s initial stockholders purchased 6,240,000 warrants at a price of $0.50 per warrant, for an aggregate purchase price of $3,120,000, in a private placement. In addition, EarlyBirdCapital, Inc., representative of the several underwriters of the Offering (“EarlyBirdCapital”), or its designees purchased 720,000 warrants on the same terms for an aggregate purchase price of $360,000. All of the proceeds we received from the purchase of these warrants were placed in the trust account described below. The warrants issued to the Company’s initial stockholders and EarlyBirdCapital were identical to the warrants offered by the Company in the Offering, except that such warrants were non-redeemable and could have been exercised on a cashless basis so long as such warrants were held by the individuals who acquired them or their affiliates. The Company also sold to EarlyBirdCapital for $100, as additional compensation, an option to purchase up to a total of 600,000 units at a price of $6.60 per unit. The units issuable upon exercise of the unit purchase option (“UPO”) are identical to those offered by the Company in the Offering.

On May 13, 2011, the Company received net proceeds of $69,366,994 from the Offering and $3,480,000 from the private placement of warrants to the initial stockholders of the Company and the underwriters of the Offering. An amount of $72,720,000 (including the $3,480,000 of proceeds from the sale of warrants to the Company’s initial stockholders and the underwriters of the Offering) was being held in a trust account for the benefit of the Company and invested in United States Treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of the Company’s first business combination, (ii) the Company’s failure to consummate a business combination within the prescribed time, and (iii) such time as the Company’s common stock trades at or below $5.75 per share, subject to certain criteria discussed below. In the event that the Company’s common stock traded at or below $5.75 per share, there would be released to the Company from the trust account amounts necessary for the Company to purchase up to an average of $1,900,000 worth of shares each month up to an aggregate amount of 50% of the shares sold in the Offering (or 6,000,000 shares). Such purchases were eligible to commence on July 10, 2011. As of December 31, 2012, a total of 680,307 shares had been repurchased at a cost of $3,925,393.

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On May 10, 2011, the Company’s units commenced trading on the NASDAQ Capital Market under the symbol “UBPSU”. Holders of the Company’s units were able to separately trade the common stock and warrants included in such units commencing on August 8, 2011 and the trading in the units continued under the symbol UPBSU until December 28, 2012. The common stock is quoted on the NASDAQ Capital Market under the symbol “UBPS”.

The Company, after signing a definitive agreement for the acquisition of a target business, was required to provide stockholders who acquired shares in the Offering (“Public Stockholders”) with the opportunity to redeem their shares of common stock for a pro rata interest in the Trust Account. In the event that stockholders owning 93.1% (87.5% as adjusted for repurchases through September 30, 2012) or more of the shares sold in the Offering exercised their redemption rights (the “Redemption Threshold”) described below or are sold to the Company for cancellation, the Business Combination would not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), had waived any redemption rights they had in connection with a Business Combination. Upon consummation of the acquisitions of JetPay and ADC, $8.05 million was released from the Trust Account to the Company and $58.8 million was used to redeem 9,674,139 shares of Common Stock. At December 31, 2012, $1.95 million of cash remained in the trust pending redemption of 320,486 shares which occurred on January 2, 2013.

If the Company had not completed a Business Combination by February 9, 2013, the Company would have been required to liquidate and distribute its remaining assets, including the Trust Account, to the Public Stockholders and its corporate existence would cease except for the purpose of winding up its affairs. See Note 2. Business Acquisitions.

Effective, December 28, 2012, the Company changed its fiscal year end from September 30 to December 31. The consolidated financial statements include the accounts of Universal Business Payment Solutions Acquisition Corporation and its wholly owned subsidiaries JetPay and ADC. All significant inter-company transactions and balances have been eliminated in consolidation. JetPay is considered the predecessor company and accordingly, their results of operations are included within these financial statements included in the Transition Report on Form 10-K. ADC’s results of operations will be included in the Company’s consolidated financial statements post-acquisition.

The Company was considered to be a development stage company and as such, its financial statements were prepared in accordance with the Accounting Standards Codification (“ASC”) Topic 915 ‘‘Development Stage Entities.’’ The Company was subject to all of the risks associated with development stage companies. With the Company’s completion of its Business Combinations on December 28, 2012, the Company exited the development stage.

In order to fund its working capital requirements, the Company expects that the historic cash flow of the acquired companies will provide sufficient liquidity to meet its current operating requirements. The Company believes that the investments made by JetPay and ADC in their technology, infrastructure, and sales staff will generate cash flows sufficient to cover its working capital needs and other ongoing needs for capital. The Company’s cash requirements include funding salespeople, paying interest expense and other operating expenses, including taxes, and investing in our technology infrastructure.

Note 2.   Business Acquisitions

On July 6, 2012, the Company entered into three definitive agreements (the “Acquisition Agreements”) to acquire: (i) JetPay, a Texas limited liability company and certain affiliated entities; (ii) Francis David Corporation (d/b/a/ Electronic Merchant Systems), an Ohio corporation (“EMS”) and certain affiliated entities; and (iii) AD Computer Corporation (“ADC”), a Pennsylvania corporation and certain affiliated entities. The Company’s board of directors approved each of the agreements and the transactions contemplated thereby (collectively, the “Completed Transactions”). On August 10, 2012, the Company entered into amendments with respect to each of the definitive agreements for the Completed Transactions. On December 11, 2012, the Company and EMS mutually agreed to terminate that certain Agreement and Plan of Merger, dated as of July 6, 2012. As a result, the Company is no longer pursing a transaction with EMS. The transactions with JetPay and ADC were consummated on December 28, 2012.

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Assets acquired and liabilities assumed in the Completed Transactions were recorded on the Company’s Consolidated Balance Sheets as of the respective acquisition dates based upon their estimated fair values at such dates. The results of operations of businesses acquired by the Company have been included in the statements of operations since their respective dates of acquisition. We deemed the business combinations to have been completed as of December 31, 2012 in that the results of operations post December 28, 2012 to December 31, 2012 were immaterial. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed were allocated to goodwill.

On December 28, 2012, pursuant to the ADC Agreement, ADC Merger Sub merged with and into ADC, with ADC surviving such mergers. In connection with the closing, the Company paid $16.0 million in cash and issued 1.0 million shares of its Common Stock to the stockholders of ADC valued at $5.25 million at the date of acquisition. Additionally, the Company paid consideration of $324,000 related to working capital and tax adjustments as defined in the ADC Agreement. On the 24 month anniversary of the closing of the transaction, the ADC stockholders are entitled to receive an additional $2.0 million in cash considerations. The $2.0 million of deferred consideration was recorded as a non-current liability as of the date of acquisition at $1.49 million representing the estimated fair value of this future payment utilizing a 16% discount rate. The acquisition of ADC provides a base operation to the Company for providing payroll and related payroll tax processing and payment services to its clients and provides the Company the ability to cross-market its payroll payment services to its JetPay customer base.

The fair value of the identifiable assets acquired and liabilities assumed in ADC acquisition, as of the acquisition date, include: (i) $51,000 cash, (ii) $1.53 million for accounts receivable; (iii) $946,000 for prepaid expenses and other assets; (iv) $735,000 for fixed assets; (v) $44.2 million of funds held for clients offset by the related client fund obligation in the same amount; (vi) the assumption of $1.3 million of liabilities; and (vii) the remainder, or approximately $21.1 million, allocated to goodwill and other intangible assets. Within the $21.1 million of acquired intangible assets, $8.27 million was assigned to goodwill, which is not subject to amortization expense. The amount assigned to goodwill was deemed appropriate based on several factors, including: (i) multiples paid by market participants for businesses in the payroll processing business; (ii) levels of ADC’s current and future projected cash flows; and (iii) the Company’s strategic business plan, which includes cross-marketing the Company’s merchant card services products to ADC’s customers base as well as the Company offering payroll processing services to the Company’s JetPay merchant card customer base. The remaining intangible assets were assigned to customer relationships for $9.95 million, software costs of $2.6 million and tradename for $250,000. The Company determined that the fair value of non-compete agreements were immaterial. Customer relationships, software costs and tradename were assigned a life of fifteen, seven and three years, respectively.

On December 28, 2012, pursuant to the JetPay Agreement, JetPay Merger Sub merged with and into JetPay, with JetPay surviving such mergers. In connection with the closing, the Company paid approximately $6.9 million in cash to WLES (“WLES”), JetPay’s sole member, and issued a $2.3 million unsecured promissory note to WLES. This promissory note was recorded at its fair value of $1.49 million. Additionally, the Company issued 3,666,667 shares of Common Stock to WLES, 3,333,333 of which was deposited in an escrow account to secure the obligations of WLES under the JetPay Agreement. See Note 15. Commitments and Contingencies. The stock consideration was valued at $19.25 million at the date of acquisition. The JetPay Cash Merger Consideration was also subject to certain adjustments relating to the net working capital, cash and indebtedness of the JetPay Entities. In addition to the Closing Date Merger Consideration, WLES is entitled to receive $5,000,000 in cash and 833,333 shares of our common stock upon achievement of certain stock price targets based upon the trading price of the Company’s common stock. This contingent consideration was valued at $1.54 million at the date of acquisition based on utilization of option pricing models and is recorded as a non-current liability for $700,000 and as additional paid-in capital for $840,000 at December 31, 2012. The acquisition of JetPay provides the Company a base operation for providing merchant card processing services and the ability to cross-market to its merchant card processing services to its ADC payroll client base.

The fair value of the identifiable assets acquired and liabilities assumed in the JetPay acquisition as of the acquisition date include: (i) $1.1 million cash and restricted cash, (ii) $1.54 million for accounts receivable; (iii) $3.8 million for prepaid expenses and other assets; (iv) $647,000 for fixed assets and capital leased assets; (v) the assumption of $12.9 million of liabilities; and (vi) the remainder, or approximately $34.9 million, allocated to goodwill and other identifiable intangible assets. Within the $34.9 million of acquired intangible assets, $22.7 million was assigned to goodwill, which is not subject to amortization expense and includes $524,000 of goodwill recorded in connection with a deferred tax liability related to the current non-deductibility of certain intangible assets acquired. The amount assigned to goodwill was deemed appropriate based on several factors, including: (i) multiple paid by market participants for businesses in the merchant card processing business; (ii) levels of JetPay’s current and future projected cash flows; and (iii) the Company’s strategic business plan, which includes cross-marketing the Company’s payroll processing services to JetPay’s customer base as well as offering merchant credit card processing services to the Company’s ADC payroll customer base. The remaining intangible assets were assigned to customer relationships for $8.6 million, software costs of $2.1 million and tradename for $1.5 million. The Company determined that the fair value of non-compete agreements were immaterial. Customer relationships and software costs were assigned a life of ten and eight years, respectively. The tradename was determined to have an indefinite life.

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Unaudited pro forma results of operations date for the years ended December 31, 2012 and 2011 as if the Company and the entities described above had been combined on January 1, 2011 follow. The pro forma results include estimates and assumptions which management believes are reasonable. The pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combinations had been in effect on the dates indicated, or which may result in the future.

	Unaudited Pro Forma Results of Operations
	Year Ended December 31, 2012	Year Ended December 31, 2011
	(in thousands)
Revenues	$31,093	$30,078
Operating income	$624	$3,213
Net Loss	$(2,381)	$(298)
Net Loss per share	$(0.21)	$(0.03)

Note 3.   Summary of Significant Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company’s critical accounting policies are described below.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (“SEC”). The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Such estimates include, but are not limited to, the value of purchase consideration of acquisitions; valuation of accounts receivable, goodwill, intangible assets, and other long-lived assets; legal contingencies, and assumptions used in the calculation of income taxes. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition and Deferred Revenue

The Company recognizes revenue in general when the following criteria have been met: persuasive evidence of an arrangement exists, a customer contract or purchase order exists and the fees are fixed and determinable, no significant obligations remain and collection of the related receivable is reasonably assured. Allowances for chargebacks, discounts and other allowances are estimated and recorded concurrent with the recognition of the sale and are primarily based on historic rates.

Revenues from the Company’s credit and debit card processing operations are recognized in the period services are rendered as we process credit and debit card transactions for our merchant customers or for merchant customers of our Independent Sales Organization clients. The majority of the Company’s revenue within its credit and debit card processing business is comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, or a fee per transaction processed. In the case where the Company is only the processor of transactions, we charge transaction fees only and record these fees as revenues. In the case of merchant contracts or contracts with Independent Sales Organizations (“ISOs”) for whom we process credit and debit card transactions for the ISO’s merchant customers, revenue is primarily comprised of fees charged to the merchant, as well as a percentage of the processed sale transaction. Our contracts in most instances involve three parties, the Company, the merchant, and the sponsoring or processing bank. Under these sales arrangements, our sponsoring bank collects the gross revenue from the merchants, pays the interchange fees and assessments to the credit card associations and pays the Company the a residual payment representing the Company’s fees for the services provided. Accordingly, the Company under these arrangements records the revenue net of interchange and assessments fees charged by the credit card associations. Additionally, our direct merchant customers have the liability for any charges properly reversed by the cardholder. In the event, however, that we are not able to collect such amount from the merchants, due to merchant fraud, insolvency, bankruptcy or any other reason, we may be liable for any such reversed charges. We require cash deposits, guarantees, letters of credit and other types of collateral by certain merchants to minimize any such contingent liability, and we also utilize a number of systems and procedures to manage merchant risk. We have however, historically experienced losses due to merchant defaults.

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Reserve for Chargeback Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, JetPay must bear the credit risk for the full amount of the transaction. JetPay evaluates the risk for such transactions and estimates the potential loss for chargebacks based primarily on historical experience and records a loss reserve accordingly. JetPay believes its reserve for chargeback losses is adequate to cover both the known probable losses and the incurred but not yet reported losses at the balance sheet dates. Chargeback reserves totaling $200,000 are recorded as of December 31, 2012.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are deposited with major financial institutions. At times, such deposits may be in excess of the Federal Deposit Insurance Corporation insurable amount.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Unsettled Merchant Accounts

In certain cases, JetPay withholds funds payable to merchants while it verifies transaction activity. In other cases, JetPay withholds funds payable to merchants in order to provide a reserve fund for potential merchant chargeback losses. In each case, JetPay records an unsettled merchant account liability for the amounts payable to the merchants. JetPay also establishes cash reserves in segregated reserve merchant bank accounts to secure JetPay’s potential liability with their acquiring banks, which are classified as restricted cash on JetPay’s balance sheets.

Accounts Receivable

The Company’s accounts receivable are due from its merchant credit card and its payroll customers. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. Payment terms vary and amounts due from customers are stated in the financial statements net of an allowance for doubtful accounts. Accounts which are outstanding longer than the payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivables when they are deemed uncollectible. Any payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

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Property and Equipment

Property and equipment acquired in the Company’s recent business acquisitions have been recorded at estimated fair value. The Company records all other property and equipment acquired in the normal course of business at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, which are generally as follows: leasehold improvements – shorter of economic life or initial term of the related lease; machinery and equipment – 5 to 20 years; and furniture and fixtures – 5 to 10 years. Significant additions or improvements extending assets’ useful lives are capitalized; normal maintenance and repair costs are expensed as incurred.

Advertising

The Company’s advertising costs, which consist largely of advertisements and trade show attendance within its JetPay payment processing operations, are expensed as the costs are incurred or at the first time the advertisement appears. Advertising expense was approximately $113,900 and $56,000 for the period January 1, 2012 to December 28, 2012 and the year ended December 31, 2011, respectively, for the predecessor company.

Impairment of Long–Lived Assets

The Company periodically reviews the carrying value of its long-lived assets held and used, and assets to be disposed of, when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company determines whether impairment has occurred for the group of assets for which it can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, it measures any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

Goodwill

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets we have acquired in the Company’s business combinations. We perform a goodwill impairment test on at least an annual basis. Application of the goodwill impairment test requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. The Company will conduct its annual goodwill impairment test as of December 31 of each year or more frequently if indicators of impairment exist. We periodically analyze whether any such indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include a sustained significant decline in our stock price and market capitalization, a significant adverse change in legal factors or in the business climate, unanticipated competition and/or slower expected growth rates, adverse actions or assessments by a regulator, among others. The Company compares the fair value of its reporting unit to its respective carrying value, including related goodwill. Future changes in the industry could impact the results of future annual impairment tests. There can be no assurance that future tests of goodwill impairment will not result in impairment charges.

Identifiable Intangible Assets

Identifiable intangible assets consist primarily of customer relationships, software costs, and tradenames. Certain of our tradenames are considered to have indefinite lives, and as such, are not subject to amortization. These assets are tested for impairment using discounted cash flow methodology annually and whenever there is an impairment indicator. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Several impairment indicators are beyond our control, and determining whether or not they will occur cannot be predicted with any certainty. Customer relationships, tradenames, and software costs are amortized on a straight-line or accelerated basis over their respective assigned estimated useful lives.

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Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. 320,486, 10,494,067 and 10,516,291 shares of common stock, pending redemption at December 31, 2012, and subject to possible redemption at September 30, 2012 and 2011, respectively, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the earnings on the Trust Account. Loss per share assuming dilution would give effective to dilutive options, warrants and other potential common shares outstanding during the period. The Company has not considered the effect of warrants to purchase 18,960,000 shares of common stock or the effect of the unit purchase option in the calculation of diluted loss per share at September 30, 2012 and 2011, since the exercise of the warrants and the unit purchase would be anti-dilutive. Additionally, the potential dilutive effect of the conversion option related to the Notes of 1,941,748 shares and potential issuable shares related to the conversion option within the Ten Lords, Ltd. note of 1,000,000 shares, a total of 2,941,748 shares, have been excluded from the above earnings per share calculations as they would also be anti-dilutive.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company reviews the terms of the convertible debt it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

Fair value measurements

The Company accounts for fair value measurements in accordance with ASC Topic No. 820, Fair Value Measurements and Disclosures, (“Topic No. 820”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC Topic 820, assets and liabilities are classified in their entirety based on the level of input that is significant to the fair value measurement.

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	Fair Value at December 31, 2012
	Total	Level 1	Level 2	Level 3
		(in thousands)
Liabilities:
Derivative liabilities	$2,110	$-	$-	$2,110
Contingent consideration	$1,540	$-	$-	$1,540
Totals	$3,650	$-	$-	$3,650

In connection with the debt proceeds received under the Notes, the Company recorded a derivative liability of $2.11 million on its consolidated balance related to the conversion feature embedded in the Notes. The fair value of the derivative liability is classified within Level 3 of the fair value hierarchy because it is valued using pricing models that incorporate management assumptions that cannot be corroborated with observable market data. The fair value at December 31, 2012 was determined using a binomial option pricing valuation model with the following assumptions: risk free interest rate: 0.27%; dividend yield: 0%; expected life of the option to convert of 2 years; and volatility: 28.5%.

In addition to the JetPay Closing Date Merger Consideration, WLES is entitled to receive $5,000,000 in cash and 833,333 shares of our common stock upon achievement of certain stock price targets based upon the trading price of the Company’s common stock. This contingent consideration was valued at $1.54 million at the date of acquisition based on utilization of option pricing models and is recorded as a non-current liability for $700,000 and as additional paid-in capital for $840,000 at December 31, 2012. The fair value at December 31, 2012 of the cash based contingent consideration was determined using a binomial option pricing model and the stock based component was determined using the Black-Scholes option pricing model. The following assumptions were utilized in these calculations: risk free interest rate: 0.72%; dividend yield: 0%; term of contingency of 5 years; and volatility: 36.0%.

The fair value of the Company’s common stock was derived from the per share price of recent sales of the Company’s common stock at the acquisition date. Management determined that the results of its valuation are reasonable. The expected life represents the remaining contractual term of the derivative. The volatility rate was developed based on analysis of the historical volatility rates of similarly situated companies (using a number of observations that was at least equal to or exceeded the number of observations in the life of the derivative financial instrument at issue). The risk free interest rates were obtained from publicly available US Treasury yield curve rates. The dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the financial instrument. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, which reports to the Chief Financial Officer, determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department with support from the Company’s outside consultants and which are approved by the Chief Financial Officer. Level 3 financial liabilities consists of a derivative liability and contingent consideration related to the JetPay acquisition for which there are no current markets such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy will be analyzed each period based on changes in estimates or assumptions and recorded as appropriate. Level 3 fair value items disclosed above arose on December 28, 2012 with the consummation of the Completed Transactions. Accordingly, the changes in the estimated fair value of these items would be immaterial through December 31, 2012

The Company uses either a binomial option pricing model or the Black-Scholes option valuation model to value Level 3 financial liabilities at inception and on subsequent valuation dates. These models incorporate transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as, volatility.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of derivative liabilities are recorded in change in fair value of derivative liabilities within other expense (income) on the Company’s statements of operations.

As of December 31, 2012, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

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In accordance with the provisions of ASC 815, “Derivatives and Hedging Activities,” (“ASC 815”), the Company presented its derivative liability at fair value on its balance sheet, with the corresponding change in fair value recorded in the Company’s statement of operations for the applicable reporting periods.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, the common stock pending redemption of $1,948,000, $63,777,000 and $63,906,000 at December 31, 2012, September 30, 2012 and September 30, 2011, respectively, are presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheet.

Income taxes

The Company accounts for income taxes under ASC 740 Income Taxes (‘‘ASC 740’’). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryovers. Deferred income tax expense (benefit) represents the change during the period in the deferred income tax assets and deferred income tax liabilities. In establishing the provision for income taxes and determining deferred income tax assets and liabilities, the Company makes judgments and interpretations based on enacted laws, published tax guidance and estimates of future earnings. ASC 740 additionally requires a valuation allowance to be established when, based on available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained upon examination and does not anticipate any adjustments that would result in material changes to its financial position.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively. There were no amounts accrued for penalties or interest as of or during the period from November 12, 2010 (inception) through December 31, 2012. Management does not expect any significant changes in its unrecognized tax benefits in the next year.

Recent Accounting Pronouncements

The Company adopted amendments to disclosure requirements for presentation of comprehensive income. This guidance requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

In September 2011, the Financial Accounting Standards Board issued ASU No. 2011-08, Goodwill and Other (Topic 350): Testing Goodwill for Impairment, (“ASU 2011-08”). This new accounting standard simplifies goodwill impairment tests and states that a qualitative assessment may be performed to determine whether further impairment testing is necessary. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of ASU 2011-08 did not have a material impact on the Company’s consolidated financial statements.

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Subsequent Events

Management evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, Management did not identify any recognized or non-recognized subsequent events, other than those discussed in Note 18–Subsequent Events, that would have required adjustment or disclosure in the financial statements. See Note 18–Subsequent Events below.

Note 4.   Cash and Cash Equivalents Held in Trust Account

Subsequent to the Offering, the net proceeds of the Offering totaling $72,720,000 were deposited into an interest-bearing trust account and invested only in United States “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) having a maturity of 180 days or less until the earlier of either (i) the consummation of a Business Combination or (ii) liquidation of the Company.

Cash and cash equivalents in the Trust Account at December 31, 2012 consisted of $1.95 million in a “held as cash” account and were disbursed to redeeming stockholder on January 2, 2013. Cash and cash equivalents in the Trust Account were $68.8 million and $68.9 million at September 30, 2012 and September 30, 2011, respectively.

Note 5.   Allowance for Doubtful Accounts

The changes in the allowance for doubtful accounts are summarized as follows (in thousands):

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period Nov 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor
Balance at beginning of period	$-	$-	$-	$-	$-
Additions (charged to expense)	-	-	-	348	-
Deductions	-	-	-	(245)	-
Balance at end of period	$-	$-	$-	$103	$-

Note 6.   Property and Equipment, net of Accumulated Depreciation

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
	(in thousands)
Leasehold improvements	$275	$-	$-	$59
Equipment	442	-	-	997
Furniture and Fixtures	176	-	-	42
Computer Software	334	-	-	568
Vehicles	155	-	-	-
Total property and equipment	1,382	-	-	1,666
Less: Accumulated depreciation	-	-	-	(1,286)
Property and equipment, net	$1,382	$-	$-	$380

There was no depreciation expense for the successor company. Depreciation expense was $140,000 and $97,000 for the period January 1, 2012 to December 28, 2012 and for the year ended December 31, 2011, respectively, for the predecessor company.

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Note 7.  Goodwill

The changes in the carrying amount of goodwill for the three months ended December 31, 2012, are as follows (in thousands):

Balance at September 30, 2012	$-
Acquisition of JetPay	22,679
Acquisition of ADC	8,265
Balance at December 31, 2012	$30,944

Note 8.   Identifiable Intangible Assets

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
	(in thousands)
Amortized intangible assets:
Software	$4,650	$-	$-	$-
Customer relationships	18,612	-	-	-
Tradename	250	-	-	-
Total amortized intangible assets	23,512	-	-	-
Less: Accumulated amortization	-	-	-	-
Total amortized intangibles, net	23,512	-	-	-
Non-Amortized intangible assets:
Tradenames	1,540	-	-	-
Total identifiable intangible assets	$25,052	$-	$-	$-

The following sets forth the estimated amortization expense on intangible assets for the fiscal years ending December 31, (in thousands):

2013	$2,241
2014	$2,241
2015	$2,241
2016	$2,157
2017	$2,157
Thereafter	$14,015

The weighted average useful life of amortizing intangible assets was 10.8 years at December 31, 2012.

Note 9.   Deferred Financing Costs

At December 28, 2012 in connection with securing certain debt financing to consummate the completed transactions, the Company incurred a total of $4,393,000 in financing costs that have been capitalized and will be amortized over the life of the related debt instruments using the effective interest method beginning in 2013. Of the total deferred financing costs, $4,370,000 relates to certain of our founding stockholders agreeing to transfer 832,698 shares of Common Stock that they personally acquired prior to the Initial Public Offering (the “Offering”) to certain of the Note Investors with respect to the Notes. In accordance with SEC Staff Accounting Bulletin (SAB) 79 amended by SAB 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder," the Company recorded a $4,370,000 stock-based deferred financing cost with a credit to additional paid-in capital at December 28, 2012 for the fair value of the 832,698 shares transferred under this arrangement ($5.25 per share on December 28, 2012). Additionally, in connection with the $9 million term loan payable to Metro Bank, the Company incurred and recorded $23,000 of deferred financing costs.

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Note 10.   Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
Trade accounts payable	$2,852	$258	$14	$911
Accrued compensation	956	-	-	307
Contingency accrual	2,136	-	-	-
Related party payables	285	-	-	-
Accrued agent commissions	-	-	-	351
ACH clearing liability	-	-	-	358
Other	2,055	-	-	571
	$8,284	$258	$14	$2,498

Note 11.   Notes Payable to Stockholders

From December 2010 through December 2012, the Company issued a series of principal amount unsecured promissory notes to UBPS Services, LLC, an entity controlled by Mr. Shah, CEO and Chairman of the Company, totaling $425,880. These notes were non-interest bearing and, except for $15,000, were paid upon consummation of the Completed Transactions.

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Note 12.   Long-Term Debt and Notes Payable

Long-term debt and notes payable consist of the following:

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
	(in thousands)
Secured convertible notes payable to various note holders, interest rate of 12.0% payable quarterly, notes maturing December 31, 2014, collateralized by a first lien security interest in JetPay. Note amount excludes unamortized discount for conversion option and derivative liability of $2.11 million at December 31, 2012.	$7,890	$-	$-	$-

Promissory note payable to Ten Lords, Ltd., interest rate of 6.25% through December 28, 2012 (predecessor), 9.5% from December 29, 2012 through June 26, 2013 and 13.5% from June 26 to December 28, 2013 payable in monthly payments of principal and interest of $63,809 with a final principal payment of $5.85 million due on December 28, 2013. Note amount includes a fair value premium of $180,000 at December 31, 2012.	6,180	-	-	8,482

Term loan payable to Metro Bank, interest rate of 4.0% payable in monthly principal payments of $107,143 plus interest, maturing December 28, 2019, collateralized by the assets of AD Computer Corporation and Payroll Tax Filing Services, Inc.	9,000	-	-	-

Unsecured promissory note payable to WLES interest rate of 5.0% payable quarterly, note principal due on December 31, 2017. Note amount excludes unamortized fair value discount of $845,900 at December 31, 2012.	1,486	-	-	-

Various other debt instruments related to equipment at JetPay.	13	-	-	128

	24,569	-	-	8,610
Less current portion	(7,479)	-	-	(465)
	$17,090	$-	$-	$8,145

In order to finance a portion of the proceeds payable in the Completed Transactions on December 28, 2012 as described above, the Company entered into a Secured Convertible Note Agreement (the “Convertible Note Agreement”) with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. (collectively, the “Note Investors”) pursuant to which, the Company issued $10 million in promissory notes secured by 50% of the Company’s ownership interest in JetPay. In connection with the Note Agreement, the Company entered into separate Secured Convertible Promissory Notes with each of the Note Investors (the “Notes”). Amounts outstanding under the Notes will accrue interest at a rate of 12% per annum. The Notes mature on December 31, 2014. The Notes are not prepayable. Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into shares of Common Stock at a conversion price of $5.15 per share, subject to certain adjustments. In connection with the Note Agreement, the Company entered into Registration Rights Agreements on December 28, 2012 with each of the Note Investors, pursuant to which the Company agreed to provide registration rights with respect to the common shares issuable upon conversion whereby the Note Investors would be entitled up to three “demand” registration requests and unlimited “piggyback” registration requests. To the extent a registration for the shares has not been declared effective by June 30, 2013, the conversion price will be reduced by $0.15 per share with additional reductions of $0.05 per share for every 30 day delay thereafter until a registration has been declared effective. In accordance with ASC 813, “Derivatives and Hedging,” the Company determined that this conversion feature of the Convertible Note Agreement meets the criteria of an embedded derivative, and therefore the conversion feature of the Notes needs to be bifurcated and accounted for as a derivative. The conversion option will be marked-to-market each reporting period, with future changes in fair value reported in earnings. The fair value of the embedded conversion was estimated at $2.11 million at the date of issuance of the debenture, December 28, 2012. The fair value at December 31, 2012 was determined using a binomial option pricing valuation model with the following assumptions: risk free interest rate: 0.27%; expected life of the option to convert of 2 years; and volatility: 28.5%. The $2.11 million conversion option at December 31, 2012 was reclassified as a liability and as a discount to the Notes. The discount will be accreted as a non-cash charge to interest expense over a 24 month period with an offsetting credit to the Note balance.

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In connection with the Notes, certain stockholders of the Company agreed to transfer 832,698 shares of Common Stock that they acquired prior to Public Offering to certain of the Note Investors. Such shares were previously held in an escrow account established at the time of the Public Offering pursuant to Stock Escrow Agreements, each dated as of May 13, 2011, among each such stockholder, the Company and Continental Stock Transfer & Trust Company. Following the proposed transfers, such shares will no longer be held in escrow. As part of such share issuance, the Company entered into Registration Rights Agreements, dated as of December 28, 2012, with such investors which entitle such investors to up to three “demand” registration requests and unlimited “piggyback” registration requests. As partial consideration for Mr. Lubert to enter into the Note Agreement, the Company agreed, pursuant to the Stock Escrow Termination Agreement, dated as of December 28, 2012, to terminate the Stock Escrow Agreement, dated as of May 13, 2011, among Mr. Lubert, the Company and Continental Stock Transfer & Trust Company, with respect to 826,000 common shares.

In order to finance the Completed Transactions, on December 28, 2012, the Company also entered into an Amendment, Guarantee and Waiver Agreement (the “Assumption Agreement”) with JetPay and Ten Lords Ltd. Pursuant to the Assumption Agreement, the Company agreed to guarantee JetPay’s obligations with respect to an existing loan agreement between JetPay, Ten Lords, Ltd. and Providence Interactive Capital, LLC (collectively, the “Payees”). JetPay also agreed to compensate the Payees for any negative tax consequences as a result of the existing note remaining outstanding after December 31, 2012. Amounts outstanding under the loan will be convertible at the holders’ option into shares of Common Stock at a conversion price of $6.00 per share, unless JetPay is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share, or (ii) the average trading price of shares of Common Stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter. In exchange, Ten Lords Ltd agreed to consent to the transactions contemplated by the JetPay Agreement. JetPay was obligated to pay any amounts still outstanding on the existing loan in excess of $6 million upon closing of the transactions contemplated by the JetPay Agreement. All amounts outstanding under the loan agreement must be repaid within one year. In accordance with ASC 813, “Derivatives and Hedging,” the Company determined that the conversion feature of the Assumption Agreement did not meet the criteria of an embedded derivative; however a fair value was assigned to the conversion feature of the loan. The fair value of the conversion feature was estimated at $320,000 at the date of assumption of the loan using the Black-Scholes valuation model with the following assumptions: risk free interest rate: 0.15%; expected life of the option to convert of 1 year; and volatility: 28%. Additionally, a fair value discount to the assumed note was calculated at $140,000 using a discount rate of 15.0%. The conversion option and fair value discount are being accreted as a credit to interest expense over a 12 month period with an offsetting debit to the loan balance.

On December 28, 2012, ADC and Payroll Tax Filing Services, Inc. (“PTFS”, together with ADC, the “Borrowers”), as borrowers, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Metro Bank as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the notes will accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments. The loans are guaranteed by the Company and are secured by all assets of ADC and PTFS, as well as a pledge by the Company of its ownership of ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to financial covenants related to their debt coverage ratio and total leverage ratio during the term of the loan. The loans may be prepaid at the option of the Borrowers without any premium or penalty and are subject to mandatory prepayments upon certain asset sales, casualty events, the incurrence of indebtedness and issuance of capital stock. In order to use the proceeds of the Loan and Security Agreement to fund a portion of the proceeds due pursuant to the ADC Agreement, on December 28, 2012, the Company executed a promissory note (the “Intercompany Note”) in favor of ADC in the amount of $9.0 million. All principal and interest is due on December 28, 2020.

The Metro Bank term loan agreement requires the Company to provide Metro Bank with annual financial statements within 120 days of the Company’s year end and quarterly financial statement within 60 days after the end of each quarter. As noted above, the Metro agreement also contains certain financial covenants which the Company was in compliance with as of December 31, 2012.

D-75

In connection with the closing of the transactions contemplated by the JetPay Agreement, the Company entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, the Company agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, the Company and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369. The note was determined to have a fair value of $1,485,468 at the time of issuance using a 16.5% discount rate. The fair value discount of $845,900 is being accredited as a non-cash charge to interest expense over a 60 month period with an off-setting credit to the loan balance.

Maturities of long-term debt are as follows: 2013 – $7.3 million; 2014 – $11.3 million; 2015 – $1.3 million; 2016 – $1.3 million; 2017 – $3.6 million and $2.5 million thereafter.

Note 13.    Shareholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2012, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share.

In connection with the organization of the Company, on December 6, 2010, a total of 3,450,000 shares of the Company’s shares of common stock were sold to the Initial Stockholders at a price of $0.00725 per share for an aggregate of $25,000.

On May 13, 2011 the Company sold 12,000,000 units (“Units”) at a price of $6.00 per unit in the Offering. Each unit consists of one share of the Company’s common stock, par value $0.001, and one warrant (“Warrants”). Each Warrant entitled the holder to purchase one share of the Company’s common stock at a price of $6.90 commencing on the later of the Company’s completion of a Business Combination and May 9, 2012 and was to expire on the earlier of (i) five years from the completion of a Business Combination, (ii) the liquidation of the Trust Account if the Company has not completed a business combination within the required time period or (iii) earlier redemption of the Warrant. All of the Warrants were exchanged on December 28, 2012 such that each warrantholder received .1333 shares of the common stock of the Company for each Warrant. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company was only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company was not obligated to deliver securities, and there were no contractual penalties for failure to deliver securities, if a registration statement was not effective at the time of exercise. Additionally, in the event that a registration statement was not effective at the time of exercise, the holder of such Warrant was not entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) was the Company required to net cash settle the Warrant exercise.

The Company paid the underwriters of the Offering an underwriting discount of 3.0% of the gross proceeds of the Offering ($2,160,000). The Company also issued a unit purchase option, for $100 to EarlyBirdCapital, Inc. (“EBC”) or its designees to purchase 600,000 units at an exercise price of $6.60 per unit. The units issuable upon exercise of this option are identical to the units sold in the Offering, with the exception of containing a provision for cashless exercise by EBC. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,053,551 (or $1.76 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to EBC was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35.0%, (2) risk-free interest rate of 2.07% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

D-76

Simultaneously with the Offering, certain of the Initial Stockholders and the underwriters of the Offering purchased 6,960,000 Insider Warrants at $0.50 per warrant (for an aggregate purchase price of $3,480,000) from the Company. All of the proceeds received from these purchases were placed in the Trust Account. The Insider Warrants were identical to the warrants underlying the Units sold in the Offering except that: (i) the Insider Warrants were purchased pursuant to an exemption from the registration requirements of the Securities Act, (ii) the Insider Warrants were non-redeemable and (iii) the Insider Warrants were exercisable on a ‘‘cashless’’ basis, in each case, if held by the initial holders or permitted assigns. All of the Warrants were exchanged on December 28, 2012 such that each Warrantholder received .1333 shares of common stock of the Company for each Warrant.

The Initial Stockholders are entitled to registration rights with respect to their founding shares. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying shares of common stock) were entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. Pursuant to the terms of the unit purchase option, the holders of the unit purchase option will be entitled to registration rights with respect to the securities. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying shares of common stock) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

We granted the underwriters of the Offering a 45 day option to purchase up to an additional 1,800,000 units to cover over-allotments, if any. The underwriters elected not to exercise the over-allotment option and the over-allotment option expired on June 27, 2011. Upon the expiration of the over-allotment option, 450,000 share of our common stock were forfeited by our initial stockholders and such shares were subsequently cancelled.

On August 10, 2011, the Company repurchased 329,000 shares of its common stock under the Share Repurchase Plan, and on September 1, 6, and 12, 2011, the Company repurchased an additional 329,000 shares in aggregate. On October 27, 2011 the Company repurchased an additional 2,328 shares, and the Company repurchased an additional 19,979 shares on March 14, 2012. All such shares were purchased at the price of $5.75 per share in accordance with the Share Repurchase Plan. A total of $3,925,393 was withdrawn from the Company’s trust account to complete such repurchases. The repurchased shares were subsequently cancelled.

On December 28, 2012, certain of our initial stockholders personally granted options to purchase up to 386,811 shares of our common stock that they own at an option price of $.005 per share to affiliates of Wellington Capital Management Company, LLP. Such options were issued pursuant to an Option Issuance Agreement with the Company and Wolf Creek Investors (Bermuda) L.P. and an Option Issuance Agreement with the Company and Wolf Creek Partners, L.P, each dated as of December 17, 2012 as an accommodation to the investors so that the Company could retain the necessary funding for the Completed Transactions. In accordance with SEC Staff Accounting Bulletin (SAB) 79 amended by SAB 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder," the Company recorded a $2,030,000 stock based compensation charge as a transaction cost in the accompanying consolidated statement of operations for the three months ended December 31, 2012. The transaction expense is recorded at the fair value of the options to purchase 386,811 shares of our common stock granted under these arrangements ($5.25 per share on December 28, 2012).

In connection with the consummation of our initial business combination and the Warrant Termination Agreement dated as of December 28, 2012 with Continental Stock Transfer & Trust Company, we converted all of our issued and outstanding warrants into shares of our common stock. As a result of such conversion, 18,960,000 warrants were converted into 2,527,359 shares of our common stock on December 28, 2012.

As partial consideration to the selling stockholders of JetPay and ADC, in connection with the consummation of our initial business combination, we issued 4,666,667 shares of our common stock in a private placement on December 28, 2012.

Also in connection with our initial business combination, we issued Secured Convertible Promissory Notes pursuant to a Secured Convertible Note Agreement, dated as of December 28, 2012 with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. Pursuant to the Secured Convertible Promissory Notes, such investors can convert amounts outstanding under the notes into an aggregate of 1,941,748 shares, subject to certain adjustments. In addition, on December 28, 2012, we assumed a $6,000,000 convertible note in favor of Ten Lords Ltd., the terms of which allow the holder to convert the amounts outstanding under the note into an aggregate of 1,000,000 shares of our common stock based upon a conversion price of $6.00 per share.

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Note 14.    Income Taxes

The components of income tax expense (benefit) consists of the following (in thousands):

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period Nov 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor
Current:
Federal	$-	$-	$-	$-	$-
State	-	-	-	108	219

Deferred:
Federal	(2,146)	(181)	(31)	-	-
State	(92)	(32)	(5)
Change in valuation allowance	2,238	213	36	-	-
Total income tax (benefit) expense	$-	$-	$-	$108	$219

The Company has expensed or accrued in the three months ended December 31, 2012 certain costs for book purposes that currently are not deductible for tax purposes totaling $1.54 million. Until these costs become fixed and determinable, and, thereby, deductible for tax purposes, the state tax impact will be minimal based on the current state tax filing requirements and related apportionment rates.

No provision for federal income taxes has been made for Predecessor since these taxes are the responsibility of the individual members of the Predecessor. However, Predecessor is subject to and pays the Texas Margin Tax which is considered to be an income tax in accordance with the provisions of the Income Taxes Topic in FASB, ASC and the associated interpretations. There are no significant temporary differences associated with the Texas Margin Tax, and therefore, Predecessor has not recognized deferred taxes in the period January 1, 2012 to December 28, 2012 or the year ended December 31, 2011.

A reconciliation of income tax benefit computed at the U.S. federal statutory tax rate to the Company’s effective tax rate is summarized as follows (in thousands):

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended September 30, 2012	For the Period Nov 12, 2010 (Inception) through September 30, 2011	January 1, 2012 to December 28, 2012	Year Ended December 31, 2011
	Successor	Successor	Successor	Predecessor	Predecessor
Tax at U.S. Federal statutory rate	$(2,262)	$(209)	$(31)	$148	$714
Federal non-taxable entity	-	-	-	(148)	(714)
State taxes, net of federal benefit	(92)	(37)	(5)	108	219
Nondeductible costs and other acquisition accounting adjustments	116	33	-	-	-
Valuation allowance for deferred tax assets	2,238	213	36	-	-
Total income tax (benefit) expense	$-	$-	$-	$108	$219

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31, 2012	September 30, 2012	September 30, 2011	December 31, 2011
	Successor	Successor	Successor	Predecessor
Deferred tax assets:
Intangibles	$1,932	$-	$-	$-
Debt	10	-	-	-
Net operating and capital loss carryforwards	800	249	36	-
Prepaids	218	-	-	-
Total deferred tax assets	2,960	249	36	-
Valuation allowance for deferred tax assets	(2,487)	(249)	(36)	-
Deferred tax assets after valuation allowance	473	-	-	-
Deferred tax liabilities:
Property, equipment	(57)	-	-	-
Intangibles	(524)	-	-	-
Accounts Receivable	(416)	-	-	-
Net deferred tax liabilities	$(524)	$-	$-	$-

As of December 31, 2012, September 30, 2012, and September 30, 2011, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of approximately $1.97 million, $623,000, and $90,000 available to offset future taxable income, respectively. These NOLs, if not utilized, expire at various times through 2032. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control. Management will be performing a preliminary evaluation as to whether a change in control has taken place.

In assessing the realization of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets, and has, therefore, increased its valuation allowance against deferred tax assets by $2.24 million in the three months ended December 31, 2012, $213,000 in the year ended September 30, 2012 and $36,000 in the period November 12, 2010 through September 30, 2011, with a total valuation allowance of $2.49 million at December 31, 2012, representing the amount of its deferred income tax assets in excess of the Company’s deferred income tax liabilities. The deferred tax liability related to goodwill that is amortizable for tax purpose (“Intangibles”) will not reverse until such time, if any, that the goodwill, which is considered to be an asset with an indefinite life for financial reporting purposes, becomes impaired or sold. Due to the uncertain timing of this reversal, the temporary difference cannot be considered as future taxable income for purposes of determining a valuation allowance. Therefore, the deferred tax liability related to tax deductible goodwill Intangibles cannot be considered when determining the ultimate realization of deferred tax assets.

Note 15.   Commitments and Contingencies

On January 16, 2013, the Company received notice that EarlyBirdCapital had commenced arbitration proceedings (the “Claim”) against the Company with the International Centre for Dispute Resolution. The Claim alleges that the Company breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2,070,000 and reimbursing EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions, which was consummated on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2,135,782 plus interest and attorney’s fees and expenses. Although the Company intends to vigorously defend the Claim, the Company accrued a liability of $2.14 million at December 31, 2012.

D-79

On or about March 13, 2012 a merchant of JetPay, Direct Air, abruptly ceased operations. As a result, Merrick Bank, JetPay’s sponsor with respect to this particular merchant has incurred chargebacks of approximately $25 million. It is possible that other chargebacks will be forthcoming as a result of the cessation of business by Direct Air. Under an agreement between Merrick Bank and JetPay, JetPay may be obligated to indemnify Merrick for any realized losses from such chargebacks. JetPay has recorded a loss for all chargebacks in excess of the $25 million, a $250,000 deductible on a related insurance policy and legal fees charged to JetPay by Merrick Bank all totaling $1,947,000 in 2012. JetPay has received correspondence from Merrick of its intention to seek recovery for all unrecovered chargebacks, but JetPay is currently not a party to any litigation regarding this matter. The loss is insured through a Chartis Insurance Policy for chargeback loss that names Merrick Bank as the primary insured. The policy has a limit of $25 million. The deductible for the policy is $250,000. This issue has caused JetPay to maintain additional funds on reserve with Merrick Bank pending resolution of the issue. Merrick and JetPay have entered into a Forbearance Agreement pertaining to the Direct Air chargeback issue. The Direct Air situation has also caused other unexpected expenses such as higher professional fees and fees for chargeback processing. Currently all chargebacks up to $25 million are being absorbed by Merrick Bank and therefore are not on the JetPay balance sheet; however, JetPay may be liable to Merrick Bank under the terms of the agreement between the parties for these chargebacks. Also pursuant to the terms of such agreement, Merrick Bank has forced JetPay to maintain increased cash reserves in order to provide additional security for its obligations arising from the Direct Air situation. In February 2013 and March 2013, Merrick released $500,000 and $300,000, respectively, from these reserves and continues to hold approximately $3.9 million of total reserves as of March 31, 2013.

As partial protection against any potential losses, the Company required that, upon closing of the Completed Transactions, 3,333,333 shares of our common stock that was to be paid to WLES as part of the JetPay purchase price were placed into an escrow account with JPMorgan Chase as the trustee. The Escrow Agreement for the trust names Merrick Bank, UBPS, and WLES as parties, If JetPay suffers any liability to Merrick Bank as a result of the Direct Air matter, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for the JetPay liability.

JetPay's largest customer represents 10.2% of JetPay's total revenues of $18.3 million for the period January 1, 2012 to December 28, 2012. Loss of this customer could have a material adverse effect on the results of operations of JetPay. There were no customers representing 10% of JetPay’s total revenues in 2011.

The Company is a party to various other legal proceedings related to its ordinary business activities. In the opinion of the Company’s management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

Leases

The Company is obligated under various operating leases, primarily for office space and certain equipment related to its operations. Certain of these leases contain purchase options, renewal provisions, and contingent rentals for its proportionate share of taxes, utilities, insurance, and annual cost of living increases.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2012 are as follows (in thousands):

2013	$771
2014	$662
2015	$652
2016	$260
Total minimum operating lease payments	$2,345

Rent expense under these operating leases was $196,700 and $194,400 for the period January 1, 2012 to December 28, 2012 and for the year ended December 31, 2011, respectively, for the predecessor company. The future minimum lease payments above include a related party lease with respect to the ADC operations with the previous shareholders of ADC. This lease provides for current monthly lease payments of $40,150.

Additionally, at December 31, 2012, a letter of credit was outstanding for $100,000 as collateral with respect to a front-end processing relationship with a credit card company.

D-80

Note 16.    Related Party Transactions

From December 2010 through December 2012, the Company issued a series of principal amount unsecured promissory notes to UBPS Services, LLC, an entity controlled by Mr. Shah, the CEO and Chairman of the Company, totaling $425,880. These notes were non-interest bearing and, except for $15,000, were paid upon consummation of the Completed Transactions.

Prior to closing the Completed Transactions, the Company maintained its principal executive offices at Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor, Pennsylvania 19087. The Company agreed to pay to UBPS Services, LLC, as entity controlled by our CEO, Bipin Shah, a total of $7,500 per month for this previous office space, administrative services and secretarial support for a period commencing on the date of the initial prospectus and ending on the earlier of its consummation of a business combination or the liquidation of the trust account. This arrangement was agreed to by UBPS Services, LLC for the Company’s benefit and is not intended to provide UBPS Services, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by UBPS Services, LLC will approximate the monthly reimbursement. The Company believes that such fees are at least as favorable as it could have obtained from an unaffiliated person. Upon consummation of the Completed Transactions, the Company ceased paying these monthly fees. Total fees paid were $22,500, $90,000 and $37,500 for the three months ended on December 31, 2012, the fiscal year ended September 30, 2012, and the period November 12, 2010 through September 30, 2011, respectively.

JetPay retains a small backup center in Sunnyvale, Texas consisting of 1,600 square feet, rented for approximately $3,000 per month from JT Holdings, an entity controlled by Trent Voigt, the President of JetPay. The terms of the lease are commercial. Rent expense was $36,100 for both the period January 1, 2012 to December 28, 2012 and the year ended December 31, 2011, for the Predecessor.

The Company paid an aggregate of $305,000 to Brooks FI Solutions, LLC (“Brooks”), an entity in which Peter Davidson, its Chief Market Officer and Corporate Secretary holds membership interests, in the fiscal year ended December 31, 2012. Such payment was for services rendered to the Company by various consultants provided by Brooks. By virtue of his membership interest in Brooks, Mr. Davidson was entitled to approximately 25% of the amounts retained by Brooks after payment to its consultants, or approximately $16,000.

At the closing of the business acquisition of ADC, funds were paid to the ADC stockholders as a result of a preliminary working capital calculation. Prepaid expenses at December 31, 2012 included a receivable from the stockholders of ADC of $450,776 for an overpayment related to this preliminary calculation. The funds were repaid to the Company in February 2013.

Note 17.   Change in Fiscal Year End

On December 28, 2012, the Company changed its fiscal year end from September 30 to December 31. In connection with this change, the statement of operations included in this Report covers the transition period of October 1, 2012 to December 31, 2012. The following statement of operations represents the comparative unaudited statement of operations for the three months ended December 31, 2011 (in thousands).

Related Party Expense	$31
Operating Cost	67
Loss from Operations	$(98)
Interest Income	2
Net Loss	$(96)
Weighted average shares outstanding, basic and diluted	3,825,702
Basic and diluted net loss per share	$(0.03)

D-81

Note 18.    Subsequent Events

On December 28, 2012, the Company received a letter from Nasdaq indicating that Nasdaq believes that the Company did not comply with IM-5101-2 by not providing Nasdaq with proper notice regarding the Completed Transactions. Nasdaq advised that such failure serves as a basis for delisting. The Company had until January 4, 2013 to appeal the delisting decision in front of a Nasdaq Hearings Panel. The Company appealed such decision prior to such date and attended a hearing on March 7, 2013, at which time the Company believed that it met all listing requirements except having 300 round-lot holders, and provided evidence of having at least 274 round-lot holders and a detailed plan to gain over 300 round-lot holders. As a result of the hearing, Nasdaq has granted the Company an extension until April 15, 2013 to provide evidence of having at least 300 round-lot holders. As of March 20, 2013, the Company believed it had exceeded the 300 round-lot shareholder number, and reported this information to Nasdaq on April 1, 2013. If Nasdaq does not find such evidence satisfactory on or before April 15, 2013, the Company will be delisted from the Nasdaq Capital Market.

On January 16, 2013, the Company received notice that EarlyBirdCapital had filed the Claim with the International Centre for Dispute Resolution. The Claim alleges that the Company breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2,070,000 and reimbursing EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions, which were consummated on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2,135,782 plus interest and attorney’s fees and expenses. The Company intends to vigorously defend the Claim.

D-82

Exhibit Index

Exhibit No.	Document Description
2.1	Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, JP Merger Sub, LLC JetPay, WLES, L.P. and Trent Voigt(1)

2.2	Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, Enzo Merger Sub, Inc., EMS, the stockholders of EMS and James Weiland, as Representative(1)

2.3	Agreement and Plan of Merger, dated as of July 6, 2012, by and among the Company, ADC Merger Sub, Inc., ADC, PTFS, Carol and C. Nicholas Antich as Joint Tenants, C. Nicholas Antich, Carol Antich, Eric Antich, Lynn McCausland, the B N McCausland Trust, Joel E. Serfass and C. Nicholas Antich, as Representative(1)

2.4	Amendment to Agreement and Plan of Merger, dated as of August 9, 2012, by and among the Company and JetPay. (2)

2.5	Amendment to Agreement and Plan of Merger, dated as of August 9, 2012, by and among the Company and EMS. (2)

2.6	Amendment to Agreement and Plan of Merger, dated as of August 9, 2012, by and among the Company, ADC and PTFS (2)
2.7	Amendment to Agreement and Plan of Merger, dated as of December 4, 2012, by and among Company and JetPay (6)

2.8	Amendment to Agreement and Plan of Merger, dated as of December 24, 2012, by and among the Company, ADC and PTFS (8)

3.1	Amended and Restated Certificate of Incorporation of UBPS (9)

10.1	Promissory Note issued to UBPS Services, LLC (3)

10.2	Promissory Note dated March 1, 2012 issued to UBPS Services, LLC(4)

10.3	Promissory Note dated April 5, 2012 issued to UBPS Services, LLC (5)

10.4	Promissory Note dated June 1, 2012 issued to UBPS Services, LLC (5)

10.5	Promissory Note dated June 6, 2012 issued to UBPS Services, LLC (5)

10.6	Promissory Note dated June 15, 2012 issued to UBPS Services, LLC (5)

10.7	Promissory Note dated July 17, 2012 issued to UBPS Services, LLC (5)

10.8	Promissory Note dated August 16, 2012 issued to UBPS Services, LLC (10)

10.9	Promissory Note dated August 20, 2012 issued to UBPS Services, LLC(10)

10.10	Note Agreement, dated as of December 28, 2012, by and between UBPS and the Note Investors (9)

10.11	Form of Transfer Registration Rights Agreement (9)

D-83

10.12	Escrow Termination Agreement, dated as of December 28, 2012, by and between UBPS, Ira Lubert, EarlyBirdCapital and Continental Stock Transfer & Trust Company (9)

10.13	Warrant Termination Agreement, dated as of December 28, 2012, by and between UBPS and Continental Stock Transfer & Trust Company (9)

10.13	Assumption Agreement, dated as of December 28, 2012, by and between UBPS, Ten Lords, Ltd and JetPay (9)

10.14	Loan and Security Agreement, dated as of December 28, 2012, by and between ADC, PTFS and Metro Bank (9)

10.15	Advisory Agreement, dated as of December 28, 2012, by and between UBPS and ADC (9)

10.16	Promissory Note, dated as of December 28, 2012, made by UBPS in favor of ADC (9)

10.17	Note and Indemnity Side Agreement, dated as of December 28, 2012, by and between UBPS, JP Merger Sub, LLC, WLES, L.P. and Trent Voigt (9)

10.18	Option Issuance Agreement, dated as of December 17, 2012, by and among UBPS, Bermuda and the Grantors (7)

10.19	Option Issuance Agreement, dated as of December 17, 2012, by and among UBPS, Partners and the Grantors (7)

10.20	Employment Agreement, dated as of July 6, 2012, by and among ADC and C. Nicholas Antich (11)

10.21	Employment Agreement, dated as of July 6, 2012, by and among ADC and Eric Antich (11)

10.22	Employment Agreement, dated as of July 6, 2012, by and among PTFS and Joel Serfass (11)

10.23	Employment Agreement, dated as of July 6, 2012, by and among JetPay and Shiv Enjeti (11)

10.24	Employment Agreement, dated as of July 6, 2012, by and among JetPay and David Chester (11)

10.25	Employment Agreement, dated as of July 6, 2012, by and among JetPay and Todd Fuller (11)

10.26	Employment Agreement, dated as of July 6, 2012, by and among JetPay and Michael Gage (11)

10.27	Employment Agreement, dated as of July 6, 2012, by and among JetPay and Trent Voigt (11)

21.1	Subsidiaries of the Company

31.1	Certification of the principal executive officer pursuant to Rule 13A-14(A)/15D-14(A) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the principal financial and accounting officer pursuant to Rule 13A-14(A)/15D-14(A) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the principal executive officer pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

32.2	Certification of the principal financial and accounting officer pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

101.INS	XBRL Instance Document

D-84

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 9, 2012.

(2) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 10, 2012

(3) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission on February 14, 2012

(4) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission on May 15, 2012

(5) Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission on August 14, 2012

(6) Incorporated by reference to UBPS’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 5, 2012

(7) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 17, 2012

(8) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 26, 2012

(9) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on January 4, 2013

(10) Incorporated by reference to the Company’s Transition Report on Form 10-K filed with the United States Securities and Exchange Commission on January 14, 2013

(11) Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on November 13, 2012

D-85

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

Date: June 13, 2013	By:	/s/ Bipin C. Shah
Name: Bipin C. Shah
Title: Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirement of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Bipin C. Shah	President, Chief Executive Officer and Director	June 13, 2013
	Bipin C. Shah	(principal executive officer)

By:	*	Chief Financial Officer	June 13, 2013
	Gregory M. Krzemien	(principal financial officer and principal accounting officer)

By:	*	Chief Marketing Officer and Secretary	June 13, 2013
Peter Davidson

By:	*	Director	June 13, 2013
Richard S. Braddock

By:	*	Director	June 13, 2013
Frederick S. Hammer

By:	*	Director	June 13, 2013
Jonathan M. Lubert

By:	*	Director	June 13, 2013
Robert Palmer

By:	*	Director	June 13, 2013
Arthur F. Ryan
*By:	/s/ Bipin C. Shah
Bipin C. Shah, as Attorney in Fact

D-86

Exhibit 31.1

CERTIFICATION

I, Bipin C. Shah, certify that:

1.	I have reviewed this transition report on Form 10-K/A of Universal Business Payment Solutions Acquisition Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of a transition report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 13, 2013	/s/ Bipin C. Shah
Bipin C. Shah
Chief Executive Officer

D-87

Exhibit 31.2

CERTIFICATION

I, Gregory M. Krzemien, certify that:

1.	I have reviewed this transition report on Form 10-K/A of Universal Business Payment Solutions Acquisition Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of a transition report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 13, 2013	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer

D-88

Exhibit 32.1

CERTIFICATION

In connection with the transition report on Form 10-K/A of Universal Business Payment Solutions Acquisition Corporation (the “Company”) for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bipin C. Shah, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2013	/s/ Bipin C. Shah
Bipin C. Shah
Chief Executive Officer

D-89

Exhibit 32.2

CERTIFICATION

In connection with the transition report on Form 10-K/A of Universal Business Payment Solutions Acquisition Corporation (the “Company”) for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory M. Krzemien, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2013	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer

D-90

Appendix E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2013

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM __ TO __

COMMISSION FILE NUMBER: 001-35170

JetPay Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	90-0632274 (I.R.S. Employer Identification No.)

1175 Lancaster Avenue, Suite 100, Berwyn, PA 19312

(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, including area code: (484) 324-7980

Universal Business Payments Solutions Acquisition Corporation

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by checkmark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐ No ☒

As of August 9, 2013, there were 11,529,094 shares of the registrant’s Common Stock, par value $.001 per share, outstanding.

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

Form 10-Q

Quarter Ended June 30, 2013

i

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value information)

	June 30, 2013	December 31, 2012
ASSETS	(Unaudited)	(Audited) (Successor)
Current assets:
Cash and cash equivalents	$2,048	$1,391
Restricted cash	171	125
Accounts receivable, less allowance for doubtful accounts	2,483	3,069
Settlement processing assets	8,520	-
Prepaid expenses and other current assets	580	747
Current assets before funds held for clients	13,802	5,332
Funds held for clients	45,626	44,213
Total current assets	59,428	49,545
Property and equipment, net	1,356	1,382
Goodwill	30,944	30,944
Identifiable intangible assets, net of accumulated amortization of $1,120 at June 30, 2013 and $0 at December 31, 2012	23,932	25,052
Deferred financing costs, net of accumulated amortization of $998 at June 30, 2013 and $0 at December 31, 2012	3,394	4,393
Other assets	5,147	3,783
Cash and cash equivalents held in trust	-	1,948
Total assets	$124,201	$117,047

LIABILITIES
Current liabilities:
Current portion of long-term debt and derivative liability	$7,154	$7,479
Accounts payable and accrued expense	9,990	8,284
Settlement processing liabilities	8,539	-
Deferred revenue	282	470
Notes payable to affiliate	87	15
Current liabilities before client fund obligations	26,052	16,248
Client fund obligations	45,626	44,213
Total current liabilities	71,678	60,461
Long-term debt, net of current portion	17,572	17,090
Derivative liability	770	2,110
Deferred income taxes	524	524
Other liabilities	1,836	2,326
Total liabilities	92,380	82,511
Common Stock, pending redemption 320,486 shares at December 31, 2012	-	1,948

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.001 par value
Authorized 1,000,000 shares, none issued	-	-
Common Stock, $0.001 par value
Authorized 100,000,000 shares; 11,529,094 and 11,519,094 issued and outstanding at June 30, 2013 and December 31, 2012, respectively (which excludes 320,486 shares pending redemption at December 31, 2012)	12	12
Additional paid-in capital	39,934	39,934
Accumulated deficit	(8,125)	(7,358)
Total Stockholders’ Equity	31,821	32,588
Total Liabilities and Stockholders’ Equity	$124,201	$117,047

The accompanying notes are an integral part of these consolidated financial statements.

E-1

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share information)

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012
	Successor	Predecessor

Processing revenues	$7,292	$4,737
Cost of processing revenues	4,581	3,299

Gross profit	2,711	1,438

Selling, general and administrative expenses	2,542	1,149
Change in fair value of contingent consideration liability	(130)	-
Amortization of intangibles	560	-
Depreciation	103	39

Operating (loss) income	(364)	250

Other expenses (income)
Interest expense, net	556	88
Amortization of deferred financing costs	506	-
Amortization of debt discounts and conversion options	450	-
Change in fair value of derivative liability	(255)	-

(Loss) income before income taxes	(1,621)	162

Income tax expense	31	27

Net (loss) income	$(1,652)	$135

Loss per share (basic and diluted)	$(0.14)

Weighted average shares outstanding:
Basic and diluted	11,526,346

The accompanying notes are an integral part of these consolidated financial statements.

E-2

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share information)

	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012
	Successor	Predecessor

Processing revenues	$14,981	$9,366
Cost of processing revenues	8,765	6,309

Gross profit	6,216	3,057

Selling, general and administrative expenses	4,995	2,406
Change in fair value of contingent consideration liability	(580)	-
Amortization of intangibles	1,120	-
Depreciation	199	74

Operating income	482	577

Other expenses (income)
Interest expense, net	1,121	214
Amortization of deferred financing costs	998	-
Amortization of debt discounts and conversion options	733	-
Change in fair value of derivative liability	(1,660)	-
Other (income) expense	(1)	-

(Loss) income before income taxes	(709)	363

Income tax expense	58	54

Net (loss) income	$(767)	$309

Loss per share (basic and diluted)	$(0.07)

Weighted average shares outstanding:
Basic and diluted	11,522,740

The accompanying notes are an integral part of these consolidated financial statements.

E-3

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012
Operating Activities	Successor	Predecessor
Net (loss) income	$(767)	$309
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	199	74
Amortization of intangibles	1,120	-
Provision for losses on receivables	55	450
Amortization of deferred financing costs	998	-
Amortization of debt discounts and conversion options	733	-
Change in fair value of contingent consideration liability	(580)	-
Change in fair value of derivative liability	(1,660)	-
Change in deferred revenue	(188)	-
Change in operating assets and liabilities
Restricted cash	(46)	(2,043)
Accounts receivable	531	(422)
Settlement processing assets and obligations, net	19	-
Prepaid expenses and other assets	167	224
Other assets	(1,364)	-
Accounts payable and accrued expenses	1,682	1,261
Net cash provided by (used in) operating activities	899	(147)

Investing Activities
Cash and cash equivalents released from Trust	1,948	-
Net increase in restricted cash and equivalents held to satisfy client fund obligations	(1,413)	-
Proceeds on sale of property and equipment	1	-
Purchase of property and equipment	(174)	(160)
Net cash provided by (used in) investing activities	362	(160)

Financing Activities
Payments on long-term debt	(734)	(218)
Trust funds paid to redeeming stockholders	(1,948)	-
Proceeds from notes payable	41	-
Net increase in client funds obligations	1,413	-
Proceeds from note payable to shareholders	552	-
Proceeds from note payable to affiliate	72	-
Distributions to members	-	(357)
Net cash used in financing activities	(604)	(575)

Net increase (decrease) in cash and cash equivalents	657	(882)

Cash and cash equivalents, beginning	1,391	2,217
Cash and cash equivalents, ending	$2,048	$1,335

Supplement Disclosure of cash flow information:
Cash paid for interest	$724	$263
Cash paid for taxes	$12	$86
Common stock issued as payment for services at fair value	$37	$-

The accompanying notes are an integral part of these consolidated financial statements.

E-4

JetPay Corporation

(formerly known as Universal Business Payment Solutions Acquisition Corporation)

Notes to Consolidated Financial Statements

(Unaudited)

Note 1.   Basis of Presentation

Effective August 2, 2013, Universal Business Payment Solutions Acquisition Corporation changed its name to Jetpay Corporation with the filing of its Amended and Restated Certificate of Incorporation. The Company’s ticker symbol on the Nasdaq Capital Market (“NASDAQ”) changed from “UBPS” to “JTPY” effective August 12, 2013. The name Jetpay Corporation describes the Company as being in the payment processing business, providing fast, safe, and secure payments.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles general accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for fair presentation of the condensed consolidated financial statements of JetPay Corporation and its subsidiaries (collectively the “Company” or “JetPay”) as of June 30, 2013. The results of operations for the three and six months ended June 30, 2013 are not necessarily indicative of the operating results for the full year. It is recommended that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and related disclosures for the year ended December 31, 2012 included in the Transition Report on Form 10-K, as amended, filed with the Securities and Exchange Commission (“SEC”) on June 14, 2013.

Note 2.   Organization and Business Operations

The Company currently operates in one business segment, the Payment Processing Segment, which consists of two operating or reporting units: JetPay, LLC which is an end-to-end processor of credit and debit card and ACH payment transactions to businesses with a focus on those processing internet transactions and recurring billings and AD Computer Corporation (“ADC”), which is a full-service payroll and related payroll tax payment processor. The Company also operates JetPay Card Services, a division which is focused on providing low-cost money management and payment services to un-banked and under-banked employees of our business customers. The Company entered these businesses upon consummation of the acquisitions of JetPay, LLC and ADC on December 28, 2012 (the “Completed Transactions”). See Note 3. Business Acquisitions.

The Company was incorporated in Delaware on November 12, 2010 as a blank check company whose objective was to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses. Until December 28, 2012, the Company’s efforts were limited to organizational activities, its initial public offering (the “Offering”) and the search for suitable business acquisition transactions.

Effective December 28, 2012, the Company changed its fiscal year end from September 30 to December 31. The consolidated financial statements as of December 31, 2012 and the three and six months ended June 30, 2013 include the accounts of UBPS and its wholly owned subsidiaries, JetPay, LLC and ADC. All significant inter-company transactions and balances have been eliminated in consolidation. JetPay, LLC is considered the predecessor company and accordingly, their results of operations are included within the Statement of Operations for the three and six months ended June 30, 2012, which are included within this Quarterly Report on Form 10-Q. ADC’s results of operations are included in the Company’s consolidated financial statements post-acquisition. The results of operations for the three and six months ended June 30, 2012, prior to consummation of the ADC and JetPay, LLC acquisitions, consisted largely of transaction costs and are not presented as they were deemed immaterial.

Note 3.   Business Acquisitions

On December 28, 2012, pursuant to the JetPay, LLC Agreement, JetPay, LLC Merger Sub merged with and into JetPay, LLC, with JetPay, LLC surviving such merger. In connection with the closing, the Company paid approximately $6.9 million in cash to WLES (“WLES”), JetPay, LLC’s sole member, and issued a $2.3 million unsecured promissory note to WLES. This promissory note was recorded at its fair value of $1.49 million. Additionally, the Company issued 3,666,667 shares of its common stock, par value $0.001 (“Common Stock”), to WLES, 3,333,333 of which were deposited in an escrow account to secure the obligations of WLES under the JetPay, LLC Agreement. See Note 11. Commitments and Contingencies. The stock consideration was valued at $19.25 million at the date of acquisition. The JetPay, LLC Cash Merger Consideration was also subject to certain adjustments relating to the net working capital, cash and indebtedness of the JetPay, LLC Entities. In addition to the Closing Date Merger Consideration, WLES, through December 28, 2017, is entitled to receive 833,333 shares of our common stock if the trading price of the Company’s common stock is at least $8.00 per share for any 20 trading days out of a 30 trading day period and $5,000,000 in cash if the trading price of the Company’s common stock is at least $9.50 per share for any 20 trading days out of a 30 trading day period. This cash and stock contingent consideration was valued at $1.54 million at the date of acquisition based on utilization of option pricing models and was recorded as a non-current liability for $700,000 and as additional paid-in capital for $840,000 at December 31, 2012, respectively. The fair value of the cash contingent consideration was $120,000 at June 30, 2013. See Note 4. Summary of Significant Accounting Policies. The acquisition of JetPay, LLC provides the Company a base operation for providing merchant card processing services and the ability to cross-market to its merchant card processing services to its ADC payroll client base.

E-5

On December 28, 2012, pursuant to the ADC Agreement, ADC Merger Sub merged with and into ADC, with ADC surviving such merger. In connection with the closing, the Company paid $16.0 million in cash and issued 1.0 million shares of its Common Stock to the stockholders of ADC valued at $5.25 million at the date of acquisition. Additionally, the Company paid consideration of $324,000 related to working capital and tax adjustments as defined in the ADC Agreement. On the 24 month anniversary of the closing of the transaction, the ADC stockholders are entitled to receive an additional $2.0 million in cash considerations. The $2.0 million of deferred consideration was recorded as a non-current liability as of the date of acquisition at $1.49 million representing the estimated fair value of this future payment utilizing a 16% discount rate. The acquisition of ADC provides a base operation to the Company for providing payroll and related payroll tax processing and payment services to its clients and provides the Company the ability to cross-market its payroll payment services to its JetPay, LLC customer base.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below (in thousands):

Cash	$1,151
Accounts receivable	3,069
Prepaid expenses and other assets	4,763
Property and equipment, net	1,382
Funds held for clients	44,213
Goodwill	30,944
Identifiable intangible assets	25,052
Total assets acquired	110,574

Accounts payable and accrued expenses	4,969
Client fund obligations	44,213
Deferred tax liability	524
Promissory notes	8,663
Total liabilities assumed	58,369

Net assets acquired	$52,205

Assets acquired and liabilities assumed in the Completed Transactions were recorded on the Company’s Consolidated Balance Sheets as of the respective acquisition date based upon their estimated fair values at such date. The results of operations of businesses acquired by the Company have been included in the statements of operations since their date of acquisition. The Company deemed the business combinations to have been completed as of December 31, 2012 in that the results of operations post December 28, 2012 to December 31, 2012 were immaterial. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired and liabilities assumed were allocated to goodwill.

Unaudited pro forma results of operations information for the three and six months ended June 30, 2012 as if the Company and the entities described above had been combined on January 1, 2012 follow. The pro forma results include estimates and assumptions which management believes are reasonable. The pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combinations had been in effect on the dates indicated, or which may result in the future.

E-6

	Unaudited Pro Forma Results of Operations
	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
	(in thousands)
Revenues	$7,567	$15,596
Operating income	$21	$709
Net Loss	$(961)	$(1,137)
Net Loss per share	$(.08)	$(.10)

Note 4.   Summary of Significant Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions.

Use of Estimates

The accompanying financial statements have been prepared in accordance with US GAAP and pursuant to the accounting and disclosure rules and regulations of the SEC. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Such estimates include, but are not limited to, the value of purchase consideration of acquisitions; valuation of accounts receivable, goodwill, intangible assets, and other long-lived assets; legal contingencies, and assumptions used in the calculation of income taxes. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition and Deferred Revenue

The Company recognizes revenue in general when the following criteria have been met: persuasive evidence of an arrangement exists, a customer contract or purchase order exists and the fees are fixed and determinable, no significant obligations remain and collection of the related receivable is reasonably assured. Allowances for chargebacks, discounts and other allowances are estimated and recorded concurrent with the recognition of revenue and are primarily based on historic rates.

Revenues from the Company’s credit and debit card processing operations are recognized in the period services are rendered as the Company processes credit and debit card transactions for its merchant customers or for merchant customers of its Independent Sales Organization (“ISO”) clients. The majority of the Company’s revenue within its credit and debit card processing business is comprised of transaction-based fees, which typically constitute a percentage of dollar volume processed, or a fee per transaction processed. In the case where the Company is only the processor of transactions, it charges transaction fees only and record these fees as revenues. In the case of merchant contracts or contracts with ISOs for whom it processes credit and debit card transactions for the ISO’s merchant customers, revenue is primarily comprised of fees charged to the merchant, as well as a percentage of the processed sale transaction. The Company’s contracts in most instances involve three parties: the Company, the merchant, and the sponsoring bank. Under certain of these sales arrangements, the Company’s sponsoring bank collects the gross revenue from the merchants, pays the interchange fees and assessments to the credit card associations, collects their fees and pays the Company a net residual payment representing the Company’s fee for the services provided. Accordingly, under these arrangements, the Company records the revenue net of interchange, credit card association assessments and fees and the sponsoring bank’s fees. Effective June 1, 2013, a portion of the Company’s merchant contract and ISO merchant customer credit and debit card transactions business was transferred to a new sponsoring bank whereby the Company is billed directly for certain fees by the credit card associations and the processing bank. In this instance, revenues and cost of revenues include the credit card association fees and assessments and the sponsoring bank’s fees which are billed to the Company and for which it assumes credit risk. The impact of this change resulted in an increase in revenues and cost of revenues of approximately $304,000 in the three and six months ended June 30, 2013. In all instances, the Company recognizes processing revenues net of interchange fees, which are assessed to its merchant and ISO merchant customers on all processed transactions. Interchange rates and fees are not controlled by the Company. The Company effectively functions as a clearing house collecting and remitting interchange fee settlement on behalf of issuing banks, debit networks, credit card associations and their processing customers. Additionally, the Company’s direct merchant customers have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amount from the merchants due to merchant fraud, insolvency, bankruptcy or any other reason, it may be liable for any such reversed charges. The Company requires cash deposits, guarantees, letters of credit and other types of collateral by certain merchants to minimize any such contingent liability, and it also utilizes a number of systems and procedures to manage merchant risk. The Company, however, has historically experienced losses due to chargebacks resulting from merchant defaults.

E-7

Revenues from the Company’s payroll processing operation is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Certain processing services are provided under annual service arrangements with revenue recognized over the service period based on when the efforts and costs are expended. The Company’s service revenue is largely attributable to payroll-related processing services where the fees are based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed. The revenue earned from delivery service for the distribution of certain client payroll checks and reports is included in processing revenue, and the costs for delivery are included in selling, general, and administrative expenses on the Consolidated Statements of Operations.

Interest on funds held for clients is earned primarily on funds that are collected from clients before due dates for payroll tax administration services and for employee payment services, and invested until remittance to the applicable tax or regulatory agencies or client employee. These collections from clients are typically remitted from one to 30 days after receipt, with some items extending to 90 days. The interest earned on these funds is included in total revenue on the Consolidated Statements of Operations because the collecting, holding, and remitting of these funds are critical components of providing these services.

Reserve for Chargeback Losses

Disputes between a cardholder and a merchant periodically arise as a result of, among other things, cardholder dissatisfaction with merchandise quality or merchant services. Such disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged back” to the merchant, which means the purchase price is refunded to the customer through the merchant’s bank and charged to the merchant. If the merchant has inadequate funds, JetPay, LLC must bear the credit risk for the full amount of the transaction. JetPay, LLC evaluates the risk for such transactions and estimates the potential loss for chargebacks based primarily on historical experience and records a loss reserve accordingly. JetPay, LLC believes its reserve for chargeback losses is adequate to cover both the known probable losses and the incurred but not yet reported losses at the balance sheet dates. Chargeback reserves totaling $233,000 and $200,000 were recorded as of June 30, 2013 and December 31, 2012, respectively.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and deferred revenue, approximated fair value as of the balance sheet date presented, because of the relatively short maturity dates on these instruments. The carrying amounts of the financing arrangements issued approximate fair value as of the balance sheet date presented, because interest rates on these instruments approximate market interest rates after consideration of stated interest rates, anti-dilution protection and associated warrants.

Accounts Receivable

The Company’s accounts receivable are due from its merchant credit card and its payroll customers. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. Payment terms vary and amounts due from customers are stated in the financial statements net of an allowance for doubtful accounts. Accounts which are outstanding longer than the payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivables when they are deemed uncollectible. Any payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Settlement Processing Assets and Obligations

Funds settlement refers to the process of transferring funds for sales and credits between card issuers and merchants. Depending on the type of transaction, either the credit card interchange system or the debit network is used to transfer the information and funds between the sponsoring bank and card issuer to complete the link between merchants and card issuers. In certain of our processing arrangements, merchant funding primarily occurs after the sponsoring bank receives the funds from the card issuer through the card networks creating a net settlement obligation on the Company’s balance sheet. In a limited number of other arrangements, the sponsoring bank funds the merchants before it receives the net settlement funds from the card networks, creating a net settlement asset on the Company’s balance sheet. Additionally, certain of the Company’s sponsoring banks collect the gross revenue from the merchants, pays the interchange fees and assessments to the credit card associations, collect their fees for processing and pays the Company a net residual payment representing the Company’s fees for the services. In these instances, the Company does not reflect the related settlement processing assets and obligations in its consolidated balance sheet.

E-8

Timing differences in processing credit and debit card and ACH transactions, as described above, interchange expense collection, merchant reserves, sponsoring bank reserves, and exception items result in settlement processing asset and obligations. Settlement processing assets consist primarily of our receivable from merchants for the portion of the discount fee related to reimbursement of the interchange expense, our receivable from the processing bank for transactions we have funded merchants in advance of receipt of card association funding, merchant reserves held, sponsoring bank reserves and exception items, such as customer chargeback amounts receivable from merchants. Settlement processing obligations consist primarily of merchant reserves, our liability to the processing bank for transactions for which we have received funding from the members but have not funded merchants and exception items.

Property and Equipment

Property and equipment acquired in the Company’s recent business acquisitions have been recorded at estimated fair value. The Company records all other property and equipment acquired in the normal course of business at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, which are generally as follows: leasehold improvements – shorter of economic life or initial term of the related lease; machinery and equipment – 5 to 15 years; and furniture and fixtures – 5 to 10 years. Significant additions or improvements extending assets’ useful lives are capitalized; normal maintenance and repair costs are expensed as incurred.

Impairment of Long–Lived Assets

The Company periodically reviews the carrying value of its long-lived assets held and used, and assets to be disposed of, at least annually or when events and circumstances warrant such a review. If significant events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. Cash flow projections are sometimes based on a group of assets, rather than a single asset. If cash flows cannot be separately and independently identified for a single asset, the Company determines whether impairment has occurred for the group of assets for which it can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, it measures any impairment by comparing the fair value of the asset group to its carrying value. If the fair value of an asset or asset group is determined to be less than the carrying amount of the asset or asset group, impairment in the amount of the difference is recorded.

Goodwill

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company performs a goodwill impairment test on at least an annual basis. Application of the goodwill impairment test requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, the useful life over which cash flows will occur and determination of our weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for each reporting unit. The Company will conduct its annual goodwill impairment test as of December 31 of each year or more frequently if indicators of impairment exist. The Company periodically analyzes whether any such indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include a sustained significant decline in our stock price and market capitalization, a significant adverse change in legal factors or in the business climate, unanticipated competition and/or slower expected growth rates, adverse actions or assessments by a regulator, among others. The Company compares the fair value of its reporting unit to its respective carrying value, including related goodwill. Future changes in the industry could impact the results of future annual impairment tests. There can be no assurance that future tests of goodwill impairment will not result in impairment charges.

E-9

Identifiable Intangible Assets

Identifiable intangible assets consist primarily of customer relationships, software costs, and tradenames. Certain tradenames are considered to have indefinite lives, and as such, are not subject to amortization. These assets are tested for impairment using discounted cash flow methodology annually and whenever there is an impairment indicator. Estimating future cash flows requires significant judgment and projections may vary from cash flows eventually realized. Several impairment indicators are beyond the Company’s control, and determining whether or not they will occur cannot be predicted with any certainty. Customer relationships, tradenames, and software costs are amortized on a straight-line or accelerated basis over their respective assigned estimated useful lives.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The dilutive effect of the conversion option in the $10 million Secured Convertible Promissory Notes Payable of 2,000,000 shares and potential issuable shares related to the conversion option within the Ten Lords, Ltd. Promissory Note Payable of 1,000,000 shares, a total of 3,000,000 shares, have been excluded from the loss per share calculation for the three and six months ended June 30, 2013 in that the assumed conversion of the options would be anti-dilutive.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company reviews the terms of the convertible debt it issues to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges recorded within other expense (income), using the effective interest method.

Fair value measurements

The Company accounts for fair value measurements in accordance with ASC Topic No. 820, Fair Value Measurements and Disclosures, (“Topic No. 820”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

E-10

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC Topic 820, assets and liabilities are classified in their entirety based on the level of input that is significant to the fair value measurement.

	Fair Value at December 31, 2012
	Total	Level 1	Level 2	Level 3
		(in thousands)

Derivative liabilities	$2,110	$-	$-	$2,110
Contingent consideration	$1,540	$-	$-	$1,540
Totals	$3,650	$-	$-	$3,650

	Fair Value at June 30, 2013
	Total	Level 1	Level 2	Level 3
		(in thousands)

Derivative liabilities	$770	$-	$-	$770
Contingent consideration	$960	$-	$-	$960
Totals	$1,730	$-	$-	$1,730

The following table sets forth a summary of the change in fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis (in thousands):

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Beginning balance	$2,110	$3,650
Change in fair value of derivative liability	$(250)	$(1,340)
Change in fair value of contingent cash consideration	$(130)	$(580)
Totals	$1,730	$1,730

In connection with the debt proceeds received under the $10 million secured convertible notes (the “Notes”), the Company recorded a derivative liability of $2.11 million on its consolidated balance at December 28, 2012 related to the conversion feature embedded in the Notes. The fair value of the derivative liability is classified within Level 3 of the fair value hierarchy because it is valued using pricing models that incorporate management assumptions that cannot be corroborated with observable market data. The fair value at June 30, 2013 of $770,000 was determined using a binomial option pricing valuation model with the following assumptions: risk free interest rate: 0.27%; dividend yield: 0%; expected life of the option to convert of 1.50 years; and volatility: 25.50%. The change in fair value of this derivative liability of $250,000 and $1.34 million for the three and six months ended June 30, 2013, respectively, is recorded within other expenses (income) in the Company’s consolidated statements of operations.

Additionally, in connection with a promissory note payable to Ten Lords, Ltd., assumed in the acquisition of JetPay, LLC, the Company recorded a short-term derivative liability of $320,000 which was included in the current portion of long-term debt and derivative liability in the accompanying balance sheets. The fair value of this derivative liability at June 30, 2013 was $0 and was determined using the following assumptions: risk free interest rate: 0.10%; dividend yield: 0%; expected life of the option to convert of .50 years; and volatility: 23.70%. The change in fair value of this derivative liability of $5,000 and $320,000 for the three and six months ended June 30, 2013, respectively, is recorded within other expenses (income) in the Company’s consolidated statements of operations.

In addition to the consideration paid upon closing of the JetPay, LLC acquisition, WLES, through December 28, 2017, is entitled to receive 833,333 shares of our common stock if the trading price of the Company’s common stock is at least $8.00 per share for any 20 trading days out of a 30 trading day period and $5,000,000 in cash if the trading price of the Company’s common stock is at least $9.50 per share for any 20 trading days out of a 30 trading day period. This contingent consideration was valued at $1.54 million at the date of acquisition based on utilization of option pricing models and is recorded as a non-current liability for $700,000 and as additional paid-in capital for $840,000 at December 31, 2012. The stock-based component value of $840,000 as recorded at December 28, 2012, the JetPay, LLC acquisition date, remains unchanged at June 30, 2013 as a result of this component being recorded as equity. The fair value at June 30, 2013 of the cash-based contingent consideration, valued at $120,000, was determined using a binomial option pricing model. The following assumptions were utilized in the June 2013 calculations: risk free interest rate: 1.27%; dividend yield: 0%; term of contingency of 4.50 years; and volatility: 31.10%.

E-11

The fair value of the Company’s common stock was derived from the per share price of recent sales of the Company’s common stock at the valuation date. Management determined that the results of its valuation are reasonable. The expected life represents the remaining contractual term of the derivative. The volatility rate was developed based on analysis of the historical volatility rates of similarly situated companies (using a number of observations that was at least equal to or exceeded the number of observations in the life of the derivative financial instrument at issue). The risk free interest rates were obtained from publicly available US Treasury yield curve rates. The dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the financial instrument. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, which reports to the Chief Financial Officer, determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department with support from the Company’s outside consultants and which are approved by the Chief Financial Officer. Level 3 financial liabilities consists of a derivative liability and contingent consideration related to the JetPay, LLC acquisition for which there are no current markets such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy will be analyzed each period based on changes in estimates or assumptions and recorded as appropriate. Level 3 fair value items disclosed above arose on December 28, 2012 with the consummation of the Completed Transactions.

The Company uses either a binomial option pricing model or the Black-Scholes option valuation model to value Level 3 financial liabilities at inception and on subsequent valuation dates. These models incorporate transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as volatility.

A significant decrease in the volatility or a significant decrease in the Company’s stock price, in isolation, would result in a significantly lower fair value measurement. Changes in the values of derivative liabilities are recorded in change in fair value of derivative liabilities within other expense (income) on the Company’s consolidated statements of operations.

As of June 30, 2013, there were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

In accordance with the provisions of ASC 815, Derivatives and Hedging Activities, the Company presented its derivative liability at fair value on its balance sheet, with the corresponding change in fair value recorded in the Company’s statement of operations for the applicable reporting periods.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes, (‘‘ASC 740’’). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryovers. Deferred income tax expense (benefit) represents the change during the period in the deferred income tax assets and deferred income tax liabilities. In establishing the provision for income taxes and determining deferred income tax assets and liabilities, the Company makes judgments and interpretations based on enacted laws, published tax guidance and estimates of future earnings. ASC 740 additionally requires a valuation allowance to be established when, based on available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained upon examination and does not anticipate any adjustments that would result in material changes to its financial position.

E-12

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively. There were no amounts accrued for penalties or interest as of or during the three and six months ended June 30, 2013. Management does not expect any significant changes in its unrecognized tax benefits in the next year.

Subsequent Events

Management evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, Management did not identify any recognized or non-recognized subsequent events, other than those discussed in Note 13 –Subsequent Events, which would have required an adjustment or disclosure in the financial statements. See Note 13 –Subsequent Events below.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board issued ASU No. 2011-08, Goodwill and Other (Topic 350): Testing Goodwill for Impairment, (“ASU 2011-08”). This new accounting standard simplifies goodwill impairment tests and states that a qualitative assessment may be performed to determine whether further impairment testing is necessary. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of ASU 2011-08 did not have a material impact on the Company’s consolidated financial statements.

Note 5.   Cash and Cash Equivalents Held in Trust Account

Cash and cash equivalents in the trust account established upon consummation of the Company’s initial public offering consisted of $1.95 million in a “held as cash” account at December 31, 2012 and were disbursed to redeeming stockholder on January 2, 2013.

Note 6.   Property and Equipment, net of Accumulated Depreciation

	June 30, 2013	December 31, 2012
	(in thousands)

Leasehold improvements	$302	$275
Equipment	470	442
Furniture and Fixtures	193	176
Computer Software	392	334
Vehicles	197	155
Total property and equipment	1,554	1,382
Less: Accumulated depreciation	(198)	-
Property and equipment, net	$1,356	$1,382

Depreciation expense was $102,800 and $199,100 for the three and six months ending June 30, 2013 (Successor), respectively, and $39,491 and $73,920 for the three and six months ended June 30, 2012, respectively, (Predecessor).

E-13

Note 7. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following (in thousands):

	June 30, 2013	December 31, 2012
Trade accounts payable	$2,608	$2,852
Contingency accrual	2,136	2,136
Accrued compensation	1,033	956
ACH clearing liability	890	529
Related party payables	111	285
Accrued agent commissions	754	344
Other	2,458	1,182
Total	$9,990	$8,284

Note 8.   Long-Term Debt and Notes Payable

Long-term debt and notes payable consist of the following:

	June 30, 2013	December 31, 2012
	Successor	Successor
	(in thousands)
Secured convertible notes payable to various note holders, interest rate of 12.0% payable quarterly, notes maturing December 31, 2014, collateralized by a first lien security interest in the equity interests of JetPay, LLC. Note amount excludes unamortized discount for conversion option and derivative liability of $1.63 million and $2.11 million at June 30, 2013 and December 31, 2012, respectively.	$8,372	$7,890

Promissory note payable to Ten Lords, Ltd., interest rate of 6.25% through December 28, 2012 (predecessor), 9.5% from December 29, 2012 through June 26, 2013 and 13.5% from June 26 to December 28, 2013 payable in monthly payments of principal and interest of $63,809 with a final principal payment of $5.85 million due on December 28, 2013. Note amount includes a fair value premium of $90,645 and $180,000 at June 30, 2013 and December 31, 2012, respectively, as well as an unamortized discount for conversion option and derivative liability of $162,189 and $320,000 at June 30, 2013 and December 31, 2012, respectively.	5,851	6,180

Term loan payable to Metro Bank, interest rate of 4.0% payable in monthly principal payments of $107,143 plus interest, maturing December 28, 2019, collateralized by the assets and equity interests of AD Computer Corporation and Payroll Tax Filing Services, Inc.	8,357	9,000

Unsecured promissory note payable to WLES, interest rate of 5.0% payable quarterly, note principal due on December 31, 2017. Note amount excludes unamortized fair value discount of $777,400 and $845,900 at June 30, 2013 and December 31, 2012, respectively.	1,554	1,486

Unsecured promissory notes payable to stockholders, interest rate of 4% payable at maturity, note principal due July 31, 2014. See Note 12. Related Party Transactions.	552	-

Various other debt instruments related to equipment at JetPay, LLC and vehicles at ADC.	40	13
	24,726	24,569
Less current portion	(7,154)	(7,479)

	$17,572	$17,090

The Metro Bank term loan agreement requires the Company to provide Metro Bank with annual financial statements within 120 days of the Company’s year-end and quarterly financial statement within 60 days after the end of each quarter. The Metro agreement also contains certain annual financial covenants which the Company was in compliance with as of December 31, 2012.

E-14

Maturities of long-term debt are as follows: 2013 – $7.2 million; 2014 – $11.9 million; 2015 – $1.3 million; 2016 – $1.3 million; 2017 – $3.6 million and $1.9 million thereafter.

Note 9.    Stockholders’ Equity

Common Stock

On April 26, 2013, the Company issued 10,000 shares of common stock as compensation to a consultant for services rendered.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of June 30, 2013 and December 31, 2012, there were no shares of preferred stock issued or outstanding.

Note 10.    Income Taxes

The Company recorded income tax expense of $31,000 and $27,000 in the three months ended June 30, 2013 and 2012 (Predecessor), respectively, and $58,000 and $54,000 in the six months ended June 30, 2013 and 2012 (Predecessor), respectively. Income tax expense reflects the recording of state income taxes. The effective tax rates are approximately (1.9)% and 16.7 % for the three months ended June 30, 2013 and 2012, respectively, and (8.2)% and 14.9% for the six months ended June 30, 2013 and 2012, respectively. The effective rate differs from the federal statutory rate for each year, primarily due to state and local income taxes and changes to the valuation allowance. It is management’s belief that significant uncertainty exists with respect to future realization of the deferred tax assets, and has, therefore, adjusted its valuation allowance against deferred tax assets by $(208,000) and $522,000 in the three and six months ended June 30, 2013, respectively.

No provision for federal income taxes has been made for Predecessor since these taxes are the responsibility of the individual members of the Predecessor. However, Predecessor is subject to and pays the Texas Margin Tax which is considered to be an income tax in accordance with the provisions of the Income Taxes Topic in FASB, ASC and the associated interpretations. There are no significant temporary differences associated with the Texas Margin Tax, and therefore, Predecessor has not recognized deferred taxes in the three or six months ended June 30, 2012.

As of June 30, 2013, the Company had cumulative U.S. federal and state net operating loss carryovers (“NOLs”) of approximately $6.40 million. These NOLs, if not utilized, expire at various times through 2032. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control. Management will be performing a preliminary evaluation as to whether a change in control has taken place.

In assessing the realization of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets, and has, therefore, increased its valuation allowance against deferred tax assets by $522,000 in the six months ended June 30, 2013, $2.24 million in the three months ended December 31, 2012, $213,000 in the year ended September 30, 2012 and $36,000 in the period November 12, 2010 through September 30, 2011, with a total valuation allowance of $3.01 million at June 30, 2013, representing the amount of its deferred income tax assets in excess of the Company’s deferred income tax liabilities. The deferred tax liability related to goodwill that is amortizable for tax purpose (“Intangibles”) will not reverse until such time, if any, that the goodwill, which is considered to be an asset with an indefinite life for financial reporting purposes, becomes impaired or sold. Due to the uncertain timing of this reversal, the temporary difference cannot be considered as future taxable income for purposes of determining a valuation allowance. Therefore, the deferred tax liability related to tax deductible goodwill Intangibles cannot be considered when determining the ultimate realization of deferred tax assets.

E-15

Note 11.   Commitments and Contingencies

On January 16, 2013, the Company received notice that EarlyBirdCapital had commenced arbitration proceedings (the “Claim”) against the Company with the International Centre for Dispute Resolution. The Claim alleges that the Company breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2,070,000 and reimburse EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2,135,782 plus interest and attorney’s fees and expenses. The Company has filed a $4.0 million counter claim against EarlyBirdCapital for damages. Although the Company intends to vigorously defend the Claim, the Company has recorded an accrued contingent liability of $2.14 million at December 31, 2012.

On or about March 13, 2012, a merchant of JetPay, LLC, Direct Air, abruptly ceased operations. As a result, Merrick Bank, JetPay, LLC’s sponsor with respect to this particular merchant has incurred chargebacks of approximately $25 million. Chargebacks related to Direct Air were minimal during the six months ended June 30, 2013. Under an agreement between Merrick Bank and JetPay, LLC, JetPay, LLC may be obligated to indemnify Merrick for any realized losses from such chargebacks. JetPay, LLC has recorded a loss for all chargebacks in excess of the $25 million, a $250,000 deductible on a related insurance policy and legal fees charged to JetPay, LLC by Merrick Bank all totaling $1,947,000 in 2012. Additionally, legal fees totaling approximately $597,000 were charged to JetPay, LLC by Merrick in the six months ended June 30, 2013. JetPay, LLC has received correspondence from Merrick of its intention to seek recovery for all unrecovered chargebacks, but JetPay, LLC is currently not a party to any litigation from Merrick regarding this matter. The loss is insured through a Chartis Insurance Policy for chargeback loss that names Merrick Bank as the primary insured. The policy has a limit of $25 million. The deductible for the policy is $250,000. This issue has caused JetPay, LLC to maintain additional funds on reserve with Merrick Bank pending resolution of the issue. Merrick and JetPay, LLC have entered into a Forbearance Agreement pertaining to the Direct Air chargeback issue. The Direct Air situation has also caused other unexpected expenses, such as higher professional fees and fees for chargeback processing. Currently all chargebacks up to $25 million are being absorbed by Merrick Bank and therefore are not on the JetPay, LLC balance sheet; however, JetPay, LLC may be liable to Merrick Bank under the terms of the agreement between the parties for these chargebacks. Also pursuant to the terms of such agreement, Merrick Bank has forced JetPay, LLC to maintain increased cash reserves in order to provide additional security for its obligations arising from the Direct Air situation. Merrick released $500,000 from these reserves in the first quarter of 2013 and continues to hold approximately $5.04 million of total reserves as of June 30, 2013, $4.7 million of which was directly related to the Direct Air matter. These reserves are recorded in Other Assets.

As partial protection against any potential losses, the Company required that, upon closing of the Completed Transactions, 3,333,333 shares of Common Stock that was to be paid to WLES as part of the JetPay, LLC purchase price be placed into an escrow account with JPMorgan Chase as the trustee. The Escrow Agreement for the trust names Merrick Bank, the Company, and WLES as parties, If JetPay, LLC suffers any liability to Merrick Bank as a result of the Direct Air matter, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay, LLC is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, the Company may be responsible for this JetPay, LLC liability.

The Company is a party to various other legal proceedings related to its ordinary business activities. In the opinion of the Company’s management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

At June 30, 2013, a letter of credit was outstanding for $100,000 as collateral with respect to a front-end processing relationship with a credit card company.

Note 12.    Related Party Transactions

From December 2010 through December 2012, the Company issued a series of principal amount unsecured promissory notes to UBPS Services, LLC (“UBPS Services”), an entity controlled by Mr. Shah, CEO and Chairman of the Company, totaling $425,880. These notes were non-interest bearing and, except for $15,000, were paid upon consummation of the Completed Transactions on December 28, 2012. Additionally, in February 2013 and June 2013, the Company issued unsecured promissory notes to UBPS Services for $72,000 and $60,000, respectively. The June 7, 2013 promissory note matures on July 31, 2014 and bears interest at an annual rate of 4%. The February 2013 unsecured promissory note is non-interest bearing. Total outstanding notes to UBPS Services at June 30, 2013 were $147,000. All such transactions were approved upon resolution and review by the Company’s Audit Committee of the terms of the notes to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

E-16

On June 7, 2013, the Company issued an unsecured promissory note to Trent Voigt, Chief Executive Officer of JetPay, LLC, its wholly owned subsidiary, in the amount of $491,693. The note matures on July 31, 2014 and bears interest at an annual rate of 4%. The transaction was approved upon resolution and review by the Company’s Audit Committee of the terms of the notes to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

ADC’s headquarters are located in Center Valley, Pennsylvania and consist of approximately 22,500 square feet leased from C. Nicholas Antich and Carol A. Antich. Mr. Antich is the President of ADC. The rent is approximately $40,000 per month with annual 4% increases, on a net basis. The office lease has an initial 10-year term expiring May 31, 2016. Rent expense under this lease was $122,000 and $242,450 for the three and six months ended June 30, 2013, respectively.

PTFS shares office space and related facilities with Serfass & Cremia, LLC, the accounting firm of which Joel E. Serfass, a previous shareholder of PTFS, is a member. Such office space consists of 4,300 square feet, located on one floor of a multi-tenant building in Bethlehem, Pennsylvania. Pursuant to a cost sharing agreement among PTFS, Joel E. Serfass and Serfass & Cremia, LLC, PTFS pays an 85% share of the total expenses of operating such facilities (which total expenses include office rental, equipment rental, telephone, utilities, maintenance, repairs and other operating costs and a 15% administrative fee payable to Joel E. Serfass), which amounted to $8,216 and $16,432 for the three and six months ended June 30, 2013, respectively. The cost sharing agreement is terminable by any party with a 90 day notice.

JetPay, LLC retains a small backup center in Sunnyvale, Texas consisting of 1,600 square feet, rented for approximately $3,000 per month from JT Holdings, an entity controlled by Trent Voigt, Chief Executive Officer of JetPay, LLC. The terms of the lease are commercial. Rent expense was $9,000 and $18,000 for both the three and six months ended June 30, 2013 and 2012, respectively.

The above transactions with respect to ADC, PTFS and JetPay, LLC were approved prior to the acquisition of ADC, PTFS and JetPay, LLC. Going forward, all related party transactions with respect to such entities will be reviewed and approved by the Company’s Audit Committee to ensure that the terms of such transactions are no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

At the closing of the business acquisition of ADC, funds were paid to the ADC stockholders as a result of a preliminary working capital calculation. Prepaid expenses at December 31, 2012 included a receivable from the stockholders of ADC of $450,776 for an overpayment related to this preliminary calculation. The funds were repaid to the Company in February 2013.

In connection with the closing of the JetPay, LLC acquisition, the Company entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, the Company agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum, and is payable quarterly. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, the Company and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

Note 13.    Subsequent Events

On July 31, 2013, the Company held its 2013 Annual Stockholders’ Meeting (the “Meeting”). At the Meeting, the Company’s stockholders approved the adoption of the Company’s 2013 Stock Incentive Plan. Additionally, the Company’s stockholders approved the restatement of the Company’s Amended and Restated Certificate of Incorporation to effect a change in the Company’s name to JetPay Corporation. The name change became effective on August 2, 2013.

E-17

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto included in this Quarterly Report on Form 10-Q.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

As used in this Transition Report on Form 10-K, unless the context otherwise indicates, the references to “our company,” “the Company,” “UBPS,” “us,” “we” and “our” refer to Universal Business Payment Solutions Acquisition Corporation.

This report and other written or oral statements made from time to time by us may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can sometimes identify forward looking-statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. Some of the statements we use in this report, and in some of the documents we incorporate by reference in this report, contain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy; measures of future results of operations, such as revenue, expenses, operating margins, income tax rates, and earnings per share; other operating metrics such as shares outstanding and capital expenditures; our success and timing in developing and introducing new products or services and expanding our business; and the successful integration of future acquisitions.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions and estimates that are inherently subject to significant risks and uncertainties, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. These factors include, but are not limited to, those set forth in Item 1A - Risk Factors of this report, those set forth elsewhere in this report and those set forth in our press releases, reports and other filings made with the Securities and Exchange Commission, or SEC. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements.

Overview

We were formed on November 12, 2010 as a blank check company in the development stage to serve as a vehicle to acquire through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more operating businesses. As previously mentioned, we completed the acquisitions of JetPay, LLC and AD Computer Corporation, or ADC, on December 28, 2012. JetPay, LLC was determined to be the Predecessor Company and accordingly, their results of operations for the three and six months ended June 30, 2012 are included in this Quarterly Report on Form 10-Q as the Predecessor. ADC’s results of operations are included in our consolidated financial statements for post-acquisition periods.

We are a provider of payment services – debit and credit card processing, payroll, and card services to businesses and their employees throughout the United States. We provide these services through two wholly-owned subsidiaries, JetPay, LLC, which provides debit and credit processing and ACH payment services to businesses with a focus on those processing internet transactions and recurring billings, and ADC, which provides payroll, tax filing, and related services to small and medium-sized employers. We also operate JetPay Card Services, a division which is focused on providing low-cost money management and payment services to unbanked and under-banked employees of our business customers.

Our overall business strategy is to provide payment processing services to small to medium-sized businesses with a high percentage of our revenues consisting of recurring revenues with strong margins and with relatively low capital requirements. Our corporate strategy is to increase our revenues in our newly acquired businesses through a combination of organic growth and acquisitions. Our organic growth strategy is focused on developing and increasing our current marketing and sales staff at both JetPay, LLC and ADC to penetrate new customer niches and geographic markets, including developing creative incentive compensation plans to target new business and increase current business margins. Our organic growth strategy also includes cross marketing initiatives to sell credit and debit card processing services to ADC’s payroll customers and payroll processing services to JetPay, LLC’s credit and debit card processing customers. Additionally, we will be seeking additional debt and/or equity capital to acquire additional credit and debit card processors, Independent Sales Organizations or ISOs and/or payroll processors to integrate into our JetPay, LLC and ADC operations. Our acquisition strategy is focused on identifying small to medium-sized companies that provide either provide services similar to ours or services that expand our product and service offerings and/or our geographic reach. Both our JetPay, LLC and ADC operations have significant under-utilized processing capacity, which can be leveraged to create additional processing revenues. Our overall strategy also includes looking for cost synergies as we continue to integrate the JetPay, LLC and ADC operations in such areas as insurance costs, banking costs, employee benefit costs, and other selling, general and administrative cost as well as operating cost areas.

E-18

On May 13, 2011 we consummated our initial public offering, or Offering, of 12,000,000 units at a price of $6.00 per unit. Simultaneously with the Offering, certain of our initial stockholders and the underwriters of the Offering purchased 6,960,000 warrants at $0.50 per warrant (for an aggregate purchase price of $3,480,000) from the Company. We raised aggregate gross proceeds of $75,480,000 from the Offering and the warrant offering, of which $72,720,000 was being held in a trust account for our benefit. We intended to use this cash, our capital stock, incurred debt, or a combination of cash, capital stock, and debt, in effecting our initial business combination.

Upon consummation of the Completed Transactions, we used $68,819,668 of the funds held in the trust account (i) to pay certain of our aggregate costs, fees and expenses in connection with the consummation of the Completed Transactions, (ii) to pay tax obligations and (iii) to pay our stockholders who properly exercised their redemption rights. On December 28, 2012, our public stockholders requested redemption of 9,994,625 shares of common stock for their pro rata share of the amounts then held in the trust account, which upon consummation of the Completed Transactions, was approximately $6.08 per share for an aggregate payment to the redeeming stockholders of approximately $60,755,000 of which $58,807,000 was released from the trust and of which $1,948,000 was pending redemption, each as of December 31, 2012.

In connection with the consummation of our initial business combination and the Warrant Termination Agreement dated as of December 28, 2012 with Continental Stock Transfer & Trust Company, we converted all of our issued and outstanding warrants into shares of our common stock. As a result of such conversion, 18,960,000 warrants were converted into 2,527,359 shares of our common stock on December 28, 2012.

On December 28, 2012, ADC Merger Sub and JetPay, LLC Merger Sub merged with and into ADC and JetPay, LLC, respectively, with ADC and JetPay, LLC, respectively, surviving such mergers. We refer to the acquisition of JetPay, LLC and ADC as the Completed Transactions. In connection with the closing, we caused $16 million in cash to be delivered to the stockholders of ADC and approximately $6.8 million to WLES, JetPay, LLC’s sole member. Additionally, we issued 1 million shares of our common stock, par value $0.001 per share, or Common Stock, to the stockholders of ADC and 3,666,667 shares of Common Stock to WLES, L.P., or WLES, 3,333,333 of which was deposited in an escrow account to secure certain obligations of WLES.

We did not conduct any operations or generated any revenues until the acquisition of ADC and JetPay, LLC on December 28, 2012. Our activity from our inception in November 2010, through the closing of our Offering in May 2011, was in preparation for that event. After the Offering, our activity was limited to the evaluation of business combination candidates. We did not generate any operating revenues until the closing and completion of our initial business combination on December 28, 2012. We deemed the business combinations to have been completed as of December 31, 2012 in that the results of operations post December 28, 2012 to December 31, 2012 were immaterial. JetPay, LLC was deemed the Predecessor Company. Additionally, the result of operations for our corporate entity for the three and six months ended June 30, 2012 consisted largely of transaction costs and are not presented as they were deemed immaterial.

JetPay, LLC (Predecessor)

Revenues

JetPay, LLC’s revenues fall into two categories: transaction processing revenue and merchant discount revenue. As such, our two primary drivers are the number of transactions and merchant dollar volume. A third measure related to merchant dollar volume, for those merchants where we charge a percentage of the sale amount, is the average size of the transaction, as costs for processing the transaction tend to be fixed, so that the higher the average ticket, the more revenue for a fixed cost. JetPay, LLC’s discount revenues are generally a fixed percentage of the merchant’s dollar volume. Merchant billings primarily consist of transaction fees and discount fees, which are a percentage of the dollar amount of each credit or debit transaction. JetPay, LLC derives the balance of its merchant billings from a variety of fixed transaction or service fees, and fees for other miscellaneous services, such as handling chargebacks. Interchange costs are set by the card networks, and are paid directly by the sponsoring bank to the credit card associations based upon a percentage of transaction amounts and/or a fixed price per transaction. JetPay, LLC refers to the ratio of processing revenues to the dollar amount of card transactions processed as the “margin.” If margin increases, processing revenues will tend to increase accordingly. Further, both the number of merchants who process transactions, and the average dollar amount of transactions processed per merchant, will impact the total transaction volume and thus the total processing revenues. As such, growth in JetPay, LLC’s merchant count and/or growth in the same store transaction volume will also drive JetPay, LLC’s processing revenue growth. Revenues are recorded at the time service is provided.

E-19

Expenses

The most significant components of operating expenses are salaries and other employment costs. These costs are largely fixed in nature, increasing slightly with the growth in numbers of customers, but tending to grow with inflation. Assessments and bank costs include assessment fees payable to card associations, which are generally a percentage of card volume, and bank sponsorship costs which are largely based upon transaction counts and volumes. General and administrative expenses include stable costs such as occupancy and office costs, outside services, and depreciation and amortization expense, which is recognized on a straight-line basis over the estimated useful life of the assets. Cost of processing revenue also includes chargeback losses, which vary over the long term based upon transaction volume processed by JetPay, LLC’s merchants, but can vary from period to period depending upon specific events in that period. Interest expense is related to a loan to buy out the interest of a former JetPay, LLC partner. This expense is fixed based upon a schedule of increasing interest rates over the life of the loan. JetPay, LLC has and will continue to experience higher than normal professional fees due to the Direct Air bankruptcy hearings and associated legal concerns surrounding the failed merchant.

ADC

Revenues

ADC’s revenue, including revenue from its payroll tax processing operation, PTFS, totaled $2.9 million and $6.4 million in the three and six months ended June 30, 2013, respectively. The majority of revenue from ADC and PTFS is derived from their payroll processing operations, which includes the calculations, preparation, collection and delivery of employer payroll obligations and the production of internal accounting records and management reports, and from services provided for the preparation of federal, state, and local payroll tax returns including the collection and remittance of clients’ payroll tax obligations. ADC and PTFS experience increased revenues in the fourth and first calendar quarters due to additional employer annual tax filing requirements. PTFS’ trust account earnings represent the interest earned on the funds held for clients trust balance. Trust fund earnings can fluctuate based on the amount held in the trust account as well as fluctuations in interest rate.

Expenses

ADC and PTFS’s most significant cost of processing revenues is its payroll and related expenses and facility overhead costs. These costs are largely fixed in nature, increasing slightly with the growth in numbers of customers, but tending to grow with inflation. ADC and PTFS’s selling, general, and administrative expenses include the costs of the administrative and sales staff, payroll delivery costs, outside services, rent, office expense, insurance, sales and marketing costs and professional services costs.

E-20

Results of Operations for the Three Months Ended June 30, 2013 and 2012

The following table represents a comparison of the results of our operations, as Successor, for the three month period ended June 30, 2013 as compared to June 30, 2012 (Predecessor) (in thousands):

					Three Months Ended June 30, 2012
	For the Three Months Ended June 30, 2013				JetPay, LLC
	Consolidated	UBPS	ADC	JetPay, LLC	Predecessor
Processing revenue	$7,292	$-	$2,918	$4,374	$4,737
Cost of processing revenues	4,581	-	1,753	2,828	3,299
Gross profit	2,711	-	1,165	1,546	1,438
Selling, general, and administrative expenses	2,542	454	863	1,225	1,149
Change in fair value of deferred consideration liability	(130)	(130)	-	-	-
Amortization of intangibles	560	-	280	280	-
Depreciation	103	-	54	49	39
Operating (loss) income	(364)	(324)	(32)	(8)	250
Interest expense, net	556	330	84	142	88
Amortization of deferred financing, debt discounts, and conversion options	956	844	-	112	-
Change in fair value of derivative Liability	(255)	(250)	-	(5)	-
(Loss) income before taxes	(1,621)	(1,248)	(116)	(257)	162
Income tax expense	31	4	-	27	27
Net (loss) income	$(1,652)	$(1,252)	$(116)	$(284)	$135

Selling, General and Administrative Expenses

Selling, general and administrative, or SG&A, expenses were $2.5 million, or 34.9 % of revenues for the three months ended June 30, 2013. SG&A expenses from inception through December 28, 2012, the date of the Completed Transactions, consisted largely of transaction costs related to our public offering and the Completed Transactions. We incurred corporate SG&A expenses of $454,000 for the three months ended June 30, 2013, net of $210,000 intercompany management fees from ADC and JetPay, LLC, includes the salaries of the our executive officers and approximately $235,000 of outside professional fees. The professional fees include accounting, tax and valuation service fees related to completing our 2012 transition audit and our first quarter review as well as legal and other service fees related to filing of various SEC filings, including our recently filed registration statement, and defending our position regarding the previously mentioned EarlyBirdCapital dispute.

Comparison of the Three Months ended June 30, 2013 and 2012 (Predecessor)

JetPay, LLC’s processing revenues decreased from $4.74 million in the three months ended June 30, 2012 to $4.37 million in the same period of 2013, a decrease of approximately $363,000 or 7.7%. The most significant decrease noted is within the JetPay, LLC ISO business, which decreased by $438,000, or 19.9%, a result of the loss of several large ISO relationships. We also experienced a decrease in our JetPay, LLC processing and clearing business of $182,000, or 14.9%, resulting from the loss of a large processing only customer, partially offset by an increase in revenues from one of our largest internet customers. JetPay, LLC’s merchant services business remained consistent despite the loss of revenue from Direct Air beginning in March 2013, which was offset by growth in processing business within our largest merchant. The cost of processing revenues decreased from $3.3 million, or 69.6% of revenues in the second quarter of 2012 to $2.8 million, or 64.7% of revenues in the second quarter of 2013, a decrease of $471,000 or 14.3%. The decrease in cost of processing revenues in 2013 was largely a result of an approximate $483,000 reduction in ISO agent commissions related to the previously noted decrease in ISO revenues and an approximate $96,000 decrease in chargeback processing costs with the majority of the Direct Air chargeback losses occurring in 2012. As previously noted, JetPay, LLC recorded chargeback losses for all chargebacks in excess of the insurance policy that was in place to cover these losses. See Item 1. Legal Proceedings. These decreases were partially offset by an increase in certain association fees sponsoring bank fees of approximately $304,000 due to a gross reporting of these fees in June 2013 with the switch of certain of our processing and clearing to a new sponsoring bank. Overall gross profit increased from $1.44 million in the second quarter of 2012 to $1.55 million in the second quarter of 2013 as a result of a change in revenue mix to more profitable JetPay, LLC processing and merchant service revenues versus less profitable ISO revenues and the significant decrease in cost of processing revenues. SG&A increased from $1.15 million in the second quarter of 2012 to $1.23 million in the same period of 2013, an increase of approximately $76,000, or 6.6%, largely due to an approximate $348,000 increase in legal fees, the majority related to the Direct Air matter; an increase in sales staff to attract new business; and the addition of professionals in its technology area in 2013 to enhance customer service through advances in technology platforms. These increased costs were partially offset by an approximate $63,000 decrease in bad debt expense in 2013. Despite the increase in gross profit, with the slight increase in SG&A expenses, and the $392,000 of non-cash expense related to the amortization of intangible assets, deferred financing costs, and debt discounts, JetPay, LLC’s net income decreased from $135,000 in the second quarter of 2012 to a loss of $284,000 in the second quarter of 2013.

E-21

Results of Operations for the Six Months Ended June 30, 2013 and 2012

The following table represents a comparison of the results of our operations, as Successor, for the six month period ended June 30, 2013 as compared to June 30, 2012 (Predecessor) (in thousands):

					Six Months Ended June 30, 2012
	For the Six Months Ended June 30, 2013				JetPay, LLC
	Consolidated	UBPS	ADC	JetPay, LLC	Predecessor
Processing revenue	$14,981	$-	$6,356	$8,625	$9,366
Cost of processing revenues	8,765	-	3,459	5,306	6,309
Gross profit	6,216	-	2,897	3,319	3,057
Selling, general, and administrative expenses	4,995	1,030	1,753	2,212	2,406
Change in fair value of deferred consideration liability	(580)	(580)	-	-	-
Amortization of intangibles	1,120	-	561	559	-
Depreciation	199	-	101	98	74
Operating income (loss)	482	(450)	482	450	577
Interest expense, net	1,121	655	176	290	214
Amortization of deferred financing, debt discounts, and conversion options	1,731	1,663	-	68	-
Change in fair value of derivative Liability	(1,660)	(1,340)	-	(320)	-
Other (income) expense	(1)	-	(1)	-	-
(Loss) income before taxes	(709)	(1,428)	307	412	363
Income tax expense	58	4	-	54	54
Net (loss) income	$(767)	$(1,432)	$307	$358	$309

Selling, General and Administrative Expenses

SG&A expenses were $5.0 million, or 33.3% of revenues for the six months ended June 30, 2013. As noted above, SG&A expenses from inception through December 28, 2012, the date of the Completed Transactions, consisted largely of transaction costs related to our public offering and the Completed Transactions. We incurred corporate SG&A expenses of $1.03 million during the six months ended June 30, 2013, net of $420,000 intercompany management fees from ADC and JetPay, LLC. Our corporate SG&A expenses include the salaries of our executive officers and corporate management team; approximately $331,000 of outside accounting, tax and valuation service fees related to our year-end audit and recording of the completed acquisition transactions and our first quarter review. Our corporate SG&A expenses also includes approximately $278,000 of legal fees related to filing of various SEC filings, including our recently filed registration statement, our successful Nasdaq appeal, and legal fees for defending our position regarding the previously mentioned EarlyBirdCapital dispute.

We expect our SG&A expense will increase as increase our headcount to support our growth initiatives and enhance our operations. Additionally, we expect to incur increased audit, legal, valuation, regulatory and tax-related services expenses that are associated with maintaining compliance with listing exchange and SEC reporting requirements, as well as director and officer insurance premiums and investor relations costs associated with being a public company.

E-22

Comparison of the Six Months ended June 30, 2013 and 2012 (Predecessor)

JetPay, LLC’s processing revenues decreased from $9.37 million in the six months ended June 30, 2012 to $8.63 million in the same period of 2013, a decrease of approximately $741,000, or 7.9%. The most significant decrease noted is within the JetPay, LLC ISO business, which decreased by $746,000, or 17.3%, a result of the loss of several large ISO relationships. We also experienced a decrease in our JetPay, LLC processing and clearing business of $263,000, or 11.6%, resulting from the loss of a large processing only customer, partially offset by an increase in revenues from one of our largest internet customers. JetPay, LLC’s merchant services revenues increased $267,000, with approximately $215,000 of this increase relating to certain association fees and sponsoring bank fees being recorded gross in revenues and in cost of processing revenues in June 2013 with the switch of certain of our processing and clearing processing to a new sponsoring bank. Excluding the change in gross revenue reporting, merchant services revenues remained consistent despite the loss of revenue from Direct Air beginning in March 2013 which was offset by growth in processing business within our largest merchant. The cost of processing revenues decreased from $6.3 million, or 67.4% of revenues in the first six months of 2012 to $5.3 million, or 61.5% of revenues in the first six months of 2013, a decrease of $1.0 million or 15.9%. The decrease in cost of processing revenues in 2013 was largely a result of an approximate $812,000 reduction in ISO agent commissions related to the previously noted decrease in ISO revenues and an approximate $163,000 decrease in chargeback processing costs with the majority of the Direct Air chargeback losses occurring in 2012. As previously noted, JetPay, LLC recorded chargeback losses for all chargebacks in excess of the insurance policy that was in place to cover these losses. See Item 1. Legal Proceedings. These decreases were partially offset by an increase in certain association fees and sponsoring bank fees of approximately $304,000 due to a gross reporting of these fees in June 2013 with the switch of certain of our processing and clearing to a new sponsoring bank. Overall gross profit increased from $3.06 million in the first six months of 2012 to $3.32 million in the first six months of 2013 as a result of a change in revenue mix to more profitable JetPay, LLC processing and merchant service revenues versus less profitable ISO revenues and the significant decrease in related ISO commissions and cost of processing revenues. SG&A decreased from $2.41 million in the first six months of 2012 to $2.21 million in the same period of 2013, a decrease of approximately $194,000, or 8.1%, largely due to an approximate $424,000 decrease in bad debt expense, offset partially by an approximate $415,000 increase in legal fees, the majority related to the Direct Air matter. JetPay, LLC also added additional professionals in its technology area in 2013 to enhance customer service through advances in technology platforms. As a result of the increase in gross profit, the decrease in SG&A expenses, the $320,000 change in fair value of a derivative liability, net of $627,000 of non-cash expense related to the amortization of intangible assets, deferred financing costs, and debt discounts, JetPay, LLC’s net income increased from $309,000 in the first six months of 2012 to $358,000 in the first six months of 2013.

Liquidity and Capital Resources

Following the consummation of the Completed Transactions, liquidity and capital resource management will be our focus to pursue the funding we will need to meet our short-term working capital needs and long term needs for debt service and possible future acquisitions. We believe that the investments made by JetPay, LLC and ADC in their technology, infrastructure, and sales staff will generate cash flows sufficient to cover our working capital needs and other ongoing needs for capital. Our cash requirements include funding salespeople, paying interest expense and other operating expenses, including taxes, investing in our technology infrastructure, servicing our debt, and making acquisitions of businesses or assets.

Cash and cash equivalents were $2.05 million at June 30, 2013, excluding $171,000 of our cash deposited into restricted cash accounts. The cash and cash equivalents also excludes $5.04 million of cash reserves, or the “Merrick Cash Reserve”, held by Merrick Bank, JetPay, LLC’s former sponsor bank, of which approximately $4.7 million is specifically related to the Direct Air matter described above. The Merrick Cash Reserve of $5.04 million and $3.7 million at June 30, 2013 and December 31, 2012, respectively, are recorded as non-current assets under the caption “Other Assets”. Also See Item 1. Legal Proceedings. The ratio of our total debt to total capitalization, which consists of total debt plus stockholders’ equity, was 44% at June 30, 2013 and 43% at December 31, 2012. As of June 30, 2013, we had negative working capital, excluding funds held for clients and client funds obligations of approximately $12.3 million, which includes an approximate $5.85 million principal payment due on December 28, 2013 related to the Ten Lords, Ltd. promissory note payable assumed in the JetPay, LLC acquisition and the previously mentioned $2.14 million accrual for the EarlyBirdCapital disputed fees.

We expect to fund our cash needs primarily with cash flow from our operating activities. We will require approximately $9.3 million to cover our interest and principal payments for the twelve months ending June 30, 2014, $3.5 million exclusive of the final payment of $5.85 million due on December 28, 2013 related to the $6.0 million note we assumed in connection with the acquisition of JetPay, LLC as noted above. We are currently working to obtain alternative financing sources to fund this final debt payment but there can be no assurances that we will be able to do so on favorable terms and the price of our common stock may decline as a result thereof.

E-23

Capital expenditures were $57,900 and $72,900 for the three months ended June 30, 2013 (Successor) and June 30, 2012 (Predecessor), respectively and $173,800 and $159,700 for the six months ended June 30, 2013 (Successor) and June 30, 2012 (Predecessor), respectively. We estimate capital expenditures for all of our ongoing operations, including JetPay, LLC and ADC, at approximately $140,000 to $200,000 for the remainder of 2013, principally related to technology improvements. Our capital requirements include working capital for daily operations, including expenditures to maintain our technology platforms. While our operations currently generate sufficient cash flow to satisfy our current operating needs and our routine debt service requirements, a portion of our monthly cash flow is currently being held in a reserve account controlled by Merrick Bank, JetPay, LLC’s former sponsor bank as a result of the Direct Air chargeback matter, described above. At June 30, 2013, total cash reserves held by Merrick Bank were approximately $5.04 million, including approximately $4.7 million specifically related to the Direct Air matter, net of $500,000 of funds released to us from the reserve account in February 2013. While we continue to defend the chargeback claims and work with Merrick Bank to release additional cash reserves, there can be no assurance as to the timing of this cash release. We recently entered into a contract and transitioned our processing to a new sponsoring bank as an alternative to Merrick Bank, which allows JetPay, LLC to utilize its full monthly cash flow. As partial protection against any potential losses, we required that, upon closing of the Completed Transactions, 3,333,333 shares of our common stock that was to be paid to WLES as part of the JetPay, LLC purchase price be placed into an escrow account with JPMorgan Chase as the trustee. The Escrow Agreement for the trust names Merrick Bank, us, and WLES as parties, If JetPay, LLC suffers any liability to Merrick Bank as a result of the Direct Air matter, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay, LLC is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for this liability. See Item 1. Legal Proceedings.

In the past, we have been successful in obtaining financing by obtaining loans. To fund and integrate future acquisitions or new business initiatives, we will need to raise additional capital through loans or additional investments from our stockholders, officers, directors, or third parties. None of the initial stockholders, officers or directors is under any obligation to advance funds to, or invest in, us. In addition, we continue to investigate the capital markets for sources of funding, which could take the form of additional debt or equity financing. We cannot provide any assurance that we will be successful in securing new financing or that we will secure such future financing with commercially acceptable terms. If we are unable to raise additional capital, we may need to delay or forego additional acquisitions and we may need to seek additional related party notes payable.

As disclosed on our Current Report on Form 8-K filed with the SEC on January 22, 2013, on January 16, 2013, we received notice that EarlyBirdCapital had commenced arbitration proceedings, or the Claim, against us with the International Centre for Dispute Resolution. The Claim alleges that we breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2.07 million and reimbursing EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions, which were consummated on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2.14 million, including interest and attorney’s fees and expenses. We have filed a $4.0 million counter claim against EarlyBirdCapital for damages. Although we intend to vigorously defend the Claim, an accrual of $2.14 million has been recorded in SG&A expenses in the three months ended December 31, 2012.

We are a party to various other legal proceedings related to its ordinary business activities. In the opinion of our management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

Debt Capitalization and Other Financing Arrangements

At June 30, 2013, we had borrowings of approximately $24.7 million, net of an unamortized discount of $1.63 million at June 30, 2013 related to a conversion option classified as a derivative liability with respect to the $10.0 million note described below. Borrowings are also net of unamortized valuation discounts totaling $849,000 at June 30, 2013 relating to the Ten Lords Ltd. promissory note and the WLES note, both described below. We had a letter of credit outstanding at June 30, 2013, of $100,000 as collateral with respect to a front-end processing relationship with a credit card company.

In order to finance a portion of the proceeds payable in the Completed Transactions, on December 28, 2012, we entered into a Note Agreement with the Note Investors, pursuant to which, we issued $10,000,000 in promissory notes secured by 50% of our ownership interest in JetPay, LLC. In connection with the Note Agreement, we entered into separate Notes with each of the Note Investors. Amounts outstanding under the Notes accrue interest at a rate of 12% per annum. The Notes mature on December 31, 2014. The Notes are not pre-payable. Pursuant to the Notes, the Note Investors will be entitled to convert all or any amounts outstanding under the Notes into shares of our common stock at a conversion price of $5.00 per share, adjusted from $5.15 per share as a result of the underlying conversion shares registration not being effective by June 30, 2013. The conversion price and/or the number of shares issuable upon conversion of such convertible notes may be further adjusted in certain circumstances, including upon the issuance of common stock below the Note’s current conversion price, certain subdivisions or combinations of the common stock, and the issuance of certain stock dividends.

E-24

On December 28, 2012, we entered into an Assumption Agreement with JetPay, LLC and Ten Lords Ltd. Pursuant to the Assumption Agreement assuming an $8.3 million note which was paid down to $6.0 million at the closing of the JetPay, LLC acquisition. Additionally, we agreed to guarantee JetPay, LLC’s obligations with respect to an existing loan agreement between JetPay, LLC, Ten Lords, Ltd. and Providence Interactive Capital, LLC. Amounts outstanding under the loan will be convertible at the holders’ option into shares of our common stock at a conversion price of $6.00 per share, unless JetPay, LLC is in default under the loan agreement, in which case, amounts outstanding under the loan agreement can be converted at the lower of (i) $6.00 per share and (ii) the average trading price of shares of our common stock for the ten trading days prior to the delivery of notice requesting such conversion. JetPay, LLC also agreed to increase the interest rate on amounts outstanding under the loan to 9.5% for the first 180 days after the execution of the Assumption Agreement and 13.5% thereafter. In exchange for the foregoing, Ten Lords Ltd agreed to consent to the transactions contemplated by the JetPay, LLC Agreement. JetPay, LLC was obligated to pay any amounts still outstanding on the existing loan in excess of $6.0 million upon closing of the transactions contemplated by the JetPay, LLC Agreement. All amounts outstanding under the loan agreement must be repaid within one year.

On December 28, 2012, the ADC Entities, as borrowers, entered into the Loan and Security Agreement with Metro Bank, or Metro, as the lender for a term loan with a principal amount of $9,000,000. Amounts outstanding under the notes accrue interest at a rate of 4% per annum. The loan matures on December 28, 2019 and amortizes over the course of the loan in equal monthly installments of $107,143. Additional principal payments may be required at the end of each fiscal year based on a Free Cash Flow calculation at ADC as defined in the Loan and Security Agreement. The loans are guaranteed by us and are secured by all assets of the ADC Entities, as well as a pledge by us of our ownership interest in ADC. The Loan and Security Agreement contains affirmative and negative covenants, including limitations on the incurrence of indebtedness, liens, transactions with affiliates and other customary restrictions for loans of this type and size. The Borrowers are also subject to certain annual financial covenants including a debt coverage ratio and a leverage ratio during the term of the loan and requires us to provide Metro with annual financial statements within 120 days of our fiscal year end and quarterly financial statements within 60 days after the end of each fiscal quarter. We were in compliance with the covenant requirements as of December 31, 2012.

Our ongoing ability to comply with the debt covenants under our credit arrangements and to refinance our debt depends largely on the achievement of adequate levels of cash flow. If our future cash flows are less than expected or our debt service, including interest expense, increases more than expected, causing us to default on any of the Metro covenants in the future, we will need to obtain amendments or waivers from Metro. In the event that non-compliance with the debt covenants should occur in the future, we would pursue various alternatives in an attempt to successfully resolve the non-compliance, which might include, among other things, seeking additional debt covenant waivers or amendments or refinancing debt with other financial institutions. There can be no assurance that debt covenant waivers or amendments would be obtained, if needed, or that the debt could be refinanced with other financial institutions on favorable terms.

In connection with the closing of the transactions contemplated by the JetPay, LLC Agreement, we entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt, dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, we agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum. The note is due in full on December 31, 2017. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, we and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

At December 28, 2012 in connection with securing certain debt financing to consummate the completed transactions, the Company incurred a total of $4,393,000 in financing costs that have been capitalized and will be amortized over the life of the related debt instruments using the effective interest method beginning in 2013. Of the total deferred financing costs, $4,370,000 relates to certain of our founding stockholders agreeing to transfer 832,698 shares of Common Stock that they acquired prior to our initial public offering to certain of the Note Investors with respect to the Notes. In accordance with SEC Staff Accounting Bulletin (SAB) 79 amended by SAB 5T, "Accounting for Expenses or Liabilities Paid by Principal Stockholder," we recorded a $4,370,000 stock-based deferred financing cost with a credit to additional paid-in capital at December 28, 2012 for the fair value of the 832,698 shares transferred under this arrangement ($5.25 per share on December 28, 2012). Additionally, in connection with the $9 million term loan payable to Metro Bank, we incurred and recorded $23,000 of deferred financing costs. Unamortized deferred financing costs were $3.4 million at June 30, 2013.

E-25

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2013.

Contractual Obligations

We are obligated under various operating leases, primarily for office space and certain equipment related to our operations. Certain of these leases contain purchase options, renewal provisions, and contingent rentals for our proportionate share of taxes, utilities, insurance, and annual cost of living increases.

The following are summaries of our contractual obligations and other commercial commitments at June 30, 2013, including fair value and conversion option debt discounts (in thousands):

	Payments Due By Period
	Total	Less than One Year	One to Three Years	Three to Five Years	More than 5 years
Contractual obligations (1)
Long-term debt (1)	$27,203	$7,225	$13,147	$4,903	$1,928
Minimum operating lease payments	2,672	776	1,556	291	49
Total	$29,875	$8,001	$14,703	$5,194	$1,977

	Amounts Expiring Per Period
	Total	Less than One Year	One to Three Years	Three to Five Years	More than 5 years
Other Commercial Commitments
Standby letters of credit (2)	$100	$100	$--	$-	$-

(1)	Related interest obligations have been excluded from this maturity schedule. Our interest payments for the next twelve month period, based on current market rates, are expected to be approximately $2.1 million.

(2)	Outstanding letters of credit of $100,000 represents collateral with respect to a front-end processing relationship with a credit card company.

Cash Flows – Successor

Operating Activities. Net cash provided by operating activities totaled $899,000 for the six months ended June 30, 2013. Cash provided by operating activities in this period was primarily due to a decrease in accounts receivable of $531,000 combined with an increase in accounts payable and accrued expenses of $1.7 million, and non-cash amortization relating to intangible assets, deferred financing fees and debt discounts and conversion options totaling $2.9 million. This increase in cash was partially offset by a net loss of $767,000, an increase in other assets of $1.4 million, a non-cash change in the fair value of a derivative liability of $1.7 million, and a non-cash change in the fair value of a contingent consideration liability of $580,000.

Investing Activities. Cash provided by investing activities totaled $362,000 for the six months ended June 30, 2013, including an increase of $1.4 million in restricted cash and equivalents held to satisfy client obligations, offset by $1.95 million of cash and cash equivalents released from trust to pay redeeming stockholders.

Financing Activities. Cash used in financing activities totaled $604,000 for the six months ended June 30, 2013, which includes a $1.4 million increase in client fund obligations and proceeds from shareholder notes payable of $552,000, partially offset by $1.95 million of trust funds used to pay redeeming stockholders and $734,000 of cash used for routine payments on long-term debt.

Cash Flows - (Predecessor)

Operating activities. Net cash used in operating activities by JetPay, LLC totaled $147,000 for the six months ended June 30, 2012 principally related to an increase in an increase in accounts receivable of $422,000 and an increase in restricted cash of $2.0 million, partially offset by net income of $309,000 and a provision for losses on receivables of $450,000.

E-26

Investing activities. Net cash used in investing activities by JetPay, LLC totaled $160,000 for the six months ended June 30, 2012 related to the purchase of property and equipment.

Financing activities. Net cash used in financing activities by JetPay, LLC totaled $575,000 for the six months ended June 30, 2012 related to routine payments of $218,000 on long-term debt and $357,000 for distributions to its sole member.

 Seasonality

JetPay, LLC’s revenues and earnings are impacted by the volume of consumer usage of credit and debit cards at the point of sale. For example, JetPay, LLC experiences increased point of sale activity during the first and second quarters due to season volumes of some merchants in JetPay, LLC’s portfolio. Revenues during the first and second quarters tend to increase in comparison to the remaining two quarters of JetPay, LLC’s fiscal year on a same store basis.

ADC’s revenues are recognized in the period services are rendered and earned. ADC experiences increased revenues during the fourth and first quarters due to the processing of additional year-end taxes filing requirements. Accordingly, revenues and earnings are greater in the fourth and first quarter in comparison to the remaining two quarter of ADC’s fiscal year.

Effects of Inflation

ADC’s and JetPay, LLC’s monetary assets, consisting primarily of cash and receivables, are not significantly affected by inflation. Non-monetary assets, consisting primarily of property and equipment, are not affected by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect our operations. However, the rate of inflation affects our expenses, such as those for employee compensation and other operating expenses, which may not be readily recoverable in the price of services offered by us. The rate of inflation can also affect our revenues by affecting our client’s payroll processing volumes and our merchant charge volume and corresponding changes to processing revenue.

Summary of Critical Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. Our critical accounting policies are described in Note 4 to the Financial Statements.

Item 3. Quantitative and Qualitative Disclosures about Market Risks.

We are a smaller reporting company; as a result, we are not required to report the information required by Item 305 of Regulation S-K.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of Chief Executive Officer, or CEO, and our, Chief Financial Officer, or CFO, we completed an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on that evaluation, the CEO and the CFO concluded that the Company’s disclosure controls and procedures were not effective as of June 30, 2013 to ensure that information relating to the Company that is required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms, and is accumulated and communicated to management, including the CEO and the CFO, as appropriate to allow timely decisions regarding required disclosure.

As previously disclosed, during the three month transition period ended December 31, 2012, management concluded that it did not design and maintain effective controls in that it did not employ an individual with the necessary qualifications to prepare a complete set of financial statements and related footnotes in accordance with US GAAP including all applicable SEC pronouncements as of December 31, 2012. Management concluded that this deficiency constitutes a material weakness in internal control over financial reporting. On February 7, 2013 the Board of Directors appointed a Chief Financial Officer with the necessary qualifications to prepare a complete set of financial statements in accordance with US GAAP as well as the qualifications to implement a proper internal control structure.

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Additionally, the Company hired a new corporate controller on April 2, 2013. In an effort to continue to remediate the previously identified material weakness and other deficiencies and enhance our internal controls, we plan to further increase our personnel resources and technical accounting expertise as we implement an effective financial reporting control structure. Due to the material weakness prior to the appointment of the new Chief Financial Officer in preparing our financial statements for the three month transition period ended December 31, 2012 and for the three and six months ended June 30, 2013, we performed additional analysis and other post-closing procedures to ensure that such financial statements were stated fairly in all material respects in accordance with US GAAP. We do not believe the material weakness described above caused any meaningful or significant misreporting of our financial condition and results of operations for the three month transition period ended December 31, 2012 or the three and six months ended June 30, 2013.

We believe the remediation measures described above are significant steps towards remediating the material weakness we previously identified and in strengthening our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine to take additional measures to address control deficiencies or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described above.

Changes in Internal Control

There has been no change in our internal controls over financial reporting as defined in Rule 13a-15(f) under the Exchange Act identified in connection with the evaluation required by Rule 13a-15(d) of the Exchange Act that occurred during our quarter ending June 30, 2013 that are reasonably likely to materially affect our internal control over financial reporting.

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PART II

OTHER INFORMATION

Item 1. Legal Proceedings

On January 16, 2013, we received notice that EarlyBirdCapital had commenced the Claim against us with the International Centre for Dispute Resolution. The Claim alleges that we breached a Letter Agreement, dated as of May 9, 2011, with EarlyBirdCapital by failing to pay a cash fee of $2,070,000 and reimburse EarlyBirdCapital for certain expenses upon the closing of the Completed Transactions on December 28, 2012. As a result of such breach, EarlyBirdCapital is seeking damages of $2,135,782 plus interest and attorney’s fees and expenses. We have filed a $4.0 million counter claim against EarlyBirdCapital for damages. We intend to vigorously defend the Claim

On or about March 13, 2012, a merchant of JetPay, LLC, Direct Air, abruptly ceased operations. As a result, Merrick Bank, JetPay, LLC’s sponsor with respect to this particular merchant has incurred chargebacks of approximately $25 million. Chargebacks related to Direct Air were minimal during the six months ended June 30, 2013. Under an agreement between Merrick Bank and JetPay, LLC, JetPay, LLC may be obligated to indemnify Merrick for any realized losses from such chargebacks. JetPay, LLC has recorded a loss for all chargebacks in excess of the $25 million, a $250,000 deductible on a related insurance policy and legal fees charged to JetPay, LLC by Merrick Bank all totaling $1,947,000 in 2012. Additionally, legal fees totaling approximately $597,000 were charged to JetPay, LLC by Merrick in the six months ended June 30, 2013. JetPay, LLC has received correspondence from Merrick of its intention to seek recovery for all unrecovered chargebacks, but JetPay, LLC is currently not a party to any litigation from Merrick regarding this matter. The loss is insured through a Chartis Insurance Policy for chargeback losses that names Merrick Bank as the primary insured. The policy has a limit of $25 million. The deductible for the policy is $250,000. This issue has caused JetPay, LLC to maintain additional funds on reserve with Merrick Bank pending resolution of the issue. Merrick and JetPay, LLC have entered into a Forbearance Agreement pertaining to the Direct Air chargeback issue. The Direct Air situation has also caused other unexpected expenses, such as higher professional fees and fees for chargeback processing. Currently all chargebacks up to $25 million are being absorbed by Merrick Bank and therefore are not on the JetPay, LLC balance sheet; however, JetPay, LLC may be liable to Merrick Bank under the terms of the agreement between the parties for these chargebacks. Also pursuant to the terms of such agreement, Merrick Bank has forced JetPay, LLC to maintain increased cash reserves in order to provide additional security for its obligations arising from the Direct Air situation. Merrick released $500,000 from these reserves in the first quarter of 2013 and continues to hold approximately $5.04 million of total reserves as of June 30, 2013, $4.7 million of which was directly related to the Direct Air matter. On August 7, 2013, JetPay Merchant Services, LLC (“JPMS”), a wholly owned subsidiary of JetPay, LLC and indirect wholly owned subsidiary of JetPay Corporation, together with WLES, L.P., (collectively, the “Plaintiffs”), filed suit in the U.S District Court for the Northern District of Texas, Dallas Division, against Merrick Bank Corporation (“Merrick”), Royal Group Services, LTD, LLC and Gregory Richmond (collectively, the “Defendants”). The suit alleges that Merrick and Gregory Richmond (an agent of Royal Group Services) represented to JPMS that insurance coverage was arranged through Chartis Specialty Insurance Company (“Chartis”) to provide coverage for JPMS against potential chargeback losses related to certain of JPMS’s merchant customers, including Souther Sky Air Tours, d/b/a Direct Air. The complaint alleges that JPMS paid commission/premiums to Merrick relating to the Chartis insurance policy as well as several causes of action against the Defendants, including violation of state insurance codes, negligence, fraud, breach of duty and breach of contract.

As partial protection against any potential losses, we required that, upon closing of the Completed Transactions, 3,333,333 shares of Common Stock that was to be paid to WLES as part of the JetPay, LLC purchase price be placed into an escrow account with JPMorgan Chase as the trustee. The Escrow Agreement for the trust names Merrick Bank, us, and WLES as parties, If JetPay, LLC suffers any liability to Merrick Bank as a result of the Direct Air matter, these shares are to be used in partial or full payment for any such liability, with any remaining shares delivered to WLES. If JetPay, LLC is found to have any liability to Merrick Bank because of this issue, and these shares do not have sufficient value to fully cover such liability, we may be responsible for this liability.

We are party to various other legal proceedings related to its ordinary business activities. In the opinion of our management, none of these proceedings are material in relation to our results of operations, liquidity, cash flows, or financial condition.

Item 1A. Risk Factors

There have been no material changes in our risk factors disclosed in Part I, Item 1A, of our Transition Report on Form 10-K for the transition period ended December 31, 2012, as amended, except as follows:

If we are unable to finance our business, we may need to seek capital at unfavorable terms and our stock price may decline as a result thereof.

Our capital requirements include working capital for daily operations, including expenditures to maintain our technology platforms. While our operations currently generate sufficient cash flow to satisfy our current operating needs and our debt service requirements until May 31, 2013, a portion of our monthly cash flow is currently being held in a reserve account controlled by Merrick Bank, JetPay, LLC’s sponsor bank as a result of the Direct Air chargeback matter described herein. At June 30, 2013, total cash reserves held by Merrick Bank were approximately $5.04 million including approximately $4.7 million specifically related to the Direct Air matter, net of $500,000 of funds released to us from the reserve account in February 2013. While we continue to defend the chargeback claims and work with Merrick Bank to release additional cash reserves, there can be no assurance as to the timing of any cash release. Additionally, we recently entered into a contract and transitioned our processing to a new sponsoring bank as an alternative to Merrick Bank. The reserve that this new bank is requiring should allow JetPay, LLC to utilize its full monthly cash flow. Lastly, we assumed a note in connection with the acquisition of JetPay, LLC for $6.0 million, which has a final principal payment of $5.9 million maturing on December 28, 2013. We are currently working on alternative financing sources to pay off this debt but there can be no assurances that we will be able do so on favorable terms and the price of our common stock may decline as a result thereof. Additionally, such debt can be converted into our common stock at the average of the trading price of our common stock over the 10 days preceding the notice to convert if we are unable to pay such debt when it matures. If the price is below the $5.00 price at which our 12% note holders can convert, we would be required to adjust their conversion price downwards which could also create potential dilution for our other shareholders.

E-29

We could be delisted from the Nasdaq Capital Market if we fail to comply in the future with Nasdaq’s continuing listing requirements.

Our common stock is listed on the Nasdaq Capital Market and is subject to the continuing listing requirements of the Nasdaq Capital Market, including maintaining a stock closing price above $1.00 and certain other financial measurements. If we are unable to continue to meet the continuing listing requirements, we could be delisted from the Nasdaq Capital Market. Upon delisting from the Nasdaq Capital Market, our stock would be traded on the Over-The-Counter Bulletin Board, more commonly known as OTCBB. Many stocks on the OTCBB trade less frequently and in smaller volumes than stocks listed on the Nasdaq Capital Market, which could materially and may adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

In preparing our consolidated financial statements, our management determined that our disclosure controls and procedures and internal controls were ineffective which could result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of December 31, 2012 and June 30, 2013, our management has determined that our disclosure controls and procedures and internal controls were ineffective because of material weaknesses, in part because prior to December 31, 2012, we did not employ an individual with the necessary qualifications to prepare a complete set of financial statements and related footnotes in accordance with US GAAP including all applicable SEC pronouncements.  We have begun implementation of remedial measures designed to address the ineffectiveness of our disclosure controls and procedures and internal controls, including the hiring of a Chief Financial Officer and additional staff that we believe are necessary steps to remediate the material weakness. If these remedial measures are insufficient to address the ineffectiveness of our disclosure controls and procedures and internal controls, or if material weaknesses or significant deficiencies in our internal control are discovered or occur in the future and the ineffectiveness of our disclosure controls and procedures and internal controls continues, we may fail to meet our future reporting obligations on a timely basis. Additionally, our consolidated financial statements may contain material misstatements or we could be required to restate our prior period financial results. A failure to address the ineffectiveness of our disclosure controls and procedures could also adversely affect the results of the periodic management evaluations regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures that are required to be included in our annual report on Form 10-K. Internal control deficiencies and ineffective disclosure controls and procedures could also cause investors to lose confidence in our reported financial information. We can give no assurance that the measures we plan to take in the future will remediate the ineffectiveness of our disclosure controls and procedures or that any material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or adequate disclosure controls and procedures or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

On April 26, 2013, the Company issued 10,000 shares of common stock to Tony Newshel, a consultant to the Company, as compensation for service rendered to the Company.

Item 3. Defaults Upon Senior Securities

(a)	None.

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Item 4. Mine Safety Disclosures

(a)	None.

Item 5. Other Information

(a)	None.

Item 6. Exhibits

(a)	Exhibits:

10.1	Unsecured Promissory Note, dated June 7, 2013, in favor of UBPS Services, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2013).

10.2	Unsecured Promissory Note, dated June 7, 2013, in favor of Trent Voigt (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2013).

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

E-31

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Universal Business Payment Solutions Acquisition Corporation

By:	/s/ Bipin C. Shah
Bipin C. Shah, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)

DATE:	August 13, 2013

E-32

EXHIBIT INDEX

Exhibit No.	Description

10.1	Unsecured Promissory Note, dated June 7, 2013, in favor of UBPS Services, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2013).

10.2	Unsecured Promissory Note, dated June 7, 2013, in favor of Trent Voigt (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2013).

**31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

**31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

**32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

**32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

** Filed herewith.

E-33

Appendix F

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934 of JetPay Corporation (formerly known as Universal Business Payment Solutions Acquisition Corporation) of our report dated April 12, 2013, with respect to our audits of the consolidated balance sheets of Universal Business Payment Solutions Acquisition Corporation and its Subsidiaries as of December 31, 2012 (Successor), September 30, 2012 (Successor), September 30, 2011 (Successor) and December 31, 2011 (Predecessor) and the related consolidated statements of operations, changes in stockholders’ equity/member’s deficiency and cash flows for the transitional period from October 1, 2012 through December 31, 2012 (Successor), the year ended September 30, 2012 (Successor), for the period from November 12, 2010 (inception) through September 30, 2011 (Successor), for the period from January 1, 2012 through December 28, 2012 (Predecessor) and the year ended December 31, 2011 (Predecessor) appearing in the Transition Report on Form 10-K of Universal Business Payment Solutions Acquisition Corporation for the transitional period from October 1, 2012 through December 31, 2012. We also consent to the reference to our firm under the heading “Experts” in such Information Statement.

/s/ Marcum LLP

Marcum llp
New York, NY
August 30, 2013

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